As filed with the Securities and Exchange Commission on October 20, 2015

Registration No. 333-205894

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT 4 TO
REGISTRATION STATEMENT ON FORM F-1
UNDER THE SECURITIES ACT OF 1933

FULING GLOBAL INC.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	3089	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Southeast Industrial Zone, Songmen Town Wenling, Zhejiang Province People’s Republic of China 317511 +86-576-86623058 – telephone +86-576-86623099 – facsimile	The Corporation Trust Company Corporation Trust Center 1209 Orange Street Wilmington, DE 19801 +1-800-677-3394 – telephone
(Address, including zip code, and telephone number, including area code, of principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony W. Basch, Esq. Xiaoqin Li, Esq. Kaufman & Canoles, P.C. Two James Center, 14th Floor 1021 East Cary Street Richmond, Virginia 23219 +1-804-771-5700 – telephone +1-888-360-9092 – facsimile	Mark E. Crone, Esq. Ronniel Levy, Esq. CKR Law 1330 Avenue of the Americas, 35th Floor New York, New York 10019 +1-212-259-7300 – telephone +1-212-259-8200 – facsimile

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock	4,600,000	$5.00	$23,000,000.00	$2,316.10	(3)

(1)	Includes 600,000 shares that may be sold to investors upon the exercise of an over-subscription option.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(3)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated October 20, 2015

4,000,000 Ordinary Shares

Fuling Global Inc.

This is an initial public offering of Ordinary Shares of Fuling Global Inc., a Cayman Islands company with manufacturing operations in the United States and China. We are offering 4,000,000 of our Ordinary Shares. Prior to this offering, there has been no public market for our Ordinary Shares. We expect the initial public offering price of our Ordinary Shares to be $5.00 per share. We have applied to list our Ordinary Shares on The Nasdaq Capital Market under the symbol “FORK.”

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our Ordinary Shares involves risks. See “Risk Factors” beginning on page 14.

	Per Common Share	Total (No Over-subscription)	Total (Full Over-subscription)
Assumed public offering price	$5.00	$20,000,000	$23,000,000
Underwriting fee and commissions (up to 6.8%)	$0.34	$1,360,000	$1,564,000
Proceeds to us, before expenses	$4.66	$18,640,000	$21,436,000

Besides the above underwriting fee and commissions, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.” We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for its out-of-pocket expenses and the above underwriting fee and commissions) to be approximately $2.5 million if the over-subscription option is not exercised or approximately $2.7 million if the over-subscription option is exercised in full.

This offering is being conducted on a best efforts, all-or-none basis and is not being firmly underwritten. The underwriters, Burnham Securities, Inc. and Network 1 Financial Securities, Inc., must sell all 4,000,000 Ordinary Shares if any are sold. The underwriters are required to use only its best efforts to sell the securities offered. In addition, we have given our underwriters an over-subscription option to sell up to an aggregate of 600,000 additional Ordinary Shares. The offering will terminate upon the earlier of: (i) a date mutually acceptable to us and our underwriters once the entire offering is sold or (ii) the close of business on October 31, 2015 unless extended at the sole discretion of the underwriters and us to November 30, 2015. Until we sell 4,000,000 Ordinary Shares, all investor funds will be held in an escrow account at Signature Bank, located at 950 Third Avenue, 9th Floor, New York, NY 10017. If we do not sell 4,000,000 Ordinary Shares by close of business on October 31, 2015 (or November 30, 2015 if extended), all funds will be promptly returned to investors (within one business day) without interest or deduction. If we complete this offering, net proceeds will be delivered to our company on the closing date. We will not be able to use such proceeds in China, however, until we complete certain remittance procedures in China. If we complete this offering, then on the closing date, we will issue Ordinary Shares to investors in the offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Burnham Securities, Inc.	Network 1 Financial Securities, Inc.

The date of this prospectus is            , 2015.

U.S. Focus, Global Opportunities

2014 Revenue Percentage by Geographic Area

1.45%
2.33%
Canada
Europe
China
USA
Middle East
92.87%
0.15%
0.82%
Central / South America
Australia
0.92%
1.46%

FULING GLOBAL INC.

Product Portfolio

2014 Revenue by Product Type

Cutlery

$45.21 million

Cups and Plates

$22.70 million

Straws

$13.06 million

FULING GLOBAL INC.

Production Facilities

Our Songmen and Sanmen Factories in China

Our New Factory in Allentown, Pennsylvania

FULING GLOBAL INC.

Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, shares of our Ordinary Shares only in jurisdictions where offers and sales are permitted.

i

The information in this preliminary prospectus is not complete and is subject to change. No person should rely on the information contained in this document for any purpose other than participating in our proposed initial public offering, and only the preliminary prospectus issued           , 2015 is authorized by us to be used in connection with our proposed initial public offering. The preliminary prospectus will only be distributed by us and the underwriters named herein and no other person has been authorized by us to use this document to offer or sell any of our securities.

Until            , 2015 (25 days after the commencement of our initial public offering), all dealers that buy, sell, or trade our Ordinary Shares, whether or not participating in our initial public offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ii

Prospectus Summary

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Company Overview

If you are like the average American, you have probably already used our products. According to a recent Gallup Consumption poll, more than 80% of Americans eat fast food at least once per month. Our environmentally conscious disposable plastic food service products are used by McDonald’s, Subway, Wendy’s, Burger King, KFC (China only), Walmart, McKesson, Woolworths and more than one hundred other customers.

During the year ended December 31, 2014, we had (a) more than 100 customers that each accounted for less than 1% of our total revenues; (b) 12 customers that each accounted for 1% to 3% of our total revenues; (c) 6 customers that each accounted for 3% to 5% of our total revenues; (d) 2 customers that each accounted for 5% to 7% of our total revenues; (e) 4 customers that each accounted for 7% to 10% of our total revenues; and (f) no single customer that accounted for more than 10% of our total revenues. During the year ended December 31, 2013, we had (a) more than 100 customers that each accounted for less than 1% of our total revenues; (b) 12 customers that each accounted for 1% to 3% of our total revenues; (c) 2 customers that each accounted for 3% to 5% of our total revenues; (d) 0 customers that each accounted for 5% to 7% of our total revenues; (e) 3 customers that each accounted for 7% to 10% of our total revenues; and (f) 2 customers that each accounted for more than 10% of our total revenues.

Although we do not always have written contracts directly with our quick service restaurant (“QSR”) customers, when we do, we typically sign contracts with terms of between one and four years. Our expectations are from the commitments based on these contracts and past course of dealing. However, we cannot guarantee that sales in the future will be at the same rates as in the above paragraph.

In addition to serving these QSR customers, we also provide our products to international supermarket and retail stores, international plastic food service product dealers, manufacturers and small and medium-sized wholesale dealers.

Based on revenues, in 2014, we sold approximately 92.87% of our products in the United States, 2.33% in Europe, 1.46% in Australia, 1.45% in Canada, 0.92% in Central and South America, 0.82% in the Middle East, and 0.15% in China.

Twenty years ago, we were a small manufacturer of plastic household articles and baskets. Today, we have grown into one of China’s largest exporters of disposable serviceware. The China Chamber of Commerce for Import and Export of Light Industrial Products and Arts and Crafts has recognized Taizhou Fuling as one of China’s top three plastic kitchenware and serviceware companies for exports every year from 2011 through 2014, based on export sales amount. During this process, we have transformed our product line, entered the U.S. market, and established our brand recognition in the industry. We have grown steadily and have built trust with customers around the world with the high quality of our products.

As we have grown, we have continued to focus on our mission of producing environmentally-friendly products. Our customers rely on us for top quality foodservice disposable products, delivered quickly with dependable service, all at the lowest reasonable price.

China Operations

Factory

Currently, we have following three factories in China with more than 1,000 employees:

1.	Wenqiao factory: 8 Shengpan Road, Guanweitong Village, Wenqiao County, Wenling City, Zhejiang Province
2.	Songmen factory: South of Binhai Road, Songmen Town, Wenling City, Zhejiang Province
3.	Sanmen factory: Binhai Xincheng, Sanmen County, Taizhou City, Zhejiang Province

We also plan to build another factory in Wenling city. For more details, please see “Business — Wenling Expansion.”

U.S. Operations and Expansion

Logistics Center

We have a sound and efficient sales network in the North America which we continue to invest in. Currently, we distribute our products through logistics centers in following cities:

1.	Linden, New Jersey, U.S.
2.	Los Angeles, California, U.S.
3.	Lansdale, Pennsylvania, U.S.
4.	Allentown, Pennsylvania, U.S.
5.	Toronto, Ontario, Canada
6.	Vancouver, British Columbia, Canada

After the completion of this offering, we also plan to secure following additional logistics centers:

7.	Chicago, Illinois, U.S.
8.	Dallas, Texas, U.S.

Allentown Factory

In 2014, after careful consideration, we extended our network by establishing a factory in Allentown, Pennsylvania with initially 4 employees. We have already invested approximately $2.8 million into this U.S. factory, which became operational in June 2015. This modern facility is also greatly expandable, should demand require it. For more details, see “BUSINESS — Allentown Expansion.”

We will integrate the resources from both China and U.S. to continue to deliver our environmentally conscious plastic products to international customers promptly and efficiently.

Our Offering

This is the initial public offering of our Ordinary Shares. Although we are launching production at our newly-constructed manufacturing facility in Allentown, Pennsylvania, we currently produce all of our products in China. We anticipate that a significant percentage of our products will continue to be produced in China (particularly plastic disposable cutlery, which is more efficiently produced in China and then shipped to the United States for sale).

On the other hand, we also produce straws and drinking cups, and the economics of producing these products currently favors moving production to the United States, which led to our decision to expand into our Allentown facility. When we ship cutlery, we are able to pack it tightly, maximizing the number of pieces in a container. By contrast, when we ship straws and drinking cups, we also have to ship a lot of empty space with the product. Therefore, for these kinds of products, we can choose to manufacture them in the United States to reduce shipping costs.

As we have automated the process of manufacturing our disposable serviceware, we have found that higher wages paid in the United States are, in the case of straws, offset by the savings in shipping costs from China. Moreover, U.S. domestic manufacturing better meets the requirements of our American clients, allowing us to implement just-in-time delivery principles and satisfy the environmental considerations that underlie our business decisions. For this reason, we will use approximately 41% of our offering proceeds to further develop and grow our United States manufacturing and sales operations.

We expect to use approximately 53% this offering to expand our factories in China, which will allow us to keep up with increased demand that we foresee in the near future.

Finally, we believe it is important to continue to innovate so that we can leverage improvements in technology to deliver high quality, ecological products at reasonable prices. For this reason, we are also devoting approximately 6% of our offering proceeds to research and development of new technology, new environmentally-friendly materials and manufacturing process.

We believe that completing our public offering will position our company to compete more effectively and grow more rapidly than relying on purely internal financing and organic growth from existing facilities. Strategically, while we have expanded steadily over the last few years, by raising the profile of our company through an initial public offering in the United States, we expect to increase our U.S. production and sales and find new opportunities in our most important market. Additionally, by virtue of our adherence to the increased transparency required of public companies, we expect that our customers will have even more confidence in transacting business with our company.

Company Structure

Fuling Global Inc. (“FGI”) was incorporated in the Cayman Islands on January 19, 2015. FGI, its subsidiaries and its variable interest entity (“VIE”) (collectively the “Company”) are principally engaged in the production and distribution of environmentally-friendly plastic serviceware and kitchenware in the People’s Republic of China (“PRC” or “China”) and the United States (“U.S.”). Most products are exported to the U.S. and Europe and sold to major fast food chains, international supermarkets and retail stores, manufacturers, and wholesalers.

Taizhou Fuling Plastics Co., Ltd. (“Taizhou Fuling”) was established on October 28, 1992 as a Sino-Foreign joint venture under the laws of China with initial registered capital of $0.51 million.

After several registered capital increases and capital contributions by Taizhou Fuling’s two shareholders, Wenling Fulin Plastic Products Ltd. (previously Wenling County Songmen Plastic Co., Ltd., or “Wenling Songmen”) and Total Faith Holdings Limited (“Total Faith”), and the acquisition on May 28, 2014 by Total Faith of Wenling Songmen’s 24% interest, Taizhou Fuling changed its entity type from a Sino-Foreign joint venture to a wholly foreign owned enterprise (“WFOE”). Total Faith was incorporated in the British Virgin Islands on April 26, 2004. At the completion of such increases in registered capital and purchase of Wenling Songmen’s interest by Total Faith, Taizhou Fuling had registered capital of $11,110,000.

Taizhou Fuling has three wholly-owned subsidiaries, (1) Zhejiang Great Plastics Technology Co., Ltd. (“Great Plastics”), (2) Direct Link USA LLC (“Direct Link”), and (3) Fuling Plastic USA, Inc. (“Fuling USA”). Total Faith has one minority owned subsidiary, Domo Industry Inc. (“Domo”), a U.S. company established in the State of New York in October 2007. A chart of our corporate structure can be found on page 5 below.

Great Plastics was incorporated in China in March 2010 and principally engaged in the production of plastic straw, cup and plate items. Direct Link was incorporated in the State of Delaware in 2011 to serve as a trading entity in the U.S. for our products. Fuling USA was incorporated in the Commonwealth of Pennsylvania in 2014 to own, expand and operate our Allentown facility. Fuling USA is establishing Company’s first production factory in the U.S. and will principally engage in the production of plastic straw items.

Prior to the incorporation of Fuling USA, Taizhou Fuling wholly owned another subsidiary incorporated in 2009 in the State of New York, named Fuling Plastics USA Inc. (“Old Fuling USA”). Old Fuling USA served as one of the trading entities of Taizhou Fuling in the U.S. until early 2014 and its business was discontinued and transferred over to the new Fuling USA when we decided to set up the new factory in Allentown, Pennsylvania. Old Fuling USA was dissolved on April 8, 2015.

Total Faith also consolidates the financial statements (minus the non-controlling interest of another shareholder) of Domo, because Domo’s equity at risk is not sufficient to permit it to carry on its activities without additional subordinated financial support from Total Faith. Total Faith has a majority of the voting rights on the Board of Directors of Domo. Total Faith is obligated to absorb a majority of the risk of loss from Domo’s activities and to receive a majority of Domo’s residual returns. Based on this arrangement, Total Faith has gained effective control over Domo and Domo is considered a Variable Interest Entity under Accounting Standards Codification (“ASC”) 810-10-05-08A. Accordingly, Total Faith consolidates Domo’s operating results, assets and liabilities.

Both Direct Link and Domo serve as import trading companies of Taizhou Fuling in the United States. Besides manufacturing products in the United States, Fuling USA may import certain products from our China entities and sell them to our customers in the United States.

On January 9, 2015, Fuling USA transferred 100% of its interest in Direct Link to Taizhou Fuling, and our co-founder, Ms. Guilan Jiang, transferred her 49% interest in Domo to Total Faith, both in connection with the reorganization of our corporate structure in preparation for our initial public offering. On February 19, 2015, Ms. Jiang transferred her 100% equity interest in Total Faith to FGI. At the completion of these transactions, (i) Total Faith owns 49% of the equity of Domo but still maintains effective control of Domo; (ii) Taizhou Fuling owns 100% of the equity of Direct Link; (iii) FGI owns 100% of the equity of Total Faith; and (iv) eight shareholders own 100% of FGI.

Our current corporate structure is as follows prior to completion of this offering:

Industry and Market Background

Our company’s primary market is the United States, with approximately 92.87% of our products being sold in America in 2014. Our customers span four main groups:

		Sales Percentage
Type of Customer	Geographic Region	Six Months ended June 30, 2015	2014	2013
Dealers(1)	USA, Europe, Central and South America, Australia, Middle East, Canada	58%	54%	58%
QSRs	USA	31%	33%	33%
Retailers(2)	USA, Australia	6%	6%	7%
Manufacturers(3)	USA	5%	7%	2%
Total		100%	100%	100%

(1)	Wholesalers of foodservice disposable industry buy our products and sell to other businesses. Our dealers include Imperial Bag & Paper Co., LLC and Fasho International, LLC.
(2)	Retailers sell our products directly to individuals for profit, but they do not include QSRs, which typically include our products as a part of the food items they sell and do not sell our products separately.
(3)	OEMs resell our products under their own name and branding.

Our products form part of the foodservice disposables industry. According to the 2013 forecast report of Freedonia Group, an international business research company, the entire industry in the U.S. is poised to grow to $19.7 billion in 2017, a compound annual growth rate of 3.6% from 2012 through 2017. Demand in the industry is driven by trends in consumer food expenditures. Generally speaking, the more food purchased for consumption away from home and outside traditional full-service restaurants (which are more likely to use non-disposable foodservice items), the higher the demand for foodservice disposables.

The foodservice disposables industry consists of three segments: (i) packaging, (ii) serviceware and (iii) napkins and other disposables. Packaging includes containers, lids, wraps, bags, packaging trays and container sleeves. Serviceware includes cups, utensils, plates, bowls, food and beverage carriers, placemats, coffee cup sleeves, coasters and doilies. Napkins and other disposables include food and beverage napkins, moist towelettes, toothpicks and skewers.

We produce environmentally conscious plastic products primarily in the serviceware segment and, to a lesser extent, in the packaging segment.

As a percentage of total U.S. foodservice disposables, the packaging segment accounted for approximately 46.2% of the revenues in the U.S. foodservice disposables industry in 2012 and is projected to grow from $7.6 billion in 2012 to $9.3 billion in 2017, a compound annual growth rate of 4.1%. Growth is anticipated to come from the trend toward limited service restaurants with expanded menu options and longer opening hours. Combined with the popularity of take-out food, these factors should cause the packaging products segment to continue to grow through 2017.

The serviceware segment accounted for approximately 45.5% of the revenues in the U.S. foodservice disposables industry (or $7.5 billion) in 2012 and is expected to grow at 3.2% compound annual growth rate through 2017.

Our Products

We manufacture environmentally-friendly plastic foodservice disposable products (“disposables”). Our historic strength is in the production of disposable cutlery, the quality and value of which has satisfied the exacting requirements of large, sophisticated, multinational purchasers that have decades of experience sourcing foodservice disposables. We have built on that strength to deliver drinking straws, cutlery and serviceware such as cups and plates to customers around the world. Our largest customer base is in the United States, which accounts for more than 90% of our revenues. We plan to systematically integrate the resources from the two countries we primarily operate in, China and the United States, and manufacture straws and potentially cups in the United States. We will be able to send large quantity, single specification orders to be produced through the high capacity automation equipment in our U.S. Allentown factory so we can deliver goods faster and reduce shipping costs. For those low-volume, multi-variety, multi-specification orders, we will continue to send them to our factories in China so we can take advantage of lower labor costs. We own our state-of-the-art factories in Zhejiang Province, China, and we have obtained ISO9001 quality management system, ISO14001 environmental management system, Hazard Analysis Critical Control Point (“HACCP”), Good Manufacturing Practice (“GMP”) and U.S. Food and Drug Administration (“FDA”) food facility registration certifications. These certifications are crucial for businesses like ours that serve some of the most sophisticated and demanding purchasers of foodservice disposables in the world: the leading multinational QSRs.

Cutlery

We manufacture forks, knives, spoons, and general, specialized and multipurpose utensils (for instance, the spork), both in single- and multi-utensil packages. More than ninety customers purchased our cutlery products in 2014. Approximately 54% ($45.211 million) and 56% ($38.828 million) of our sales in 2014 and 2013, respectively, were for cutlery products.

Drinking Straws

We have been expanding into providing straws to QSR customers. While it might initially seem like straws would be an afterthought compared to cutlery, in fact straws are extremely important in QSRs, as consumers frequently purchase a drink at a QSR but often order hamburgers or other sandwiches that do not require utensils. We believe that our straws business will become even more successful as we move production to the United States, since we will reduce our shipping costs significantly, while managing our labor costs, with our new, fully automated production lines in Allentown, Pennsylvania. More than thirty customers purchased our drinking straw products in 2014. Approximately 16% ($13.055 million) and 14% ($9.557 million) of our sales in 2014 and 2013, respectively, were for drinking straw products.

Cups and Plates

We also manufacture and sell cups and plates. We sell “courtesy cups” to QSRs. Courtesy cups are small, clear or translucent plastic cups designed to hold water and provided free of charge for patrons who do not purchase a beverage. More than fifty customers purchased our cup and plate products in 2014. Approximately 27% of our sales in 2014 ($22.699 million) and 2013 ($18.818 million) were for cup and plate products.

Our Opportunity and Strategy

Our strategy is to increase our operational advantage, continuously develop environmentally-friendly products and solutions for our leading multinational clients, and grow our packaging segment.

1.	Increase Operational Advantage

Strategy:  Because of our customer focus, we are very competitive in price, while maintaining high quality and environmentally responsible production. We plan to decrease our costs further by reducing labor costs and shipping costs by increasing our U.S. manufacturing operations.

As labor costs rise in China, we have found that we have less of an advantage over similarly situated companies producing from other countries and exporting to the U.S. As a result, we have focused on increasing automation to reduce our reliance on labor, especially for cutlery. Because we have developed some of our own machinery for producing and packaging our products, we believe we have advantages over less automated competitors. Although we have automated a significant proportion of our operations, we believe we still have room to continue to automate our production processes and enjoy savings in labor expenses and increased productivity.

For those products which normally have higher shipping costs relative to sales price or gross margin, such as straws, we can reduce our shipping costs by manufacturing them in the United States. Our decision to invest in our Allentown factory was for this purpose.

Risks:  Our expansion into America may not be successful in decreasing our costs as anticipated. To the extent lower cost manufacturers develop abroad, they could compete with us on price, notwithstanding our reduction by moving to the United States. Moreover, if we are unable to automate our processes as much as we expect, the reduction in costs may be lower than projected.

2.	Develop Environmentally-Friendly Solutions

We also have focused on developing environmentally-friendly solutions in order to continue to compete as our target markets’ environmental laws become more stringent. We have already seen products like foamed polystyrene banned or heavily restricted in some of our target markets. We believe that by providing biodegradable disposable food service items, we may find a competitive advantage over companies that produce only traditional, less environmentally-friendly products.

Risks:  These environmentally-friendly solutions may not bring us the advantage we anticipate. First of all, there is uncertainty that our customers will appreciate the value of our environmental-friendly solutions and be willing to pay a premium for, or otherwise favor purchase of, such environmentally-friendly products. Second, our competitors may have more advanced environmentally-friendly solutions than we develop. In such case, we could find we have less of an advantage than anticipated.

3.	Grow Packaging Segment

Strategy:  While we will strengthen our traditional serviceware segment, we also plan to grow our packaging segment. Our customers in this segment are mainly retailers and wholesalers. The packaging segment is only a small percentage of our sales now. We aim to achieve significant growth in this segment. Our decision is based on the following:

(1)	We have the same customer base as in our serviceware segment.
(2)	Several big cities including New York have announced regulatory bans on some level for plastic foam containers. We believe this trend will only increase. Most of these containers are made of a plastic resin known as expanded polystyrene. These polystyrene materials are difficult to recycle and do not biodegrade efficiently. As a result of increased local regulations as well as national and international mandates and socioeconomic pressures on our customers to purchase in an environmentally conscious manner, we estimate that our environmentally-friendly packaging products will see new opportunities for increased sales.
(3)	We have developed advanced environmentally-friendly packaging products and have the facilities to produce them.

Risks:  Our plan to grow our packaging segment may fail, because we are competing in a segment with strongly established companies in the U.S., and we are competing in a new market with products of different materials instead of only plastic. For example, the packaging segment makes use of paper and foil products, while plastic dominates the serviceware segment. Even if we are able to produce high-quality plastic packaging products, customers may prefer to use products made from other materials.

Competitive Strengths

We believe we have the following competitive strengths. Some of our competitors may have these or other competitive strengths.

•	Advanced technology. We use proprietary industrialized machines and processes protected by patents.
•	Top-class equipment and facilities. Our facilities in Taizhou, Zhejiang Province and Allentown, Pennsylvania feature equipment from leading international firms, state-of-the art automated manufacturing systems and quality, health and safety records that allow us to boast an extremely low rate of customer complaints. Our Allentown facility will enable us to manufacture and ship certain products more quickly and cheaply in the U.S. than we have been able to do in the past.
•	Strong research and development. We use cutting-edge technology and employ highly educated people with strong research backgrounds to assist us in developing new degradable products and more efficient processes to manufacture our products.
•	Powerful sales and distribution network. We use warehouses in New Jersey, Pennsylvania, California, Toronto and Vancouver to ensure that our products are quickly available when our customers need them. While some of our U.S. competitors have equivalent or, in some cases, better distribution, we are not aware of any Chinese competitors that match our North American network.
•	In-house tooling facility. Most of our products consist of injection molded plastics, which rely on molds for the products. Each product requires its own specific mold. Many competitors in our industry order such molds from tooling firms, which can be expensive and time consuming. By contrast, we have our own tooling department that is responsible for creating dies from customer specifications. This allows us to save time and money compared to ordering from third parties. Moreover, it allows us to maintain a strong library of dies. At present we maintain approximately 1,100 molds for more than 600 customer products.
•	Economies of scale. We are pleased to provide products to a variety of customers and to fill large orders for a number of those customers. These large orders allow us to increase our efficiency, reduce costs and deliver high quality products quickly and to our customers’ exacting demands.
•	Strong reputation in foodservice disposables industry. Our customer list is filled with sophisticated, multinational purchasers of foodservice disposable products — some of the largest users of such products and some of the most recognizable consumer brands in the world. They know what they want and they trust us to manufacture it for their restaurant, supermarket, retail store, distributor and other foodservice disposable manufacturer businesses.

Our Challenges and Risks

We recommend that you consider carefully the risks discussed below and under the heading “Risk Factors” beginning on page 14 of this prospectus before purchasing our Ordinary Shares. If any of these risks occur, our business, prospects, financial condition, liquidity, results of operations and ability to make distributions to our shareholders could be materially and adversely affected. In that case, the trading price of our Ordinary Shares could decline and you could lose some or all of your investment. These risks include, among others, the following:

•	Risk regarding our ability to use offering proceeds. Under PRC laws and regulations, we are permitted to use the proceeds from this offering to fund our PRC subsidiaries only through parent/subsidiary loans or capital contributions, subject to applicable government registration and approval requirements. We intend to initiate this process immediately upon completion of this offering. We currently anticipate using approximately two-thirds of the gross proceeds from this offering to increase the registered capital of Taizhou Fuling (after which time Taizhou Fuling may apply such funds to the purposes described in “Use of Proceeds”). The increase in registered capital will require prior approval from (i) China’s Ministry of Commerce (“MOFCOM”) to increase Taizhou Fuling’s registered capital, (ii) China’s State Administration for Industry and Commerce (“SAIC”) to alter Taizhou Fuling’s business certificate to reflect the increase in registered capital and (iii) China’s State Administration of Foreign Exchange (“SAFE”) to allow Taizhou Fuling’s Chinese bank to convert U.S. dollars into Chinese Renminbi (“RMB”) in order to fund such increased registered capital, or each of the foregoing agencies’ respective local counterparts. This approval process typically takes 30 to 90 days in total, and sometimes longer, from the time MOFCOM or its local branches receive all the required application documents to begin the process. The remaining approximately one-third of such gross proceeds will be used for general corporate purposes, including expenses related to this offering. We plan to remit money to China using the capital contribution method. The approval from MOFCOM is the key approval in the capital contribution process, and we believe all other approvals are ministerial if MOFCOM approves such increase in registered capital. We have not yet initiated this process but intend to start the process immediately upon completion of the offering. We do not foresee any problem receiving necessary government approvals for a capital contribution; however, if our application is rejected, we would remit money to China through a parent/subsidiary loan instead. If we were to provide funding to Taizhou Fuling through parent/subsidiary loans, the total amount of such parent/subsidiary loans may not exceed the difference between Taizhou Fuling’s total investment amount as approved by the foreign investment authorities and Taizhou Fuling’s registered capital. Such parent/subsidiary loans must also be registered with the SAFE, which registration usually takes no more than 20 working days after application to complete. The cost for obtaining such approvals and completing such registration is minimal. See “Risk Factors — Risks Related to Doing Business in the PRC — PRC regulation of parent/subsidiary loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make parent/subsidiary loans or additional capital contributions to our PRC operating subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business”.
•	Possibility to be classified as “Resident Enterprise.” Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.
•	Shareholder enforcement risk. Since most of our operations and assets are located in the PRC, shareholders may find it difficult to enforce a U.S. judgment against the assets of our company, directors and executive officers located in China.
•	Reputation risk. If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our shares, especially if such matter cannot be addressed and resolved favorably.

•	Low barrier to entry. We believe the barrier to entry in our industry is relatively low. Although we believe we distinguish our company from competitors on the basis of quality, technology and service, to the extent our customer base focuses heavily on price, many of our competitors can provide products at relatively low prices, affecting our profit margins as we seek to compete with them.
•	Expansion risk. We have devoted significant resources to our decision to build a manufacturing and warehousing facility in the United States and commence operations in Allentown, Pennsylvania. While this decision will offer new opportunities to our company, it also is a new venture and has only recently begun to operate and exposes us to increases in labor costs. As a result, we have no guarantee that we will be successful in this new expansion. If we do not manage our expansion effectively, our business prospects could be impaired.
•	Significantly larger U.S. competitors. The three largest U.S. suppliers of foodservice disposables account for a significant percentage of the industry. Our industry consists of a small number of competitors, with approximately 50% of our market controlled by the top 10 companies in the industry and three companies holding almost 30% of the U.S. market share. Under such circumstances, we may be unable to compete effectively against such larger, better-capitalized companies, which have well-established, long-term relationships with the large customers we serve and seek to serve.
•	Reliance risk. We are subject to risks related to our dependence on the strength of restaurant, retail and commercial sectors of the economy in various parts of the world.
•	Limits to increase efficiency. Our plans to continue to improve productivity and reduce costs may not be successful, which would adversely affect our ability to compete.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure; and
•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenue, have more than $700 million in market value of our Ordinary Shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period.

Corporate Structure

We are a Cayman Islands exempted company with limited liability. We currently have eight shareholders who will hold approximately 74% after completion of the offering if the over-subscription option is not exercised, or approximately 72% after completion of the offering if the over-subscription option is exercised in full. Of these shareholders, our largest shareholder is Ms. Guilan Jiang, our Chairman of the Board and Chief Operating Officer, who owns her shares through Silver Trillion Investments Limited, a British Virgin Islands company. As Silver Trillion/Ms. Jiang holds 47.5% of our Company prior to completion of this offering and approximately 35.4% after completion of the offering if the over-subscription option is not exercised or approximately 34.1% after completion of the offering if the over-subscription option is exercised in full, Ms. Jiang has significant influence on the operation of our business. Our second largest shareholder is Celestial Sun Holding Limited, a British Virgin Islands company owned by Sujuan Zhu, the sister-in-law of Ms. Jiang, with 19% of our Company prior to completion of this offering and approximately 14.1% after completion of the offering if the over-subscription option is not exercised or approximately 13.6% after completion of the offering if the over-subscription option is exercised in full. No other shareholder holds ten percent or more of our shares prior to this offering.

Corporate Information

We operate from a 17,780 square meter manufacturing facility in the Southeast Industrial Zone, Songmen Town, located on 28,073 square meters of land in Wenling, Zhejiang Province, China. We lease a 5,120 square meter manufacturing facility in the Economic Development Zone in Wenling, Zhejiang Province. We also have a 33,480 square meter manufacturing facility in Binhai Xincheng, located on 30,349 square meters of land in Sanmen County, Zhejiang Province. We have opened our fourth manufacturing facility with approximately 8,175 square meters of space which we lease in Allentown, Pennsylvania.

Our principal executive offices are located at the Southeast Industrial Zone, Songmen Town, Wenling, Zhejiang Province, People’s Republic of China 317511. The telephone number of our principal executive offices is +86-576-8662 3058. We maintain a website at www.fulingplastics.com, on which we will post our key corporate governance documents, including our board committee charters and our code of ethics. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

Prospectus Conventions

Except where the context otherwise requires and for purposes of this prospectus only, “we,” “us,” “our company,” “Company,” “our” and “Fuling” refer to:

•	Fuling Global Inc., a Cayman Islands company (“FGI” when individually referenced), which is the parent holding company issuing securities hereby;
•	Total Faith Holdings Limited, a British Virgin Islands company (“Total Faith” when individually referenced), which is a wholly owned subsidiary of FGI;
•	Taizhou Fuling Plastics Co., Ltd., a PRC company (“Taizhou Fuling”), which is a wholly owned subsidiary of Total Faith;
•	Domo Industry Inc., a New York company (“Domo”), of which Total Faith owns 49% of the equity but maintains effective control;
•	Direct Link USA LLC, a Delaware company (“Direct Link”), which is a wholly owned subsidiary of Taizhou Fuling;
•	Fuling Plastic USA, Inc., a Pennsylvania company (“Fuling USA”), which is a wholly owned subsidiary of Taizhou Fuling; and
•	Zhejiang Great Plastics Technology Co., Ltd., a PRC company (“Great Plastics”), which is a wholly owned subsidiary of Taizhou Fuling.

This prospectus contains translations of certain RMB amounts into U.S. dollar amounts at a specified rate solely for the convenience of the reader. The exchange rates in effect as of December 31, 2014 and 2013 were US$1.00 for RMB 6.1460 and RMB 6.1140, respectively. The average exchange rates for the years ended December 31, 2014 and 2013 were US$1.00 for RMB 6.1457 and RMB 6.1958, respectively. We use period-end exchange rates for assets and liabilities and average exchange rates for revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. Any discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

For the sake of clarity, this prospectus follows the English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English. For example, the name of the Chief Operating Officer and Chair of our Board of Directors will be presented as “Guilan Jiang,” even though, in Chinese, Ms. Jiang’s name is presented as “Jiang Guilan.”

We obtained the industry and market data used in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference from industry publications, research, surveys and studies conducted by third parties and our own internal estimates based on our management’s knowledge and experience in the markets in which we operate. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

The Offering

Shares Offered by Us:
4,000,000 Ordinary Shares, plus up to 600,000 additional Ordinary Shares if the over-subscription option is exercised in full
Shares Outstanding Prior to Completion of Offering:
11,666,667 Ordinary Shares
Shares to be Outstanding after Offering:
15,666,667 Ordinary Shares, or up to 16,266,667 Ordinary Shares if the over-subscription option is exercised in full.
Assumed Offering Price per Share:
$5.00
Gross Proceeds to Us, Net of Underwriting Discount but before Expenses:
$18,640,000 if the over-subscription option is not exercised, or $21,436,000 if the over-subscription option is exercised in full.
Anticipated Nasdaq Capital Market Symbol:
“FORK” (CUSIP No. G3729B 102)
Transfer Agent:
VStock Transfer, LLC 77 Spruce Street, Suite 201 Cedarhurst, NY 11516
Risk Factors:
Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus beginning on page 14 before deciding to invest in our Ordinary Shares.
Use of Proceeds:
We plan to devote the net proceeds of this offering to (i) developing our U.S. sales network and factory in Allentown, Pennsylvania, (ii) a new factory in Wenling, China and (iii) research and development projects. See the “Use of Proceeds” section beginning on page 39.
Dividend Policy:
We have no present plans to declare dividends and plan to retain our earnings to continue to grow our business.

Summary Financial Information

In the table below, we provide you with historical selected financial data for the six months ended June 30, 2015 and the fiscal years ended December 31, 2014 and 2013. This information is derived from our consolidated financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period. When you read this historical selected financial data, it is important that you read it along with the historical financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

(All amounts in thousands of U.S. dollars)

Statement of operations data:

	For the six months ended June 30, (unaudited)	For the year ended December 31,
	2015	2014	2013
Revenues	$45,745	$83,181	$69,536
Gross profit	$16,072	$28,678	$21,233
Operating expenses	$(10,754)	$(19,029)	$(16,388)
Income from operations	$5,318	$9,649	$4,845
Provision for Income taxes	$(745)	$(1,369)	$(587)
Net income	$4,314	$7,728	$3,451

Balance sheet data:

	As of June 30, (unaudited)	As of December 31,
	2015	2014	2013
Current assets	$38,183	$34,700	$30,440
Total assets	$62,212	$57,224	$50,603
Current liabilities	$40,443	$39,769	$37,967
Total liabilities	$40,443	$39,769	$37,967
Total shareholders’ equity	$21,769	$17,455	$12,636

Risk Factors

Before you decide to purchase our Ordinary Shares, you should understand the high degree of risk involved. You should consider carefully the following risks and other information in this prospectus, including our consolidated financial statements and related notes. If any of the following risks actually occur, our business, financial condition and operating results could be adversely affected. As a result, the trading price of our Ordinary Shares could decline, perhaps significantly.

Risks Related to Our Business and Industry

Our U.S. competitors are significantly larger than our company.

The three largest U.S. suppliers of foodservice disposables account for a significant percentage of the industry. As of 2012, Dart Container Corporation, Reynolds Group/Pactiv and Georgia-Pacific collectively held approximately 29% of the U.S. market share in the foodservice disposables industry. The overall industry consists of a small number of competitors, with approximately 50% of our market controlled by the top 10 companies in the industry.

Concentration in the foodservice disposables industry varies widely within specific market segments, with some segments dominated by a small number of producers. For example, Dart Container is the leading supplier of plastic foodservice beverage cups, followed by Pactiv and Berry Plastics. By contrast, the market for cutlery is more fragmented, with a growing portion of the market supplied by contract manufacturers in China.

Nevertheless, we may be unable to compete effectively against such larger, better-capitalized companies, which have well-established, long-term relationships with the large customers we serve and seek to serve.

We are subject to risks related to our dependence on the strength of restaurant, retail and commercial sectors of the economy in various parts of the world.

Our business depends on the strength of the restaurant, retail and commercial sectors of the economy in various parts of the world, primarily in North America, and to a lesser extent Europe, Canada, Central and South America, the Middle East, and China. These sectors of the economy are affected primarily by factors such as consumer demand and the condition of the retail industry, which, in turn, are affected by general economic conditions. Challenging economic conditions in our target markets may exert considerable pressure on consumer demand, and the resulting impact on consumer spending may have an adverse effect on demand for our products, as well as our financial condition and results of operations.

Our projections and assumptions underlying may be inaccurate, resulting in slower than anticipated growth.

All statements, except historical data, are forward-looking statements. Although we believe the projections in these forward-looking statements are reasonable, we cannot guarantee these projections will happen. Our operational results in the future may be different from our estimates for many reasons, including but not limited to the oil price (our products are by-products of oil, so we are heavily impacted by oil price), shrinking fast food industry production caused by increased production cost and changed consumption habits of food industry, failure to grow capacity and capacity utilization as quickly as anticipated or at all, losing or failing to secure customers and customer orders, shutdown of important clients, and replacement of plastics industry by paper and wood products industry.

Our plans to continue to improve productivity and reduce costs may not be successful, which would adversely affect our ability to compete.

Our success depends on our ability to continually improve our manufacturing operations to gain efficiencies, reduce supply chain costs and streamline selling, general and administrative expenses in order to produce products that are reasonably priced, while still allowing our Company to invest in innovation.

In particular, we are in the midst of building a manufacturing and warehousing facility in Allentown, Pennsylvania. Our goal is to manufacture in this facility certain products that are not efficient to manufacture and ship from China. This project may not be completed substantially as planned, may be more costly to implement than expected, may have delays in implementation, or may not result in, in full or in part, the savings and other benefits anticipated. In addition, such initiatives require the Company to implement a significant amount of organizational changes, which could have a negative impact on employee engagement, divert management’s attention from other concerns, and if not properly managed, impact the Company’s ability to retain key employees, cause disruptions in the Company’s day-to-day operations and have a negative impact on the Company’s financial results.

Price increases in raw materials and sourced products could harm the Company’s financial results.

Our primary raw materials are (1) plastic resin (primarily polypropylene (“PP”) and polystyrene (“PS”) which includes General Purpose Polystyrene (“GPPS”) and High Impact Polystyrene (“HIPS”)), (2) plastic bags and membranes for packaging cutlery, (3) shipping cartons, (4) plastic colorants, (5) paper napkins, salt, pepper and wet wipes for inclusion in cutlery packages and (6) labeling materials. These raw materials are subject to price volatility and inflationary pressures. Our success is dependent, in part, on our continued ability to reduce our exposure to increases in those costs through a variety of programs, including sales price adjustments based on adjustments in such raw material costs, while maintaining and improving margins and market share. We also rely on third-party manufacturers as a source for our products. These manufacturers are also subject to price volatility and labor cost and other inflationary pressures, which may, in turn, result in an increase in the amount we pay for sourced products. Raw material and sourced product price increases may more than offset our productivity gains and price increases and may adversely impact the Company’s financial results.

Our reliance on third party logistics providers may put us at risk of service failures for our customers.

Although some of our larger competitors have integrated logistics and delivery service companies, we rely on third parties to ship our products from China to our customers. Even after completing our Allentown facility, we will continue to rely on third parties for transportation within the United States. One of the bases on which we compete (particularly with regard to our QSR customers) is service. To the extent we are unable to meet their demand for products or do not deliver products on time, we stand a substantial risk of losing key accounts. Because we rely on third parties for logistics services, we may be unable to avoid supply chain failures, even if we are able to meet our manufacturing obligations to customers.

If we fail to protect our intellectual property rights, it could harm our business and competitive position.

We rely on a combination of patent, trademark, domain name and trade secret laws and non-disclosure agreements and other methods to protect our intellectual property rights. We own twenty-eight patents in China and one patent in U.S. covering our designs and production technology.

The process of seeking patent protection can be lengthy and expensive, our patent applications may fail to result in patents being issued, and our existing and future patents may be insufficient to provide us with meaningful protection or commercial advantage. Our patents and patent applications may also be challenged, invalidated or circumvented.

We also rely on trade secret rights to protect our business through non-disclosure provisions in employment agreements with employees. If our employees breach their non-disclosure obligations, we may not have adequate remedies in China, and our trade secrets may become known to our competitors.

Implementation of PRC intellectual property-related laws has historically been lacking, primarily because of ambiguities in the PRC laws and enforcement difficulties. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other western countries. Furthermore, policing unauthorized use of proprietary technology is difficult and expensive, and we may need to resort to litigation to enforce or defend patents issued to us or to determine the enforceability, scope and validity of our proprietary rights or those of others. Such litigation and an adverse determination in any such litigation, if any, could result in substantial costs and diversion of resources and management attention, which could harm our business and competitive position.

Our Chinese patents and registered marks may not be protected outside of China due to territorial limitations on enforceability.

In general, patent and trademark rights have territorial limitations in law and are valid only within the countries in which they are registered.

At present, Chinese enterprises may register their trademarks overseas through two methods. One is to file an application for trademark registration in each single country or region in which protection is desired, while the other is to apply via the Madrid system for international trademark registration. By the second way, under the provisions of the Madrid Agreement concerning the International Registration of Marks (the “Madrid Agreement”) or the Protocol Relating to the Madrid Agreement concerning the International Registration of Marks (the “Madrid Protocol”), applicants may designate their marks in one or more member countries via the Madrid system for international registration.

As of the date of the filing, we have registered one trademark ( TM) at the International Bureau of the World Intellectual Property Organization (“WIPO”) under the Madrid Agreement and Protocol. We have also applied for territorial extension by designating 15 member countries through WIPO. Currently the registration for this trademark is valid in 13 foreign member countries, including the U.S. For more details, please see the disclosure of our trademarks on page 101.

Similar with trademarks, Chinese enterprises may also register their patents overseas through two methods. One is to file an application for patent registration in each single country or region, and the other is to file international application with the China Intellectual Property Office or the International Bureau of World Intellectual Property Organization under the Patent Cooperation Treaty. However, such international application may relate to invention or utility model patents, but does not include industrial design patents.

As of the date of the filing, we have registered one design patent at the United States Patent and Trademark Office. This registration is only valid in the U.S. For more details, please see the disclosure of our patents on page 100.

Currently, most of our patents and trademarks are registered in China. If we do not register them in other jurisdictions, they may not be protected outside of China. As a result, our business and competitive position could be harmed.

We may be exposed to intellectual property infringement and other claims by third parties which, if successful, could disrupt our business and have a material adverse effect on our financial condition and results of operations.

Our success depends, in large part, on our ability to use and develop our technology and know-how without infringing third party intellectual property rights. If we sell our branded products internationally, and as litigation becomes more common in China, we face a higher risk of being the subject of claims for intellectual property infringement, invalidity or indemnification relating to other parties’ proprietary rights. Our current or potential competitors, many of which have substantial resources and have made substantial investments in competing technologies, may have or may obtain patents that will prevent, limit or interfere with our ability to make, use or sell our branded products in either China or other countries, including the United States and other countries in Asia. The validity and scope of claims relating to patents in our industry involve complex scientific, legal and factual questions and analysis and, as a result, may be highly uncertain. In addition, the defense of intellectual property suits, including patent infringement suits, and related legal and administrative proceedings can be both costly and time consuming and may significantly divert the efforts and resources of our technical and management personnel. Furthermore, an adverse determination in any such litigation or proceedings to which we may become a party could cause us to:

•	pay damage awards;
•	seek licenses from third parties;
•	pay ongoing royalties;
•	redesign our branded products; or
•	be restricted by injunctions,

each of which could effectively prevent us from pursuing some or all of our business and result in our customers or potential customers deferring or limiting their purchase or use of our products, which could have a material adverse effect on our financial condition and results of operations.

Outstanding bank loans may reduce our available funds.

We have approximately $19.52 million in outstanding bank loans as of December 31, 2014. The loans are held at multiple banks and are secured by some of our land and property in China as the collateral for the debt. Our assets outside of China, including our Allentown assets, have not been used as collateral for the foregoing loans. While we believe we have adequate capital to repay these bank loans at present, there can be no guarantee that we will be able to pay all amounts when due or to refinance the amounts on terms that are acceptable to us or at all. If we are unable to make our payments when due or to refinance such amounts, our property could be foreclosed and our business could be negatively affected.

While we do not believe they will impact our liquidity, the terms of the debt agreements impose significant operating and financial restrictions on us. These restrictions could also have a negative impact on our business, financial condition and results of operations by significantly limiting or prohibiting us from engaging in certain transactions, including but not limited to: incurring or guaranteeing additional indebtedness; transferring or selling assets currently held by us; and transferring ownership interests in certain of our subsidiaries. The failure to comply with any of these covenants could cause a default under our other debt agreements. Any of these defaults, if not waived, could result in the acceleration of all of our debt, in which case the debt would become immediately due and payable. If this occurs, we may not be able to repay our debt or borrow sufficient funds to refinance it on favorable terms, if any.

We may be unable to refinance our short-term loans.

We expect to be able to refinance its short-term loans based on past experience and our good credit history. We do not believe failure to refinance from certain banks will have significant negative impact on our normal business operations. In both 2014 and 2013, our operating cash flow was positive. In addition, our related parties including our major shareholders and affiliate companies are willing to provide us financial support. However, it is possible for us to have negative cash flow in the future, and for our related parties to be unable to provide us financial support as needed. As a result, the failure to refinance our short-term loans could potentially affect our capital expenditure and expansion of business.

We have guaranteed third parties’ debt, and a failure by such parties to repay their debts may be enforced against our company.

As a condition of obtaining bank financing, smaller companies in China sometimes enter into reciprocal debt guaranties with third parties, pursuant to which the bank agrees to provide loans to one or more unrelated entities if such entities agree to guaranty the loans made to the other entities. On April 3, 2007, our board of directors adopted a resolution to provide joint and several liability guaranty for Wenling Feilipu Electronic Ltd. Co. (“Wenling Feilipu”) to apply for loans from Bank of China Wenling Brach, which introduced our company to Wenling Feilipu for purpose of obtaining loans. The total guaranty amount was RMB 7,000,000. On April 18 and 23, 2013, Wenling Feilipu failed to repay RMB 4,000,000 and RMB 4,000,000 (of which we guaranteed only RMB 3,000,000), respectively, and we were required to repay RMB 6,320,000 on behalf of Wenling Feilipu. We have paid this amount in full and cleared the guarantee.

On November 21, 2014, our board of directors adopted a resolution to provide guaranty for Taizhou Ruige Mechanical and Electrical Industrial Ltd. Co. to apply for loans from Industrial and Commercial Bank of China Wenling Branch in the amount of RMB 10,000,000. Taizhou Ruige has repaid its loan in full, and this guarantee has been cleared.

We do not currently guarantee any third party debts or intend to enter into any third party guarantees after completion of this offering. In addition, our banks do not currently require such guarantee arrangements from us. However, it is possible that we may, in the future, require bank loans to support our business or expand our operations and be unable to obtain unguaranteed loans. If this were to occur in the future, future lenders might demand unrelated third party guarantees. If we were to enter into any other guarantees for third party debts and they failed to pay, our cash position could be adversely affected and we might be unable to be made whole by our counter-guarantor.

China’s appreciating currency may make our products more expensive to export to other countries.

We sell a majority of our products in the United States. Historically, we have relied on lower wages and favorable exchange rates in China to make our products sold abroad competitive in price. As China’s currency has appreciated against the US dollar and Chinese shipping and labor rates increase, our products’ prices have been affected in countries that use these currencies. While we plan to move some of our manufacturing to the United States, we anticipate continuing to produce a significant percentage of our products (and the vast majority of our cutlery products) in China. To the extent the Chinese RMB continues to appreciate and such shipping and labor rates continue to increase, our products could become more expensive and, as a result, less attractive to potential customers in other countries. See “Exchange Rate Information.”

If the value of our property decreases, we may not be able to refinance our current debt.

All of our current debt is secured by either mortgages on our real and other business property or guarantees by some of our shareholders. If the value of our real property decreases, we may find that banks are unwilling to loan money to us secured by our business property. A drop in property value could also prevent us from being able to refinance that loan when it becomes due on acceptable terms or at all.

We may require additional financing in the future and our operations could be curtailed if we are unable to obtain required additional financing when needed.

We may need to obtain additional debt or equity financing to fund future capital expenditures. While we do not anticipate seeking additional financing in the immediate future, any additional equity may result in dilution to the holders of our outstanding shares of capital stock. Additional debt financing may include conditions that would restrict our freedom to operate our business, such as conditions that:

•	limit our ability to pay dividends or require us to seek consent for the payment of dividends;
•	increase our vulnerability to general adverse economic and industry conditions;
•	require us to dedicate a portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow to fund capital expenditures, working capital and other general corporate purposes; and
•	limit our flexibility in planning for, or reacting to, changes in our business and our industry.

We cannot guarantee that we will be able to obtain any additional financing on terms that are acceptable to us, or at all.

The loss of any of our key customers could reduce our revenues and our profitability.

Our key customers are principally multinational QSRs, third party distributors, and retail stores, all located in the U.S. For the six months ended June 30, 2015, sales to our six largest customers amounted in the aggregate to approximately 50.4% of our total revenue. For the six months ended June 30, 2014, sales to our six largest customers amounted in the aggregate to approximately 53.7% of our total revenue. For the year ended December 31, 2014, sales to our seven largest customers amounted in the aggregate to approximately 52.5% of our total revenue. For the year ended December 31, 2013, sales to our six largest customers amounted in the aggregate to approximately 53.3% of our total revenue. There can be no assurance that we will maintain or improve the relationships with these customers, or that we will be able to continue to supply these customers at current levels or at all. Any failure to pay by these customers could have a material negative effect on our company’s business. In addition, having a relatively small number of customers may cause our quarterly results to be inconsistent, depending upon when these customers pay for outstanding invoices.

During the years ended December 31, 2014 and 2013, respectively, we had zero and two customers that accounted for 10% or more of our revenues. During the six months ended June 30, 2015 and 2014, respectively, we had one and one customer that accounted for 10% or more of our revenues.

Customer Name	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014	Year Ended December 31, 2014	Year Ended December 31, 2013
Wendy’s	10.9%	14.2%	*	12.9%
Burger King	*	*	*	11.8%

*	Less than 10% during the period.

If we cannot maintain long-term relationships with these major customers, the loss of our sales to them could have an adverse effect on our business, financial condition and results of operations.

We buy our supplies from a relatively limited number of suppliers.

During the six months ended June 30, 2015, our five largest suppliers accounted for approximately 54.0% of our total purchases. During the six months ended June 30, 2014, our seven largest suppliers accounted for approximately 51.7% of our total purchases. During the year ended December 31, 2014, our six largest suppliers accounted for approximately 50.1% of our total purchases. During the year ended December 31, 2013, our eight largest suppliers accounted for approximately 52.3% of our total purchases. During the years ended December 31, 2014 and 2013, respectively, we had two and one suppliers that accounted for 10% or more of our purchases. During the six months ended June 30, 2015 and 2014, respectively, we had two and two suppliers that accounted for 10% or more of our purchases.

Supplier Name	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014	Year Ended December 31, 2014	Year Ended December 31, 2013
Brilliance Resources Company Limited	14.5%	13.2%	14.7%	*
Koco Group Ltd	*	10.1%	10.2%	13.3%
Grand Chemical Group	14.5%	*	*	*

*	Less than 10% during the period.

Because we purchase a material amount of our raw materials from these suppliers, the loss of any such suppliers could result in increased expenses for our company and result in adverse impact on our business, financial condition and results of operations.

Our bank accounts are not fully insured or protected against loss.

We maintain our cash with various banks and trust companies located in mainland China, Hong Kong and the United States. Our cash accounts in the PRC are not insured or otherwise protected. To the extent our U.S. and Hong Kong accounts were to exceed statutory amounts, they would also not be fully protected against loss. Should any bank or trust company holding our cash deposits become insolvent, or if we are otherwise unable to withdraw funds, we would lose the cash on deposit with that particular bank or trust company.

We are substantially dependent upon our senior management and key research and development personnel.

We are highly dependent on our senior management to manage our business and operations and our key research and development personnel for the development of new products and the enhancement of our existing products and technologies. In particular, we rely substantially on our Chief Executive Officer, Mr. Xinfu Hu, and our Chief Operating Officer and Chair, Ms. Guilan Jiang, to manage our operations. Ms. Jiang and Mr. Hu are husband and wife and have been involved in the plastic industry for more than twenty years. Due to their experience in the industry and long relationships with our customer base, they would be difficult to replace.

While we provide the legally required personal insurance for the benefit of our employees, we do not maintain key person life insurance on any of our senior management or key personnel. The loss of any one of them would have a material adverse effect on our business and operations. Competition for senior management and our other key personnel is intense, and the pool of suitable candidates is limited. We may be unable to quickly locate a suitable reunderwriting for any senior management or key personnel that we lose. In addition, if any member of our senior management or key personnel joins a competitor or forms a competing company, they may compete with us for customers, business partners and other key professionals and staff members of our company. Although each of our senior management and key personnel has signed a confidentiality and non-competition agreement in connection with his employment with us, we cannot assure you that we will be able to successfully enforce these provisions in the event of a dispute between us and any member of our senior management or key personnel.

In our efforts to develop new products and methods of manufacturing, we compete for qualified personnel with technology companies and research institutions. Intense competition for these personnel could cause our compensation costs to increase, which could have a material adverse effect on our results of operations. Our future success and ability to grow our business will depend in part on the continued service of these individuals and our ability to identify, hire and retain additional qualified personnel. If we are unable to attract and retain qualified employees, we may be unable to meet our business and financial goals.

Failure to manage our growth could strain our management, operational and other resources, which could materially and adversely affect our business and prospects.

Our growth strategy includes increasing market penetration of our existing products, developing new products and increasing the number and size of customers we serve. Pursuing these strategies has resulted in, and will continue to result in substantial demands on management resources. In particular, the management of our growth will require, among other things:

•	continued enhancement of our research and development capabilities;
•	stringent cost controls and sufficient liquidity;
•	strengthening of financial and management controls;
•	increased marketing, sales and support activities; and
•	hiring and training of new personnel.

If we are not able to manage our growth successfully, our business and prospects would be materially and adversely affected.

Risks Related to Doing Business in China

Labor laws in the PRC may adversely affect our results of operations.

On June 29, 2007, the PRC government promulgated the Labor Contract Law of the PRC, which became effective on January 1, 2008. The Labor Contract Law imposes greater liabilities on employers and significantly affects the cost of an employer’s decision to reduce its workforce. Further, it requires certain terminations be based upon seniority and not merit. In the event we decide to significantly change or decrease our workforce, the Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost-effective manner, thus materially and adversely affecting our financial condition and results of operations.

Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

China passed the Enterprise Income Tax Law, or the EIT Law, and it is implementing rules, both of which became effective on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation of China, or the SAT, issued the Circular Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the SAT Notice 82, further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or enterprise group. Pursuant to the SAT Notice 82, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or enterprise group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate stamps, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often resident in China. After SAT Notice 82, the SAT issued a bulletin, known as SAT Bulletin 45, which took effect on September 1, 2011, to provide more guidance on the implementation of SAT Notice 82 and clarify the reporting and filing obligations of such “non-domestically incorporated resident enterprise.” SAT Bulletin 45 provides procedures and administrative details for the determination of resident status and administration on post-determination matters. On January 29, 2014, the SAT issued Announcement of the State Administration of Taxation on Recognizing Resident Enterprises Based on the Criteria of de facto Management Bodies, to further clarify the reporting and filing procedure for offshore entities controlled by a Chinese enterprise or enterprise group and recognized as a resident enterprise.

The determining criteria set forth in SAT Notice 82 and SAT Bulletin 45 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, PRC enterprise groups or by PRC or foreign individuals. If the PRC tax authorities determine that FGI or its subsidiaries is a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Currently, we do not have any non-China source income, as we complete our sales, including export sales, in China. Second, under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would be deemed as “qualified investment income between resident enterprises” and therefore qualify as “tax-exempt income” pursuant to the clause 26 of the EIT Law. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which the dividends we pay with respect to our ordinary shares, or the gain our non-PRC stockholders may realize from the transfer of our ordinary shares, may be treated as PRC-sourced income and may therefore be subject to a 10% PRC withholding tax. If we are required under the EIT Law and its implementing regulations to withhold PRC income tax on dividends payable to our non-PRC stockholders, or if non-PRC stockholders are required to pay PRC income tax on gains on the transfer of their shares of ordinary shares, our business could be negatively impacted and the value of your investment may be materially reduced. Further, if we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both China and such countries in which we have taxable income, and our PRC tax may not be creditable against such other taxes.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

In connection with this offering, we will become subject to the U.S. Foreign Corrupt Practices Act (“FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations, agreements with third parties, and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants or distributors of our company, because these parties are not always subject to our control. We are in process of implementing an anticorruption program, which prohibits the offering or giving of anything of value to foreign officials, directly or indirectly, for the purpose of obtaining or retaining business. The anticorruption program also requires that clauses mandating compliance with our policy be included in all contracts with foreign sales agents, sales consultants and distributors and that they certify their compliance with our policy annually. It further requires that all hospitality involving promotion of sales to foreign governments and government-owned or controlled entities be in accordance with specified guidelines. In the meantime, we believe to date we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption laws.

However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct a substantial amount of our business through our subsidiaries in China. Our operations in China are governed by PRC laws and regulations. Our PRC subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because some of these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

PRC regulation of parent/subsidiary loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make parent/subsidiary loans or additional capital contributions to our PRC operating subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

In utilizing the proceeds of this offering in the manner described in “Use of Proceeds,” as an offshore holding company of our PRC operating subsidiaries, we may make additional capital contributions to our PRC subsidiaries, or we may make parent/subsidiary loans to our PRC subsidiaries.

We currently anticipate using a portion of the gross proceeds from this offering to increase the registered capital of Taizhou Fuling (after which time Taizhou Fuling may apply such funds to the purposes described in “Use of Proceeds”). The increase in registered capital will require prior approval from (i) MOFCOM to increase Taizhou Fuling’s registered capital, (ii) SAIC to alter Taizhou Fuling’s business certificate to reflect the increase in registered capital and (iii) SAFE to allow Taizhou Fuling’s bank to convert U.S. dollars into RMB in order to fund such increased registered capital, or each of the foregoing agencies’ respective local counterparts. This approval process typically takes 30 to 90 days, and sometimes longer, from the time MOFCOM or its local branches receive all the required application documents to begin the process. The remaining portion of such gross proceeds will be used to pay expenses related to this offering, for our U.S. operations and for other general corporate purposes. We plan to remit money to China using the capital contribution method. The approval from MOFCOM is the key approval in the capital contribution process, and we believe all other approvals are ministerial if MOFCOM approves such increase in registered capital. We have not yet initiated this process but intend to start the process immediately upon completion of the offering. We do not foresee any problem receiving necessary government approvals for a capital contribution; however, if our application is rejected, we would remit money to China through a parent/subsidiary loan instead. If we are unable to obtain these government approvals on a timely basis, we will not be able to use the proceeds of this offering and capitalize our PRC operations unless and until we are able to remit such funds to China, which could adversely affect our liquidity and our ability to fund and expand our business.

If we are unable to timely remit money to China using the capital contribution method, we would seek to remit money to China through a parent/subsidiary loan instead. Any parent/subsidiary loans to our PRC subsidiaries are subject to PRC regulations. For example, parent/subsidiary loans by us to our subsidiaries in China, which are foreign invested entities (“FIEs”), to finance their activities cannot exceed statutory limits and must be registered with the State Administration of Foreign Exchange, or SAFE. On August 29, 2008, SAFE promulgated Circular 142, a notice regulating the conversion by a foreign-invested company of foreign currency into RMB by restricting how the converted RMB may be used. The notice requires that RMB converted from the foreign currency-denominated capital of a foreign-invested company may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC unless such investments are otherwise provided for in the business scope. The foreign currency-denominated capital shall be verified by an accounting firm before converting into RMB. In addition, SAFE strengthened its oversight over the flow and use of RMB funds converted from the foreign currency-denominated capital of a foreign-invested company. To convert such capital into RMB, the foreign-invested company must report the use of such RMB to the bank, and the RMB must be used to the reported purposes. According to Circular 142, change of the use of such RMB without approval is prohibited. In addition, such RMB may not be used to repay RMB loans if the proceeds of such loans have not yet been used. Violations of Circular 142 may result in severe penalties, including substantial fines as set forth in the Foreign Exchange Administration Rules.

On May 10, 2013, SAFE released Circular 21, which came into effect on May 13, 2013. According to Circular 21, SAFE has simplified the foreign exchange administration procedures with respect to the registration, account openings and conversions, settlements of FDI-related foreign exchange, as well as fund remittances.

Circular 142 and Circular 21 may significantly limit our ability to convert, transfer and use the net proceeds from this offering and any offering of additional equity securities in China, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. FGI receives revenues and purchases raw materials primarily in U.S. dollars but incurs other expenses primarily in RMB. Although our main suppliers are based in mainland China or based in Hong Kong with Chinese operating subsidiaries, some of them provide quotations in U.S. dollars. We choose quotations based on price competitiveness. In the past, U.S. dollars quotations were more competitive so we purchase almost all of our raw materials in U.S. dollars. However, recently several RMB quotations were more competitive and we accepted them and paid in RMB.

Under our current corporate structure, FGI’s income is primarily derived from dividend payments from our PRC subsidiaries. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our security-holders.

We are a holding company and we rely for funding on dividend payments from our subsidiaries, which are subject to restrictions under PRC laws.

We are a holding company incorporated in the Cayman Islands, and we operate our core businesses through our subsidiaries in the PRC and the United States. Therefore, the availability of funds for us to pay dividends to our shareholders and to service our indebtedness depends upon dividends received from these

PRC subsidiaries. If our subsidiaries incur debt or losses, their ability to pay dividends or other distributions to us may be impaired. As a result, our ability to pay dividends and to repay our indebtedness will be restricted. PRC laws require that dividends be paid only out of the after-tax profit of our PRC subsidiaries calculated according to PRC accounting principles, which differ in many aspects from generally accepted accounting principles in other jurisdictions. PRC laws also require enterprises established in the PRC to set aside part of their after-tax profits as statutory reserves. These statutory reserves are not available for distribution as cash dividends. In addition, restrictive covenants in bank credit facilities or other agreements that we or our subsidiaries may enter into in the future may also restrict the ability of our subsidiaries to pay dividends to us. These restrictions on the availability of our funding may impact our ability to pay dividends to our shareholders and to service our indebtedness.

Our business may be materially and adversely affected if any of our PRC subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding.

The Enterprise Bankruptcy Law of the PRC, or the Bankruptcy Law, came into effect on June 1, 2007. The Bankruptcy Law provides that an enterprise will be liquidated if the enterprise fails to settle its debts as and when they fall due and if the enterprise’s assets are, or are demonstrably, insufficient to clear such debts.

Our PRC subsidiaries hold certain assets that are important to our business operations. If any of our PRC subsidiaries undergoes a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

According to the SAFE’s Notice of the State Administration of Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, effective on December 17, 2012, and the Provisions for Administration of Foreign Exchange Relating to Inbound Direct Investment by Foreign Investors, effective May 13, 2013, if any of our PRC subsidiaries undergoes a voluntary or involuntary liquidation proceeding, prior approval from the SAFE for remittance of foreign exchange to our shareholders abroad is no longer required, but we still need to conduct a registration process with the SAFE local branch. It is not clear whether “registration” is a mere formality or involves the kind of substantive review process undertaken by SAFE and its relevant branches in the past.

PRC regulation of direct investments and parent/subsidiary loans by offshore holding companies to PRC entities may delay or limit us from using the proceeds of this Offering to make additional capital contributions or loans to our Company’s PRC subsidiaries.

Any capital contributions or parent/subsidiary loans that we, as an offshore entity, make to our Company’s PRC subsidiaries, including from the proceeds of this offering, are subject to PRC regulations. If we make loans to our Company’s PRC subsidiaries, those parent/subsidiary loans are registered and approved by the local SAFE branch, generally receive approval within 20 working days and cannot exceed the difference between the total investment amount approved by SAFE and the registered capital of each of our PRC subsidiaries. As loans, they would bear interest and need to be repaid in the future in accordance with their terms. As our company is a Cayman Islands company, repayment would also need government approval. In our case, we would be limited to making a parent/subsidiary loan of approximately $8.89 million, which is the difference between Taizhou Fuling’s total investment amount as approved by the foreign investment authorities (currently $20 million), and Taizhou Fuling’s registered capital (currently $11.11 million).

If we make capital contributions instead, the total amount of investment in each of our Company’s PRC subsidiaries must be approved by several agencies or their local counterparts. A capital contribution requires (i) MOFCOM approval to increase the registered capital of the entity receiving funding, (ii) SAIC approval to alter the business certificate to reflect such increased registered capital and (iii) SAFE approval to allow Taizhou Fuling’s bank to convert U.S. dollars into RMB in order to fund such increased registered capital, or each of the foregoing agencies’ respective local counterparts. The process of completing a capital contribution generally requires 30 to 90 working days from the initial filing with MOFCOM, rather than 20 working days for a parent/subsidiary loan. On the other hand, there is no limit to the amount we can fund through a capital contribution, and capital contributions do not require repayment or, as a result, payment of interest. For these reasons, although the process of receiving approval is more arduous, we prefer to (and plan to) fund Taizhou Fuling’s operations through a capital contribution rather than a parent/subsidiary loan.

We cannot assure you that we will be able to obtain these approvals in a timely manner or at all. If we fail to obtain such approvals or make such registration, our ability to make equity contributions or provide loans to our Company’s PRC subsidiaries or to fund their operations may be negatively affected, which may adversely affect their liquidity and ability to fund their working capital and expansion projects and meet their obligations and commitments.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

Changes in the value of the RMB against the U.S. dollar, Euro and other foreign currencies are affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on our shares in U.S. dollar terms. For example, to the extent that we need to convert U.S. dollars we receive from our initial public offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of paying dividends on our Ordinary Shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations of the RMB against other currencies may increase or decrease the cost of imports and exports, and thus affect the price-competitiveness of our products against products of foreign manufacturers or products relying on foreign inputs.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

We reflect the impact of currency translation adjustments in our financial statements under the heading “accumulated other comprehensive income (loss).” For years ended December 31, 2014 and 2013, we had a negative adjustment of $164,781 and a positive adjustment of $431,424, respectively, for foreign currency translations. Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our shares, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in some cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our company, our business and this offering. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our company and business operations will be severely hampered and your investment in our shares could be rendered worthless.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to penalties and limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to distribute profits to us, or otherwise adversely affect us.

The SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions.

SAFE Circular 37 was issued to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles, or SAFE Circular 75.

If our shareholders who are PRC residents or entities do not complete their registration with the local SAFE branches, our PRC subsidiary may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to our PRC subsidiary. Moreover, failure to comply with the SAFE registration described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

Ms. Jiang has completed her SAFE Circular 37 registration. Ms. Sujuan Zhu, Mr. Qian Hu, Mr. Xinzhong Wang, Mr. Jinxue Jiang and Mr. Yongjun Guo have applied to SAFE’s local branch in Taizhou for registration, but we cannot provide any assurances that such registration will be completed in a timely manner. Moreover, we may not be fully informed of the identities of all our beneficial owners who are PRC citizens or residents, and we cannot compel our beneficial owners to comply with SAFE registration requirements.

As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC citizens or residents have complied with, and will in the future make or obtain any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiary, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

China’s proposed foreign investment law may impose new burdens on our company.

On January 19, 2015, MOFCOM released the draft Foreign Investment Law for public comment (the “Draft FI Law”). The Draft FI Law proposed fundamental changes to the existing foreign investment legal regime in China. If implemented in its current status, the Draft FI Law, once effective, will require Taizhou Fuling to submit an annual report to the foreign investment authority. The information required by the annual report may be extensive and burdensome, such as the foreign invested company’s main products, import and export, employment, financial status, transactions with our affiliates and material disputes. If we fail to make such reporting timely or if there is any concealment in such reporting, we may be subject to fines or other regulatory sanctions.

Risks Related to Our Corporate Structure and Operation

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act and rules and regulations implemented by the SEC and The Nasdaq Capital Market require significantly heightened corporate governance practices for public companies.

We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized foreign private issuers. If we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our Ordinary Shares could decline.

Entities controlled by our employees, officers and/or directors will control a majority of our Ordinary Shares, decreasing your influence on shareholder decisions.

Upon completion of this offering, entities controlled by our employees, officers and/or directors will, in the aggregate, continue to own a majority of our outstanding shares. As a result, our employees, officers and directors will possess substantial ability to impact our management and affairs and the outcome of matters submitted to shareholders for approval. These shareholders, acting individually or as a group, could exert control and substantial influence over matters such as electing directors and approving mergers or other business combination transactions. This concentration of ownership and voting power may also discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders, including those who purchase shares in this offering. See “PRINCIPAL SHAREHOLDERS.”

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file periodic reports with the Securities and Exchange Commission upon the occurrence of matters that are material to our company and shareholders. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our non-publicly traded competitors are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, including the requirement that a majority of an issuer’s directors consist of independent directors. If we opt to rely on such exemptions in the future, such decision might afford less protection to holders of our ordinary shares.

Section 5605(b)(1) of the Nasdaq Listing Rules requires listed companies to have, among other things, a majority of its board members to be independent, and Section 5605(d) and 5605(e) require listed companies to have independent director oversight of executive compensation and nomination of directors. As a foreign private issuer, however, we are permitted to follow home country practice in lieu of the above requirements. We have agreed with our underwriters that we will not opt to follow home country practice in lieu of such requirements for two years after the completion of this offering. See “Corporate Governance Efforts.” After this period, however, we could decide to follow home country practice. Our Board of Directors could make such a decision to depart from such requirements by ordinary resolution. The remainder of this risk factor, therefore, discusses risks to shareholders in the event the Board of Directors were to depart from some of such Nasdaq requirements and instead follow home country practices.

The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors or the implementation of a nominating and corporate governance committee. Since a majority of our board of directors would not consist of independent directors if we relied on the foreign private issuer exemption, fewer board members would be exercising independent judgment and the level of board oversight on the management of our company might decrease as a result. In addition, we could opt to follow Cayman Islands law instead of the Nasdaq requirements that mandate that we obtain shareholder approval for certain dilutive events, such as an issuance that will result in a change of control, certain transactions other than a public offering involving issuances of 20% or greater interests in the company and certain acquisitions of the shares or assets of another company. For a description of the material corporate governance differences between the Nasdaq requirements and Cayman Islands law, see “Description of Share Capital — Differences in Corporate Law”.

Our directors’ and executive officers’ other business activities may pose conflicts of interest.

Our directors and executive officers have other business interests outside the company that could potentially give rise to conflicts of interest. For example, our Chief Operating Officer and Chair, Guilan Jiang, owns 50% of Wenling Fulin Plastic Products Co. Ltd. Ms. Jiang is also its legal representative, general manager and director. While this company was previously engaged in the plastics industry and, as a result, may have competitive overlap with our company, we do not believe it currently competes with our company. Wenling Fulin Plastic Products Co. Ltd. is a holding company with no investment in any competing business with us, although it has investment in a local commercial bank and leases its land to a restaurant. While the company was previously in our industry, this privately held company’s operations, but not the name, have changed. Notwithstanding the foregoing, if this company were to begin to operate within our industry, we might find a conflict of interest.

Although her business working time at this company is flexible, Ms. Jiang has historically devoted very limited time to matters concerning Wenling Fulin Plastic Products Co. Ltd., and most of her time to matters for FGI. If Ms. Jiang devotes any significant time and effort to this other company in the future, such business activities could both distract her from focusing on FGI and pose a conflict of interest to the extent her activities at Wenling Fulin Plastic Products Co. Ltd. compete with our company.

An insufficient amount of insurance could expose us to significant costs and business disruption.

While we have purchased insurance, including export transportation, product liability and account receivable insurance, to cover certain assets and property of our business, the amounts and scope of coverage could leave our business inadequately protected from loss. For example, not all of our subsidiaries have coverage of business interruption insurance. If we were to incur substantial losses or liabilities due to fire, explosions, floods, other natural disasters or accidents or business interruption, our results of operations could be materially and adversely affected. For the scope of coverage of our insurance, see “BUSINESS — Our Insurance Coverage”.

Risks Related to Our Initial Public Offering and Ownership of Our Ordinary Shares

Investors risk loss of use of funds subscribed, with no right of return, during the offering period.

We cannot assure you that all or any shares will be sold. Burnham Securities Inc. and Network 1 Financial Securities, Inc. (the “Underwriters”) are offering our shares on a best efforts all-or-none basis. We have no firm commitment from anyone to purchase all or any of the shares offered. If subscriptions for 4,000,000 shares are not received on or before close of business on October 31, 2015 (or November 30, 2015 if extended), escrow provisions require that all funds received be promptly refunded. If refunded, investors will receive no interest on their funds. During the offering period, investors will not have any use or right to return of the funds.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our Ordinary Shares held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our Ordinary Shares less attractive because we may rely on these exemptions. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail our company of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Ordinary Shares may decline.

As a public company, we will be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. In addition, beginning with our 2015 annual report on Form 20-F to be filed in 2016, we will be required to furnish a report by management on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We are in the process of designing, implementing, and testing the internal control over financial reporting required to comply with this obligation, which process is time consuming, costly, and complicated. In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting beginning with our annual report on Form 20-F following the date on which we are no longer an “emerging growth company,” which may be up to five full years following the date of this offering. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Ordinary Shares could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the Securities and Exchange Commission, or the SEC, or other regulatory authorities, which could require additional financial and management resources.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results. In addition, as long as we are listed on The Nasdaq Capital Market, we are also required to file semi-annual financial statements.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

We also expect that being a public company and these rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering price for our Ordinary Shares will be determined through negotiations between the Underwriter and us and may vary from the market price of our Ordinary Shares following our initial public offering. If you purchase our Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. The market price of our Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•	actual or anticipated fluctuations in our revenue and other operating results;
•	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
•	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;
•	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;
•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
•	lawsuits threatened or filed against us; and
•	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We have broad discretion in the use of the net proceeds from our initial public offering and may not use them effectively.

If this offering prices above the assumed price per share or if we increase the aggregate offering size with an immediately effective post-effective amendment, we could raise more funds than currently assumed. To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our initial public offering. However, we will advise shareholders as required in our annual reports on Form 20-F of any changes in application of funds and will file a current report on Form 6-K to the extent we determine such changes in application must be disclosed more quickly.

Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may not spend or invest these proceeds in a way with which our stockholders agree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our initial public offering in a manner that does not produce income or that loses value.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases.

There may not be an active, liquid trading market for our Ordinary Shares.

Prior to this offering, there has been no public market for our Ordinary Shares. An active trading market for our Ordinary Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and the Underwriters based upon a number of factors which are descried in the “Underwriting” section. The initial public offering price may not be indicative of prices that will prevail in the trading market.

We will incur increased costs as a result of being a public company.

As a public company, we will incur legal, accounting and other expenses that we did not incur as a private company. For example, we must now engage U.S. securities law counsel and U.S. auditors that we did not require prior to this offering, and we will have annual payments for listing on a stock exchange if we are so listed. In addition, the Sarbanes-Oxley Act, as well as new rules subsequently implemented by the SEC and Nasdaq, have required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly. In addition, we will incur additional costs associated with our public company reporting requirements. While it is impossible to determine the amounts of such expenses in advance, we expect that we will incur expenses of between $500,000 and $1 million per year that we did not experience prior to commencement of this offering.

Shares eligible for future sale may adversely affect the market price of our Ordinary Shares, as the future sale of a substantial amount of outstanding Ordinary Shares in the public marketplace could reduce the price of our Ordinary Shares.

The market price of our shares could decline as a result of sales of substantial amounts of our shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Ordinary Shares. An aggregate of 11,666,667 shares will be outstanding before the consummation of this offering and 15,666,667 shares will be outstanding immediately after this offering if the over-subscription option is not exercised, or 16,266,667 shares if the over-subscription option is exercised in full. All of the shares sold in the offering will be freely transferable without restriction or further registration under the Securities Act. The remaining shares will be “restricted securities” as defined in Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act. See “Shares Eligible for Future Sale.”

Some of our pre-IPO shareholders will be able to sell their shares upon completion of this offering.

Holders of 5% of our outstanding shares prior to completion of this offering will not be subject to lock-up agreements. Our net tangible book value attributable to shareholders at August 31, 2015 was $21,119,082, or approximately $1.81 per Ordinary Share outstanding as of August 31, 2015. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after August 31, 2015, will be approximately $38,659,082 or $2.47 per Ordinary Share, if the over-subscription option is not exercised, or approximately $41,455,082 or $2.55 per Ordinary Share if the over-subscription option is exercised in full. Because these shareholders have paid a lower price per share than participants in this offering, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the stock following completion of the offering, to the detriment of participants in this offering.

You will experience immediate and substantial dilution.

The initial public offering price of our shares is substantially higher than the pro forma net tangible book value per share of our Ordinary Shares. Upon the completion of this offering, if you purchase shares in this offering and assuming no exercise of the underwriters’ over-subscription option, you will incur immediate dilution of approximately $2.53 or approximately 51% in the pro forma net tangible book value per share from the price per share that you pay for the shares; if you purchase shares in this offering and assuming full exercise of the underwriters’ over-subscription option, you will incur immediate dilution of approximately $2.45 or approximately 49% in the pro forma net tangible book value per share from the price per share that you pay for the shares. Accordingly, if you purchase shares in this offering, you will incur immediate and substantial dilution of your investment. See “Dilution.”

We are subject to liability risks stemming from our foreign status, which could make it more difficult for investors to sue or enforce judgments against our company.

Most of our operations and assets are located in the PRC. In addition, most of our executive officers and directors are non-residents of the U.S., and much of the assets of such persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against us or any of these persons.

In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a Cayman Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The Cayman Islands courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the Cayman Islands, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

Lastly, under the law of the Cayman Islands, there is little statutory law for the protection of minority shareholders. The principal protection under statutory law is that shareholders may bring an action to enforce the constituent documents of the corporation, our Memorandum and First Amended and Restated Articles of Association. Shareholders are entitled to have the affairs of the company conducted in accordance with the general law and the articles and memorandum.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law, since the common law of the Cayman Islands for business companies is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s Memorandum and First Amended and Restated Articles of Association, then the courts will grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders, which are more limited than the rights afforded minority shareholders under the laws of many states in the United States.

Our board of directors may decline to register transfers of ordinary shares in certain circumstances.

Our board of directors may, in its sole discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless (i) the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; (v) the shares conceded are free of any lien in favor of us; or (vi) a fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

You may be unable to present proposals before general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our First Amended and Restated Articles of Association allow our shareholders holding shares representing in aggregate not less than 20% of our voting share capital in issue, to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting.

Although our First Amended and Restated Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders, any shareholder may submit a proposal to our Board of Directors for consideration of inclusion in a proxy statement. Advance notice of at least ten calendar days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third in nominal value of the total issued voting shares in our company.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We do not undertake to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations, other than required by the federal securities laws or other applicable laws.

Letter from Chief Executive Officer — Mr. Xinfu Hu

Dear investors:

As you read this prospectus, you might be considering investing in Fuling and participating in our future development. I hope, through this letter, to give you a better understanding of our vision and values to help you with your investing decision.

Our Mission and Vision

You may not know the name Fuling, but you probably have used our products, some of which we are making in the United States. With more than 20 years of hard work delivering top quality products to our customers, Fuling has become an important player in the U.S. disposable serviceware market. Our environmentally conscious serviceware are used by McDonald’s, Subway, Wendy’s, Burger King, KFC (China only), Walmart, McKesson, Woolworths and more than one hundred other customers, and we expect to continue to broaden our customer base.

Fuling’s vision is to be an international leader in the production of disposable cutlery, straws and other serviceware. We believe that we can continue to produce serviceware of the highest quality without compromising on our dedication to innovation and the environment. We focus on research and development, craftsmanship, manufacturing technology, environmental protection and quality management to ensure that we can provide excellent products reliably and at fair prices. Anything Fuling produces — even something as small as a straw — is imprinted with our culture and values.

The United States is our main market. We have invested approximately $2.8 million and plan to invest over $9 million in our state of the art, new Allentown facility. Our customer base includes major fast-food chains, other leading disposable serviceware companies, retail stores, and small- and medium-sized customers, including distributors.

Our Guiding Principles

We believe our customers, employees and shareholders are all crucial for our success. Our guiding principle is very simple: if we support our customers and employees, our customers and employees will support our shareholders in return.

We believe that creating lasting value for our customers will bring our shareholders lasting returns. Our dedicated, conscientious employees are the most important factor in customer satisfaction. Without a happy and diligent employee team, we won’t have happy customers; without happy and satisfied customers, we won’t have satisfied shareholders. We believe our employees’ satisfaction and dedication to our mission has been a large reason we have enjoyed continuous growth.

We hope you as investors will not only be rewarded financially, but also share a sense of accomplishment in our contributions to society, both in China and the United States. By investing in us, you help us increase job opportunities in the U.S. and China, encourage innovation, promote environmental protection, and push economic transformation and improvement.

Our Business Model

Years of continuous effort have yielded a sound and efficient business platform in the U.S. We set up three sales companies in the U.S. to specifically service different groups of customers. These sales companies are Fuling Plastic USA, Inc., Direct Link USA LLC and Domo Industry Inc.

In addition, we have distribution centers in New Jersey, California, Pennsylvania in U.S. and Toronto and Vancouver in Canada. We plan to add two more such centers in Chicago and Dallas so that our products will be easily accessible in the entire North American market.

Our business model, simply put, is to produce high quality products, primarily in China, and to sell them in the United States and around the world. In the coming years, this model will not change fundamentally because the costs of manpower, raw materials and operations in China are lower than those in the United States.

However, we are never static. We have taken a firm step in the diversification of production and operation, and have built our first factory in the United States.

This is a decision made by our management team after careful consideration. We produce knives, forks, drinking cups, straws, and other disposable serviceware available to the U.S. market, but the transportation costs of these products are each different. For example, the transportation costs for cups and straws are more expensive than for other serviceware with similar weight, due to physical attributes of these hollow products. Therefore, instead of spending more money and resources on shipping, it is more economic to build factories producing these products in the U.S. By reducing transportation costs and raising the level of factory automation, higher salaries and raw material costs in the U.S. can be offset.

In 2014, we established our first factory outside of China, in Allenton, Pennsylvania. This transformative initiative is not an easy step, because it requires the factory to adapt to the local American culture while it has to remain consistent with our three factories in China. In addition, we have been exacting in our demands that the factory be a model of sustainable development and environmental protection.

However, this step will be very beneficial to us, because it systematically integrates the resources from the world’s two leading countries: the U.S. and China. For low-volume, multi-variety, multi-specification orders, we will continue to produce them at our factories in China. For orders of large quantities and single specification, we will be able to produce them with the highly-automated equipment in our U.S. factory.

We plan to invest around one-third of the funds raised in this IPO (approximately $9 million) in the development and operation of our U.S. factory and to further develop our U.S. sales network.

We are optimistic about the future of our Allentown factory, and we think this model will be mutually beneficial for both Fuling and our U.S. customers.

Our Approach to Challenges

Our integrity has seen us through numerous challenges over the course of our growth as a company. From the time my spouse, Guilan Jiang, founded Fuling with her sister-in-law Sujuan Zhu, a few close friends and me after being laid off from another job, Fuling has been successful by addressing challenges directly. We transformed our company from a small producer of plastic household articles, baskets and other plastic products into an initially-small disposable serviceware producer because Ms. Jiang found an opportunity at a chance meeting at a trade fair to supply plastic utensils to a global QSR.

Once we had that opportunity, our team rallied around the mission of providing excellent quality products to ensure that the customer was thrilled with the results. There are no shortcuts to satisfying and impressing customers, only hard work done with integrity. These efforts have, over time, resulted in our company being one of China’s largest exporters of disposable serviceware. The China Chamber of Commerce for Import and Export of Light Industrial Products and Arts and Crafts has recognized Taizhou Fuling as one of China’s top three plastic kitchenware and serviceware companies for exports every year from 2011 through 2014, based on export sales amount. Although we are in the leading position in China among exporters of disposable serviceware, compared with the international leading enterprises, we are still in the stage of growing our strength and power.

In any business, innovation often squares off against other competing forces. Besides competitive pressures, financial, exchange rate and many other uncertain factors can also lead to new development crises. We are aware that becoming a public company will bring us more challenges, because of the collision of different cultures, values and laws, and even geopolitical factors. And we will encounter challenges along the way that we do not currently anticipate. However, our many years of dealing at the highest levels with our exacting, multinational clients, with successful results, has prepared us for these future challenges.

We want you to know that we will maintain our culture of addressing challenges directly and our mission of providing environmentally-friendly products. We will continue to focus on R&D of environmentally-friendly raw materials, and achieving zero pollution emissions in the production process. We will defend Fuling’s and its shareholders’ long-term value and interests. Your trust and support will be our greatest asset.

Thank you all once again for considering participating in the development of our business.

Xinfu Hu
CEO, Fuling Global Inc.

Use of Proceeds

After deducting the estimated underwriting fee and offering expenses payable by us, we expect to receive net proceeds of approximately $17.5 million from this offering, or approximately $20.3 million if the over-subscription option is exercised in full. We intend to use the net proceeds of this offering as follows (as to such uses in China, after we complete the remittance process described below), and we have listed the specific uses of proceeds below. If and to the extent the over-subscription option is exercised, we intend to use any such proceeds for our working capital needs and to replace other sources of funding mentioned below where projects require more capital to complete than we anticipate raising in this offering.

Description of Use	Amount ($ million)	Percentage of Net Proceeds
United States
Operation of Allentown factory and development of U.S. sales network	3.9	22.29%
Development of Allentown factory	3.3	18.86%
China
Purchase of land for new factory in Wenling	5.0	28.57%
Construction costs for Wenling Factory – Phase I(1)	0.3	1.71%
Purchase of Equipment and Machinery – Phase I	4.0	22.86%
Research and Development – Process Automation	1.0	5.71%
Total	17.5	100%

(1)	We anticipate that the first phase of construction costs for Wenling factory will cost approximately $5 million, of which approximately $0.3 million will come from this offering and the balance from a combination of 2015 operating cash flows and, to the extent required, bank loans and other sources of financing.

Specifically, use of “Operation of Allentown factory and development of U.S. sales network” may entail:

Description of Use	Amount ($ million)
Working capital for operation in Allentown	3.0: (1) 0.5 in 2015 (2) 2.5 in 2016
Marketing and distributor relationship development	0.5
Sales employee recruiting and training	0.4
Total	3.9

Approximately two-thirds of the net proceeds from this offering will be remitted to China before we are able to use those funds to expand our business. We are permitted under PRC laws and regulations to provide funding to Taizhou Fuling, through capital contributions or parent/subsidiary loans, subject to approvals from or registrations with relevant PRC government authorities. We plan to use the capital contribution to fund Taizhou Fuling. We expect that a properly submitted application will be approved in the ordinary course of business; however, we cannot guarantee such an approval will occur or be timely. If our application for a capital contribution is denied, we will use the parent/subsidiary loan method of funding Taizhou Fuling.

As mentioned, we currently anticipate financing our subsidiaries by means of capital contributions. We currently anticipate using a portion of the net proceeds from this offering (total net proceeds of approximately $18 million) to increase the registered capital of Taizhou Fuling (after which time Taizhou Fuling may apply such funds to building a new facility in Wenling and research and development). The increase in registered capital will require prior approval from (i) MOFCOM to increase Taizhou Fuling’s registered capital, (ii) SAIC to alter Taizhou Fuling’s business certificate to reflect the increase in registered capital and (iii) SAFE to allow Taizhou Fuling’s bank to convert U.S. dollars into RMB in order to fund such increased registered capital, or each of the foregoing agencies’ respective local counterparts. This approval process typically takes 30 to 90 days in total, and sometimes longer, from the time MOFCOM or its local branches receive all the required application documents to begin the process.

We plan to remit money to China using the capital contribution method. The approval from MOFCOM is the key approval in the capital contribution process, and we believe all other approvals are ministerial if MOFCOM approves such increase in registered capital. We have not yet initiated this process but intend to start the process immediately upon completion of the offering. We do not foresee any problem receiving necessary government approvals for a capital contribution; however, if our application is rejected, we would remit money to China through a parent/subsidiary loan instead. If we were to provide funding to Taizhou Fuling through parent/subsidiary loans (rather than the capital contribution method), the total amount of such parent/subsidiary loans may not exceed $8.89 million, which is the difference between Taizhou Fuling’s total investment amount as approved by the foreign investment authorities (currently $20 million), and Taizhou Fuling’s registered capital (currently $11.11 million). To the extent we are unable to receive all of the proceeds of this offering through a parent/subsidiary loan, we would anticipate using such excess in our U.S. operations, but may, at any time, reallocate those of other funds via intercompany loans and contributions to our PRC subsidiaries. By contrast, if we fund Taizhou Fuling through a capital contribution, the amount of our contribution is subject to increasing our registered capital, as described above, and applying to change the approved investment amount is not required. Such parent/subsidiary loans must also be registered with the SAFE, which registration usually takes no more than 20 working days after application to complete. The cost for obtaining such approvals and completing such registration is minimal.

We cannot assure you that we will be able to complete these government registrations or obtain the relevant approvals on a timely basis, if at all. The procedure to remit funds may take several months after completion of this offering, and we will be unable to use the funds in China until remittance is completed. We have not yet initiated the process of remitting money to China using either method but will begin to do so promptly upon completion of this offering. See “Risk Factors — Risks Related to Doing Business in the PRC — PRC regulation of parent/subsidiary loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make parent/subsidiary loans or additional capital contributions to our PRC operating subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

Pending use of the net proceeds, we intend to invest our net proceeds in short-term, interest bearing, investment-grade obligations. These investments may have a material adverse effect on the U.S. federal income tax consequences of an investment in our Ordinary Shares. It is possible that we may become a passive foreign investment company for U.S. federal income taxpayers, which could result in negative tax consequences to you. These consequences are discussed in more detail in “Material Tax Matters Applicable to U.S. Holders of Our Ordinary Shares.”

The foregoing represents our current intentions with respect of the use and allocation of the net proceeds of this offering based upon our present plans and business conditions, but our management will have significant flexibility and discretion in applying the net proceeds of this offering. The occurrence of unforeseen events or changed business conditions may result in application of the proceeds of this offering in a manner other than as described in this prospectus.

Dividend Policy

Other than dividends of (i) $9,000 declared by Taizhou Fuling in 2004 and reinvested in Taizhou Fuling as additional paid in capital, (ii) $900,000 declared by Taizhou Fuling in 2007 and reinvested in Taizhou Fuling as additional paid in capital and (iii) $10,274,848 declared by Taizhou Fuling in 2014, of which $7,530,000 was reinvested in Taizhou Fuling as additional paid in capital, we have never declared or paid any cash dividends on our Ordinary Shares. Those dividends were paid in RMB in China. (Most of the portion of the 2014 dividend that was not reinvested consisted of taxes associated with restructuring the Company.) We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the Board of Directors may deem relevant.

Under Cayman Islands law, we may only pay dividends from surplus (the excess, if any, at the time of the determination of the total assets of our company over the sum of our liabilities, as shown in our books of account, plus our capital), and we must be solvent before and after the dividend payment in the sense that we will be able to satisfy our liabilities as they become due in the ordinary course of business; and the realizable value of assets of our company will not be less than the sum of our total liabilities, other than deferred taxes as shown on our books of account, and our capital.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our BVI subsidiary, Total Faith. Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to Total Faith only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

In addition, pursuant to the EIT Law and its implementation rules, dividends generated after January 1, 2008 and distributed to us by our PRC subsidiaries are subject to withholding tax at a rate of 10% unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from operations in China may be used to pay dividends to our company. Taizhou Fuling may go to a licensed bank to remit its after-tax profits out of China. Nevertheless, the bank will require Taizhou Fuling to produce the following documents for verification before it may transfer the dividends to an overseas bank account of Taizhou Fuling’s parent company: (1) tax payment statement and tax return; (2) auditor’s report issued by a Chinese certified public accounting firm confirming the availability of profits and dividends for distribution in the current year; (3) the Board minutes authorizing the distribution of dividends to its shareholders; (4) the foreign exchange registration certificate issued by SAFE; (5) the capital verification report issued by a Chinese certified public accounting firm; (6) if the declared dividends will be distributed out of accumulated profits earned in prior years, Taizhou Fuling must appoint a Chinese certified public accounting firm to issue an auditors’ report to the bank to certify Taizhou Fuling’s financial position during the years from which the profits arose; and (7) other information as required by SAFE.

Exchange Rate Information

Our financial information is presented in U.S. dollars. Our functional currency is Renminbi (“RMB”), the currency of the PRC. Transactions denominated in currencies other than RMB are translated into RMB at the exchange rate quoted by the People’s Bank of China at the dates of the transactions. Exchange gains and losses resulting from transactions denominated in a currency other than the RMB are included in statements of operations as foreign currency transaction gains or losses. Our financial statements have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 52, “Foreign Currency Translation”, which was subsequently codified within ASC 830, “Foreign Currency Matters”. The financial information is first prepared in RMB and then is translated into U.S. dollars at period-end exchange rates as to assets and liabilities and average exchange rates as to revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income (loss) in shareholders’ equity. The relevant exchange rates are listed below:

	June 30, 2015		December 31, 2014		December 31, 2013
US$1:RMB exchange rate	Period End	6.1088	Period End	6.1460	Period End	6.1140
	Average	6.1254	Average	6.1457	Average	6.1958

We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade. We do not currently engage in currency hedging transactions.

The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated (www.oanda.com).

	Midpoint of Buy and Sell Prices for U.S. Dollar per RMB
Period	Period-End	Average	High	Low
2010	6.6018	6.7696	6.8344	6.6018
2011	6.3585	6.4640	6.6357	6.3318
2012	6.3086	6.3116	6.3862	6.2289
2013	6.0220	6.0720	6.2195	5.9778
2014	6.1411	6.1463	6.1758	6.0924
2015 (through October 17, 2015)	6.3535	6.1838	6.4129	6.0933
March	6.1206	6.1444	6.1646	6.1206
April	6.1001	6.1081	6.1197	6.1001
May	6.1065	6.1013	6.1098	6.0933
June	6.1088	6.1109	6.1210	6.1036
July	6.2097	6.1103	6.2097	6.1047
August	6.3885	6.3279	6.4129	6.2096
September	6.3638	6.3692	6.3836	6.3559
October (through October 17, 2015)	6.3535	6.3499	6.3568	6.3230

As of October 17, 2015, the exchange rate is RMB 6.3535 to $1.00.

Over the past several years, the RMB has moved from a period of being tightly linked to the U.S. dollar, to a period of revaluation and strengthening against the dollar and into a second period of current relative stability. Our primary sales outside China occur in the United States (92.87% in 2014), Europe (2.33% in 2014), Australia (1.46% in 2014), Canada (1.45% in 2014), in Central and South America (0.92% in 2014), and the Middle East (0.82% in 2014), but all such sales outside China are made in U.S. dollars. Following is a chart showing recent changes in the exchange rates between the RMB and U.S. dollars.

Strength of U.S. Dollar against Renminbi

Capitalization

The following table sets forth our capitalization as of August 31, 2015 on an actual and a pro forma as adjusted basis giving effect to the completion of the offering at an assumed public offering price of $5.00 per share and to reflect the application of the proceeds after deducting the estimated underwriting fees. You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds” and “Description of Share Capital.”

Pre- and Post-Offering Capitalization

As of August 31, 2015

		Pro Forma After Offering(1)
	Actual	No Over-subscription	Full Over-subscription
Indebtedness:
Short-term debt	$20,687,639	$20,687,639	$20,687,639
Long-term debt	—	—	—
Total indebtedness	20,687,639	20,687,639	20,687,639
Shareholders’ Equity:
Ordinary Shares $0.001 par value per share, 70,000,000 shares authorized, 11,666,667 shares issued and outstanding; pro forma without over-subscription reflects 15,666,667 shares issued and outstanding; pro forma with over-subscription reflects 16,266,667 shares issued and outstanding	11,667	15,667	16,267
Additional paid-in capital(2)	11,108,133	28,644,133	31,439,533
Statutory reserves	2,397,433	2,397,433	2,397,433
Retained earnings	8,235,478	8,235,478	8,235,478
Accumulated other comprehensive gain	871,955	871,955	871,955
Non-controlling interest	319,374	319,374	319,374
Total shareholders’ equity	22,944,040	40,484,040	43,280,040
Total capitalization	$43,631,679	$61,171,679	$63,967,679

(1)	Gives effect to completion of the offering of 4,000,000 shares, at an assumed public offering price of $5.00 per share and to reflect the application of the proceeds after deducting the estimated underwriting fee and our estimated offering expenses. (See note 2 below.) “No over-subscription” column does not give effect to shares sold pursuant to the exercise of the over-subscription option, if any. “Full over-subscription” column assumes 600,000 Ordinary Shares are sold pursuant to the exercise of the over-subscription option.
(2)	Pro forma additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting fee, Underwriter expense allowance and other expenses. We expect to receive net proceeds of (a) approximately $17,540,000 in the event the over-subscription option is not exercised ($20,000,000 offering, less underwriting fee of $1,360,000 and offering expenses of approximately $1,100,000) or (b) approximately $20,336,000 in the event the over-subscription option is exercised in full ($23,000,000 offering, less underwriting fee of $1,564,000 and offering expenses of approximately $1,100,000).

Dilution

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Ordinary Share and the pro forma net tangible book value per Ordinary Share after the offering. Dilution results from the fact that the per Ordinary Share offering price is substantially in excess of the book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares. Our net tangible book value attributable to shareholders at August 31, 2015 was $21,119,082, or approximately $1.81 per Ordinary Share outstanding as of August 31, 2015. Net tangible book value per Ordinary Share represents the amount of total assets less intangible assets and total liabilities, divided by the number of Ordinary Shares outstanding.

Upon completion of this offering, we will have 15,666,667 Ordinary Shares outstanding with 4,000,000, or approximately 25.53%, in the public float. If the over-subscription option is exercised in full, we will have 16,266,667 shares outstanding and 4,600,000, or approximately 28.28%, in the public float. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after August 31, 2015, will be approximately $2.47 per Ordinary Share if the over-subscription option is not exercised, or approximately $2.55 per Ordinary Share if the over-subscription option is exercised in full. This would result in dilution to investors in this offering of approximately $2.53 per Ordinary Share if the over-subscription option is not exercised or approximately $2.45 if the over-subscription option is exercised in full, from the assumed offering price of $5.00 per Ordinary Share. Net tangible book value per Ordinary Share would increase to the benefit of present shareholders by $0.66 per share if the over-subscription option is not exercised or $0.74 if the over-subscription option is exercised in full, attributable to the purchase of the Ordinary Shares by investors in this offering.

The following table sets forth the estimated net tangible book value per Ordinary Share after the offering and the dilution to persons purchasing Ordinary Shares based on the foregoing offering assumptions.

	No Over-subscription Post-Offering(1)	Full Over-subscription Post-Offering(2)
Assumed offering price per Ordinary Share	$5.00	$5.00
Net tangible book value per Ordinary Share before the offering	$1.81	$1.81
Increase per Ordinary Share attributable to payments by new investors	$0.66	$0.74
Pro forma net tangible book value per Ordinary Share after the offering	$2.47	$2.55
Dilution per Ordinary Share to new investors	$2.53	$2.45

(1)	Assumes gross proceeds from offering of 4,000,000 Ordinary Shares.
(2)	Assumes gross proceeds from offering of 4,600,000 Ordinary Shares, if over-subscription option is exercised in full.

Assuming no exercise of the over-subscription option, a U.S. $1.00 increase (decrease) in the assumed public offering price of $5.00 per share would increase (decrease) our pro forma net tangible book value after giving effect to the offering by $5 million, the pro forma net tangible book value per ordinary share and per share by $0.24 per ordinary share and the dilution in pro forma net tangible book value per ordinary share to new investors in this offering by $0.76 per ordinary share, assuming no change to the number of shares offered by us as set forth on the cover page of this prospectus, and after deducting the estimated underwriting fee and commissions and estimated offering expenses payable by us.

Post-Offering Ownership

The following charts illustrate our pro forma proportionate ownership, upon completion of the offering, by present shareholders and investors in this offering, compared to the relative amounts paid by each. The charts reflect payment by present shareholders as of the date the consideration was received and by investors in this offering at the offering price without deduction of commissions or expenses. The charts further assume no changes in net tangible book value other than those resulting from the offering.

Post-Offering Ownership Without Over-subscription

	Shares Purchased		Total Consideration		Average Price Per Share
	Amount	Percent	Amount	Percent
Existing shareholders	11,666,667	74%	$21,119,082	51%	$1.81
New investors	4,000,000	26%	$20,000,000	49%	$5.00
Total	15,666,667	100%	$41,119,082	100%	$2.62

Post-Offering Ownership With Over-subscription

	Shares Purchased		Total Consideration		Average Price Per Share
	Amount	Percent	Amount	Percent
Existing shareholders	11,666,667	72%	$21,119,082	48%	$1.81
New investors	4,600,000	28%	$23,000,000	52%	$5.00
Total	16,266,667	100%	$44,119,082	100%	$2.71

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.”

Overview of Company

We are a specialized production and distribution company for environmentally-friendly plastic serviceware with primary customers from the United States and European countries. We mainly conduct our operations in China and United States through our wholly owned subsidiary, Taizhou Fuling Plastics Co., Ltd. and its subsidiaries in both countries.

Our plastic serviceware products are made from environmentally-friendly material. Our products include disposable cutlery, drinking straws, cups and plates and other plastics products. Our largest customer base is in the United States. Our production facilities include three factories in Zhejiang Province, China and one factory in Pennsylvania, U.S., and we have obtained ISO9001 quality management system, ISO14001 environmental management system, HACCP, FDA food facility registration and GMP certifications. These certifications are crucial for businesses like ours that serve some of the most sophisticated purchasers of foodservice disposables in the world.

Our primary raw materials in production of our products are PP, GPPS and HIPS, which are extracted from crude oil. Thus, our cost of raw material is highly impacted by fluctuations in the price of oil. Cost of revenues mainly includes costs of raw materials, costs of direct labor, utilities, depreciation expenses and other overhead.

Our largest product category is disposable cutlery. It includes forks, knives, spoons, general, specialized and multipurpose utensils (for instance, the spork), both in single- and multi-utensil packages. It accounted for 60% and 54% of our revenue for the six months ended June 30, 2015 and for the year ended December 31, 2014, respectively, and we believe it will continue to be a key area for growth in the coming years. Our other product categories are (i) drinking straws, (ii) cups and plates and (iii) other plastics products. (i) Drinking straws, (ii) cups and plates and (iii) other plastics products accounted for 12%, 24% and 4% of the total sales respectively for the six months ended June 30, 2015. (i) Drinking straws, (ii) cups and plates and (iii) other plastics products accounted for 16%, 27% and 3% of the total sales respectively in 2014.

Direct Link, one of our subsidiaries was incorporated in the United States in 2011 and is engaged in the distribution of our products in the U.S. In May 2014, Fuling Plastic USA, Inc. (“Fuling USA”) was incorporated in the Commonwealth of Pennsylvania as a wholly-owned subsidiary of Taizhou Fuling. Fuling USA is establishing the Company’s first production factory in the U.S. and will principally engage in the production of plastic drinking straw items. We have not established any subsidiaries in Europe and we rely on the sales forces located in China to export our products to European countries.

As of October 19, 2015, our products are sold in 22 countries. Our customers now include McDonald’s, Subway, Wendy’s, Burger King, KFC (China only), Walmart, McKesson and Woolworths.

In 2014, we supplied four of the five largest fast food restaurant chains in the United States, based on U.S. systemwide sales amount as published by QSR Magazine. These top five chains, in order, were 1. McDonald’s, 2. Subway, 3. Starbucks, 4. Wendy’s and 5. Burger King.

We estimate we supplied the following percentages of these customers’ products in the United States in 2014. These percentages are management’s best estimates, based on orders from such customers and understanding of other supplier relationships.

Customer	Cutlery	Straws	Courtesy Cups
A	100%	70%	*
B	45%	45%	*
C	24%	*	*
D	*	100%	100%

*	Less than 1%; please note that these customers are presented in random order and not in order of size in order to protect the confidentiality of the customers.

For the six months ended June 30, 2015 and 2014, sales to these four customers amounted in the aggregate to 30.6% and 35.3% of our total revenues, respectively. Only Wendy’s (10.9% and 14.2%, respectively) exceeded 10% of our total revenues in the six months ended June 30, 2015 and 2014. Sales to these four customers amounted in the aggregate to 32.7% and 32.9% of our total revenues in the years ended December 31, 2014 and 2013, respectively. None of these customers exceeded 10% in 2014, and only Wendy’s (12.99%) and Burger King (11.8%) exceeded 10% of our total revenues in 2013.

Revenue by Geographic Area*
(All amounts, other than percentages, in thousands of U.S. dollars)

	Six Months Ended June 30, 2015		Year Ended December 31, 2014
Region	Amount	%	Amount	%
United States	$43,657	95.44%	$76,930	92.87%
Europe	$926	2.02%	$1,933	2.33%
Australia	$325	0.71%	$1,214	1.46%
Canada	$469	1.03%	$1,198	1.45%
Central and South America	$35	0.08%	$760	0.92%
Middle East	$37	0.08%	$683	0.82%
China	$297	0.64%	$122	0.15%
Total	$45,746		$82,840

*	The revenue here does not include our income from sources other than our serviceware products, which are mainly sales of raw materials and recyclable waste.

Factors Affecting Our Results of Operations

Government Policy May Impact our Business and Operating Results

We have not seen any significant impact of unfavorable government policy upon our business in recent years. However, our business and operating results will be affected by China’s overall economic growth and government policy. Unfavorable changes in government policies (as well as government policies affecting our customers) could affect the demand for our products and could materially and adversely affect our results of operations. Our products are currently not subject to the government restrictions in the PRC. However, any future changes in the government’s policy upon plastic related production industry or disposal rules may have a negative effect on our business. As our majority of business is from international trading, any future changes in the government policy affecting the importing and exporting industry may impact our revenue and profitability.

World price of crude oil may impact of our profitability

The price of our products’ main raw material is closely associated with that of crude oil. Fluctuating oil price impacts not only the cost of plastic resin, but also transportation costs. Normally, our customers and we mutually agree to adjust our price according to raw material price fluctuation. However, if we are unable to do that in future, oil price fluctuation will impact our profitability.

Fast food industry is expected to grow in a slow-growth environment

Our major customers operate in fast food industry in the U.S. The industry is expected to perform marginally better over the next five years as the U.S. economy improves and consumers continue to seek convenient meal options. While no severe revenue declines are expected, fast food restaurants will continue to operate in a slow-growth environment. Successful operators will need to adapt to changing consumer preferences as the traditional concept of fast food evolves to include a wider variety of options. As plenty of opportunities remain for new fast food concepts and products, the industry’s long era of growth is far from over. As a result of these trends, fast food industry revenue is expected to grow at an annualized rate of 2.0% over the five years to 2019 to $219.3 billion in the U.S.

Competition is high and increasing

The three largest U.S. suppliers of foodservice disposables account for a significant percentage of the industry. As of 2012, Dart Container Corporation, Reynolds Group/Pactiv and Georgia-Pacific collectively held approximately 29% of the U.S. market share in the foodservice disposables industry. Our industry is marked by a small number of strong competitors, with approximately 50% of our market controlled by the top 10 companies in the industry. Under such circumstances, we may be unable to compete effectively against such larger, better-capitalized companies, which have well-established long-term relationships with the large customers we serve and seek to serve. Competition in this industry is primarily based on price. Other significant competitive factors are quality and reliability of delivery.

Exchange rate fluctuation may significantly impact our business and profitability

We sell a majority of our products in the United States (approximately 92.87% based on 2014 revenues, and approximately 95.44% based on the revenues for the six months ended June 30, 2015). Historically, we have relied on lower wages and favorable exchange rates in China to make our products sold abroad competitive in price. As China’s currency has appreciated against the U.S. dollar, our advantage in price competitiveness might be impacted. While have already begun to diversify risk by moving some of our manufacturing to the United States, we anticipate continuing to produce the majority of our products in China. To the extent the Chinese RMB continues to appreciate, our products could become more expensive and, as a result, less attractive to potential customers in other countries.

Industry Trends and Company Strategy

We have noted the existence of the following trends since the beginning of 2015, all of which are likely to affect our business to the extent they continue in the future. We are adopting strategies accordingly.

Industry operators will need to cater to environmental concerns in order to succeed

Business and consumer concerns over the environmental impact of plastic will gain importance as an industry trend over the next five years. Consumers will likely be more conscious of the environmental impact of paper and plastic products and look to purchase recycled and eco-friendly products. As a result, industry operators will need to cater to environmental concerns in order to succeed in the industry. For instance, according to Freedonia, McDonald’s reports that its corrugated clamshells contain at least 37 percent recycled content.

Our management believes companies that provide eco-friendly products can charge higher prices which usually offset more than the cost increase and thus achieve higher profit margins. On average, our eco-friendly products have 10% higher gross margin compared to our conventional products.

Innovation and cost cutting

The main material used to produce plastic products is plastic resin, a petroleum-based product. For this reason, fluctuations in global crude oil prices lead to changes in the input costs for plastic manufacturers. Crude oil prices are generally volatile.

The plastic resins we primarily use are polypropylene (“PP”) and polystyrene (“PS”) which includes General Purpose Polystyrene (“GPPS”) and High Impact Polystyrene (“HIPS”)) The following chart shows their percentages of our total cost of raw materials in the six months ended June 30, 2015 and 2014, and years ended December 31, 2014 and 2013:

	Six Months Ended June 30,		Year Ended December 31,
Raw Material	2015	2014	2014	2013
PP	50.93%	52.70%	51.31%	41.13%
GPPS	26.55%	24.28%	25.66%	34.21%
HIPS	2.74%	2.30%	2.26%	0.80%
Total	80.22%	79.29%	79.23%	76.14%

The following chart shows the monthly prices of PP, GPPS, HIPS and Brent oil (one kind of crude oil) from January 2014 to August 2015:

	PP ($/LB)	GPPS ($/LB)	HIPS ($/LB)	Brent Oil ($/barrel)
2014
January	$0.960	$1.365	$1.475	$108.150
February	0.950	1.325	1.435	108.860
March	0.935	1.325	1.435	107.550
April	0.925	1.295	1.405	107.580
May	0.920	1.275	1.385	109.650
June	0.890	1.265	1.375	111.620
July	0.890	1.335	1.445	106.650
August	0.940	1.335	1.445	101.600
September	0.940	1.295	1.405	97.410
October	0.980	1.275	1.385	87.540
November	0.930	1.245	1.355	78.900
December	0.835	1.205	1.315	62.910
2015
January	0.730	0.910	1.010	47.870
February	0.740	0.870	0.970	58.140
March	0.725	0.870	0.970	55.930
April	0.685	0.920	1.020	61.020
May	0.675	0.950	1.050	65.630
June	0.685	0.900	1.000	63.800
July	0.670	0.960	1.060	56.690
August	$0.655	$0.930	$1.030	$48.100
Decreased	31.77%	31.87%	30.17%	55.52%

The following diagrams show the trend of the prices:

PP ($/LB)
$1.500
$1.000
$0.500
$0.000
Jan-14
Mar-14
May-14
Jul-14
Sep-14
Nov-14
Jan-15
Mar-15
May-15
Jul-15
GPPS ($/LB)
$1.500
$1.000
$0.500
$0.000
Jan-14
Mar-14
May-14
Jul-14
Sep-14
Nov-14
Jan-15
Mar-15
May-15
Jul-15
HIPS ($/LB)
$1.500
$1.000
$0.500
$0.000
Jan-14
Mar-14
May-14
Jul-14
Sep-14
Nov-14
Jan-15
Mar-15
May-15
Jul-15
Brent Oil ($/barrel)
$150.000
$100.000
$50.000
$0.000
Jan-14
Mar-14
May-14
Jul-14
Sep-14
Nov-14
Jan-15
Mar-15
May-15
Jul-15

The following chart shows the normalized and standardized prices:

With competition being mostly price-based, market players need to improve technology and manufacturing processes to save cost. In addition, the environmental trend will encourage market players around the world to invest more in research and development.

We have consistently invested in R&D and new equipment and technology to increase our cost competitiveness. The following chart illustrates the effect:

	2012	2013	2014	Increase from 2012 to 2014
Average Worker Annual Salary	$5,090	$5,705	$6,326	21%
R&D Expense	$1,669,748	$2,128,923	$2,484,566	49%
Productivity Per Worker	$80,180	$107,980	$126,990	58%

Proximity to key markets is a major success factor

Although many degradable products are imported from Asia, due to rising manufacturing costs in China, some importers of degradable foodservice disposables are in the midst of establishing U.S. production operations. For example, Trellis Earth Products, an Oregon-based manufacturer of sustainable food service products, is shifting its manufacturing of its bioplastic-based disposables from China to a facility in Rochester, New York. The trend is based on the economic logic of producing or sourcing near the consumer.

The nature of some of our products (straws, cups and plates, specifically) necessitates operations to be fairly localized, as shipping costs tends to be significant for these products. It makes economic sense to manufacture those products at a location close to markets. In addition to reduced transportation costs and delivery time, this is also helpful for customer satisfaction since it allows manufacturers to respond to customer needs more quickly.

In 2014, we commenced construction of a manufacturing facility in Allentown, Pennsylvania, which will provide us a platform to manufacture drinking straws in the United States. The total investment for the project will be roughly $9.9 million. The factory in Allentown became operational in June 2015.

Business Development Trends

Our prices fluctuate based on changes in our material costs. We and our long-term customers closely follow changes in such prices and adjust our product prices accordingly. As a result of decreases in oil prices in 2015, our customers reduced the price they paid for our products during the year, but we have been able to maintain our profit margins on the year. We currently anticipate that our revenues will increase by approximately 12% and that our profits will increase by approximately 18% in 2015. After completion of this offering and assuming our capacity expansion plans are met with the proceeds of this offering and our operational cash flows, we estimate that revenues and profits will both increase by approximately 18% in 2016 and 25% in 2017. These projections are based on the following assumptions; to the extent these assumptions are inaccurate, our results could vary significantly from the foregoing projections.

Projected 2015 revenue growth of 12% and net income growth of 18%

Our revenue growth projections assume that:

a)	Our new QSR customer in China, KFC China, begins to generate revenues in the second half of 2015.
b)	A major distributor customer, LOLLICUP USA, Inc., places substantially higher orders with us, as it has secured an additional QSR customer in the U.S.
c)	Other current customers’ orders remain healthy overall. Our top ten customers’ overall order volume growth rate is 19% through July 2015.
d)	The new container production lines (mainly thermoforming machine) we purchased in the first half of 2015 in China for new products in plates, cups, bowls and other categories begin to fill new orders from existing customers in October. We expect production in 2015 to be 1,000 tons or 17% of capacity.

e)	We increase the capacities of our Chinese factories. Our Songmen factory currently operates at 90.9% capacity based on 24/7 operation. We estimate that we could increase capacity by 2,100 tons if we increased to 100% capacity. Our Sanmen factory currently operates at 48.5% capacity based on 24/7 operation; we estimate that we could increase capacity by 2,000 tons if we increased to 73.5% capacity. These capacity rates do not take into consideration the expansion in capacity created by the new container production lines mentioned in (d) above.
f)	Our Allentown factory becomes operational as planned. Our Allentown operations began production in June 2015 with four of six current production lines fully functional (completely installed, tested, validated, certified by Underwriters Laboratories). The remaining two production lines became operational in the middle of July 2015. Although we can run all six lines at the same time, we have not yet fully staffed operations to run all six production lines at 24/7 operation. We currently run two of the six production lines most of the time. We estimate that we could have all six production lines in full operation by the end of 2015. This will provide us 1,200 tons of straw production or 25% capacity.

Our net income growth projections assume that:

a)	The decrease of our raw material price decrease is not completely offset by the decrease of our sales price, as oil prices have dropped in 2015. If raw material costs increased by 10%, we estimate that approximately 80% of our clients will adjust their purchase prices accordingly. Approximately 30% of our clients adjust price automatically according to changes in raw materials prices. We expect that approximately 50% of our clients will seek to negotiate a price reduction with us. For example, when raw material price decreases by 10%, we may suffer a sales price decrease impact of 5%. Our product prices do not generally adjust price exactly as same as the change of raw material price. We expect that approximately 20% of our clients will not adjust price, whether or not raw material prices increase or decrease.
b)	Our labor and shipping costs either decrease or remain stable. If our labor costs increased by 10% from our estimate, we would expect revenue growth to remain stable but net income to decrease by approximately 1%. If shipping costs (by sea) increased by 10%, we expect net income would decrease by approximately 1%.

Projected 2016 revenue growth of 18% and net income growth of 18%

Our revenue growth projections assume that:

a)	KFC China continues to place orders of about $1 million in 2016, in line with their agreement with us.
b)	We successfully secure a new distributor customer in U.S. This target customer is a buying network group with many distributor members. We estimate our sales to this new customer could approach $5 million in 2016 if we are successful in securing it as a customer and receive orders in line with our estimates.
c)	Our other existing customers’ orders continue to increase in line with prior growth rates.
d)	The container products capacity added in 2015 continues to provide products to current customers. It is currently impossible to estimate the timing and impact of such orders.
e)	We increase the capacities of our Chinese factories (other than our Songmen factory, which we project to remain at 100% capacity in 2016). Phase I of our new Wenling factory is projected to become operational in July 2016, adding 20,000 ton capacity per annum. We expect the utilization will be 3,000 tons of production in 2016. Our Sanmen factory could increase capacity by 2,100 tons if we increased to 100% capacity in 2016.
f)	We increase the capacity of our Allentown factory by 1,200 tons to 50% of designated capacity. Total output would be at 2,400 tons.
g)	Our product prices remain stable.

Our net income growth projections assume that:

a)	Our raw material prices remain stable compared to 2015 prices.
b)	Our shipping costs remain stable compared to 2015 costs.
c)	We expect the cost of labor in China will increase approximately 10% in 2016, but we expect our investments in automation and equipment to increase production efficiency will offset such increased labor costs.

Projected 2017 revenue growth of 25% and net income growth of 25%

Our revenue growth projections assume that:

a)	We are able to secure a new manufacturer customer and that this customer generates an estimated $9 million in revenue for us in 2017. This target customer has annual sales of more than $1 billion. We are currently negotiating with this client but cannot guarantee that we will be successful in securing them as a customer.
b)	The orders from the new distributor client we expect to add in 2016 increase our 2017 revenues by $8 million compared to 2016 revenues.
c)	Our increased container products capacity continues to provide products to current customers, resulting in increased revenues of approximately $10 million in 2017.
d)	Our Songmen and Sanmen factories remain at 100% capacity utilization and our Wenling factory reaches 50% utilization. In addition, we assume that Phase II of our Wenling factory completes in July 2017, bringing an additional 20,000 tons capacity annually. We expect the utilization will be 15,000 tons of production in 2017.
e)	Our Allentown factory capacity utilization reaches 100% or 4,800 ton per annum.

Our net income growth projections assume that:

a)	Our raw material prices remain stable compared to 2016.
b)	Our shipping and labor costs remain stable compared to 2016 levels.

All of these forward-looking statements depend on adequate market demand for our products, maintenance of full capacity at our facilities and stable pricing for our products and raw materials. Actual results could differ materially from these projections as a result of a number of risks and uncertainties. See “Risk Factors — Our projections and assumptions underlying may be inaccurate, resulting in slower than anticipated growth”.

Results of Operations

Six Months Ended June 30, 2015 and 2014

The following table summarizes the results of our operations during the six months ended June 30, 2015 and 2014, respectively, and provides information regarding the dollar and percentage increase (or decrease) during such periods.

(All amounts, other than percentages, in thousands of U.S. dollars)

Statement of Operations Data:	Six Months Ended June 30, 2015		Six Months Ended June 30, 2014		Amount Increase (Decrease)	Percentage Increase (Decrease)
	Amount	As % of Sales	Amount	As % of Sales
Revenues	$45,746	100%	$37,915	100%	$7,831	21%
Cost of goods sold	29,673	65%	25,340	67%	4,333	17%
Gross profit	16,073	35%	12,575	33%	3,498	28%
Operating expenses
Selling expenses	7,143	16%	5,433	14%	1,710	31%
G&A expenses	2,679	6%	1,532	4%	1,147	75%
R&D expense	933	2%	1,120	3%	(187)	-17%
Total operating expenses	10,755	24%	8,085	21%	2,670	33%
Income from operations	5,318	12%	4,490	12%	828	18%
Other income (expenses)
Interest expense, net	(619)	-1%	(589)	-2%	(30)	5%
Subsidy income	60	0%	173	0%	(113)	-65%
Other income	299	1%	58	0%	241	420%
Total other income (expenses)	(260)	-1%	(358)	-1%	98	-27%
Income before income taxes	5,058	11%	4,132	11%	926	22%
Provision for income taxes	(745)	-2%	(559)	-1%	(186)	33%
Net income	$4,313	9%	$3,573	9%	$740	21%

Revenues.  Revenues increased by approximately $7.8 million, or 21%, to approximately $45.7 million for the six months ended June 30, 2015 from approximately $37.9 million for the same period in 2014. The increase in net sales was driven by higher amount of products sold.

Revenue by Product Type

(All amounts, other than percentages, in thousands of U.S. dollars)

	Six Months Ended June 30, 2015		Six Months Ended June 30, 2014		Variance
	Amount	% of Sales	Amount	% of Sales	Amount Increase (Decrease)	Percentage Increase (Decrease)
Cutlery	$27,435	60%	$22,621	60%	$4,814	21%
Straws	5,440	12%	4,345	11%	1,095	25%
Cups and plates	11,102	24%	9,798	26%	1,304	13%
Others	1,769	4%	1,151	3%	618	54%
Total	$45,746	100%	$37,915	100%	$7,831	21%

Cutlery

Revenue from cutlery increased by $4.8 million, or 21%, from $22.6 million to $27.4 million for the six months ended June 30, 2015. We sold 2.5 million kilograms more compared to the six months ended June 30, 2014 for this product category. Sales from products made with nano-modified polypropylene material with our patented technology, increased by $2.1 million. The sales increase of cutlery was driven by the increased volume of products sold.

Sales of cutlery made from traditional polypropylene material and polystyrene materials in 6 months ended June 30, 2015 increased by $2.4 million or 41% from the same period of 2014. This increase was driven by the increase of total volume of products sold by 1.25 million kilograms.

Sales of cutlery made from cornstarch biodegradable material increased by $163,700. We expect that our sales from this type of product will continue to grow due to increasing environmental concerns about plastic products.

Straws

Sales for straws increased by $1.1 million for six months ended June 30, 2015 compared with sales for six months ended June 30, 2014. Our price is very competitive in the U.S. market and our products have been receiving substantial interest from customers. The sales increase was driven by the increased volume of products sold of 262,000 kilograms, or 22% compared to the same period of 2014.

Cups and plates

Sales for cups and plates increased by $1.3 million for six months ended June 30, 2015 compared with sales for the same period in 2014. The sales increase was driven by the higher amount of products sold. The quantity sold increased by 13% or 355,000 kilograms.

Other products

Other products include products for family use, party and other entertainment purposes. Sales from these types of products increased by $618,000 for the six months ended June 30, 2015 compared with sales for the same period in 2014. The sales increase was mainly due to the new products we introduced to the market in 2015. We introduced measuring cups, the sales of which amounted $812,000 for the six months ended June 30, 2015.

Revenue by Geographic Area*

(All amounts, other than percentages, in thousands of U.S. dollars)

	Six Months Ended June 30, 2015		Six Months Ended June 30, 2014		Period-over Period Increase
Region	Amount	%	Amount	%	Amount	%
United States	$43,657	95.44%	$36,016	94,99%	$7,641	21.22%
Europe	926	2.02%	712	1.88%	214	30.09%
Australia	325	0.71%	486	1.28%	(161)	-33.23%
Canada	469	1.03%	468	1.23%	1	0.29%
Central and South America	35	0.08%	63	0.17%	(28)	-44.00%
Middle East	37	0.08%	86	0.23%	(49)	-56.41%
China	297	0.64%	84	0.22%	212	253.38%
Total	$45,746		$37,915		$7,830

*	The revenue here does not include our income from sources other than our serviceware products, which are mainly sales of raw materials and recyclable waste.

There was significant increase in the sales from the United States market. In the six months ended June 30, 2015, sales from one major new customer, which is a large beverage chain store based in California U.S., contributed $3.4 million. Sales to other new customers increased by $640,000. With more localized operation in U.S., sales to existing customers increased by $3.36 million. With the Allentown factory becoming operational in the U.S., we expect our sales in the U.S. market will continue to grow due to the lower cost and localized service to be provided to our customers.

The slight change for sales from other regions was primarily due to normal fluctuation of demand.

Cost of goods sold.  Our cost of goods sold increased by approximately $4.3 million or 17% to approximately $29.7 million for the six months ended June 30, 2015 from approximately $25.4 million for the same period in 2014, which is consistent with sales growth in the six months ended June 30, 2015. As a percentage of revenues, the cost of goods sold decreased by approximately 2% to 65% in the six months ended June 30, 2015 from 67% in the same period in 2014. The decrease in cost of goods sold as a percentage of revenues was primarily due to higher selling prices, economies of scale in general, and improved production efficiency, particularly for our cups and plates products.

The portions of our products produced by third-party manufacturers in the six months ended June 30, 2015 and 2014 are both less than 1%. The associated impact on our gross margins is very limited considering the portion.

Gross profit.  Our gross profit increased by approximately $3.5 million, or 28% to approximately $16.1 million in the six months ended June 30, 2015 from approximately $12.6 million in the same period in 2014. Gross profit margin was 35% in the six months ended June 30, 2015, as compared with 33% in the same period in 2014. The increase of 2% was primarily attributable to higher selling prices and economies of scale in general, and improved production efficiency for our cups and plates products.

Our cost and gross profit by product types for the six months ended June 30, 2015 and 2014 are as follows:

(All amounts, other than percentages, in thousands of U.S. dollars)

	Six Months Ended June 30, 2015		Six Months Ended June 30, 2014		Variance
	Cost $	Gross Profit %	Cost $	Gross Profit %	Cost $ Increase (Decrease)	Gross Profit % Increase (Decrease)
Cutlery	17,841	35%	14,952	34%	2,889	1%
Straws	4,362	20%	3,575	18%	787	2%
Cups and plates	6,245	44%	6,007	39%	238	5%
Others	1,083	39%	777	32%	306	7%
Taxes	142	N/A	29	N/A	113	N/A
Total	29,673	35%	25,340	33%	4,333	2%

Cost of revenue for cutlery products increased by approximately $2.89 million to approximately $17.8 million for the six months ended June 30, 2015 compared to $15.0 million in the same period in 2014. Gross profit margins were 35% and 34%, respectively. Cutlery represented the largest portion of sales.

Cost of revenue for straws was approximately $4.4 million for the six months ended June 30, 2015 compared to approximately $3.6 million in the same period in 2014. The gross profit margin was approximately 20% in the six months ended June 30, 2015 compared to 18% in the same period in 2014. The increase in gross profit margin in the six months ended June 30, 2015 was primarily attributable to higher selling prices and the economies of scale as unit production costs became lower with higher levels of production.

Cost of revenue for cups and plates was around $6.2 million and 6.0 million for the six months ended June 30, 2015 and 2014, respectively. Gross profit margin was 44% in the six months ended June 30, 2015 compared to 39% in the same period in 2014. In the second half year of 2014, we started to use new automated equipment and machinery for cups and plates manufacturing, which helped to improve efficiency and lower costs.

Taxes included in costs represent the value added tax (“VAT”) paid for purchased inventory, which cannot be deducted to offset our sales tax. The amount of tax in costs can vary year to year depending on the timing and amount of purchases made throughout the year.

Selling expenses.  Selling expenses increased by approximately $1.7 million to approximately $7.1 million for the six months ended June 30, 2015 compared to approximately $5.4 million in the same period in 2014. As a percentage of sales, our selling expenses were 16% of revenues in the six months ended June 30, 2015 and 14% in the six months ended June 30, 2014. The increase in selling expenses is consistent with the increase of revenues and was primarily attributable to an increase of approximately $1.2 million in ocean freight charges, $261,000 in customs and inspection related expense, $165,000 in commissions.

General and administrative expenses.  Our general and administrative expenses increased by approximately $1.1 million or 75%, to approximately $2.7 million for the six months ended June 30, 2015 from approximately $1.5 million in the same period in 2014. As a percentage of revenues, general and administrative expenses were 6% of sales in the six months ended June 30, 2015 and 4% in the six months ended June 30, 2014. The increase was primarily attributable to the following factors:

(a)	an increase in expenses related to preparation for the public listing and IPO of approximately $256,000 in the six months ended June 30, 2015; and
(b)	an increase in salary and benefit related expense of $491,000 due to business expansion, especially the operation in U.S.
(c)	an increase in bad debt expense of $144,000 due to increase of aged account receivable.

Research and development expenses.  Our research and development expenses decreased approximately $187,000 to approximately $933,000 for the six months ended June 30, 2015 compared with approximately $1.1 million in the same period in 2014. We consider this to be a normal fluctuation from period to period. In the long run, we expect the R&D expense to increase as we continue to conduct research and development activities, especially seeking to increase the use of environmentally-friendly materials, develop degradable and biodegradable materials and reduce reliance on fossil-based raw materials.

Interest expense.  Our interest expense increased by approximately $33,000, to approximately $638,000 for the six months ended June 30, 2015, from approximately $605,000 in the same period in 2014. As our average outstanding loan balance is consistent in these two periods, the interest expense was consistent.

The average interest rates for our average outstanding loan in the six months ended June 30, 2015 and 2014 were 4.16% and 5.70%, respectively. At the time of loan application, different commercial banks determine loan interest rates based on various factors, including general economic conditions in China, internal bank lending policies, the applicant’s credit standing and relative bargaining power. In 2015, we paid off some loans with interest rates higher than 5.00% and took on new loans with interest rate lower than 5.00% from various banks. As a result of the change in loan mix, the interest rate for our average outstanding loan in the six months ended June 30, 2015 was lower than in the same period in 2014.

The bank loan balance as of June 30, 2015 and 2014 were $25.1 million and $20.8 million respectively. The average amounts of loan outstanding for the six months ended June 30, 2015 and 2014 were $30.1 million and $20.75 million, respectively. We borrow from commercial banks based on our working capital conditions and forecast of business needs. The average amount of loan outstanding in the six months ended June 30, 2015 was higher than the same period in 2014 due to expansion of our business.

There is no interest expense but only bank fee charged to notes payable. The bank charge is usually 0.05% of the notes payable issued. For the six months ended June 30, 2015 and 2014, bank charges related to notes payable were $1,199 and $1,660, respectively.

Subsidy income.  Our government subsidy income was approximately $60,000 for the six months ended June 30, 2015 compared to approximately $173,000 in the same period in 2014. Our government subsidy income was all granted by local governments in recognizing our achievements in various areas. All subsidies we received in 2015 and 2014 were one-time grants and may not occur again in the future. We cannot predict the likelihood or amount of any future subsidies.

Other income (expense).  Other income was approximately $298,000 and $57,000 for the six months ended June 30, 2015 and 2014, respectively. In the six months ended June 30, 2015, due to the fluctuation of exchange rate of Chinese RMB against USD, the Company recorded $296,000 foreign currency transaction gain.

Income before income taxes.  Our income before income taxes was approximately $5.1 million for the six months ended June 30, 2015, an increase of approximately $927,000 compared with approximately $4.1 million in the same period in 2014. The increase was primarily attributable to increased sales and gross margin, offset by the increased other expense as discussed above.

Provision for income taxes.  Our provision for income taxes was approximately $745,000 for the six months ended June 30, 2015, an increase of approximately $186,000 or 33% from approximately $559,000 in the same period in 2014. The increase was consistent with the increase of income before taxes while our effective income tax rate were at 14.7% and 13.5% for the six months ended June 30, 2015 and 2014, respectively. The slight increase of the effective rate was due to the decreased percentage of income from entities which is subject to favorable income tax rate of 15%.

Years Ended December 31, 2014 and 2013

The following table summarizes the results of our operations during the fiscal years ended December 31, 2014 and 2013, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such years.

(All amounts, other than percentages, in thousands of U.S. dollars)

Statement of Operations Data:	2014		2013		Amount Increase (Decrease)	Percentage Increase (Decrease)
	Amount	As % of Sales	Amount	As % of Sales
Revenues	$83,181	100%	$69,536	100%	$13,645	20%
Cost of goods sold	54,503	66%	48,303	69%	6,200	13%
Gross profit	28,678	34%	21,233	31%	7,445	35%
Operating expenses
Selling expenses	12,665	15%	11,048	16%	1,617	15%
G&A expenses	3,880	5%	3,212	5%	668	21%
R&D expense	2,484	3%	2,129	3%	355	17%
Total operating expenses	19,029	23%	16,389	24%	2,640	16%
Income from operations	9,649	12%	4,844	7%	4,805	99%
Other income (expenses)
Interest expense, net	(1,157)	-1%	(647)	-1%	(510)	79%
Subsidy income	597	1%	853	1%	(256)	-30%
Loss of debt guarantee for a third party	—	0%	(1,029)	-1%	1,029	100%
Other income, net	8	0%	17	0%	(9)	53%
Total other income (expenses)	(552)	-1%	(807)	-1%	255	-32%
Income before income taxes	9,097	11%	4,037	6%	5,060	125%
Provision for income taxes	(1,369)	-2%	(587)	-1%	(782)	133%
Net income	$7,728	9%	$3,450	5%	$4,278	124%

Revenues.  Revenues increased by approximately $13.6 million, or 20%, to approximately $83 million in 2014 from approximately $69.5 million in 2013. The increase in net sales was driven by higher amount of products sold, and selling prices. With strong market demand for our products, we were able to raise prices to offset rising material cost as well as operating expenses.

Revenue by Product Type

(All amounts, other than percentages, in thousands of U.S. dollars)

	2014		2013		Variance
	Amount	% of Sales	Amount	% of Sales	Amount Increase (Decrease)	Percentage Increase (Decrease)
Cutlery	$45,211	54%	$38,828	56%	$6,383	16%
Straws	13,055	16%	9,557	14%	3,498	37%
Cups and plates	22,699	27%	18,818	27%	3,881	21%
Others	2,216	3%	2,333	3%	(117)	-5%
Total	$83,181	100%	$69,536	100%	$13,645	20%

Cutlery

Revenue from cutlery increased by $6.4 million, or 16%, from $38.8 million to $45.2 million in 2014. Sales from products made with nano-modified polypropylene material with our patented technology, increased by $3.4 million. The sales increase of cutlery was driven by the increased average selling price and higher amount of products sold. We raised average selling prices for this product category from $2.16 to $2.31 per kilogram. In addition, we sold 0.82 million kilograms more compared to last year for this product category.

Sales of cutlery made from traditional polypropylene material and polystyrene materials increased by $2.63 million or 16% from 2013. This increase was driven by the increase of average selling prices from $3.32 to $3.69 per kilogram.

Sales of cutlery made from cornstarch biodegradable material increased by $370,000. We expect that our sales from this type of product will continue to grow due to increasing environmental concerns about plastic products.

Straws

Sales for straws increased by $3.5 million in 2014 compared with sales in 2013. Our price is very competitive in the U. S market and our products have been receiving substantial interest from customers. The sales increase was driven by the increased average selling price from $3.7 to $4.6 per kilogram and higher amounts of products sold.

Cups and plates

Sales for cups and plates increased by $3.8 million in 2014 compared with sales in 2013. The sales increase was driven by the higher amount of products sold. The quantity sold increased by 12.3% or 624,800 kilograms and the average selling price increased from $3.7 to $4.0 per kilogram.

Other products

Other products include products for family use, party and other entertainment purposes. Sales from these types of products decreased slightly by $117,000 in 2014 compared with sales in 2013. The sales decrease was mainly due to the discontinuance of certain products. We discontinued certain products including fruit baskets and pepper sauce bottles in 2014. The sales of these products accounted for less than 1% of sales in 2013 and the discontinuation of these products will not have significant impact on our business.

Revenue by Geographic Area*

(All amounts, other than percentages, in thousands of U.S. dollars)

	2014		2013		Year-over Year Increase
Region	Amount	%	Amount	%	Amount	Percentage
United States	$76,930	92.87%	$64,828	93.42%	$12,102	18.67%
Europe	1,933	2.33%	1,541	2.22%	392	25.44%
Australia	1,214	1.46%	775	1.12%	439	56.65%
Canada	1,198	1.45%	1,087	1.57%	111	10.21%
Central and South America	760	0.92%	685	0.99%	75	10.95%
Middle East	683	0.82%	374	0.54%	309	82.62%
China	122	0.15%	102	0.14%	20	19.61%
Total	$82,840		$69,392		$13,448

*	The revenue here does not include our income from sources other than our serviceware products, which are mainly sales of raw materials and recyclable waste.

There was significant increase in the sales from the United States market. In 2014, sales from two major new customers, which are large fast food chain store and food packaging distributors in the U.S., contributed $11.6 million. With the Allentown factory being built in the U.S., we expect our sales in the U.S. market will continue to grow due to the lower cost and localized service to be provided to our customers.

The slight increase for sales from other regions was primarily due to the growing demand and expansion of business.

Cost of goods sold.  Our cost of goods sold increased by approximately $6.2 million or 13% to approximately $54.5 million in 2014 from approximately $48.3 million in 2013, which is consistent with sales growth in 2014. As a percentage of revenues, the cost of goods sold decreased by approximately 3% to 66% in 2014 from 69% in 2013. The decrease in cost of goods sold as a percentage of revenues was primarily due to higher selling prices, economies of scale in general, and improved production efficiency, particularly for our cups and plates products.

The portions of our products produced by third-party manufacturers in the years ended December 31, 2014 and 2013 are both less than 1%. The associated impact on our gross margins is very limited considering the portion.

Gross profit.  Our gross profit increased by approximately $7.4 million, or 35% to approximately $28.7 million in 2014 from approximately $21.22 million in 2013. Gross profit margin was 34% in 2014, as compared with 31% in 2013. The increase of 3% was primarily attributable to higher selling prices and economies of scale in general, and improved production efficiency for our cups and plates products.

Our cost and gross profit by product types are as follows:

(All amounts, other than percentages, in thousands of U.S. dollars)

	2014		2013		Variance
	Cost	Gross Profit %	Cost	Gross Profit %	Cost Increase (Decrease)	Gross Profit Increase (Decrease)
Cutlery	$30,703	32%	$26,432	32%	$4,271	0%
Straws	9,297	29%	7,147	25%	2,150	4%
Cups and plates	11,751	48%	11,799	37%	(47)	11%
Others	1,198	46%	1,180	49%	(18)	(3)%
Taxes	1,554	N/A	1,744	N/A	(191)	N/A
Total	$54,503	34%	$48,303	31%	$6,200	3%

Cost of revenue for cutlery products increased by approximately $4.27 million to approximately $30.7 million in 2014 compared to $26.4 million in 2013. Gross profit margin was 32% in both years. Cutlery represented the largest portion of sales.

Cost of revenue for cutlery products increased by approximately $4.27 million to approximately $30.7 million in 2014 compared to $26.4 million in 2013. Gross profit margin was 32% in both years. Cutlery represented the largest portion of sales.

Cost of revenue for straws was approximately $9.3 million in 2014 compared to approximately $7.1 million in 2013. The gross profit margin was approximately 29% in 2014 compared to 25% in 2013. The increase in gross profit margin in 2014 was primarily attributable to higher selling prices and the economies of scale as unit production costs became lower with higher levels of production.

Cost of revenue for cups and plates was around $11.8 million in both 2014 and 2013. Gross profit margin was 48% in 2014 compared to 37% in 2013. We started to use new automated equipment and machinery for cups and plates manufacturing, which helped to improve efficiency and lower costs.

Taxes included in costs represent the VAT paid for purchased inventory, which cannot be deducted to offset our sales tax. The amount of tax in costs can vary year to year depending on the timing and amount of purchases made throughout the year.

Selling expenses.  Selling expenses increased by approximately $1.6 million to approximately $12.7 million in 2014 compared to approximately $11.1 million in 2013. As a percentage of sales, our selling expenses were 15% of revenues in 2014 and 2013. The increase in selling expenses is consistent with the increase of revenues and was primarily attributable to an increase of approximately $1.7 million in ocean freight charges.

General and administrative expenses.  Our general and administrative expenses increased by approximately $668,000 or 21%, to approximately $3.9 million in 2014 from approximately $3.2 million in 2013. As a percentage of revenues, general and administrative expenses were 5% of sales in both 2014 and 2013. The increase was primarily attributable to the following factors:

(a)	an increase in expenses related to preparation for the public listing and IPO of approximately $364,000 in 2014; and
(b)	an increase in depreciation expense of $140,000 due to increased purchases of office equipment.

Research and development expenses.  Our research and development expenses increased approximately $355,000 to approximately $2.5 million in 2014 compared with approximately $2.1 million in 2013, as we continued to conduct research and development activities, especially seeking to increase the use of environmentally-friendly materials, develop degradable and biodegradable materials and reduce reliance on fossil-based raw materials.

Interest income.  Our interest income decreased by approximately $177,000 to approximately $41,000 in 2014, from approximately $218,000 in 2013. In 2013, we made loans to third parties with interest. In 2014, we ceased third-party loans.

Interest expense.  Our interest expense increased by approximately $333,000, to approximately $1.2 million in 2014, from approximately $865,000 in 2013. Our net interest expense (income) increased by $510,000 from 2013 to 2014, which includes an increase of interest expense of approximately $333,000 and decrease of interest income by $177,000.

The average interest rates for our average outstanding loan in 2014 and 2013 were 5.67% and 5.00%, respectively. At the time of loan application, different commercial banks determine loan interest rates based on various factors, including general economic conditions in China, internal bank lending policies, the applicant’s credit standing and relative bargaining power. In 2014, we paid off some loans with interest rates lower than 5.00% and took on new loans with interest rate above 5.00% from various banks. As a result of the change in loan mix, the interest rate for our average outstanding loan in 2014 was higher than in 2013.

The bank loan balance as of December 31, 2014 and 2013 were $19.5 million and $20.1 million respectively. The average amounts of loan outstanding for 2014 and 2013 were $19.8 million and $17.5 million, respectively. We borrow from commercial banks based on our working capital conditions and forecast of business needs. The average amount of loan outstanding in 2014 was slightly higher than 2013 due to expansion of our business.

There is no interest expense but only bank fee charged to notes payable. The bank charge is usually 0.05% of the notes payable issued. For the years ended December 31, 2014 and 2013, bank charges related to notes payable were $3,277 and $2,982, respectively.

Subsidy income.  Our government subsidy income was approximately $597,000 in 2014 compared to approximately $853,000 in 2013. Our government subsidy income was all granted by local governments in recognizing our achievements in various areas. All subsidies we received in 2014 and 2013 were one-time grants and may not occur again in the future. We cannot predict the likelihood or amount of any future subsidies.

Other income (expense).  Other expense was approximately $8,000 and $1 million in 2014 and 2013, respectively. In 2013, the Company guaranteed a bank loan for an unrelated third party, which subsequently went bankrupt later in 2013. To fulfill our obligation under the guarantee contract, the Company paid 6.4 million RMB (equivalent to $1.1 million) to the bank from which the loan was originated.

Commercial banks in China sometimes require third party guarantees to manage loan repayment risk of small business entities. As a result, small business entities from time to time guarantee loans for each other to facilitate bank approval. We have no obligation or requirement to provide such guarantee in future. We have no other outstanding third party loan guarantees. We have no intention to enter any third party guarantee arrangement before or when we become a public company. In addition, our banks do not require such arrangement from us anymore. However, it is possible that when we require bank loans to support our business or expand our operation, and if we are not able to obtain unguaranteed loans, we may involve unrelated third party guarantees.

Income before income taxes.  Our income before income taxes was approximately $9.1 million in 2014, an increase of approximately $5.1 million compared with approximately $4.0 million in 2013. The increase was primarily attributable to increased sales and gross margin, as well as decreased other expense as discussed above.

Provision for income taxes.  Our provision for income taxes was approximately $1.4 million in 2014, an increase of approximately $782,000 or 133% from approximately $587,000 in 2013. The increase was consistent with the increase of income before taxes while our effective income tax rate stayed unchanged at 15% from 2013 to 2014.

Liquidity and Capital Resources

We are a holding company incorporated in the Cayman Islands. Total Faith, our BVI organized wholly owned subsidiary, owns Taizhou Fuling which in turn owns our U.S. and China assets through its subsidiaries. We may need dividends and other distributions on equity from our PRC subsidiaries to satisfy our liquidity requirements. Current PRC regulations permit our PRC subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiaries are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of their respective registered capital. Our PRC subsidiaries may also allocate a portion of its after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves are not distributable as cash dividends. We have relied on direct payments of expenses by our subsidiaries (which generate revenues), to meet our obligations to date. To the extent payments are due in U.S. dollars, we have occasionally paid such amounts in RMB to an entity controlled by our management capable of paying such amounts in U.S. dollars. Such transactions have been made at prevailing exchange rates and have resulted in immaterial losses or gains on currency exchange but no other profit.

As of June 30, 2015, Taizhou Fuling has outstanding loans of approximately $25.1 million from various banks in China. To secure this debt, Taizhou Fuling has pledged some of its properties and machinery, equipment, land use rights as well as other assets in China to banks. Our assets outside of China, including our Allentown assets, are not used as collateral.

Further, although instruments governing the current debts incurred by our PRC subsidiaries do not have restrictions on their abilities to pay dividend or make other payments to us, the lender may impose such restriction in the future. As a result, our ability to distribute dividends largely depends on earnings from our PRC subsidiaries and its ability to pay dividends out of its earnings. We cannot assure you that our PRC subsidiaries will generate sufficient earnings and cash flows in the near future to pay dividends or otherwise distribute sufficient funds to enable us to meet our obligations, pay interest and expenses or declare dividends.

As of June 30, 2015, we had cash and cash equivalents of approximately $1.6 million and restricted cash of approximately $3.5 million. As of June 30, 2015, we did not have any short-term investments. Our current assets were approximately $34.7 million and our current liabilities were approximately $39.8 million, which resulted in a current ratio of 0.95:1. Total shareholders’ equity as of June 30, 2015 was approximately $21.8 million.

We have historically funded our working capital needs from operations, advance payments from customers, bank borrowings, and capital from shareholders. Presently, our principal sources of liquidity are generated from our operations and loans from commercial banks. In China, long-term loans are generally available; however, short-term loans are more readily accessible sources of financing. Long-term loans in China are usually approved by banks for capital expenditures only, such as fixed asset construction or property acquisitions. Our working capital requirements are influenced by the level of our operations, the numerical and dollar volume of our sales contracts, the progress of execution on our customer contracts, and the timing of accounts receivable collections.

Based on our current operating plan, we believe that our existing resources, including cash generated from operations, bank loans and bank notes payable and advances from suppliers will be sufficient to meet our working capital requirement for our current operations over the next twelve months. We expect to be able to refinance its short-term loans based on past experience and our good credit history. We do not believe failure to refinance our short term loans from certain banks will have a significant negative impact on our normal business operations. In both 2014 and 2013, our operating cash flow was positive. For the six months ended June 30, 2015, our operating cash flow was negative due to the significant increase of account receivable. Our account receivable increased 18%, consistent with 21% increase of sales. In addition, our related parties including our major shareholders and affiliate companies are willing to provide us financial support. However, we may have negative cash flow in the future, and our related parties may be unable or unwilling to provide us financial support as needed. If this happened, the failure to refinance our short-term loans could potentially affect our capital expenditure and expansion of business.

During the period from July 1, 2015 to August 30, 2015, we repaid approximately $13.4 million bank loans and $1.2 million in notes payable that were due in 2015. We also borrowed approximately $9.6 million under new bank loans as well as approximately $1.3 million in new notes payable from various banks in China. If we cannot refinance from commercial bank, our major shareholders and affiliate companies could provide us financial support as needed. Lack of sufficient financial support from local banks or our related parties could potentially affect our capital expenditure and expansion of business. In both 2014 and 2013, our operating cash flow is positive. We do not believe failure to refinance from certain banks will have significant negative impact on our normal business operations.

Six Months Ended June 30, 2015 and 2014

The following table sets forth summary of our cash flows for the periods indicated:

(All amounts in thousands of U.S. dollars)

	For the Six Months Ended
	2015	2014
Net cash (used in) provided by operating activities	$(1,914)	$5,018
Net cash used in investing activities	(2,416)	(1,368)
Net cash provided by (used in) financing activities	4,600	(4,199)
Effect of exchange rate changes on cash	(21)	3
Net increase (decrease) in cash	249	(546)
Cash, beginning of period	1,400	2,699
Cash, end of period	$1,649	$2,153

Operating Activities

Net cash used in operating activities was approximately $1.9 million for the six months ended June 30, 2015, compared to cash provided by operating activities of approximately $5 million for the same period in 2014.

The decrease in net cash provided by operating activities was primarily attributable to the following factors:

•	Net income increased by approximately $740,000 for the six months ended June 30,2015 compared to the same period in 2014;
•	The increase in account receivable balance corresponded to the trend of increase in sales: for the six months ended June 30, 2015, the account receivable increased by $2.5 million, compared to net collection of account receivable of $3.6 million for the six months ended June 30, 2014;
•	The increase in advance to vendor balance: for the six months ended June 30, 2015, the account receivable increased by $1.8 million, compared to net utilization of advance to vendor of $305,000 for the six months ended June 30, 2014;
•	The decrease in accrued liabilities balance: for the six months ended June 30, 2015, the accrued liabilities paid off by $228,000, compared to increase of accrued liabilities of $4.3 million for the six months ended June 30, 2014.

The above decrease of cash flow was offset by the following increase of cash flow:

•	Inventory decreased by approximately $315,000 for the six months ended June 30, 2015 compared with an increase of approximately $1.8 million for the same period in 2014. Our inventory level fluctuated based on the orders we received and the fluctuation of raw material prices;
•	Other assets decreased by $285,000 for the six months ended June 30, 2015 compared with an increase of $1.3 million for the same period in 2014 due to the collection made for export tax refund from tax authority, compared to significant receivables for export tax refund in 2014.

Investing Activities

Net cash used in investing activities was approximately $2.4 million for the six months ended June 30, 2015, an increase of approximately $1.0 million from net cash used in investing activities of approximately $1.4 million for the six months ended June 30, 2014. The increase in net cash used in investing activities for the six months ended June 30, 2015 was primarily attributable to increased prepayments associated with the acquisition of property and equipment in the six months ended June 30, 2015.

Financing Activities

Net cash provided from financing activities was approximately $4.6 million for the six months ended June 30, 2015, compared to net cash used in financing activities of approximately $4.2 million for the six months ended June 30, 2014. The increase in net cash provided from financing activities in the six months ended June 30, 2015 was primarily attributable to (a) a cash dividend paid to shareholders in 2014 (“2014 Dividend”), net of shareholder contribution of $6.4 million for the six months ended June 30, 2014, (b) proceeds, net against repayment of short term borrowings, was $5.4 million for the six months ended June 30, 2015 compared to $854,000 for the six months ended June 30, 2014, (c) increase of proceeds from note payable by $1.9 million for the six months ended June 30, 2015 compared to the six months ended June 30, 2014. The 2014 Dividend was incurred in connection with restructuring the Company. A portion of such dividend was reinvested in the Company, while the majority of the balance consisted of taxes in connection with the restructuring.

In 2015, we expect to use capital expenditures primarily to continue to build out and equip our Allentown facility and to develop a new factory in Wenling. We expect that our capital expenditures will increase in the future as our business continues to develop and expand. Our material cash requirements in the next twelve months from June 30, 2015 include (i) investments of approximately $1 million in the new production lines and manufacturing facilities in Pennsylvania to manufacture our products locally, (ii) purchase of equipment for approximately $4 million for our existing factories in China; and (iii) purchase of land use right for approximately $8 million and construction of property of $5 million as part of our project to build a new manufacturing facility in Wenling. As the demand for our products is expected to grow in the coming years, we will need to add additional manufacturing capacity in Wenling, China.

Our primary source of cash is currently generated from the sales of our products and bank borrowings. We will be looking to other sources, such as raising additional capital by issuing shares of stock, to meet our cash needs. While facing uncertainties in regards to the size and timing of capital raises, we are confident that we can continue to meet operational needs solely by utilizing cash flows generated from our operating activities and bank borrowings, as necessary.

Loan Facilities

As of June 30, 2015, the details of all our short-term bank loans and bank acceptance notes payable are as follows:

(All amounts in U.S. dollars)

No.	Type	Contracting Party	Expiration Date	Amount	Interest rate
1	Short-term Bank Loan	Agricultural Bank of China	Various from July 2015 to May 2016	$1,227,737	Interest rate ranging from 6.31% to 6.79% per annum
2	Short-term Bank Loan	China Construction Bank	Various from July to November 2015	$2,510,529	6.30% per annum
3	Short-term Bank Loan	China Merchants Bank	Various from August to November 2015	$2,557,706	Interest rate ranging from 6.6% to 6.72% per annum
4	Short-term Bank Loan	PingAn Bank	Various from October 2015 to March 2016	$2,455,474	Interest rate ranging from 6.3% to 6.5% per annum
5	Short-term Bank Loan	China Citic Bank	Various from August 2015 to January 2016	$3,314,160	Three months of LIBOR
6	Short-term Bank Loan	Industrial and Commercial Bank of China	Various from August to December 2015	$4,697,222	Interest rates ranging from 1.36% to 6.16% per annum
7	Short-term Bank Loan	Shanghai Pudong Development Bank	July 2015	$1,200,943	4.8% to 5.0% per annum in excess of LIBOR
8	Short-term Bank Loan	Bank of China	Various from July to October 2015	$7,139,709	1.61% to 6.72% per annum
9	Bank acceptance notes payable	Industrial and Commercial Bank of China	Various dates from July to December 2015	$1,179,252	N/A
10	Bank acceptance notes payable	Bank of China	Due on July 27, 2015	$ 452,427	N/A
11	Bank acceptance notes payable	China Citic Bank	Various dates from September to November 2015	$ 369,898	N/A
12	Bank acceptance notes payable	Agricultural Bank of China	Due on August 13, 2015	$ 194,278	N/A
13	Bank acceptance notes payable	China Construction Bank	Due on September 30, 2015	$ 209,309	N/A

All loans and bank acceptance notes due as of the date of this filing have been repaid. As of the date of this filing, the Company has repaid approximately $13.4 million in bank loans and $1.2 million in notes payable that were due in 2015 and has borrowed approximately $9.6 million in bank loans and $1.3 million in notes payable from various banks in China, which are short term in nature and guaranteed by Zhejiang Special Plastics Technology Co., Ltd. (“Special Plastics”), its shareholders and third parties. (Special Plastics is a company engaged in testing and inspection of plastic products that was previously owned 95% by our Chief Operating Officer and Chair, Ms. Guilan Jiang and 5% by her son, Mr. Qian Hu; Ms. Jiang has transferred her interest in Special Plastics to Qian Hu, who is now the sole shareholder of the company.)

Although we currently do not have any material unused sources of liquidity, giving effect to the foregoing bank loans and other financing activities, including the discounting of bills/notes receivable, we believe that our currently available working capital should be adequate to sustain our operations at our current levels through at least the next twelve months. We are not dependent upon this initial public offering to meet our liquidity needs for the next twelve months. We will consider additional borrowing based on our working capital needs and capital expenditure requirements. There is no seasonality of our borrowing activities.

Obligations under Material Contracts

Below is a table setting forth all of our contractual obligations as of June 30, 2015, which consists of our short-term loan agreements, loans from third parties and due to related parties:

	Payment Due by Period
Contractual Obligations	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Short-Term Debt Obligations	$25,103,480	$25,103,480	—	—	—
Bank Acceptance Notes Payable	2,405,164	2,405,164	—	—	—
Capital Lease Obligations	—	—	—	—	—
Operating Lease Obligations	3,836,295	389,494	808,618	849,472	1,788,711
Letter of Credit	4,933,758	4,933,758
Purchase Obligations	—	—	—	—	—
Other Long-Term Liabilities Reflected on the Registrant’s Balance Sheet under GAAP	—	—	—	—	—
Loans from Third Parties	—	—	—	—	—
Due to Related Parties	44,253	44,253	—	—	—
Total	$36,322,950	$32,876,149	$808,618	$849,472	$1,788,711

Statutory Reserves

Under PRC regulations, both of our subsidiaries in the PRC may pay dividends only out of their accumulated profits, if any, determined in accordance with accounting principles generally of the PRC (“PRC GAAP”). In addition, these companies are required to set aside at least 10% of their after-tax net profits each year, if any, to fund the statutory reserves until the balance of the reserves reaches 50% of their registered capital. The statutory reserves are not distributable in the form of cash dividends to the Company and can be used to make up cumulative prior year losses.

Restrictions on net assets also include the conversion of local currency into foreign currencies, tax withholding obligations on dividend distributions, the need to obtain State Administration of Foreign Exchange approval for loans to a non-PRC consolidated entity. We did not have these restrictions on our net assets as of June 30, 2015 and December 31, 2014. We are also party to certain debt agreements that are secured with collateral on our real property, but such debt agreements do not restrict our net assets and instead only impose restrictions on the pledged property. To the extent we wish to transfer pledged property, we are able to do so subject to the obligation that we settle the loan obligation.

The following table provides the amount of our statutory reserves, the amount of restricted net assets, consolidated net assets, and the amount of restricted net assets as a percentage of consolidated net assets, as of June 30, 2015 and December 31, 2014.

	As of June 30, 2015	As of December 31, 2014
Statutory Reserves	$2,269,804	$1,862,365
Total Restricted Net Assets	$2,269,804	$1,862,365
Consolidated Net Assets	$21,768,989	$17,454,524
Restricted Net Assets as Percentage of Consolidated Net Assets	10.4%	10.67%

Total restricted net assets accounted for approximately 10.4% of our consolidated net assets as of June 30, 2015. As our subsidiaries usually set aside only 10% of after-tax net profits each year to fund the statutory reserves and are not required to fund the statutory reserves when they incur losses, we believe the potential impact of such restricted net assets on our liquidity is limited.

Capital Expenditures

We had capital expenditures of approximately $1.8 million and $1.6 million for the six months ended June 30, 2015 and 2014, respectively for additions to and renovations of our workshops and office buildings; and purchases of equipment in connection with our business activities.

In 2015, our capital expenditures are expected to be approximately $16.3 million, and will be primarily related to the development of Allentown manufacturing facility in the United States for $3.3 million to meet increased global demand for our products, purchase of equipment for our existing factories in China for $5 million, and purchase of land use rights in China for $8 million.

We expect that our capital expenditures will increase in the future as our business continues to develop and expand. We have used cash generated from our subsidiaries’ operations to fund our capital commitments in the past and anticipate using such funds and proceeds received from our initial public offering to fund capital expenditure commitments in the future.

Years Ended December 31, 2014 and 2013

The following table sets forth summary of our cash flows for the periods indicated:

(All amounts in thousands of U.S. dollars)

	2014	2013
Net cash provided by operating activities	$5,390	$6,232
Net cash used in investing activities	(4,661)	(8,529)
Net cash (used in) provided by financing activities	(2,153)	4,075
Effect of exchange rate changes on cash	124	134
Net (decrease) increase in cash	(1,299)	1,912
Cash, beginning of year	2,699	787
Cash, end of year	$1,400	$2,699

Operating Activities

Net cash provided by operating activities was approximately $5.4 million in 2014, compared to cash provided by operating activities of approximately $6.3 million in 2013. The decrease in net cash provided by operating activities was primarily attributable to the following factors:

•	Net income increased by approximately $4.3 million in 2014 compared to 2013;
•	The increase in account receivable balance corresponded to the trend of increase in sales, but at a faster rate than sales. Our sales increased by 19.6% or $13.6 million in 2014 compared with 2013. A substantial amount of the growth happened in the last quarter in 2014, during which our sales increased by 33%, or $5.44 million, compared with the same period of 2013. As a result, accounts receivable at the end of 2014 increased by approximately $4.1 million, or 46.3% in 2014 compared to 2013.
•	Inventory increased by approximately $2.7 million in 2014 compared with an increase of approximately $2.0 million in 2013. Our inventory level increased because of the expansion of business.
•	Accounts payable increased by $2.2 million in 2014 compared with an increase of $290,000 in 2013 due to our expansion of business and purchases of inventory to enhance our working capital and liquidity, as we maximized the benefits from the improved payment terms offered by our vendors.

Investing Activities

Net cash used in investing activities was approximately $4.7 million in 2014, a decrease of approximately $3.9 million from net cash used in investing activities of approximately $8.6 million in 2013. The decrease in net cash used in investing activities in 2014 was primarily attributable to decreased payments associated with the acquisition of property and equipment in 2014.

Financing Activities

Net cash used in financing activities was approximately $2.2 million in 2014, compared to net cash provided from financing activities of approximately $4.1 million in 2013. The decrease in net cash provided from financing activities in 2014 was primarily attributable to (a) the 2014 Dividend, net of shareholder contribution for $2.7 million, (b) repayment of short term borrowings for $454,000 in 2014 compared to proceeds from short term borrowings for $4.5 million in 2013. The 2014 Dividend was incurred in connection with restructuring the Company. A portion of such dividend was reinvested in the Company, while the majority of the balance consisted of taxes in connection with the restructuring.

In 2015, we expect to use capital expenditures primarily to continue to build out and equip our Allentown facility and to develop a new factory in Wenling. We expect that our capital expenditures will increase in the future as our business continues to develop and expand. Our material cash requirements in the next twelve months include (i) investments of approximately $3 million in the new production lines and manufacturing facilities in Pennsylvania to manufacture our products locally, (ii) purchase of equipment for approximately $5 million for our existing factories in China; and (iii) purchase of land use right for approximately $8 million as part of our project to build a new manufacturing facility in Wenling. As the demand for our products is expected to grow in the coming years, we will need to add additional manufacturing capacity in Wenling, China.

Our primary source of cash is currently generated from the sales of our products and bank borrowings. In the coming years, we will be looking to other sources, such as raising additional capital by issuing shares of stock, to meet our cash needs. While facing uncertainties in regards to the size and timing of capital raises, we are confident that we can continue to meet operational needs solely by utilizing cash flows generated from our operating activities and bank borrowings, as necessary.

Loan Facilities

As of December 31, 2014, the details of all our short-term bank loans and bank acceptance notes payable are as follows:

(All amounts in U.S. dollars)

No.	Type	Contracting Party	Expiration Date	Amount	Interest rate
1	Short-term Bank Loan	Agricultural Bank of China	Various from January to May 2015	$1,220,306	6.60% per annum
2	Short-term Bank Loan	China Construction Bank	July 2015	$1,301,660	6.30% per annum
3	Short-term Bank Loan	China Merchants Bank	March 2015	$2,423,560	4.12% per annum for $800,000 and 6.6% per annum for $1,639.344
4	Short-term Bank Loan	PingAn Bank	March 2015	$2,440,610	Interest rate ranging from 7.0% to 7.05% per annum
5	Short-term Bank Loan	China Citic Bank	Various from January to April 2015	$4,507,514	Interest rates ranging from 2.5% to 6.9% per annum
6	Short-term Bank Loan	Industrial and Commercial Bank of China	Various from February to December 2015	$3,585,835	Interest rates ranging from 1.8% to 6.16% per annum
7	Short-term Bank Loan	Shanghai Pudong Development Bank	Various from January to March 2015	$1,971,302	4.5% to 5.5% per annum in excess of LIBOR
8	Short-term Bank Loan	Bank of China	Various from January to February 2015	$2,073,420	2.5% to 4.1% per annum in excess of LIBOR

No.	Type	Contracting Party	Expiration Date	Amount	Interest rate
9	Bank acceptance notes payable	Industrial and Commercial Bank of China	Various dates from January to April 2015	$2,678,648	N/A
10	Bank acceptance notes payable	Bank of China	Various dates from January to June 2015	$ 565,685	N/A

All loans and bank acceptance notes due as of the date of this filing have been repaid. As of the date of this filing, the Company has repaid approximately $7.5 million in bank loans and $1.1 million in notes payable that were due in 2015 and has borrowed approximately $11.6 million in bank loans and $1.2 million in notes payable from various banks in China, which are short term in nature and guaranteed by Special Plastics, its shareholders and third parties.

Although we currently do not have any material unused sources of liquidity, giving effect to the foregoing bank loans and other financing activities, including the discounting of bills/notes receivable, we believe that our currently available working capital should be adequate to sustain our operations at our current levels through at least the next twelve months. We are not dependent upon this initial public offering to meet our liquidity needs for the next twelve months. We will consider additional borrowing based on our working capital needs and capital expenditure requirements. There is no seasonality of our borrowing activities.

Obligations under Material Contracts

Below is a table setting forth all of our contractual obligations as of December 31, 2014, which consists of our short-term loan agreements, loans from third parties and due to related parties:

	Payment Due by Period
Contractual Obligations	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Short-Term Debt Obligations	$19,524,207	$19,524,207	—	—	—
Bank Acceptance Notes Payable	3,244,333	3,244,333	—	—	—
Capital Lease Obligations	—	—	—	—	—
Operating Lease Obligations	4,027,091	384,728	1,213,083	1,306,247	1,123,033
Letter of Credit	7,846,882	7,846,882
Purchase Obligations	—	—	—	—	—
Other Long-Term Liabilities Reflected on the Registrant’s Balance Sheet under GAAP	—	—	—	—	—
Loans from Third Parties	195,249	195,249	—	—	—
Due to Related Parties	38,273	38,273	—	—	—
Total	$34,876,035	$31,233,672	$1,213,083	$1,306,247	$1,123,033

Statutory Reserves

Under PRC regulations, both of our subsidiaries in the PRC may pay dividends only out of their accumulated profits, if any, determined in accordance with accounting principles generally of the PRC (“PRC GAAP”). In addition, these companies are required to set aside at least 10% of their after-tax net profits each year, if any, to fund the statutory reserves until the balance of the reserves reaches 50% of their registered capital. The statutory reserves are not distributable in the form of cash dividends to the Company and can be used to make up cumulative prior year losses.

Restrictions on net assets also include the conversion of local currency into foreign currencies, tax withholding obligations on dividend distributions, the need to obtain State Administration of Foreign Exchange approval for loans to a non-PRC consolidated entity. We did not have these restrictions on our net assets as of December 31, 2014 and December 31, 2013. We are also party to certain debt agreements that are secured with collateral on our real property, but such debt agreements do not restrict our net assets and instead only impose restrictions on the pledged property. To the extent we wish to transfer pledged property, we are able to do so subject to the obligation that we settle the loan obligation.

The following table provides the amount of our statutory reserves, the amount of restricted net assets, consolidated net assets, and the amount of restricted net assets as a percentage of consolidated net assets, as of December 31, 2014 and December 31, 2013.

	As of December 31, 2014	As of December 31, 2013
Statutory Reserves	$1,862,365	$1,108,393
Total Restricted Net Assets	$1,862,365	$1,108,393
Consolidated Net Assets	$17,454,524	$12,636,010
Restricted Net Assets as Percentage of Consolidated Net Assets	10.67%	8.78%

Total restricted net assets accounted for approximately 10.7% of our consolidated net assets as of December 31, 2014. As our subsidiaries usually set aside only 10% of after-tax net profits each year to fund the statutory reserves and are not required to fund the statutory reserves when they incur losses, we believe the potential impact of such restricted net assets on our liquidity is limited.

Capital Expenditures

We had capital expenditures of approximately $4.7 million and $8.5 million for the years ended December 31, 2014 and 2013, respectively for additions to and renovations of our workshops and office buildings; and purchases of equipment in connection with our business activities.

In 2015, our capital expenditures are expected to be approximately $16.3 million, and will be primarily related to the development of Allentown manufacturing facility in the United States for $3.3 million to meet increased global demand for our products, purchase of equipment for our existing factories in China for $5 million, and purchase of land use rights in China for $8 million.

We expect that our capital expenditures will increase in the future as our business continues to develop and expand. We have used cash generated from our subsidiaries’ operations to fund our capital commitments in the past and anticipate using such funds and proceeds received from our initial public offering to fund capital expenditure commitments in the future.

Off-balance Sheet Commitments and Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our own shares and classified as shareholders’ equity, or that are not reflected in our consolidated financial statements.

Critical Accounting Policies

We prepare our financial statements in conformity with accounting principles generally accepted by the United States of America (“U.S. GAAP”), which requires us to make judgments, estimates and assumptions that affect our reported amount of assets, liabilities, revenue, costs and expenses, and any related disclosures. Although there was no material changes made to the accounting estimates and assumptions in the past three years, we continually evaluate these estimates and assumptions based on the most recently available information, our own historical experience and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates.

We believe that the following accounting policies involve a higher degree of judgment and complexity in their application and require us to make significant accounting estimates. Accordingly, these are the policies we believe are the most critical to understanding and evaluating our consolidated financial condition and results of operations.

Revenue recognition

Revenue from product sales is recognized, net of estimated provisions for sales allowances, when the merchandise is shipped and title is transferred. Revenue is recognized when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists (sales agreements and customer purchase orders are used to determine the existence of an arrangement); (ii) delivery of goods has occurred and risks and benefits of ownership have been transferred, which is when the goods are received by the customer at its designated location in accordance with the sales terms;(iii) the sales price is both fixed and determinable, and (iv) collectability is reasonably assured. Historically, sales returns have been minimal.

We sell our products either under free on board (“FOB”) shipping point term or under FOB destination term. For sales under FOB shipping point term, we recognize revenue when product was loaded on the ships. Product delivery is evidenced by warehouse shipping log as well as signed shipping bills from the shipping company. For sales under FOB destination term, we recognize revenue when the product is delivered and accepted by customer. Product delivery is evidenced by signed receipt document and title transfers upon delivery.

Revenue is reported net of all value added taxes. We do not routinely permit customers to return products and historically, customer returns have been immaterial.

Allowance for accounts receivable

We establish an allowance for doubtful accounts based on management’s assessment of the collectability of accounts receivable. A considerable amount of judgment is required in assessing the amount of the allowance.

We consider the historical level of credit losses and apply percentages to aged receivable categories when we decide the allowance for accounts receivable. Additional specific provision is made against accounts receivable to the extent which they are considered to be doubtful. Bad debts are written off when identified and we do not accrue interest on trade receivables. Collectability conditions are assessed on individual receivable accounts when we determine an allowance is necessary.

Income Tax

We account for income taxes in accordance with ASC 740, “Income Taxes”. ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or future deductibility is uncertain.

Our subsidiaries in China are subject to the income tax laws of the PRC. We believe that our tax return positions are fully supported, but tax authorities in China may challenge certain positions. Therefore, the amount ultimately paid could be materially different from the amounts previously included in income tax expense and therefore could have a material impact on our tax provision, net income and cash flows.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounts Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers: Topic 606. This update affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets, unless those contracts are within the scope of other standards. The guidance in this update supersedes the revenue recognition requirements in Topic 605, Revenue Recognition and most industry-specific guidance. The core principle of the guidance is that an entity should recognize revenue to illustrate the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new guidance also includes a cohesive set of disclosure requirements that will provide users of financial statements with comprehensive information about the nature, amount, timing, and uncertainty of revenue and cash flows arising from a reporting organization’s contracts with customers. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers by one year the effective date of ASU 2014-09, Revenue from Contracts with Customers.

ASU 2015-14 defers the effective date of ASU 2014-09 for all entities by one year to December 15, 2017. Management is evaluating the impact, if any, of this ASU on the Company’s financial position, results of operations and cash flows.

Our management believes that other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on our consolidated financial statements upon adoption.

Business

Overview

We have been in business for more than 22 years. In the beginning, however, we did not produce the disposable serviceware products we produce today. Instead, for our first 10 years, we sold plastic household articles, baskets and other plastic products mainly in Europe. During this time, we were a relatively small company generating a few million dollars per year in revenue.

In 2003, the focus of our company changed dramatically. We met a company from Pennsylvania at the China Import and Export Fair in 2003, and they were looking for a supplier of disposable plastic serviceware products to serve one of their large customers. Although we had not, at that time, ever produced cutlery of any type, we saw the opportunity to help this company, which had more than 70 years of operating history, meet its production requirements for a large customer.

Many of our competitors turned away from an opportunity like this, since the production of disposable serviceware was seen as a low profit venture. Although the profit margins were lower, the revenues were significantly higher, allowing us to reach revenues of more than $10 million per year in 2003 – 04.

Our customer was pleased with the quality of our products, and we began to increase our production levels to meet the new demand. There were, of course, some challenges along the way as we learned the requirements and increasing environmental sensitivities of our new industry. For example, we were initially unprepared for the audits conducted by QSR chains when the customer’s Shanghai branch first visited our factory. After failing that first inspection, we tirelessly worked to address all of the issues noted and succeeded in passing the audit just seven short days later.

As we increased our business supplying our first QSR chain, other customers sought us out to provide disposable serviceware products as well. Continued growth raised our sales to approximately $20 million per year in 2008.

In 2009, we started to work directly with U.S. customers rather than through intermediaries. Although this decision has been an important component of our long-term success, our orders temporarily decreased, affecting our sales during the period, as some distributors sourced products from some of our competitors that lacked the ability to compete directly with such intermediaries.

We saw these challenges as an opportunity to continue growing our business. We began our own research and development efforts to differentiate our company from the numerous small Chinese factories that were capable of filling existing demand but lacked the ability to develop new materials and production machines. We have also retained Mr. John Kunes, an experienced executive in the U.S. plastic foodservice disposable industry, who was instrumental in helping us build direct relationships with QSR chains. Mr. Kunes currently serves as an Executive Vice President of Fuling USA.

As we have grown into a mature company in our industry, we have developed four main types of customers:

1. Dealers

2. QSRs

3. Manufacturers

4. Retailers

Corporate Information

Fuling Global Inc. (“FGI”) was incorporated in the Cayman Islands on January 19, 2015. FGI has an indefinite term. FGI, its subsidiaries and its variable interest entity (“VIE”) (collectively the “Company”) are principally engaged in the production and distribution of environmentally-friendly plastic serviceware in the People’s Republic of China (“PRC” or “China”) and United States (“U.S.”). Most products are exported to the U.S. and Europe and sold to major fast food chains and wholesalers.

Taizhou Fuling Plastics Co., Ltd. (“Taizhou Fuling”) was established on October 28, 1992 as a Sino-Foreign joint venture under the laws of the People’s Republic of China (“China” or “PRC”) with initial registered capital of $510,000.

On April 26, 2004, Total Faith Holdings Limited (“Total Faith”) was incorporated in British Virgin Islands.

In May 2005, Total Faith became one of Taizhou Fuling’s shareholders. The other shareholder was Wenling County Songmen Plastic Co., Ltd. (“Wenling Songmen”). In the same month, Wenling Songmen and Total Faith added $846,300 and $289,700, respectively, to the registered capital of Taizhou Fuling.

In December 2005, Taizhou Fuling changed its name to Zhejiang Fuling Plastic Co., Ltd. Wenling Songmen and Total Faith added $745,000 and $255,000, respectively, to the registered capital.

In November 2006, Taizhou Fuling changed its name from Zhejiang Fuling Plastic Co., Ltd. to Taizhou Fuling Plastics Co., Ltd. and extended its term from 15 years to 25 years. In July 2015, Taizhou Fuling extended its term from 25 years to 45 years. Therefore, its term is from October 28, 1992 to October 27, 2037.

In November 2007, Wenling Songmen and Total Faith added $670,500 and $229,500, respectively, to the registered capital.

On March 12, 2009, Wenling Songmen, one of Taizhou Fuling’s two investors, changed its name to Wenling Fulin Plastic Products Co. Ltd.

In May 2014, Total Faith added $7,530,000 of registered capital to Taizhou Fuling. Wenling Songmen waived its right to add registered capital. As a result, Total Faith and Wenling Songmen held 76% and 24%, respectively, of the equity interests in Taizhou Fuling at the time. The total registered capital was increased to $11,110,000.

On May 28, 2014, Total Faith acquired Wenling Songmen’s 24% interest in Taizhou Fuling for RMB 29 million, which was funded by a loan from Wenling Songmen for RMB 12.6 million and capital investment from Ms. Jiang for RMB 16.4 million. In compliance with Chinese business regulations, in order to update business registration with State Administration for Industry and Commerce, the consideration should be determined based on “fair value” of the interest transferred, which was determined to be RMB 29 million, compared to RMB 16.4 million, the registered capital owned by Wenling Songmen. Total Faith, Wenling Songmen agreed that loan would be settled automatically after the RMB 12.6 million paid to Wenling Songmen, which is the excess to the register capital. As a result of the acquisition, Taizhou Fuling changed its entity type from a Sino-Foreign joint venture to a wholly foreign owned enterprise (“WFOE”). Taizhou Fuling is now 100% owned by Total Faith.

Taizhou Fuling has three wholly-owned subsidiaries, Zhejiang Great Plastics Technology Co., Ltd. (“Great Plastics”), Fuling Plastic USA, Inc. (“Fuling USA”), and Direct Link USA LLC (“Direct Link”).

Great Plastics was incorporated in China in March 2010 and principally engaged in the production of drinking straws, cup and plate items. Fuling USA was incorporated in the Commonwealth of Pennsylvania in 2014. Fuling USA is establishing the Company’s first production factory in the U.S. and will principally engage in the production of cutlery and straw items. Direct Link was incorporated in the State of Delaware in 2011. Great Plastics and Fuling USA serve as import trading companies of Taizhou Fuling in the United States.

Prior to the incorporation of Fuling USA, we incorporated a similarly-named wholly-owned subsidiary in New York named Fuling Plastics USA Inc. (“Old Fuling USA”) in 2009. (Note that Fuling USA’s name is the singular Fuling Plastic, rather than the plural Fuling Plastics.) Old Fuling USA served as a trading company that imported certain products from our China facilities and sold them to our customers in the U.S. Since we incorporated Fuling USA in 2014 in Pennsylvania to coordinate our Allentown project, we no longer needed to maintain Old Fuling USA and reduced its operations in January 2014. Old Fuling USA was dissolved on April 8, 2015.

Total Faith effectively controls Domo Industry Inc. (“Domo”), a U.S. company established in the State of New York in October 2007, based on the fact that Domo’s equity at risk is not sufficient to permit it to carry on its activities without additional subordinated financial support from Total Faith. Total Faith is obligated to absorb a majority of the risk of loss from Domo’s activities and to receive the majority of Domo’s residual returns. Based on this arrangement, Total Faith has gained effective control over Domo and Domo is considered a Variable Interest Entity (“VIE”) under Accounting Standards Codification (“ASC”) 810-10-05-08A. Accordingly, Total Faith consolidates Domo’s operating results, assets and liabilities.

On January 9, 2015, Fuling USA transferred 100% of its interest in Direct Link to Taizhou Fuling, and Ms. Jiang transferred her 49% interest in Domo to Total Faith, both in connection with the reorganization of our corporate structure in preparation for our initial public offering. On February 19, 2015, Ms. Jiang transferred her interest in Total Faith, which is 100% of the equity of Total Faith, to FGI. At the completion of these transactions, (i) Total Faith owns 49% of the equity of Domo but maintains effective control; (ii) Taizhou Fuling owns 100% of the equity of Direct Link; (iii) FGI owns 100% of the equity of Total Faith; and (iv) eight shareholders own 100% of the equity of FGI.

Corporate Structure

Below is a chart representing our current corporate structure:

Our registered office in the Cayman Islands is at NovaSage Incorporations (Cayman) Limited, Floor 4, Willow House, Cricket Square, P.O. Box 2582, Grand Cayman KY1-1103, Cayman Islands, telephone +1.345.949.2648.

Our Industry

Foodservice Disposables — Generally

The foodservice disposables industry is segmented into (1) packaging, (2) serviceware and (3) napkins and other disposables. According to a 2013 report by the Freedonia Group, demand for the entire foodservice disposable industry is projected to reach $19.7 billion by 2017, representing compound annual growth of 3.6% per year from 2012 sales of $16.5 billion. This projected growth rate is based on a historical compound annual growth rate of 3.7% from 2007 through 2012. The industry projection consists of a blended compound annual growth rate of 4.1% in packaging, 3.2% in serviceware and 2.2% in napkins and other disposables, compared with historical compound annual growth rates of 4.1%, 3.5% and 2.3%, respectively, in the 2007 to 2012 period.

Serviceware Segment

Our products consist predominantly of serviceware, which includes cutlery, drinking straws, cups and plates. Approximately 45.5% of foodservice disposable sales were for disposable serviceware:

(The Freedonia Group, Inc.)

Serviceware segment’s total revenues in 2012 were $7.5 billion, compared with $6.3 billion in 2007. By far, the largest component of serviceware products is cups, including beverage cups and portion cups, which accounted for approximately 55% of demand in the segment in 2012. According to 2014 polls conducted by Experian, nearly 65% of U.S. households use disposable cups and plates, and of those who use such products, more participants said they use the store brand (26.5%) than the next highest brand preference (20.1%). For companies like ours, which produce products under the brand names of our customers, the absence of strong brand loyalty in our industry is positive news.

Demand for serviceware has been driven by continued strength in QSR demand and the growth of limited service restaurants and retailer in-store cafes and snack bars.

Raw Materials in Foodservice Disposables Industry

Foodservice disposables use a variety of materials, depending on the intended use of such disposables. Approximately 7.3 billion pounds of raw materials were used in manufacturing foodservice disposables in 2012:

(The Freedonia Group, Inc.)

Paper products are commonly used for bags, soda and coffee cups, napkins and wrapping papers. Aluminum foil products are often found in limited service restaurant take-out containers and foil/paper laminated wraps. Plastics (including a variety of polystyrene (“PS”), polypropylene (“PP”), polyethylenes and degradable resins) are seen in utensils, straws, clamshell containers, cups and container lids.

Plastics have an important role in the foodservice disposables industry, due to their impressive range of appropriate uses: keeping food hot, keeping food cold, low cost, light weight, water-tightness, clarity, flavor neutrality and malleability for different uses.

While we believe we are able to produce products that can be used for a variety of uses, we also recognize that specific products may be better suited for desired uses: for example, while we produce plastic drinking straws and are able to produce plastic wrappers for such straws, our customers typically prefer that we obtain paper wrappers for the straws we provide to them, both for cost reasons and also for safety reasons, as wet plastic wrappers may become pose accident risks on QSR floors.

Moreover, even where plastic products are well suited to specific uses, consumer preferences may affect demand. For example, few materials are better suited to keeping coffee warm (and avoiding burning the hands holding that coffee) than foamed polystyrene cups; however, due to environmental concerns some QSRs and other customers have chosen paper cups and cardboard sleeves as an alternative to foamed polystyrene. Indeed, some municipalities and states in the United States have proposed regulations that would prevent such cups from being sold.

To address these consumer requirements and to anticipate local ordinances, manufacturers like our company have researched and developed environmentally-friendly alternatives to traditional plastic products. As of 2012, degradable products accounted for almost 2% of the total foodservice disposables revenue in the United States. Cups and containers made up approximately 75% of that demand. Degradable plastics consist primarily of starch-based plastics and polylactic acid (“PLA”).

Our Products

While a majority of our products purchased by our customers use polypropylene (“PP”) and polystyrene (“PS”) including General Purpose Polystyrene (“GPPS”) and High Impact Polystyrene (“HIPS”), we focused on developing more environmentally-friendly solutions in order to continue to compete as our target markets’ environmental laws become more stringent. We have already seen products like foamed polystyrene banned or heavily restricted in some of our target markets. We believe that by providing biodegradable disposable food service items, we may find a competitive advantage over companies that produce only traditional, less environmentally-friendly products.

We have collaborated with the Technical Institute of Physics and Chemistry, Chinese Academy of Sciences in research regarding foodservice disposables technology in materials, processes and systems. Under the terms of the Technology Development & Cooperation Contract between Taizhou Fuling and Chinese Academy of Sciences, the right to apply for a patent of an invention or creation and the right to use the know-how achieved in cooperative development shall be jointly owned by the parties thereto. Moreover, according the PRC Contract Law, if the Chinese Academy of Sciences transfers the right to apply for a patent, Taizhou Fuling has the right of first refusal under the same conditions.

It is through these collaborations that we have secured important breakthroughs resulting in proprietary knowledge and patents. Currently our research focuses on the latest biodegradable materials, including Polybutylene Succinate (“PBS”), PLA, and cellulose.

1.	PBS is crystallized biodegradable polyester. As PBS decomposes naturally into water and carbon dioxide, it is a biodegradable alternative to some common plastics. It is both a green and environmentally-friendly material. It has high mechanical performance, good toughness, good thermal stability, and a wide range of processing temperature and high heat deflection temperature. PBS can be processed by various molding ways with normal equipment. To meet the requirements of various products, it can be mixed with other biodegradable or natural materials, such as PLA, polypropylene carbonate (“PPC”), polyhydroxyalkanoates (“PHAs”), Polycaprolactone (“PCL”) and starch or wood powder.
2.	PLA is a biodegradable thermoplastic aliphatic polyester derived from renewable resources, such as corn starch (in the United States), tapioca roots, chips or starch (mostly in Asia), or sugarcane (in the rest of the world). In 2010, PLA had the second highest consumption volume of any bioplastic of the world.
3.	Cellulose is an organic compound. It is the most abundant organic polymer on Earth. Cellulose has no taste, is odorless, is insoluble in water and most organic solvents and is biodegradable. Hydroxyl bonding of cellulose in water produces a sprayable, moldable material as an alternative to the use of plastics.

Our advanced R&D center in Wenling, Zhejiang aims to develop five new products every year. While our ability to maximize use of biodegradable materials will ultimately hinge on customer demand, we seek to maximize the environmental friendliness of our products. For a list of some of our recent research projects, see “BUSINESS — Research and Development.”

Our Insurance Coverage

The following chart shows our current insurance coverage:

Insured	Insurance Type	Insurance Subject	Insured Amount	Period
Taizhou Fuling	Property insurance	Inventory	RMB 8,000,000.00	July 16, 2015 – July 15, 2016
		Fixed assets	RMB 8,000,000.00
Taizhou Fuling	Cargo Export Transportation Insurance	Plastic Kitchen Ware	Determined by CIF (Cost Insurance and Freight)/DDP (Delivery Duty Paid) of cargo; expected to be RMB 200,000,000 per year	March 1, 2015 – March 1, 2016
Taizhou Fuling and/or its Wenling branch	Products/completed operations liability and designated vendors’ liability	Plastic cutlery (including plastic knife/fork/spoon) manufactured by the Named Insured and distributed through designated vendor(s) in Australia/New Zealand	USD 8,797,000	March 1, 2015 – March 1, 2016
General Distributors Limited (as additional insured)
Taizhou Fuling, Great Plastics	Short-term Credit Insurance	All exportation by non-Letter of Credit and All exportation by Letter of Credit	$35,000,000	June 1, 2015 – May 31, 2016
Great Plastics	Cargo Export Transportation Insurance	Plastic Kitchen Ware	Determined by CIF (Cost Insurance and Freight)/DDP (Delivery Duty Paid) of cargo; expected to be RMB 100,000,000 per year	April 1, 2015 – April 1, 2016
Direct Link	Property	Business income and extra expense	12 months actual loss sustained	March 15, 2015 – March 15, 2016
		Business income and extra expense — dependent properties	$10,000
		Employee dishonesty	$25,000
		Forgery and alteration	$25,000
	Liability	Liability and medical expense limit — each occurrence	$1,000,000
		Medical expense limit — per person	$10,000

Insured	Insurance Type	Insurance Subject	Insured Amount	Period
		Personal and advertising injury	$1,000,000
		Products/completed operations aggregate	$2,000,000
		General aggregate	$2,000,000
		Damage to premises rented to you	$300,000
	Property (Containers, paper and disposable plastic	Accounts Receivable	$25,000
		Business Personal Property	$15,918
		Electronic Data Processing	$50,000
		Equipment Breakdown	$15,918
		Fine Arts	$25,000
		Ordinance or Law — Demolition Cost, Increased Cost of Construction	$25,000
		Seasonal Increase: 25%
		Sewer or Drain Back Up	$25,000
		Valuable Papers & Records	$25,000
Direct Link	Umbrella	Each Occurrence Limit	$1,000,000	March 15, 2015 – March 15, 2016
		General Aggregate Limit	$2,000,000
		Products/Completed Operations Aggregate Limit	$2,000,000
		Personal and Advertising Injury Liability Limit	$1,000,000
Fuling USA	Commercial Property		Up to $2,000,000	August 6, 2015 – August 6, 2016
		Utility Service — Direct Damage	Up to $100,000
		Greenpac Enhancement	Up to $25,000
		Crisis Response	Up to $25,000
		ELITEPAC Property Extension	Up to $2,000,000

Insured	Insurance Type	Insurance Subject	Insured Amount	Period
	Commercial Liability		Up to $3,000,000
		Employee Benefits	Up to $3,000,000
		Product Recall Expense	Up to $200,000
		Data Compromise	Up to $50,000
		ELITEPAC General Liability Extension	Up to $500,000
	Business Automobile		Up to $1,000,000
		ELITEPAC Commercial Automobile Extension	Up to $1,000 Per Day
	Employment Practices Liability		Up to $50,000
	Commercial Umbrella		Up to $9,000,000

Our Environmental Stewardship Measures

We endeavor to increase our production of environmentally-friendly products and reduce pollution in the production process. Because of our achievements in clean production, energy-savings, pollution control and environmental management, we have been recognized as a Zhejiang Advanced Enterprise on Clean Production, which is currently effective from 2012 to 2017. We have been awarded this recognition continuously since 2005.

We have formulated various environmental manuals and policies, including Environmental Targets, Environmental Measure Implementation Plan and Environmental Training Management Procedure. We also have founded an environmental management group whose members have relevant environmental management qualifications and experience. We keep complete records of our clean production files. We have implemented examination equipment for monitoring pollution and full operations records of our environmental protection facility. We strictly comply with laws and regulations about environmental protection and comprehensive utilization of resources. We have never been penalized by any environmental protection governmental agency.

We have obtained several environmental stewardship-related certificates for our management systems that are listed in the following table.

Fuling Environmental Stewardship-related Certificates

Issuing Authority	Certificate	Recipient	Standard	Applicable to	Valid Period
Beijing Zhong-An-Zhi-Huan Certification Center	Environmental Management System Certificate	Taizhou Fuling	GB/T 24001 — 2004/ISO 14001:2004	Plastic drinking cups and disposable plastic tableware production and service	2014-09-15 until 2017-09-14
Beijing Zhong-An-Zhi-Huan Certification Center	Environmental Management System Certificate	Great Plastics	GB/T 24001 — 2004/ISO 14001:2004	Production and related activities of disposable plastic cutlery and plastic cups	2014-09-15 until 2017-09-14

Our Equipment

As labor has become more expensive in China, we have found that we have less of an advantage over similarly situated companies from certain other countries. As a result, we have focused on increasing automation to reduce our reliance on labor, especially for cutlery. Because we have developed some of our own machinery for producing and packaging our products, we believe we have advantages over less automated competitors.

We are using more and more fully automated machinery including automatic injection molding machines, robotic arms, and automatic delivery systems. For example, we developed a six-in-one automatic packing machine to meet our customers’ needs. This machine can combine six steps into one step. Therefore, it packs forks, cutlery, napkins and other plastic serviceware into a single plastic package. A normal packing machine would require seven workers to operate. This machine reduces labor demand to only four workers.

Most of our automatic machines are customized. For instance, we cooperated with a manufacturer to transform a normal injection molding machine into a professional, industrial-quantity injection molding machine for serviceware production. We also cooperated with an automation factory to produce robotic arms for our production system.

The following chart shows some of our advanced equipment.

Equipment	Function
Elemental Analyzer	Our elemental analyzers can detect 26 kinds of toxic heavy metal elements and detect a variety of regular and irregular sample of the power, plate, linear. Alloys, metal materials and plastic materials can be detected.
Injection Molding Machine	Our injection molding machine is also called an injection machine. It is our main molding equipment using plastic molding to make thermoplastic or thermosetting plastic into various shapes of plastic products. High power is applied to molten plastic to fill the mold cavity and injection. The dedicated robotic arm of the injection molding machine is able to automate transportation of products or running tools according to the predetermined requirement for the operation of automated production equipment.
Vacuum Magnetron Sputtering Coating Machine	Our vacuum magnetron sputtering coating machine mainly uses direct current (or intermediate frequency) magnetron sputtering and can be adapted to a wide range of coating targets, such as copper, titanium, chromium, stainless steel, nickel and other metal materials, which can be coated using a sputtering process. It can also improve film adhesion, reproducibility, density, uniformity and other characteristics.
Four-Layer Co-Extruded Sheet Machine	Our four-layer co-extrusion sheet machine is mainly suitable for PP, PS and other raw materials, production of various high-grade thermalformed sheets and stationery sheets. Widely used in the manufacture of various high-grade four-layer sheets, the machine is suitable for manufacturing high-grade beverage cups, jelly cups, food packaging and other packaging containers.
High-Speed Plastic Molding Machines (Computer Controlled)	Our computer controlled high-speed plastic molding machine is suitable for PS, modified PP and PET reel sheet. It can manufacture to a variety of specifications, including disposable fast-food containers, instant noodle bowls, western food boxes, food packaging for products such as candy and cake boxes, daily necessities, metal packaging, children’s toys and agricultural seedling trays.
Thermoforming Machine	Our thermoforming machine is mainly suitable for HIPS, PS, PVC, PET and other plastic sheet, using heating principles to form plastic sheets, including in particular the production of, among other items, various small spoons and plate covers.

From 2012 to 2014, we invested approximately $16 million on advanced equipment and technology to increase our productivity levels, increasing our annual per-production worker output from approximately $80,000 in 2012 to approximately $127,000 in 2014, an important 58.75% performance improvement.

We plan to establish an automation department to work on research and development for that aspect of our manufacturing process. We believe we still have room to continue to automate our production processes and enjoy additional savings in labor expenses and increased productivity.

The following pictures show some of the automation in our factories and product lines.

Injection Molding Machine (including robotic arm) in our Songmen factory.

High-Speed Plastic Molding Machines (Computer Controlled) in our Sanmen factory.

Four-Layer Co-Extruded Sheet Machine in our Sanmen factory.

Production Strategy

Product Mix

While we will continue to improve our traditional serviceware segment offerings, we plan to grow our packaging segment. Our customers in this segment are mainly retailers and wholesalers. While packaging materials currently constitute a small percentage of our sales revenue, we aim to achieve significant growth in this segment. Our decision is based on following reasons:

(1) Our packaging products have the same customer base as our serviceware products.

(2) Several big cities including New York have discussed or announced bans on some level of plastic foam containers. Many of these containers are made of a plastic resin known as expanded polystyrene. These polystyrene materials are difficult to recycle and do not bio-degrade naturally. Considering the amount of plastic foam containers consumed every day in big cities which will soon be banned and increasing political and socioeconomic pressures, we estimate that environmentally-friendly packaging products like ours will be competitive alternatives for a variety of new customers.

(3) Our R&D efforts and production facilities have prepared us to provide advanced environmentally-friendly packaging products to meet demand.

Manufacturing Location

The United States is one of the world’s largest users of foodservice disposables; however, the United States has historically relied on imported products, as U.S. manufacturing has been unable to meet the required pricing levels. We currently produce substantially all of our products in China and ship them to the United States for warehousing and sale. In 2014, we commenced construction of a facility in Allentown,

Pennsylvania. Because of our success in automating the manufacturing process, we believe that the Allentown facility will provide us a platform to manufacture products in the United States, particularly where doing so is cost effective for us.

Of the three categories of products we produce, the production of cutlery will likely continue to occur in China, since our cutlery production process is already heavily streamlined and the cost savings we receive from labor cost differences between the U.S. and China, combined with our ability to pack shipments densely for transportation to the United States, makes it cost-effective to maintain production in China at present.

By contrast, cups and straws or similar hollow products are less cost effectively produced in China, since these products cannot be packed as tightly as cutlery. As a result, shipping costs tend to be a higher percentage of the total cost of these products. If we have substantial and consistent orders, we plan to fill the majority of such orders for drinking straws and cups from our Allentown factory.

The factors involved in determining where we will manufacture a given product generally consist of the following:

1.	Labor costs. Currently the United States is much more expensive per hour for laborers, although U.S. laborers tend to be more productive in the same amount of time.
2.	Raw materials. The United States is slightly more expensive for raw materials that we use in production of our products than China is.
3.	Electricity. Electricity needed to produce our products costs more in China than in the United States.
4.	Shipping. If we ship the products from China to the United States for sale, shipping costs can account for up to 40% of the price of the product, depending upon the location and the product.
5.	Taxes. Taxes on our income are higher for sales in the United States than for sales in China.

As a result of analyzing these factors, we determined that it was in the best interest of our company to invest in America, hire U.S. workers and produce certain of our products in Allentown. Because we expect labor costs in China will continue to approach U.S. rates and electricity and shipping costs from China will continue to be comparatively expensive, we look forward to commencing operations in our Allentown facility. We will first manufacture drinking straws in our Allentown facility. If the manufacturing of straws at Allentown is successful, we will also consider investing in manufacturing cups in the United States.

Allentown Expansion

Decision to Invest in Allentown

Based on the above analysis of the merits of moving production of some of our products to the United States, our next decision was where to invest. We chose Allentown, Pennsylvania as the city to develop our first production line in the United States because of its superior geographic location, strong economic status, and ties to China.

Allentown is Pennsylvania’s third most populous city and is currently the fastest growing city in Pennsylvania. Part of the New York City Metropolitan Area, Allentown is 50 miles north-northwest of Philadelphia, the fifth most populous city in the United States; 90 miles east-northeast of state capital Harrisburg and 90 miles west of New York City, the nation’s largest city.

Four expressways run through the Allentown area, and the city is also a regional center for commercial freight rail traffic and is close to several major airports. As a result, we expect transportation of our products to our customers will be convenient and efficient.

Pennsylvania is home to fifty Fortune 500 companies. Pennsylvania’s 2013 total gross state product of $644 billion ranks the state 6th in the nation. If Pennsylvania were an independent country, its economy would rank as the 18th largest in the world. Moreover, Pennsylvania has a beneficial taxation policy that was attractive to our company in deciding where to locate manufacturing operations. In Pennsylvania, personal income tax is a flat 3.07%. The corporate net income tax is 9.9% and is levied on federal taxable income, without the federal net operating loss deduction. In addition, Pennsylvania allows a 20-year net operating loss carry forward of up to $2 million a year.

Finally, Pennsylvania has a strong trade relationship with China. Other than Canada and Mexico, China was the largest destination for exports from Pennsylvania, with $2.91 billion in exports in 2013.

Allentown Project Plan

Estimate of the amount of expenditures

The total investment for the project will be roughly $9.9 million, including approximately $5.6 million of fixed asset investment, and $4.3 million of working capital. We plan to finance the project with a capital investment of approximately $6.1 million (including $2.8 million we have already invested and $3.3 million from IPO proceeds) and long-term loans of approximately $3.8 million. We plan to obtain these long-term loans from commercial banks in China with land and building of our Songmen facility as collateral. This will bring six of the twenty-four planned manufacturing lines fully operational. If we choose to increase production capability, we will incur additional costs.

Schedule

We signed the lease of the factory and acquired property for our Allentown facility in 2013 and 2014 for $235,089.18. As of the time of this filing, we have paid approximately $455 thousand in total rental fees and approximately $839 thousand for factory renovations.

The preparatory work for the project began in the second half of 2013, and in October 2013 we committed with the Pennsylvania Department of Commerce to invest and build the factory in Pennsylvania.

We completed preparations for the preliminary stage of the project in early 2014. From May 2014 to December 2014, we finished the construction and renovation of the factory.

From January 2015 to May 2015, we have purchased and installed the initial six straw production lines at a cost of approximately $1 million. These six production lines have become operational now and enable us to manufacture on average 4 million straws per day. We have the ability to expand to twenty-four production lines.

From June 2015 to November 2015, the purchase and installation of another six straw production lines will be finished. After these twelve production lines are put into operation and function properly, we plan to buy another twelve straw product lines.

We estimate that the project will be fully completed and its entire operating capacity installed and ready for use in April 2016.

Increase of Production Capacity Anticipated after Completion

The designated annual capacity is 4,800 tons of straw series products if all the 24 straw production lines are put into operations. According to our industry experience, market development and detailed specifications of this project, we estimate that in the second full year of the project (October 2014 to September 2015), the production load should reach 10% of total designated production capacity, 50% in the third year (October 2015 to September 2016), and 100% in the fourth year (October 2016 to September 2017), as illustrated in the following chart:

Production Load Estimate

Project	In 2nd Year	In 3rd Year	In and After 4th Year
Production Load	10%	50%	100%
Straw Production (tons)	480	2,400	4,800

Environmental Considerations

The products from the Allentown project are designed to meet the environmental protection trends in the United States. The project’s products are disposable plastic straws, which can be customized according to the specific needs of customers: either custom manufactured biodegradable products or general products. In the

U.S. market, our customers are increasingly requesting biodegradable products. With the growing awareness of environmental protection and the implementation of local government initiatives limiting plastic use and/or favoring recyclable or biodegradable products, we expect we will see demand for biodegradable products increase in the future. We have designed the Allentown project to be able to deliver products that address these trends.

Our company will strictly follow applicable environmental regulations and policies including the National Environmental Policy Act, and other related policies such as the Clean Air Act and the Clean Water Act.

Location

Below is a diagram of the location of our Allentown facility.

As can be seen in the above map, the Allentown facility is located conveniently near the intersection of the Lehigh Valley Thruway (U.S. Route 22), which stretches from Cincinnati, Ohio to Newark, New Jersey, and Pennsylvania Route 100, which runs from Pleasant Corners through Philadelphia and into Chester County, Pennsylvania. In addition, the facility is less than 10 minutes from I-78, a major road that sees more than 4 million trucks annually and links New York City and New Jersey with western points.

In addition, its proximity to Lehigh Valley International Airport and Newark Liberty International Airport, both of which serve scheduled airlines and cargo traffic, executive aviation as well as various logistics cargos, makes this area attractive and fitting for this facility.

Facility

Our Allentown facility structure will consist of 88,000 square feet on 7.7 acres of land:

The current build-out plan is as depicted below. The blue figures in the left lower corner represent our first 6 straw production lines that we have installed. We next intend to build the remaining product lines.

Current Stage

We have finished all the preparation work of the project, including leasing the warehouse and renovation of the factory. We also have purchased and installed 6 straw production lines at a purchase and installation cost of approximately $1 million. As of October 19, 2015, all of these production lines are operational.

Wenling Expansion

Decision to Build a New Factory in Wenling

We decided to invest in building a new factory in Wenling for the following reasons:

1) By building a new factory, we can meet the growing demand for our products. Currently the extent of utilization of our old factory in Songmen Town of Wenling is approximately 90%. Based on current growth rates, we expect utilization will reach 100% in the second half of 2015. A new factory will allow us to expand our production capacity.

2) The planned location of this new factory will be in the Eastern New District of Wenling, only 5 km from our Songmen factory, so it will be easy for us to integrate the new factory into our business operations and leverage our existing resources to grow the new facility.

3) The planned location of our new factory is only 15 km from the Longmen sea port, which is convenient for us to ship our products.

Wenling Project Plan

The project construction period is budgeted for 35 months, from September 2015 to July 2018, divided into three phases.

We estimate the total amount of expenditures is approximately $36 million. We plan to finance the expansion with IPO proceeds, self-generated cash flow and profits from operations. We plan to install 180 injection production lines and 33 suction production lines. The 180 injection production lines will produce cutlery, plates, cups and bowls. We anticipate that 16 of the 33 suction production lines will produce cups, and 17 of the suction production lines will produce plates, cup lids and various types of containers, such as vegetable containers, fruit containers and packaging containers. We anticipate that the production capacity will be increased by 60,000 tons after completion of the build-out project.

The following chart shows the specific plan:

	Phase I	Phase II	Phase III
Estimated period	September 2015 – July 2016	January 2017 – July 2017	January 2018 – July 2018
Estimated expenditures required	$14 million
1) Purchase of land use
right: $5 million for 33.27
acres (202 mu);
2) Construction of
facilities: $5 million for
107,800 square meters of
manufacturing facilities;
3) Equipment purchase:
	$4 million.	$11 million 1) Construction of facilities: $3 million; 2) Equipment purchase: $7 million; 3) R&D: $1 million.	$11 million 1) Construction of facilities: $3 million; 2) Equipment purchase: $7 million; 3) R&D: $1 million.
Financing resources	IPO proceeds and self-generated cash flow	Profit from operation in 2016	Profit from operation in 2017
Anticipated increase in production capacity	20,000 tons	20,000 tons	20,000 tons
180 injection production lines	80 (capacity of 12,000 tons)	60 (capacity of 9,000 tons)	40 (capacity of 6,000 tons)
33 suction production lines	8 (capacity of 8,000 tons)	11 (capacity of 11,000 tons)	14 (capacity of 14,000 tons)

Environmental Considerations

The production lines that we plan to install are capable of producing biodegradable products.

Location

We plan to build this new factory in the Eastern New District of Wenling. Below is a diagram of the planned location of our Wenling facility and the location of Longmen sea port which our facility will use. The star represents the proposed location of the factory, and the triangle represents the newly-built Longmen sea port.

温岭东部新区总体规划及中区城市设计

MASTER PLAN OF THE EASTERN NEW DISTRICT OF WENLIN AND URBAN DESIGN OF THE MID-AREA

土地使用规划图

N
0 250 500 1000m
图例

浙江省城乡规划设计研究院

Industrial
Neighborhood
Center
Planned
Wenling
Facility
B4
M2
M2
M1
M1
M2
M2
W1
W1
M2
M1
MX
MX
MX
MX
B1
G1
G1
G1
G1
G1
G1
G3
RB
RB
RB
B1
B1
B1
B1
B1
S41
BR
R1
R22

Facility

Our new Wenling facility structure will consist of 107,800 square meters on 33.27 acres of land. We plan to build five workshop and warehouse buildings, four of which will occupy 16,000 square meters each and one of which will occupy 24,000 square meters. In addition to production buildings, we also plan to build an office building occupying 7,000 square meters and two dormitory buildings occupying 6,400 square meters each. The dormitory buildings will consist of 380 rooms and can accommodate 1,520 workers.

Raw Materials

Our primary raw materials are (1) plastic resin (primarily polypropylene (“PP”) and polystyrene (“PS”) which includes General Purpose Polystyrene (“GPPS”) and High Impact Polystyrene (“HIPS”)), (2) plastic bags and membranes for packaging cutlery, (3) shipping cartons, (4) plastic colorants, (5) paper napkins, salt, pepper and wet wipes for inclusion in cutlery packages and (6) labeling materials. We purchase our raw materials from a variety of suppliers, including more than ten suppliers of our key raw material, granular plastic resin. As we have a variety of options to supply us with raw materials for our products and the technical demands of preparing such raw materials are relatively low, we do not anticipate any difficulties in obtaining raw materials to produce our products. We are not reliant on a single supplier for any of our raw materials, and we expect we would be easily able to replace any of our suppliers if we needed to do so.

Plastic resin constituted approximately 82% of our raw material purchases in 2014. Plastic costs have recently been volatile as a result of significant fluctuations in petroleum prices. The company considers only plastic resin cost fluctuations to be material, given resin price volatility and plastic’s percentage of the cost of our products. We have historically been able to pass price fluctuations on to our customers. We do this in two ways.

First, for orders of our products by customers without long-term supply agreements with our company, we simply base the price quoted to the customers on current commodity prices. As raw material prices increase and decrease, we are able to adjust the price of our products as necessary.

Second, for our supply agreements for customers that have long-term supply agreements, such as a QSR that sources straws in a five-year agreement, we provide adjustable pricing that will fluctuate in part based on changes in plastic resin costs. Our client website maintains commodity prices to enable both parties to track such fluctuations.

For these reasons, we believe we will be able to adjust our pricing of products to allow us to maintain margins, serve our clients, and to avoid shortages in raw materials in the event of price increases.

Distribution Channels

Geographic Distribution of Revenues

Although the vast majority of our customers are in the United States, we sell our products around the world. Following is a summary of our total revenues by geographic market for each of our last three fiscal years. All amounts are presented in thousands of U.S. dollars. Please note that the revenue here does not include our income from sources other than our serviceware products, which are mainly sales of raw materials and recyclable waste.

(All amounts in thousands of U.S. dollars)

Region	2014	2013	2012
United States	$76,930	$64,828	$50,706
Europe	1,933	1,541	1,732
Australia	1,214	775	2,076
Canada	1,198	1,087	633
Central and South America	760	685	657
Middle East	683	374	430
China	122	102	74
Total	$82,840	$69,392	$56,308

Markets and Customers

Our approach to competition in the market depends largely on the type of customer we seek to serve, as various customer industries have different priorities for their purchasing decisions. Historically, we have sold our serviceware products to four categories of customers (below estimates include sales through distributors to ultimate customers):

Type of Customer	Products Sold	Geographic Region	Estimated Sales % in Six Months Ended June 30, 2015	Estimated Sales % in 2014	Estimated Sales % in 2013
Dealers	Serviceware, Straws, Cups, Plates	USA, Europe, Central and South America, Australia, Middle East, Canada	58%	54%	58%
QSRs	Serviceware, Straws, Cups	USA	31%	33%	33%
Retailers	Serviceware, Straws, Cups, Plates	USA, Australia	6%	6%	7%
Manufacturers	Serviceware	USA	5%	7%	2%
Total			100%	100%	100%

Distribution Channels

When we began to produce serviceware, we sold our products through distributors that had existing relationships with the ultimate customers looking to purchase our products. Beginning in 2009, we began to sell directly to such purchasers. For the years ended December 31, 2014 and 2013, approximately 39% and 40% of our sales were made directly to end-users and retailers, respectively, and approximately 54% and 58% of our sales were made to distributors including dealers, respectively. Although we believe we benefit from having direct relationships with QSRs, retailers and other end users, we also believe that strong relationships with distributors can allow us to penetrate smaller markets where we do not have the marketing resources to deliver our products directly.

Methods of Competition

Regardless of our customers’ industry, our customers have clear expectations about the quality level and value they expect in purchasing disposable serviceware. We are subject to frequent quality audits on an ongoing basis from new and existing customers, and we constantly engage in product testing to ensure that our products meet our customers’ demands. Accordingly, although we describe below our interpretation of the relative weight given to purchasing decisions in our customer categories, you should not read the table to suggest that any of these features are unimportant to a customer. We have used four stars to reflect our belief that an element is crucial to the customer’s decision-making, three stars to suggest that the element is very important, two starts to suggest that it is important and one star to reflect that the element is less important.

Type of Customer	Quality	Delivery	R&D	Service	Price
Dealers	**	***	***	****	****
QSRs	***	****	*	****	**
Retailers	***	****	***	***	***
Manufacturers	****	**	**	**	***

Competitive Position

The largest producers of foodservice disposables in the United States are significantly larger than our company. A recent report by Freedonia estimates that three companies control approximately 29% of the foodservice disposable market in the United States, and the top ten companies accounted for approximately 50% of the market in 2012. Because the entire foodservice disposable market in the United States consists of packaging, serviceware and napkins, and other foodservice disposables — while we only compete in the serviceware segment — we occupy a relatively small competitive position in the market as a whole.

Concentration in the foodservice disposables industry varies widely within specific market segments, with some segments dominated by a small number of producers. For example, Dart Container is the leading supplier of plastic foodservice beverage cups, followed by Pactiv and Berry Plastics. By contrast, the market for cutlery is more fragmented, with a growing portion of the market supplied by contract manufacturers in China. Among U.S.-based suppliers of foodservice disposable cutlery are Berry Plastics, D&W Fine Pack, Dart Container (including Solo Cup), Georgia-Pacific, Maryland Plastics, Pactiv, and Waddington Group. Most of these firms offer a number of different cutlery lines and are diversified into the production of straws and other foodservice disposables. In April 2012, D&W Fine Pack expanded its cutlery and straw offerings through its acquisition of Jet Plastica Industries. Prior to the acquisition, Jet Plastica claimed to be the largest manufacturer of straws in the U.S. Other suppliers of foodservice straws include Cell-O-Core, Earth Straws, New WinCup, Pactiv (via Spirit Foodservice), Rockline Industries, Royer, StalkMarket Products, and Stone Straw (Wentworth Technologies).

Our primary competitors are the following companies. We have set forth our assessment of our companies’ relative strengths and challenges. This table represents our belief about our competitive position and is based on our observations, rather than objective data except the ranking. The ranking is provided by the China Chamber of Commerce for Import and Export of Light Industrial Products and Arts and Crafts regarding China’s plastic kitchenware and serviceware companies for exports. Our assessment may not be shared by others, including such competitors, but it does represent management’s assessment of our industry position. Moreover, the below statements of industry are based on our current knowledge in our industry; to the extent there are developments we have not learned about (for instance, if a competitor has licensing agreements with a founder, rather than obtaining a patent in its own name or if a competitor is in the midst of building an overseas manufacturing facility that has not yet been announced), the below information may be incomplete.

	Taizhou Fuling	Jiaxing Zhongli Plastic Co., Ltd.	Baohao Plastic & Hardware Production (Jiangmen) Co Ltd	Ningbo Homelink Plastic Product Manufacture Co., Ltd.
Ranking	2012: No. 1 2013: No. 2 2014: No. 3	2012: No. 3 2013: No. 5 2014: No. 5	2012: No. 5 2013: No. 3 2014: No. 2	2012: No. 2 2013: No. 1 2014: No. 1
Products	Disposable plastics serviceware including cutlery, cups, containers, straws, etc.	Disposable plastic serviceware including cutlery, cups, straws, etc.	Plastic and hardware household articles and gifts.	Disposable plastics serviceware including cutlery, cups, straws, etc.
Overseas sales, marketing and production	Four warehouses and distribution centers in U.S. and two warehouses in and distribution centers. The only one that has established overseas manufacturing factory.	Sales office and warehouse in U.S.	Not known.	Sales office and warehouse in U.S.
R&D and Patents	Academician Expert Workstation; 29 patents.	Not known.	Not known.	56 patents.
Customers	Dealers, QSRs including four of top five, retailers, manufacturers.	Dealers, QSRs, retailers, manufacturers.	Dealers, restaurants, retailers, manufacturers.	Dealers, restaurants, retailers, manufacturers.
Product specification standard	Participate in initiating and drafting the national standard General Requirement Of Plastic Disposable Tableware.	No participation.	No participation.	No participation.

Nevertheless, we have been one of China’s largest exporters of disposable serviceware. The China Chamber of Commerce for Import and Export of Light Industrial Products and Arts and Crafts has recognized Taizhou Fuling as Number 3 out of 7,382 plastic kitchenware and serviceware companies for exports from China in 2014, Number 2 out of 4,610 such companies in 2013, Number 1 out of 4,365 such companies in 2012, and Number 2 out of 3,871 such companies in 2011. In addition, we were rated one of top 10 enterprises of plastic industry (daily plastic) in China light industries in 2013 by China National Light Industry Council and China Plastic Processing Industry Association, based on our (1) revenue, (2) profit, (3) profit tax rate, and (4) business growth rate.

We have invested heavily ($6,283,237 since 2012 to 2014) in research and development to increase our future competitive position, seeking to increase our use of environmentally-friendly materials, develop degradable and biodegradable materials, and reduce reliance on fossil raw materials. In addition, we have developed advanced robotics to produce our products more efficiently and at lower cost to be more competitive in the face of rising wages and higher quality demands.

Awards and Recognition

The Company is fully ISO 9001 and 14001 certified and, importantly, has obtained HACCP, GMP and FDA food facility registration certifications.

In addition, our company is rated a Category A enterprise of China Customs, which provides streamlined customs clearance measures. Taizhou Fuling has been a Category A enterprise since 2007 and submits a report on business management status to the PRC Customs every year. We understand that the PRC Customs re-validate the rating of Category A enterprises on an irregular basis, and the most recent written decision on re-validating Taizhou Fuling’s rating of Category A enterprise was received on October 24th, 2014 from the PRC Customs.

Taizhou Fuling can maintain the rating of Category A enterprises of PRC Customs if Taizhou Fuling simultaneously meets the following requirements as a consignor and consignee of imported and exported goods according to the Measures of the PRC Customs for the Classified Administration of Enterprises promulgated by PRC General Administration of Customs:

i.	Having never committed the crime of smuggling, the act of smuggling or violation of the provisions on customs supervision and control for one consecutive year;
ii.	Having never been subject to any customs administrative punishment due to infringement on intellectual property rights by importing or exporting goods for one consecutive year;
iii.	Having not delayed nor defaulted on paying taxes or fines for one consecutive year;
iv.	Having gross import or export value of more than $500,000 in the previous year;
v.	Having an error rate of import and export declaration of less than 5% during the previous year;
vi.	Having sound accounting rules, as well as truthful and complete business records;
vii.	Having taken initiatives in cooperation with customs administration, timely handling various customs formalities, and providing truthful, complete and valid documents and certificates to PRC Customs;
viii.	Submitting the Report on Business Management Status every year;
ix.	Handling the formality for reissuing and altering the Register Document for Customs Declaration of Consignees or Consigners of Import or Export Goods of the Customs of the People’s Republic of China according to the provisions; and
x.	Having no bad records in the administrative departments and institutions of commerce, People’s bank, industry and commerce, taxation, quality inspection or foreign exchange and supervision for one consecutive year.

In the last ten years, we have earned a variety of national, provincial and local honors, awards and certifications for our quality products and scientific research efforts:

2014

•	Zhejiang Famous Export Brand
•	Zhejiang Famous Trademark
•	Wenling Star Enterprise
•	Taizhou Quality Enterprise Leader

2013

•	Top 10 Enterprises of Plastic Industry (Daily Plastic) in China Light Industries, 2013
•	Zhejiang Credit Grade AAA Award
•	Zhejiang Credit Management Model Enterprise
•	Zhejiang High-Tech Enterprise
•	Zhejiang High-Tech Enterprise R&D Center
•	Zhejiang Quality Management Innovation Project

2012

•	Zhejiang Academician Expert Workstation
•	Zhejiang Energy Measurement Model Entity
•	Taizhou High-Tech R&D Center
•	Wenling Government Quality Award

2011

•	Grade A Customs Enterprise
•	Zhejiang May First Labor Award, recognizing compliance with the law, contribution to society and positive workplace environment
•	Zhejiang Famous Brand Products
•	Zhejiang Credit Grade AA Award
•	Zhejiang Export Famous Brand
•	First Academician Expert Workstation in Wenling (founded with Technical Institute of Physics and Chemistry, Chinese Academy of Sciences, devoted to research and development of plastic products)
•	Taizhou Famous Brand

2010

•	Executive Vice Chair Entity, Committee of the Plastic Household Products of China Plastic Processing Industry Association
•	Zhejiang Hi-Tech Enterprise
•	Zhejiang Science and Technology Oriented Small and Medium Enterprise
•	Taizhou Hi-Tech Enterprise
•	Taizhou Famous Brand Product
•	Taizhou Export Famous Brand

2009

•	Taizhou Export Famous Brand

2008

•	Zhejiang Compliance Credit Export and Import Model Enterprise
•	Zhejiang Credit Grade AA Award
•	Taizhou Statistics Credit Entity

2007

•	Taizhou Top 10 Export Processing Trade Enterprise
•	Wenling Star Industrial Enterprise

2006

•	AAA Credit Enterprise
•	Taizhou Famous Trademark
•	Wenling Star Industrial Enterprise

2005

•	First recipient in Wenling of Zhejiang Green Enterprise Designation

2004

•	Zhejiang Credit Grade AA Award

Research and Development

We are committed to researching and developing better ways to make our products more environmentally-friendly and cost effective and better ways to make our production methods more efficient. We believe scientific and technological innovations are integral to our operations and the mainstay of our competitive advantage and differentiation strategy. The barrier to entry to produce plastic foodservice disposables is relatively low; we believe that by devoting resources to finding new solutions to challenges facing our customers, we are able to improve our competitiveness, even where we are not the lowest cost provider of products, because we compensate with quality and service.

The R&D team has 95 dedicated employees who are researchers and analysts focused on product development and design of systems to automate our production process. Quality control is an important aspect of the teams’ work and ensuring quality at every stage of the process has been a key driver in maintaining and developing brand value for our Company.

We have collaborated with the Technical Institute of Physics and Chemistry of the Chinese Academy of Sciences in research regarding foodservice disposables technology in materials, processes and systems. Current efforts focus on biodegradable product materials including PBS and cellulose synthesis of biodegradable material. It is through these collaborations that the company has managed to secure important breakthroughs resulting in proprietary knowledge and patents.

During years ended December 31, 2014 and 2013, we spent $2.48 million and $2.13 million, respectively, on R&D. R&D expenditures in each year were for the following purposes:

	Six Months Ended June 30,		Year Ended December 31,
Purpose	2015 (in millions)	2014 (in millions)	2014 (in millions)	2013 (in millions)
Salaries	$0.27	$0.33	$0.76	$0.65
Materials	0.54	0.60	1.30	1.25
Other	0.12	0.19	0.42	0.23
Total	$0.93	$1.12	$2.48	$2.13

We expect to increase our R&D expenditures proportionate to our revenue increase in 2015.

The following chart shows some of our recent research projects.

Project	Source	Year
PP Controlled Degradation Serviceware	Self-Developed	2014
Melt-Grafted Polypropylene Cutlery	Self-Developed	2014
Damping Gradient Distribution Function Package	Self-Developed	2014
New Anti-Fog Lid	Self-Developed	2014
Research of Serviceware Packaging Automation	Self-Developed	2013
Application of Orientation Control in Serviceware	Self-Developed	2013
New Antibacterial Compound Serviceware	Self-Developed	2013
Toughening PLA Biodegradable Serviceware	Self-Developed	2013
Mold for Folding Spork	Self-Developed	2012 – 2013
PS/HIPS/SBC Plastic Alloy	Self-Developed	2012 – 2013
High Temperature High Impact PET Transparent Lid	Self-Developed	2012 – 2013
Starch Modified PBS Technology	Self-Developed	2012 – 2013
PLA/PBS Composite Biodegradable Straws	Self-Developed	2012
Starch-Based Full-Dissolved Material	Self-Developed	2012
New Temperature Modified PLA Biodegradable Material	Self-Developed	2012
New Coating Serviceware	Self-Developed	2012
Modified Corn Starch-Based PBS Biodegradable Material	R&D cooperation with Chinese Academy of Sciences	2011

Project	Source	Year
Cellulose Inorganic Filler Modified PBS Biodegradable Materials	R&D cooperation with Chinese Academy of Sciences	2011
Research of Biodegradable Food Packaging Material	Self-Developed	2011
New Serviceware Coating Technology	Self-Developed	2011
Research of Improving The Energy-Saving of Injection Molding Machine	Self-Developed	2011
Research of Temperature Resistance of New Modified PLA Biodegradable Material	Self-Developed	2011
Research of Toughening Polystyrene	Self-Developed	2010
Development of Whisker Reinforced Serviceware	Self-Developed	2010
Research of Four-Layer Coextrusion Technology	Self-Developed	2010
Development of cup with high-transparent curled rim(1)	Self-Developed	2010
Development of Nano-Modified Composite Serviceware(2)	Self-Developed	2010
Multiple Composite Polystyrene Modified Material	Self-Developed	2009
PP And PA6 Blending Technology	Self-Developed	2009
New Corn Starch-Based Biodegradable Material	Self-Developed	2009
Development of High-Strength Barrel	Self-Developed	2009
Development of High Impact Modified PC Serviceware	Self-Developed	2009
PP/PS Alloy New Material	Self-Developed	2008
SBC copolymer modified GPPS new material	Self-Developed	2008
New modified PLA biodegradable material	Self-Developed	2008

(1)	It is protected by our utility model patent “cup with curled rim” (patent No. ZL 201120049179.1) as disclosed in the patent chart on page 101.
(2)	It is protected by our patent “food grade polypropylene composite material and preparation and uses” (patent No. ZL 201010116076.2) as disclosed in the patent chart on page 101.

Intellectual Property

Our Patents

We rely on our technology patents to protect our business interests and ensure our position as a pioneering manufacturer in our industry. We have placed a high priority on the management of our intellectual property. Some products that are material to our operating results incorporate patented technology. Patented technology is critical to the continued success of our products. However, we do not believe that our business, as a whole, is dependent on, or that its profitability would be materially affected by, the revocation, termination, or expiration of, or infringement upon, any specific single patent. We currently hold the following issued patents:

Proprietary name	Patent No.	Patent type	Application Date	Approval Date	Expiration Date	Authority
Improvement to water barrel	ZL 2007 2 0109209.7	Utility model	2007.05.11	2008.02.20	2017.05.10	China State Intellectual Property Office
Particulate filtering drinking straw	ZL 2007 2 0107560.2	Utility model	2007.03.27	2008.02.20	2017.03.26	China State Intellectual Property Office
Straw with a fork	ZL 2007 2 0110304.9	Utility model	2007.06.06	2008.04.30	2017.06.05	China State Intellectual Property Office
Food and beverage heater for automobiles	ZL 2007 2 0109842.6	Utility model	2007.05.25	2008.04.30	2017.05.24	China State Intellectual Property Office
Straw with a spoon	ZL 2007 2 0111006.1	Utility model	2007.07.07	2008.07.02	2017.07.06	China State Intellectual Property Office
Brewing device	ZL 2008 2 0164651.4	Utility model	2008.09.11	2009.08.12	2018.09.10	China State Intellectual Property Office

Proprietary name	Patent No.	Patent type	Application Date	Approval Date	Expiration Date	Authority
Food grade polypropylene composite material and preparation and uses	ZL 2010 1 0116076.2	Patent	2010.03.02	2013.06.05	2030.03.01	China State Intellectual Property Office
Two section straw packaging and transmission system	ZL 2007 1 0156428.5	Patent	2007.10.26	2010.12.15	2027.10.25	China State Intellectual Property Office
Split-type goblets	ZL 2010 2 0684010.9	Utility model	2010.12.28	2011.08.03	2020.12.27	China State Intellectual Property Office
Plates	ZL 2010 3 0701465.2	Design	2010.12.29	2011.08.03	2020.12.28	China State Intellectual Property Office
Cup with curled rim	ZL 2011 2 0049179.1	Utility model	2011.02.26	2011.08.24	2021.02.25	China State Intellectual Property Office
Spork	ZL 2010 2 0685416.9	Utility model	2010.12.28	2011.09.07	2020.12.27	China State Intellectual Property Office
Multipurpose fork	ZL 2010 2 0685497.2	Utility model	2010.12.28	2011.10.19	2020.12.27	China State Intellectual Property Office
Anti-counterfeit bags	ZL 2011 2 0049491.0	Utility model	2011.02.26	2011.10.19	2021.02.25	China State Intellectual Property Office
Combined serviceware package	ZL 2010 2 0684440.0	Utility model	2010.12.28	2011.11.09	2020.12.27	China State Intellectual Property Office
Hollow-handle cutlery	ZL 2010 2 0684221.2	Utility model	2010.12.28	2011.11.30	2020.12.27	China State Intellectual Property Office
Serviceware kit (toughened)	ZL 2011 3 0402067.5	Design	2011.11.07	2012.05.16	2021.11.06	China State Intellectual Property Office
Ice cream cup	ZL 2011 2 0561621.9	Utility model	2011.12.29	2012.10.03	2021.12.28	China State Intellectual Property Office
Cover/lid	ZL 2012 3 0240031.6	Design	2012.06.11	2012.10.31	2022.06.10	China State Intellectual Property Office
Cover remover	ZL 2012 2 0285999.5	Utility model	2012.06.16	2013.01.09	2022.06.15	China State Intellectual Property Office
Packaging barrel	ZL 2012 2 0288697.3	Utility model	2012.06.16	2013.01.09	2022.06.15	China State Intellectual Property Office
Bowls	ZL 2012 3 0542829.6	Design	2012.11.09	2013.04.10	2022.11.08	China State Intellectual Property Office
Plates (honeycomb design)	ZL 2012 3 0543240.8	Design	2012.11.09	2013.04.10	2022.11.08	China State Intellectual Property Office
Cutlery with removable structure	ZL 2012 2 0591687.7	Utility model	2012.11.09	2013.05.01	2022.11.08	China State Intellectual Property Office
Bowl for noodles	ZL 2010 3 0701464.8	Design	2010.12.29	2011.06.08	2020.12.28	China State Intellectual Property Office
Combined fork and cutlery	ZL 2010 2 0683337.4	Utility model	2010.12.28	2011.10.19	2020.12.27	China State Intellectual Property Office
Multipurpose clip	ZL 2011 2 0048688.2	Utility model	2011.02.26	2011.10.19	2021.02.25	China State Intellectual Property Office
Water dispenser bucket with handle	ZL 2011 2 0219976.X	Utility model	2011.06.27	2012.01.25	2021.06.26	China State Intellectual Property Office
Cup	US D724,426 S	Design	2014.07.24	2015.03.17	2029.3.17	United States Patent and Trademark Office

Our Trademarks

In addition to our patents, we also rely on trademarks and service marks to protect our intellectual property and branding. Below is a list of our registered marks.

Mark	Owner	Classification Number(1)	Registration Date	Expiration Date	Authority
	Taizhou Fuling Taizhou Fuling	8 – #4712944 21 – #4712943	2008.3.28 2008.12.28	2018.3.27 2018.12.27	China State Administration for Industry and Commerce
	Taizhou Fuling Taizhou Fuling	8 – #4712945 21 – #4712946	2008.3.28 2008.12.28	2018.3.27 2018.12.27	China State Administration for Industry and Commerce
	Taizhou Fuling	21 – #1032903(2)	2009.11.16	2019.11.16	Intellectual Office Property Register
	Taizhou Fuling Taizhou Fuling	8 – #11235808 21 – #11235777	2013.12.14 2013.12.14	2023.12.13 2023.12.13	China State Administration for Industry and Commerce
	Taizhou Fuling	21 – #8441442	2011.7.14	2021.7.13	China State Administration for Industry and Commerce
	Taizhou Fuling	21 – #11235865	2013.12.14	2023.12.13	China State Administration for Industry and Commerce
	Taizhou Fuling	8 – #11236889	2013.12.14	2023.12.13	China State Administration for Industry and Commerce
	Great Plastics Great Plastics	8 – #9966708 21 – #9966694	2012.11.21 2013.3.7	2022.11.20 2023.3.6	China State Administration for Industry and Commerce
	Great Plastics	8 – #9966716	2012.11.21	2022.11.20	China State Administration for Industry and Commerce
	Great Plastics Great Plastics	8-# 12489484 21-# 12489468	2014.9.28 2014.9.28	2024.9.27 2024.9.27	China State Administration for Industry and Commerce

Mark	Owner	Classification Number(1)	Registration Date	Expiration Date	Authority
	Fuling USA	8 – #4291028	2013.2.19	—(3)	United States Patent and Trademark Office

(1)	Classification 8 products consist of serviceware (knife, fork and spoon); knife and fork set serviceware; steel knives; chopping knives; ice hammers; spoons; wine ladles; long handle spoons and tongs for sugar cubes. Classification 21 products consist of non-precious metal serviceware (except knives, forks and spoons); enamel and plastic ware for everyday use (including basins, bowls, plates, kettles and cups); ice cream sticks; lunch boxes; utensils for household uses; covers for dishes; paper or plastic cups; ice creams spoons; non-precious serviceware and picnic baskets (including plates and dishes).
(2)	Basing on #4712946 registration in China, we have registered the trademark at the International Bureau of the World Intellectual Property Organization (WIPO) under the Madrid Agreement and Protocol. Please see the details after this chart.
(3)	The registration is valid as long as Fuling USA timely files all post registration maintenance documents.

Based on #4712946 registration in China as a basic registration, we have registered the trademark at WIPO on November 16, 2009. The corresponding international registration number is 1032903. The expected expiration date of the registration/renewal is November 16, 2019. The corresponding international registration number is 1032903. The goods and services covered are classification 21: Tableware (other than knives, forks and spoons) not of precious metal; enamel and plastic ware for everyday use, including basins, bowls, plates, kettles, and cups; sticks for ice sucker [TERMS CONSIDERED INCOMPREHENSIBLE BY THE INTERNATIONAL BUREAU (RULE (13 (2) (B)) OF THE COMMON REGULATIONS)]; lunch boxes; utensils for household purposes, not of precious metal; covers for dishes; cups of paper or plastic; spoon for ice cream; services (tableware), not of precious metal; fitted picnic baskets (including dishes).

We made following designations to apply for territorial extension to 15 countries through WIPO for this trademark: (1) designations under the Madrid Protocol: Australia, Denmark, Finland, Greece, Japan, Norway, Republic of Korea, Singapore, Sweden, United Kingdom, United States of America; (2) designations under the Madrid Protocol by virtue of Article 9: Egypt, France, Germany, Italy. Currently the international registration for this trademark is valid in 13 foreign member countries, including the U.S. The expected expiration date of the registration/renewal is November 16, 2019, as same as the international registration. The details of the protection are as below:

Country	Trademark Protection Coverage/Status
United States of America	Tableware, other than knives, forks and spoons, not of precious metal, namely, sugar bowls, salt shakers, salad bowls; enamel and plastic ware for everyday use, namely, basins, bowls, plates, kettles, and cups; lunch boxes; utensils for household purposes, not of precious metal, namely, pot and pan scrapers, rolling pins, spatulas, turners, whisks; covers for dishes; cups of paper or plastic; serving spoon for ice cream; tableware, namely, tea services, coffee services, not of precious metal; fitted picnic baskets including dishes
Australia	Tableware (other than knives, forks and spoons) not of precious metal; enamel and plastic ware for everyday use, including basins, bowls, plates, kettles, and cups; lunch boxes; utensils for household purposes, not of precious metal; covers for dishes; cups of paper or plastic; spoon for ice cream; services (tableware), not of precious metal; fitted picnic baskets (including dishes)
Germany	Tableware (other than knives, forks and spoons) not of precious metal; enamel and plastic ware for everyday use, including basins, bowls, plates, kettles, and cups; lunch boxes; utensils for household purposes, not of precious metal; covers for dishes; cups of paper or plastic; spoon for ice cream; services (tableware), not of precious metal; fitted picnic baskets (including dishes)

Country	Trademark Protection Coverage/Status
Denmark	Tableware (other than knives, forks and spoons) not of precious metal; enamel and plastic ware for everyday use, including basins, bowls, plates, kettles, and cups; lunch boxes; utensils for household purposes, not of precious metal; covers for dishes; cups of paper or plastic; spoon for ice cream; services (tableware), not of precious metal; fitted picnic baskets (including dishes)
Egypt	Protected because the refusal period has expired and no notification of provisional refusal has been recorded (application of Rule 5 preserved)
Finland	Protected because no opposition was filed during the 18 months opposition period
France	Grant of protection
United Kingdom	Tableware (other than knives, forks and spoons) not of precious metal; enamel and plastic ware for everyday use, including basins, bowls, plates, kettles, and cups; sticks for ice sucker; lunch boxes; utensils for household purposes, not of precious metal; covers for dishes; cups of paper or plastic; spoon for ice cream; services (tableware), not of precious metal; fitted picnic baskets (including dishes)
Greece	Protected because no opposition was filed during the 18 months opposition period
Italy	Protected because the refusal period has expired and no notification of provisional refusal has been recorded (application of Rule 5 preserved)
Japan	Refusal of protection
Republic of Korea	Refusal of protection
Norway	Grant of protection
Sweden	Grant of protection
Singapore	Tableware (other than knives, forks and spoons) not of precious metal; enamel and plastic ware for everyday use, including basins, bowls, plates, kettles, and cups; lunch boxes; utensils for household purposes, not of precious metal; covers for dishes; cups of paper or plastic; spoon for ice cream; services (tableware), not of precious metal; fitted picnic baskets (including dishes)

Our Domain Names

We have registered 5 domain names, including fulingplastics.com.cn, fulingplasticusa.com (under construction), domoplastics.com (not yet operational), directlinkusallc.com and domoindustry.com. We also have the authorization from Ms. Guilan Jiang to use fulingplastics.com, We do not incorporate the information on our websites into this prospectus and you should not consider any information on, or that can be accessed through, our websites as part of this prospectus.

Regulations

We are subject to a variety of PRC and foreign laws, rules and regulations across a number of aspects of our business. This section summarizes the principal PRC laws, rules and regulations relevant to our business and operations. Areas in which we are subject to laws, rules and regulations outside of the PRC include intellectual property, competition, taxation, anti-money laundering and anti-corruption.

Foreign Investment Restrictions Regulations

The latest Guidance Catalogue of Industries for Foreign Investment (the “Catalogue”) was enacted according to the Provisions for Guiding the Foreign Investment Direction (the “Provisions”) and became effective on April 10, 2015. The provisions provide that the projects with foreign investment fall into four categories, namely permitted, encouraged, restricted and prohibited ones. The Catalogue lists the encouraged, restricted and prohibited categories for projects with foreign investment; projects with foreign investment that fall outside such enumerated categories are considered “permitted projects”.

According to the Provisions, the Catalogue may prescribe that an enterprise with foreign investment is “limited to equity joint venture, contractual joint venture”, “with Chinese party at the holding position” or “with Chinese party at the relatively holding position.” “Limited to equity joint venture and contractual joint venture” shall refer to that only Chinese-foreign equity joint venture and Chinese-foreign contractual joint venture are allowed, “with the Chinese parties at the holding position” means that the total investment proportion of the Chinese parties in a project with foreign investment shall be 51% or more, and “with Chinese parties at the relatively holding position” means that the total investment proportion of the Chinese parties in a project with foreign investment shall be higher than the investment proportion of any foreign party. Regarding the permitted projects with foreign investment which are not listed in the Catalogue, the business organization of the foreign-invested enterprises which produce “permitted” products and do not involve restricted or prohibited business will not be subject to those restrictions such as “limited to equity joint venture, contractual joint venture.” Therefore, there are no limits on the total investment proportion of the foreign investors in permitted projects. It means the proportion of such foreign investment could be 51% or more, and up to 100%.

According to the Catalogue, our products fall in the “permitted” category. Therefore, our proportion of the foreign investment may be up to 100%. As a result, FGI’s investment in our Chinese subsidiaries are in compliance with the Catalogue.

Draft Foreign Investment Law

On January 19, 2015, MOFCOM released the draft Foreign Investment Law for public comments (the “Draft FI Law”). The Draft FI Law proposed fundamental changes to the existing foreign investment legal regime in China. Currently China maintains a restrictive foreign investment regime, under which all foreign investments are subject to various government approvals, such as the approval of the foreign investment authority (i.e., MOFCOM or its local branches) or industry-specific approvals from relevant regulators, e.g. food and drug administration. The Draft FI Law introduces the principle of “national treatment” to foreign investors during the market-entry phase, by removing the foreign investment approval process. The Draft FI Law employs a “negative list” approach in which, unless a foreign investment falls within the “negative list”, foreign investors may invest in China on the same terms as Chinese domestic investors, without being subject to additional approvals or industry-specific restrictions.

The Draft FI Law allows the existing foreign investment companies to continue operating under their prior approvals (e.g. business scope, term of operation). However, they should review their existing corporate forms for any non-compliance and, within a three-year transition period, convert their corporate forms into corporations or partnerships under the PRC Company Law or relevant regulations.

The Draft Law provides for a new reporting regime under which foreign investors and foreign invested enterprises shall disclose relevant information on a regular basis. The reporting is to be made through the foreign investment information reporting system to be established by the foreign investment authority. The Draft FI Law, once effective, will require Taizhou Fuling to submit an annual report to the foreign investment authority. The information required by the annual report seems extensive and burdensome, such as the foreign invested company’s main products, import and export, employment, financial status, transactions with our affiliates and material disputes. If we fail to make such reporting timely or if there is any concealment in such reporting, we may be subject to fines or other regulatory sanctions.

The Draft FI Law may be subject to amendments which may substantially change its stipulations. In addition, it may take many years for the Draft FI Law to become effective.

Intellectual Property Rights Regulations

The Trademark Law of the PRC was adopted by the Standing Committee of the National People’s Congress (“NPC”) on August 23, 1982 and was amended on February 2, 1993 and October 27, 2001. The PRC Trademark Law Implementation Rules, or the Implementation Rules, were promulgated by the State Council on August 2, 2002 and became effective on September 15, 2002. The PRC is a signatory country to the Madrid Agreement and the Madrid Protocol. These agreements provide a mechanism whereby an international registration produces the same effects as an application for registration of the trademark made in each of the countries designated by the applicant.

According to the Trademark Law, the National Trademark Bureau under the SAIC is responsible for the registration and administration of trademarks throughout the country. A “first-to-file” principle with respect to trademarks has been adopted. If trademark owners deem an infringement to their trademarks constituted, they can file the dispute with the competent court or the relevant administrative department. Should the case be so serious as to constitute a crime, trademark owners may lodge a complaint with the relevant public security organization.

If the registered trademark owners intend to assign their registered trademark, a registered trademark transfer agreement shall be entered into between the owner and the assignee. The owner and assignee shall together apply to the National Trademark Bureau for registration of such assignment as prescribed under the Trademark Law.

Registered trademark owners may license other to use their registered trademark by concluding the registered trademark license agreement and such license agreements shall be subject to filing recordation with the National Trademark Bureau according to the Trademark Law. The licensor shall supervise the quality of the commodities on which such registered trademark is used, and the licensee shall guarantee the quality of such commodities.

The Measures for the Administration of Domain Names for the Chinese Internet, or the Domain Names Measures, were promulgated by the Ministry of Information Industry on November 5, 2004 and became effective on December 20, 2004. The Domain Names Measures govern registration of domain names with the internet country code “.cn” and domain names in Chinese. We have one website (www.fulingplastics.com.cn) governed by the Domain Names Measures.

The Measures on Domain Names Dispute Resolution, or the Domain Names Dispute Resolution Measures, were promulgated by the China Internet Infrastructure Center on February 14, 2006 and became effective on March 17, 2006. The Domain Names Dispute Resolution Measures require domain name disputes to be submitted to institutions authorized by the China Internet Network Information Center for resolution.

Regulations on Tax

The Law of the People’s Republic of China on Enterprise Income Tax (the “EIT Law”), promulgated by NPC on March 16, 2007 and put into force on January 1, 2008, imposes a uniform enterprise income tax rate of 25% on all resident enterprises in China, including foreign-invested enterprises, on all their income and a tax rate of 10% on non-resident enterprises on their income from the jurisdiction of PRC.

Attention shall be paid to the fact that non-resident enterprises may be considered resident enterprises for the purpose of EIT if their de facto management bodies are located within the PRC territory and therefore their global income is subject to a tax rate of 25%. The Notice of the State Administration of Taxation on Issues Relevant to Foreign-registered Chinese-invested Holding Enterprises Determined as Resident Enterprises in Accordance with Actual Management Organization Standard (“Circular 82”), promulgated by the State Administration of Taxation (“SAT”), provides that, a foreign Chinese-invested enterprise, if it concurrently satisfies the following conditions, for the purpose of the EIT, shall be determined to be a non-domestically-registered resident enterprise when: (1) The places where the top managers and the top management departments that are responsible for implementing the routine production, management and operation of the enterprise, perform their duties within the territory of China; (2) The financial decisions (such as borrowing, lending, financing, financial risk management, etc.) and the personnel decisions (such as appointment, dismissal, remuneration payment, etc.) of the enterprise shall be made or be approved by the organization or the persons within the territory of China; (3) The primary properties, accounting books, company seals, summaries and archives of the board meetings and shareholders meetings shall be placed or kept within the territory of China; and (4) One half or more of the enterprise’s directors or top managers having rights to vote shall frequently reside within the territory of China. Our PRC counsel, Jingtian & Gongcheng Attorneys at Law advises that because we (“FGI”) are incorporated in Cayman Islands, we do not meet the conditions outlined in Circular 82, however, our tax residency status is subject to the discretion of the PRC tax authorities whose determination is hard to predict, so we will continue to monitor our tax residency status.

The implementation rules of the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or capital gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10% unless any such non-resident individuals’ jurisdiction has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

The Interim Regulations of the People’s Republic of China on Value-added Tax, promulgated by State Council on November 10, 2008 came into force on January 1, 2009, impose a Value-Added Tax at the rate of 17% on the revenues from sales of goods. According to the Notice of the Ministry of Finance and the State Administration of Taxation on Raising the Export Tax Rebate Rates for Certain Commodities, promulgated by the Ministry of Finance and SAT on June 3, 2009, the export tax rebate rate is 13% for certain plastic products. In 2014, 99.6% of our products benefitted from the 13% export tax rebate.

Foreign Exchange Regulation

The Regulations of the People’s Republic of China on Foreign Exchange Control, promulgated by State Council on August 5, 2008, lays the legal framework for foreign exchange control in PRC. A number of notices, implementing rules, replies and circulars are promulgated thereunder to clarify the regulations on the foreign exchange. Under these regulations, payments of current account items, such as profit distributions, may be made in foreign currencies without prior approval from SAFE provided that certain procedure is complied with. Where, however, payments of capital account is involved, such as RMB is to be converted into foreign currency for the purpose of remitting out of China to retire foreign currency-denominated loans, approval from or registration with appropriate government authorities is required. According to the SAFE Circular 142 i.e., Notice of the General Affairs Department of the State Administration of Foreign Exchange on the Relevant Operating Issues concerning the Improvement of the Administration of Payment and Settlement of Foreign Currency Capital of Foreign-funded Enterprises, promulgated by SAFE on August 29, 2008 and SAFE Circular 45, promulgated by SAFE on November 9, 2011, the RMB capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes falling within the business scope approved by the relevant authority and may not be used for equity investments within the PRC. The use of such RMB capital may not be altered without SAFE’s approval, and such RMB capital may not in any way be used to retire RMB loans where the proceeds of such loans have not been used.

The Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment, promulgated by SAFE on November 19, 2012, materially amends and, therefore, simplifies the foreign exchange procedure then existing. Various special purpose foreign exchange accounts may be opened in different provinces, which was prohibited previously. The Circular on Printing and Distributing the Provisions on Foreign Exchange Administration over Domestic Direct Investment by Foreign Investors and the Supporting Documents, promulgated by SAFE in May 2013, provides for that the administration by SAFE or its local branches over direct investment by foreign investors in the PRC shall be conducted through registration and banks shall process foreign exchange business relating to the direct investment in the PRC based on the registration information provided by SAFE and its branches.

We have obtained all material approvals and permits necessary for our operation in the PRC from SAFE and other PRC government authorities.

SAFE Circular 37

The Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, promulgated by SAFE on October 21, 2005 and designed to replace the former circular commonly known as “SAFE Circular 75”, requires registration of PRC residents with local branches of SAFE with respect to their direct establishment or indirect control of an offshore entity (referred to in SAFE Circular 37 as “special purpose vehicle”), where such offshore entity are established for the purpose of overseas investment or financing, provided that PRC residents contribute their legally owned assets or equity into such entity.

SAFE Circular 37 further requires amendment to the registration where any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, divestiture or other material event.

Any violation of these registration requirements may, among other liabilities that may be imposed under PRC laws governing evasion of foreign exchange controls, cause the PRC subsidiaries of the special purpose vehicle be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and may cause the special purpose vehicle’s ability to contribute additional capital into its PRC subsidiary be restricted.

Regulation of Dividend Distribution

The Company Law of the People’s Republic of China, promulgated by Standing Committee of the NPC on December 28, 2013 and came into force on March 1, 2014, and the Wholly Foreign-owned Enterprise Law, promulgated and came into force on October 31, 2000 by Standing Committee of the NPC, provide that dividend may only be paid out of accumulated profits as determined in accordance with applicable accounting standards provided that: (1) all losses from prior fiscal years have been offset; and (2) a general reserve has been established and which shall amount to the 50% of the registered capital.

Labor Laws and Social Insurance

The Labor Contract Law was promulgated by the Standing Committee of the NPC on June 29, 2007 and became effective on January 1, 2008.

The Labor Contract Law requires employers to enter into written contracts with their employees, restricts the use of temporary workers and aims to give employees long-term job security. Pursuant to the Labor Contract Law, employment contracts lawfully executed prior to the implementation of the Labor Contract Law and continuing as of the date of its implementation shall continue to be performed. If an employment relationship was established prior to the implementation of the Labor Contract Law with no written employment contract executed, a contract must be executed within one month after the implementation of the Labor Contract Law.

In addition, according to the PRC Social Insurance Law, social insurance in China includes basic pension insurance, basic medical insurance, work-related injury insurance, unemployment insurance and maternity insurance. Both employers and employees must pay basic pension insurance contributions based on the employee’s wage category, as required by the relevant regulations. Employees participating in basic pension insurance schemes are entitled to receive monthly basic pensions if their accumulated contribution period has reached or exceeded 15 years when they reach the statutory retirement age. A notice issued by the Social Assurance Authority provides that retirement is permitted at age of 60 for male employees and between 50 and 55 for female employees. Social insurance (including pension insurance) payment obligations end at such voluntary retirement ages.

Company Law

The Company Law of the PRC, adopted at the Fifth Session of the Standing Committee of the Eighth National People’s Congress on December 29, 1993, was amended for the first time at the 13th Session of the

Standing Committee of the Ninth National People’s Congress on December 25, 1999; amended for the second time at the 11th Session of the Standing Committee of the Tenth National People’s Congress on August 28, 2004; revised at the 18th Session of the Standing Committee of the Tenth National People’s Congress on October 27, 2005; and Revised at the 6th Session of the Standing Committee of the Twelfth National People’s Congress on December 28, 2013, takes effect on March 1, 2014 (the “Company Law”).

Pursuant to the Company Law, (1) the term “company” shall refer to a limited liability company or a Company Limited by Shares; (2) the shareholders of both Limited Liability Company and Company Limited by Shares shall only be subject to the liability of the company to the extent of the capital contributions they have subscribed; (3) the minimum amount of registered capital of a limited liability company and the minimum percent of cash contribution by shareholders have been eliminated by revision in 2014.

Wholly Foreign-Owned Enterprise Law

The Law of the PRC on Wholly Foreign-owned Enterprises, or the WFOE Law, was adopted by the NPC on April 12, 1986 and was amended on October 31, 2000. Moreover, the Implementation Regulation of the WFOE Law was promulgated on December 12, 1990 and amended on April 12, 2001.

The ratio between its registered capital and total amount of investment shall be in conformity with the relevant regulations of the PRC, and the difference between its registered capital and total amount of investment equal to the amount of foreign exchange loans that the WFOE is permitted to borrow from its foreign investor.

Environmental Protection

The Environmental Protection Law, promulgated by the Standing Committee of NPC on December 26, 1989 and came into force on December 26, 1989, lays the foundation of the legal framework for environmental protection in the PRC. The Ministry of Environmental Protection under the State Council is charged with the administration of The Environmental Protection Law.

The Law on Prevention and Control of Environmental Pollution by Solid Wastes (“the Solid Wastes Law”), promulgated by the NPC on December 29, 2004 and came into force on April 1, 2005, provides that any disposition of hazardous wastes shall be in compliance with relevant provisions promulgated by the State. Moreover, it is forbidden to supply or entrust hazardous wastes to entities that do not have business licenses and qualifications for the collection, storage, utilization and disposition of solid wastes. The Air Pollution Prevention Law, promulgated by the Standing Committee of the NPC on April 29, 2000 and came into force on September 1, 2000, The Water Pollution Prevention Law, promulgated by the Standing Committee of the NPC on May 11, 1984 and came into force on November 1, 1984 as amended on March 15, 1996 and February 28, 2008 are also important laws in this area.

Under these regulations, a number of requirements for handling, storage, treatment, transportation and disposal of regulated substances and wastes must be complied with and enterprise that discharge wastes into air or waters must obtain a permit and pay the waste treatment fees. Violation of these regulations may cause the violator to be subject to injunction and/or fine. We have obtained all material approvals necessary for our business operations.

Property

The Law of the PRC on Property, or the Property Law, was promulgated by the Standing Committee of the NPC on March 16, 2007 and became effective on October 1, 2007. Under the Property Law, any creation, modification, transfer or termination of property rights shall only become effective upon registration with the relevant government authorities. All lawful property of the State, collective organization and individual are protected by the Property Law against embezzlement and encroachment.

The Law of the PRC on Land Administration, or the Land Administration Law, was promulgated by the Standing Committee of the NPC on June 25, 1986 and became effective on January 1, 1987 and as amended on December 29, 1988 and August 28, 2004. According to the Land Administration Law, the lands within territory of the PRC are classified into two categories, state-owned land and collective-owned land. The use right of state-owned land can be obtained through either government allocation or grant with grant fees paid.

It further prescribes that any entity who intends to conduct construction must construct on the state-owned land except as otherwise provided under the Land Administration Law. The collective-owned land shall not be granted, assigned or leased for use of agriculture-unrelated-construction unless it otherwise falls in the scope permitted under the Land Administration Law. Violation of such provisions under the Administration Law may result in fines and confiscation of the buildings constructed on the land.

The Urban Real Estate Administration Law was promulgated by the Standing Committee of the NRC on July 5, 1994 and became effective on January 1, 1995 and as amended on August 30, 2007. According to the Urban Real Estate Administration Law, if the real estate is mortgaged to third party the land where such real estate occupies shall also be mortgaged together.

Product Liability

Under the current PRC laws, manufacturers and/or vendors of defective products in the PRC may incur liability for loss and injury caused by such defective products. Pursuant to the General Principles of the Civil Law of the PRC, or the PRC Civil Law, promulgated by the NPC on April 12, 1986, a defective product which causes property damage and/or physical injury to any person may subject the manufacturer and/or vendor of such defective product to civil liability for such damage and/or injury caused therefrom.

The Product Quality Law of the PRC, or the Product Quality Law, was promulgated by the Standing Committee of the NPC on February 22, 1993, to supplement the PRC Civil Law aiming to protect the legitimate rights and interests of the end-users and consumers and to strengthen the supervision and control over the quality of products. The Product Quality Law was revised on July 8, 2000. Pursuant to the revised Product Quality Law, manufacturers who produce defective products may be subject to civil or criminal liability and have their business licenses revoked.

The Law of Protection of the Rights and Interests of Consumers, or the Consumers Protection Law, was promulgated by the Standing Committee of the NPC on October 31, 1993, and became effective on January 1, 1994. The Consumers Protection Law provides further protection to the legal rights and interests of consumers in connection with the purchase or use of goods and services. At present, all business operations must observe and comply with the Consumers Protection Law when they provide their goods and/or services.

The Tort Law of the PRC, or the Tort Law, was adopted by the Standing Committee of the NPC and promulgated on December 26, 2009 and will become effective on July 1, 2010. The Tort Law establishes a separate chapter regarding product liability. Compared to previous laws and regulations in relation to product liability, the provisions of the Tort Law expressly provide that, in the event that any entity is clearly aware of the defects existing in the products but notwithstanding manufactures and distributes such defective products which finally cause others’ death or serious injury, those so infringed upon are entitled to claim punitive damages.

U.S. Regulations

Federal, state and local governments mandate a variety of laws and regulations aimed at serviceware products and packaging products. At the federal level, the Food and Drug Administration (“FDA”), the Consumer Product Safety Commission and the Environmental Protection Agency (“EPA”), among other federal agencies, have promulgated regulations that directly or indirectly affect the products we produce.

For example, the FDA is charged with, among other responsibilities, regulating industry to ensure that food contact substances are safe, approving materials for use in foodservice disposables, and setting safety standards for products made with recycled content. Unlike many other industrialized nations, the U.S. does not currently have national packaging recycling laws in place; such laws, where they exist, are at the state level.

The Affordable Care Act (“Obamacare”) requires restaurant chains with over 20 locations to display the calorie content of each food and drink item it serves on signs and printed menus. Such regulation may indirectly affect our product usage as the intention of such regulation is to encourage healthier eating and better food choices, including a decrease in consumption of food from fast food restaurants and quick service restaurants.

State and local governments regulate restaurant cleanliness standards, with which foodservice disposables must comply. And a number of states, including large states such as California and Florida, as well as cities and counties have passed regulations governing consumer packaging materials. Polystyrene foam bans are particularly widespread among local governmental regulations, particularly in California, which has more than 50 cities and counties that have restricted or banned foamed polystyrene containers. Although no state has yet to impose a statewide ban on polystyrene, numerous bills that would accomplish such ban have been promoted in various state legislatures.

Our Employees

As of October 1, 2015, we employed a total of 1,110 full-time and 0 part time employees in the following functions:

	Number of Employees
Department	October 1, 2015	December 31, 2014	December 31, 2013	December 31, 2012
Senior Management	16	13	9	8
Human Resource & Administration	45	45	45	46
Finance	14	13	9	8
Research & Development	97	88	65	58
Material Management	11	10	11	6
Quality Control	54	48	35	32
Production	855	732	594	739
Sales & Marketing	18	18	18	18
Total	1,110	967	787	915

We saw a decrease in production employees in 2013 as a result of the automation of a portion of our operations and as a result of an early Chinese New Year, which led to some employee departures. Production employees increased in 2014 as our volume of orders required us to hire additional employees to meet demand, notwithstanding automation.

Of our total employees on October 1, 2015, 1,091 were employed in China and 19 were employed in the United States (not including John Kunes, our U.S. — based Executive Vice President who is an independent contractor). We anticipate that, when our Allentown facility is at its planned maximum capacity of 24 production lines, we will have approximately 75 employees in the United States.

Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We have not experienced any work stoppages.

We are required under PRC law to make contributions to employee benefit plans at specified percentages of our after-tax profit. In addition, we are required by PRC law to cover employees in China with various types of social insurance. In 2014, we contributed approximately $387,189 and $585,402 to the employee benefit plans and social insurance, respectively. In 2013, we contributed approximately $297,276 and $522,361 to the employee benefit plans and social insurance, respectively. The effect on our liquidity by the payments for these contributions is immaterial. We believe that we are in material compliance with the relevant PRC employment laws.

Description of Property

There is no private land ownership in China. Individuals and entities are permitted to acquire land use rights for specific purposes. We, including our wholly owned subsidiary Great Plastics, were granted land use rights for our facilities in Sanmen County and Songmen Town, which extend until between 2053 and 2060.

In the U.S., in October 2013, we committed with the Pennsylvania Department of Commerce to invest and build a factory in Allentown, Pennsylvania. On February 27, 2014, Fuling signed a lease of premises in Allentown, Pennsylvania for general office, manufacturing and warehousing purposes. The Allentown project contemplates construction of the factory, renovation of the rented premises in Allentown and the purchase and installation of 12 production lines of manufacturing equipment. We estimate the project will be finished and put into use in September 2015. While we are not dependent on completion of this offering to complete the project, we anticipate that a failure to complete this offering could result in our company needing to find other sources of funding in order to avoid a delay in implementation of this project. At present, we are in the midst of building out our Allentown facility, and 6 production lines have become operational.

Following is a list of our properties, including the first two, which we lease:

Transferee/ Lessee/Owner	Property	Land/Building Use Term	Space (m2)	Ground Floor Area (m2)	Productive Capacity (ton)	Extent of Utilization
Fuling USA	Commercial/industrial space at 6690 Grant Way, Suite 1, Allentown, PA 18106	2014-03-01 until 2024-05-31	8,175.47		4,800	0%(1)
Taizhou Fuling	Factory building at 8 Shengpan Road, Guanweitong Village, Wenqiao County	2013-01-01 until 2015-12-31	5,120.00		6,000	100%
Taizhou Fuling	Non-residential building in Ximen Village, Songmen Town	No expiration (rights acquired 2000-04-27)	177.58		(rent out)	N/A
Taizhou Fuling	Non-residential building in Ximen Village, Songmen Town	No expiration (rights acquired 2000-04-27)	668.89		(rent out)	N/A
Taizhou Fuling	Land in South of Binhai Road, Songmen Town	2007-03-27 until 2053-03-10		13,996.79	13,970	90.9%(2)
Taizhou Fuling	Land in South of Binhai Road, Songmen Town	2007-03-27 until 2055-01-14		14,076.80
Taizhou Fuling	Non-residential building in South of Binhai Road, Songmen Town	2013-07-25 until 2053-03-10	491.05
Taizhou Fuling	Non-residential building in South of Binhai Road, Songmen Town	2013-07-25 until 2053-03-10	1,471.22

Transferee/ Lessee/Owner	Property	Land/Building Use Term	Space (m2)	Ground Floor Area (m2)	Productive Capacity (ton)	Extent of Utilization
Taizhou Fuling	Non-residential building in South of Binhai Road, Songmen Town	2013-07-25 until 2053-03-10	2,559.28
Taizhou Fuling	Non-residential building in South of Binhai Road, Songmen Town	2013-07-25 until 2053-03-10	1,847.10
Taizhou Fuling	Non-residential building in South of Binhai Road, Songmen Town	2013-07-25 until 2053-03-10	3,694.20
Taizhou Fuling	Non-residential building in South of Binhai Road, Songmen Town	2013-07-25 until 2055-01-14	7,717.56
Taizhou Fuling	Land in Southeast Industrial Zone, Songmen Town	2015-01-29 until 2065-01-15		2,576.00	N/A	N/A
Great Plastics	E02-2905 lot at Binhai Xincheng, Sanmen County	2010-08-01 until 2060-08-01		30,349.00	20,000	48.5%(3)
Great Plastics	Factory building in Binhai Xincheng, Sanmen County	No expiration (rights acquired 2014-02-21)	15,679.28
Great Plastics	Factory building in Binhai Xincheng, Sanmen County	No expiration (rights acquired 2014-02-21)	1,872.22
Great Plastics	Factory building in Binhai Xincheng, Sanmen County	No expiration (rights acquired 2014-02-21)	11,813.30
Great Plastics	Dormitory building in Binhai Xincheng, Sanmen County	No expiration (rights acquired 2014-02-21)	4,092.77		(non- production)	60.6%(4)

(1)	We began productive use in early June 2015.
(2)	We expect to reach 100% utilization in second half of 2015.
(3)	This facility has an area of 30,349 square meters, among which 10,000 square meters are reserved for capacity expansion.
(4)	The dormitory has 130 rooms, and is able to accommodate 350 employees. Currently 90 rooms are occupied by 212 employees.

Fixed assets at our properties consist of office equipment, buildings, structures, ancillary facilities, and equipment for production and packaging of plastic foodservice disposals including plastic food containers, drinking straws, cutlery, cups and plates, and others.

Some of our real property and fixed assets are encumbered by secured loans from our creditors. China Construction Bank Wenling Branch has encumbrances on our land use right and building ownership rights in the property located at South of Binhai Road, Songmen town. The term of our loan with China Construction Bank is from July 29, 2013 to October 27, 2017. Industrial and Commercial Bank of China Wenling Branch has encumbrances on our land use right and building ownership right in the property located at South of Binhai Road, Songmen town. The term of our loan with Industrial and Commercial Bank of China is from September 25, 2013 to August 28, 2017.

None of our property is affected by any environmental issues that may affect our use of the property. At present, our plans to further develop, expand or improve these properties will be funded either through proceeds from this offering if it is successful or through our operating cash flows. The estimated costs for such efforts, along with the description of the purposes for such expenditures, are described in “Use of Proceeds.”

In addition to our property rights, we also currently have agreements to warehouse our products for delivery to customers. We do not own or lease the warehouses in question but instead pay storage and handling fees based on the quantity of goods we are warehousing at such facilities. Upon completion of the build-out of our Allentown facility, we expect to devote approximately 5,013 square meters of such facility to warehousing our products prior to delivery to our customers. We may, from time to time, enter into new agreements to meet our warehousing needs.

Recent Capital Expenditures and Divestitures

The following table sets forth our principal capital expenditures for the fiscal years ended December 31, 2014 and 2013:

	Year ended December 31,
	2014	2013
Investments in buildings	$891,205	$2,297,518
Investments in machinery and production equipment	3,347,604	5,780,409
Investments in automobiles	10,181	394,327
Investments in office equipment	58,711	55,763
Investments in electronic and other equipment	352,885	1,294
Total capital expenditures	$4,660,586	$8,529,311

All of these capital expenditures have been made at our facilities in Wenling City in Zhejiang Province and for the construction of new workshops and office buildings and purchases of equipment in connection with the expansion of our production facility in Allentown, Pennsylvania. These expenditures were funded by cash flows from operations and debt financing. We made the following expenditures in the period from January 1, 2015 to August 31, 2015:

Investments in buildings	$686,849
Investments in machinery and production equipment	2,119,502
Investments in automobiles	53,159
Investments in office equipment	26,247
Investments in electronic and other equipment	39,462
Investments in land use right	257,931
Total capital expenditures	$3,183,150

In 2015, we expect to use capital expenditures primarily to continue to build out and outfit our Allentown facility (approximately $3.3 million), to purchase equipment for our existing factories in China (approximately $5 million), and to develop a new factory in Wenling (approximately $8 million). We expect that our capital expenditures will increase in the future as our business continues to develop and expand. We plan to use the proceeds of this offering to fund these capital expenditures, as described in more detail in “Use of Proceeds.” If we are unable to complete the offering, we plan to fund these capital expenditures through our operating cash flow. If this offering is not completed, our completion of these capital expenditures may be slowed compared to our anticipated timeline to complete such projects.

During the fiscal years ended December 31, 2014 and 2013, we did not have any divestitures (including interests in other companies), and none are currently in process.

Management

The following table provides information regarding our executive officers and directors as of October 19, 2015:

Name	Age	Position(s)
Xinfu Hu	54	Chief Executive Officer
Guilan Jiang	52	Chair of Board of Directors and Chief Operating Officer
Gilbert Lee	57	Chief Financial Officer
Sujuan Zhu	44	Director
Jian Cao	64	Director (Independent)
Hong (Simon) He	46	Director (Independent)
Yau On Johann Tse	48	Director (Independent)

The business address of all such senior management and directors is Southeast Industrial Zone, Songmen Town, Wenling, Zhejiang Province, People’s Republic of China 317511.

Directors

Guilan Jiang.  Ms. Jiang is the Chief Operating Officer and Chair of the Company. Ms. Jiang co-founded Taizhou Fuling in October of 1992 with her husband, Mr. Xinfu Hu, our CEO, and serves as the legal representative and the Chair. Ms. Jiang co-founded Great Plastics in March 2010 with her husband, Mr. Xinfu Hu, and Ms. Sujuan Zhu, and serves as the legal representative, the general manager and a director. Ms. Jiang owns 50% of Wenling Fulin Plastic Products Co. Ltd, and she serves as the legal representative, the general manager and a director. Ms. Jiang previously owned 95% of Zhejiang Special Plastics Technology Co., Ltd. (“Special Plastics”) from September 2006 through 2015 and acts as a supervisor. Ms. Jiang is the general manager and a shareholder of Wenling Wantong Investment Co., Ltd. Ms. Jiang has been certified by Zhejiang Province as a senior economist in 2012. This qualification certifies her qualification and experience in business management, and understanding of the global economic marketplace in which we operate and shows that she has passed certain qualification tests in business field. Currently Ms. Jiang is Deputy Chair of the China Plastics Processing Industry Association, Deputy Chair of the Zhejiang Female Entrepreneur Association, and Chair of the Wenling Plastics Association. Ms. Jiang has acted as a representative of the local People’s Congress several times, most recently, in 2015. Ms. Jiang has received an award as an Outstanding Female in China, as a Top 10 Outstanding Female in Zhejiang, and as an Excellent Entrepreneur in Taizhou and Wenling. Ms. Jiang received her associate degree in accounting from China University of Geosciences in 2006. We have chosen Ms. Jiang to serve as the Chair of our Board of Directors because of her more than twenty years of experience in our industry, and leadership at the national level.

Sujuan Zhu.  Ms. Zhu has been a member of our Board of Directors since January 19, 2015. She co-founded Taizhou Fuling in October 1992, is a director and has worked in its financial department. Ms. Zhu also co-founded Great Plastics in March 2010. Ms. Zhu is also a shareholder, director and general manager of Wenling Hongkun Investment Co., Ltd. We have chosen Ms. Zhu to serve on our Board of Directors because of her more than twenty years of experience advising and assisting our company on finance and management as it has grown.

Jian Cao.  Mr. Cao has been an independent member of our Board of Directors since July 2015. Mr. Cao has been the Executive Vice President at the China Plastics Processing Industry Association since May 1995 and legal representative since May 2011. In this capacity, Mr. Cao manages the daily operations of the association. Mr. Cao has helped the Association participate in the development of the national standards applicable to the plastics industry. Prior to working with the China Plastics Processing Industry Association, Mr. Cao served a plastic industry association in Liaoning Province, including as general manager, since 1978. Since August 2013, Mr. Cao has also served as a director at Xinjiang Tianye Water Saving Irrigation System Company Limited, a public company in China. Mr. Cao is also a director at Jiangsu Cenmen Equipment Co., Ltd., another public company in China. Mr. Cao has also been a director at the China Light Industry Federation since May 2012 and Chair of the China Packaging Federation Council since August 2011. Since May 2013, Mr. Cao has been chief of the national standardization technical committee for the plastics industry. Mr. Cao earned his bachelor degree in October 1978 from Dalian University of Technology. We believe Mr. Cao’s qualifications to serve on our Board of Directors include his knowledge of our industry, with 37 years experience in the plastics industry.

Hong (Simon) He.  Mr. He has been an independent member of our Board of Directors since July 2015. Since August 2014, Mr. He has been the finance director of SciClone Pharmaceuticals, Inc., which is a Nasdaq-listed company with main operations in China. He manages corporate financial analysis, SEC reporting and SOX compliance. Mr. He was Vice President of Finance and the controller of Augmedix, Inc. from January 2014 to June 2014, where he developed financial accounting and reporting process in compliance with U.S. GAAP. From October 2011 to December 2013, Mr. He was the Vice President of Finance at Baidu Leho.com, which is backed by Baidu, a Nasdaq-listed company. He established financial accounting infrastructure and ensured the financial statements were prepared in line with the U.S. GAAP. From March 2010 to October 2011, Mr. He was the CFO of Sunity Online Entertainment Ltd., a pre-IPO company. He coordinated the IPO application for Nasdaq listing and ensured the U.S. GAAP compliance for its financial statements. Mr. He is a U.S. Certified Management Accountant and a China Certified Public Accountant. Mr. He earned his Bachelor of Science degree in accounting from Beijing University of Technology in July 1992 and his MBA degree from University of Chicago Booth School of Business in December 2006. We have selected Mr. He to serve on our Board of Directors and as the Chair of our Audit Committee because of his rich accounting and finance experience.

Yau On Johann Tse.  Mr. Tse has been an independent member of our Board of Directors since July 2015. Mr. Tse has been the CEO of Aquarian Capital, LLC from March 2006. In this capacity, Mr. Tse focuses on corporate management, business development and client service. From January 2004 to March 2006, Mr. Tse was the director of international M&A at Yum! Brands and managed M&A and franchising development. Currently Mr. Tse is a director of Kirin International Holding, Inc., a company listed on the OTCBB, and a director of Aquarian Capital, LLC, China Dadi Chemical Limited, and Blackstone Natural Resources S.A., none of which are public companies. Mr. Tse earned his Bachelor of Science degree from the Chinese University of Hong Kong in June 1990 and his MBA degree from INSEAD in December 1999. We have selected Mr. Tse to serve on our Board of Directors to benefit from his 20 years of international investment experience.

Executive Officers

Xinfu Hu.  Mr. Hu serves as Chief Executive Officer of the Company. Mr. Hu co-founded Taizhou Fuling in October of 1992 with his wife, Ms. Guilan Jiang, and serves as the general manager. Mr. Hu co-founded Great Plastics in March 2010 with his wife, Ms. Guilan Jiang, and Ms. Sujuan Zhu and has served as a supervisor. Mr. Hu is also the legal representative, the general manager and a director of Wenling Yuanheng Real Estate Development Co., Ltd. Mr. Hu is a shareholder of SanMen Decoration City Market Development Co., Ltd and Hangzhou YaJiu Investment Co., Ltd. Mr. Hu has been certified by Zhejiang Province as a senior economist in 2013. This qualification certifies his qualification and experience in business management, and understanding of the global economic marketplace in which we operate and shows that he has passed certain qualification tests in business field. Mr. Hu is also an engineer. Currently Mr. Hu is Deputy Chair of the China Chamber of Commerce for Import and Export of Light Industrial Products and Arts and Crafts, and a member of Committee of the People’s Political Consultative Conference of Sanmen County. Mr. Hu received his associate degree in business management from Southwest University of Science and Technology in 2006. Our Board of Directors has chosen Mr. Hu to serve as Chief Executive Officer because of his more than twenty years of experience in our industry.

Gilbert Lee.  Mr. Lee has been our Chief Financial Officer since August 2015. Mr. Lee was the Vice President of Operations of Fuling USA from May 2015 to August 2015. Prior to joining our company, from October 2013 through May 2015, Mr. Lee was Vice President of Business Development and prior to that, from August 2011 to October 2013, the U.S. based Chief Financial Officer at Tanke Biosciences Corporation, a Chinese manufacturer listed on OTCQB, where he was responsible for SEC reporting, investor relations, capital-raising, GAAP conversion, annual audits, and corporate finance. From 2010 through 2011, Mr. Lee was the Finance Executive in Planning & Analysis for Dimensional Merchandising Inc., at which he developed strategies to turn around sales and profit, and oversaw accounting and payroll functions. Mr. Lee also held various executive positions in finance, marketing, and business analysis at a Paris CAC 40 company and a NYSE listed company. Mr. Lee is a CPA and a CMA. Mr. Lee earned his MBA from University of Texas at

Austin in 1995, his MPA (Master of Professional Accounting) from University of Texas at Arlington in 1987 and his BBA (Bachelor of Business Administration) in Marketing from University of Texas at Arlington in 1982.

Key U.S. Executives

John C. Kunes.  Mr. Kunes is an Executive Vice President at Fuling USA, responsible for developing customer relationships, negotiating distribution logistics, and marketing our products in the United States. Mr. Kunes has been an independent contractor for Old Fuling USA/Fuling USA since October 2009. Prior to joining our company, Mr. Kunes was Director of Operations for Jet Plastica Industries, a plastic foodservice disposables company, from 1998 through 2008. At Jet Plastica he managed more than 600 employees, and implemented projects to enhance efficiency such as automating production lines and matching cutlery production to orders. Mr. Kunes worked as the Director of Finance for Tenneco Packaging from 1995 through 1998 and in a variety of operations and finance roles. He was plant manager and business unit controller for Mobil Chemical Company from 1988 through 1995. Mr. Kunes earned his B.S. and MBA from the Rochester Institute of Technology.

Philip D. Prinzi.  Mr. Prinzi has been Vice President of Operations for Fuling USA since August 2015. He is in charge of directing production, distribution, and certain marketing operations for the Allentown plant. From January 2013, Mr. Prinzi has been the Director of Logistics of Old Fuling USA/Fuling USA and is responsible for all aspects of the supply chain, including sales administration management, accounting and invoicing, and replenishment from China plants. Prior to joining our company, from 2009 through 2013, Mr. Prinzi was the Sales Manager at Jacobson Companies, group of five companies engaged in third party logistics services. From 2006 through 2008, Mr. Prinzi was the Vice President of Logistics and Strategic Services of Ball Corporation (Americas), at which he directed logistics in four divisions covering entire Americas region and to advise logistics solutions in South America and the Pacific Rim. Mr. Prinzi worked as the Vice President and Director of Strategic Services for Pactiv Corporation from 2001 through 2006 and in a variety of transportation and distribution roles. Mr. Prinzi earned his B.A. from State University of New York and his Diploma in Executive Logistics Management from Michigan State University.

Election of Officers

Our executive officers are elected by, and serve at the discretion of, our board of directors. Our Chief Operating Officer and Chair of our Board of Directors, Guilan Jiang is married to the Chief Executive Officer, Xinfu Hu. Other than this relationship, there are no familial relationships among any members of the executive officers.

Board of Directors and Board Committees

Our board of directors currently consists of five (5) directors. We expect that all current directors will continue to serve after this offering. A majority of our Board of Directors (namely, Messrs. Cao, He and Tse) are independent, as such term is defined by the Nasdaq Capital Market.

A director may vote in respect of any contract or transaction in which he is interested, provided, however that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote on that matter. A general notice or disclosure to the directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof of the nature of a director’s interest shall be sufficient disclosure and after such general notice it shall not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.

We do not have a lead independent director, and we do not anticipate having a lead independent director because we will encourage our independent directors to freely voice their opinions on a relatively small company board. We believe this leadership structure is appropriate because we are a relatively small company in the process of listing on a public exchange. Our Board of Directors plays a key role in our risk oversight. The Board of Directors makes all relevant Company decisions. As a smaller company with a small board of directors, we believe it is appropriate to have the involvement and input of all of our directors in risk oversight matters.

Board Committees

We have established three standing committees under the board: the audit committee, the compensation committee and the nominating committee. Each committee has three members, and each member is independent, as such term is defined by The Nasdaq Capital Market. The audit committee is responsible for overseeing the accounting and financial reporting processes of our company and audits of the financial statements of our company, including the appointment, compensation and oversight of the work of our independent auditors. The compensation committee of the board of directors reviews and makes recommendations to the board regarding our compensation policies for our officers and all forms of compensation, and also administers and has authority to make grants under our incentive compensation plans and equity-based plans (but our board will retain the authority to interpret those plans). The nominating committee of the board of directors is responsible for the assessment of the performance of the board, considering and making recommendations to the board with respect to the nominations or elections of directors and other governance issues. The nominating committee considers diversity of opinion and experience when nominating directors.

The members of the audit committee, the compensation committee and the nominating committee are set forth below. All such members qualify as independent under the rules of The Nasdaq Capital Market.

Director	Audit Committee	Compensation Committee	Nominating Committee
Jian Cao	(1)	(1)(2)	(1)
Hong (Simon) He	(1)(2)(3)	(1)	(1)
Yau On Johann Tse	(1)	(1)	(1)(2)

(1)	Committee member
(2)	Committee chair
(3)	Audit committee financial expert

Duties of Directors

Under Cayman Islands law, our directors have a duty to act honestly, in good faith and with a view to our best interests. The directors of a company occupy a fiduciary relationship to the Company, which means that they owe heightened duties of good faith and responsibility. Our directors have a duty to exercise the care, skill and diligence that would be exercised by a reasonably diligent person having the general knowledge, skill and experience reasonably to be expected of a person acting as a director and must exercise the knowledge, skill and experience which they actually possess. See “Description of Share Capital —  Differences in Corporate Law” for additional information on our directors’ fiduciary duties under Cayman Islands law. In fulfilling their duty of care to us, our directors must ensure compliance with our Memorandum and First Amended and Restated Articles of Association. We have the right to seek damages if a duty owed by our directors is breached.

Interested Transactions

A director may vote, attend a board meeting or, presuming that the director is an officer and that it has been approved, sign a document on our behalf with respect to any contract or transaction in which he or she is interested. We require directors to promptly disclose the interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A general notice or disclosure to the board or otherwise contained in the minutes of a meeting or a written resolution of the board or any committee of the board that a director is a shareholder, director, officer or trustee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company will be sufficient disclosure, and, after such general notice, it will not be necessary to give special notice relating to any particular transaction.

Remuneration and Borrowing

The directors may receive such remuneration as our board of directors may determine or change from time to time. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors. Our board of directors may exercise all the powers of the company to borrow money and to mortgage or charge our undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party.

Qualification

A majority of our Board of Directors is required to be independent. There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors unless so fixed by us in a general meeting. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Director Compensation

All directors hold office until the next annual meeting of shareholders at which they are re-elected and until their successors have been duly elected and qualified. Our Chief Operating Officer and Chair of our Board of Directors, Guilan Jiang is married to the CEO, Xinfu Hu. Officers are elected by and serve at the discretion of the Board of Directors. Employee directors do not receive any compensation for their services. Non-employee directors will be entitled to receive such remuneration as our board of directors may determine or change from time to time for serving as directors and may receive incentive option grants from our company. In addition, each non-employee director is entitled to be repaid or prepaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred in attending meetings of our board of directors or committees of our board of directors or shareholder meetings or otherwise in connection with the discharge of his or her duties as a director.

Specifically, our director Ms. Zhu received compensation of $17,060 in the last full financial year for services to our subsidiaries and ourselves, including salary of $15,621 and all other compensation of $1,439 (including a social insurance payment of $1,185 and lunch allowance of $254).

Limitation of Director and Officer Liability

Under Cayman Islands law, each of our directors and officers, in performing his or her functions, is required to act honestly and in good faith with a view to our best interests and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Cayman Islands law does not limit the extent to which a company’s Memorandum and First Amended and Restated Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under our Memorandum and First Amended and Restated Articles of Association, we may indemnify our directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the company and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. These provisions will not limit the liability of directors under United States federal securities laws.

The decision of our board of directors as to whether the director acted honestly and in good faith with a view to our best interests and as to whether the director had no reasonable cause to believe that his or her conduct was unlawful, is in the absence of fraud sufficient for the purposes of indemnification, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entry of no plea does not, by itself, create a presumption that a director did not act honestly and in good faith and with a view to our best interests or that the director had reasonable cause to believe that his or her conduct was unlawful. If a director to be indemnified has been successful in defense of any proceedings referred to above, the director is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the director or officer in connection with the proceedings.

We may purchase and maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity, whether or not we have or would have had the power to indemnify the directors or officers against the liability as provided in our Memorandum and First Amended and Restated Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or persons controlling our company under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Related Party Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics

We currently do not have a code of business conduct and ethics applicable to our directors, officers and employees. However, we intend to adopt one in the near future in connection with our application to list on the Nasdaq Capital Market.

Executive Compensation

We currently do not have a compensation committee approving our salary and benefit policies. Our board of directors determined the compensation to be paid to our executive officers based on our financial and operating performance and prospects, and contributions made by the officers to our success. Each of the named officers will be measured by a series of performance criteria by the board of directors, or the compensation committee on a yearly basis. Such criteria will be set forth based on certain objective parameters such as job characteristics, required professionalism, management skills, interpersonal skills, related experience, personal performance and overall corporate performance.

Our board of directors has not adopted or established a formal policy or procedure for determining the amount of compensation paid to our executive officers. The board of directors will make an independent evaluation of appropriate compensation to key employees, with input from management. The board of directors has oversight of executive compensation plans, policies and programs.

Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the named executive officers for services rendered to us for the year ended December 31, 2014 and 2013.

We do not separately set aside any amounts for pensions, retirement or other benefits for our executive officers, other than pursuant to relevant statutory requirements. In China, pension insurance is one category of social insurance. The amount of social insurance under “All Other Compensation” in the following summary compensation table includes the pension insurance that we have paid. Specifically, in 2013, the pension insurance we paid for Ms. Jiang was $514. From January 2014 to July 2014, the pension insurance we paid for Ms. Jiang was $325. Since August 2014, we were required to stop contributing social insurance (including pension insurance) for Ms. Jiang because she had turned 50 years old. The pension insurance we paid for Mr. Xinfu Hu was $514 in 2013 and was $578 in 2014. We did not pay pension insurance for Mr. Gilbert Lee because he is employed by Fuling USA, a U.S. company, which is not required to pay for social insurance (including pension insurance) under Chinese law.

Name and Principal Position	Fiscal Year	Salary ($)	All Other Compensation ($)(1)	Total ($)
Xinfu Hu Chief Executive Officer	2014	19,526	1,315	20,841
	2013	19,368	940	20,308
Guilan Jiang Chair and Chief Operating Officer	2014	19,526	850	20,376
	2013	19,368	940	20,308
Gilbert Lee(2) Chief Financial Officer	2014	0	0	0
	2013	0	0	0
John Kunes(3) Executive Vice President	2014	75,000	277,950	352,950
	2013	75,000	149,764	224,764
Philip Prinzi Vice President of Operations	2014	64,000	—	64,000
	2013	64,000	—	64,000

(1)	Consists of social insurance payments required under Chinese law in 2014 and 2013 and lunch allowances ($254) in 2014 for Mr. Hu and Ms. Jiang. Although we also reimburse the referenced individuals for reasonable expenses, such reimbursements do not, in the aggregate, exceed $10,000 for any individual in any year presented and are not considered perquisites because they are integrally and directly related to the performance of such recipients’ jobs.
(2)	Mr. Lee became an officer in 2015 and received no compensation in 2013 or 2014.
(3)	Mr. Kunes is an independent contractor in his capacity as President of JCK Enterprises. The salary here refers to his retainer fee. Other compensation consists of commissions.

Employment Agreements

In accordance with the PRC National Labor Law, which became effective in January 1995, and the PRC Labor Contract Law, which became effective in January 2008, as amended subsequently in 2012, employers must execute written labor contracts with full-time employees of the Chinese entity in order to establish an employment relationship. However, as Mr. Hu and Ms. Jiang are retained by FGI, a Cayman Islands entity, and as Mr. Lee, Mr. Kunes and Mr. Prinzi are retained by a U.S. entity, they are not governed by this requirement. Nevertheless, Mr. Kunes has an independent contractor agreement through JCK Enterprises and each of Mr. Hu, Ms. Jiang, Mr. Lee and Mr. Prinzi has an employment agreement.

In China, all employers must compensate their employees equal to at least the local minimum wage standards. All employers are required to establish a system for labor safety and sanitation, strictly abide by state rules and standards and provide employees with appropriate workplace safety training. In addition, employers in China are obliged to pay contributions to the social insurance plan and the housing fund plan for employees. Accordingly, all of our employees, including management, have executed their employment agreements. Our employment agreements with our executives provide the amount of each executive officer’s salary and establish their eligibility to receive a bonus. We believe our labor relationships are good.

Our employment agreements with our executive officers generally provide for a salary to be paid monthly. The agreements also provide that executive officers are to work full time for our company and are entitled to all legal holidays as well as other paid leave in accordance with PRC laws and regulations and our internal work policies. The employment agreements also provide that we will pay for all mandatory social insurance programs for our executive officers in accordance with PRC regulations. In addition, our employment agreements with our executive officers prevent them from rendering services for our competitors for so long as they are employed.

Other than the salary, bonuses, equity grants and necessary social benefits required by the government, which are defined in the employment agreements, we currently do not provide other benefits to the officers. Our executive officers are not entitled to severance payments upon the termination of their employment agreement or following a change in control. We are not aware of any arrangement that may at a subsequent date, result in a change of control of our company.

We have not provided retirement benefits (other than a state pension scheme in which all of our employees in China participate) or severance or change of control benefits to our named executive officers.

Under Chinese law, we may terminate an employment agreement without penalty by providing the employee thirty days’ prior written notice or one month’s wages in lieu of notice if the employee is incompetent or remains incompetent after training or adjustment of the employee’s position in other limited cases. If we wish to terminate an employment agreement in the absence of cause, then we are obligated to pay the employee one month’s salary for each year we have employed the employee. We are, however, permitted to terminate an employee for cause without penalty to our company, where the employee has committed a crime or the employee’s actions or inactions have resulted in a material adverse effect to us.

Guilan Jiang

We entered into an employment agreement with our Chief Operating Officer and Chair, Ms. Guilan Jiang, effective September 12, 2015. Under the terms of Ms. Jiang’s employment, she is entitled to base compensation of $100,000 per year.

Ms. Jiang’s employment has no expiration date but may be terminated immediately for cause or at any time by either party upon presentation of 30 days’ prior notice in the event she is unable to perform assigned tasks or the parties are unable to agree to changes to her employment agreement.

Xinfu Hu

We entered into an employment agreement with our Chief Executive Officer, Mr. Xinfu Hu, effective September 12, 2015. Under the terms of Mr. Hu’s employment, he is entitled to base compensation of $100,000 per year.

Mr. Hu’s employment has no expiration date but may be terminated immediately for cause or at any time by either party upon presentation of 30 days’ prior notice in the event he is unable to perform assigned tasks or the parties are unable to agree to changes to his employment agreement.

Gilbert Lee

We entered into an employment agreement with our Chief Financial Officer, Mr. Lee, effective August 17, 2015. Under the terms of Mr. Lee’s employment, he is entitled to the following:

•	Base compensation of $120,000 per year.
•	An incentive grant equal to one-half percent (0.5%) of the final outstanding shares after FGI’s initial public offering; twenty percent (20%) of such shares will be granted upon the conclusion of the initial public offering of FGI and each anniversary of the conclusion of the initial public offering of FGI, until all such shares have been issued, provided Mr. Lee remains employed with us at such time.

Mr. Lee’s employment has no expiration date but may be terminated immediately for cause or at any time by either party upon presentation of 30 days’ prior notice in the event he is unable to perform assigned tasks or the parties are unable to agree to changes to his employment agreement.

Philip Prinzi

We entered into an employment agreement with Mr. Philip Prinzi, effective January 1, 2013, as the Logistics Manager of Old Fuling USA. The terms have been revised through the first addendum effective September 29, 2014, the second addendum effective July 24, 2015 and the third addendum effective August 3, 2015.

In Mr. Prinzi’s full-time capacity as Logistics Manager, he receives a gross salary of $64,000 for supported business up to a total net invoice amount of $10 million annually. If supported business exceeds $10 million in any calendar year, the following year’s gross salary will be increased by $4,000 for every $1 million in excess of the base $10 million. Mr. Prinzi’ employment as Logistics Manager is scheduled to terminate on December 31, 2020. If we terminate his position of Logistics Manager without cause, we shall pay Mr. Prinzi a cancellation fee of $64,000.

The third addendum of Mr. Prinzi’s employment agreement was designed to temporarily place him in the position as Vice President, Operations of Fuling USA, for the period between August 3, 2015 and January 31, 2016. In Mr. Prinzi’s temporary capacity as Vice President, Operations of Fuling USA, he receives a supplemental payment of $10,000 per month, until the permanent replacement is found.

Director Compensation — Fiscal 2014

The following section presents information regarding the compensation paid during fiscal 2014 to members of our Board of Directors who are not also our employees (referred to herein as “Non-Employee Directors”). As of December 31, 2014, we had only two directors, Ms. Guilan Jiang and Ms. Sujuan Zhu. Since December 31, 2014, we have appointed three additional Non-Employee Directors: Jian Cao, Hong (Simon) He and Yau On Johann Tse. None of the Non-Employee Directors received any compensation in 2014.

Non-Employee Directors

Historically, we have not paid our directors for acting as such, as they have consisted of our Chief Executive Officer and his spouse, our Chair and Chief Operating Officer. Upon completion of this offering, we plan to pay our independent directors an annual cash retainer of to be determined from time to time by our board of directors. We may also provide stock option equity-based incentives to our directors for their service. We also plan to reimburse our directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity. Pursuant to our service agreements with our directors, neither we nor our subsidiaries provide benefits to directors upon termination of employment. We did not have any Non-Employee Directors in 2013 and 2014, and compensation for our employee directors is fully reflected in the above Summary Compensation Table.

Related Party Transactions

In addition to the executive officer and director compensation arrangements discussed in “Executive Compensation,” below we describe transactions since January 1, 2012, to which we have been a participant, in which the amount involved in the transactions is material to us or the related party.

Special Plastics; Ms. Guilan Jiang and Mr. Qian Hu

Since the beginning of fiscal 2012, we have had transactions with Special Plastics, a PRC company that was previously 95% owned by our Chief Operating Officer and Chair, Ms. Guilan Jiang, and 5% owned by Mr. Qian Hu, a shareholder of FGI and Ms. Jiang’s and Mr. Xinfu Hu’s son. Mr. Qian Hu currently owns 100% of Special Plastics. Special Plastics has established an advanced testing center that has been certified by China’s National Accreditation Service for Conformity Assessment. Special Plastics mainly provides some pre-delivery product testing for our products in addition to the testing we conduct ourselves. Special Plastics currently provides these services without additional charge to us. We estimate that we would pay approximately $10,000 per year for these services if Special Plastics did not provide such services, and we do not anticipate that we would encounter any difficulty obtaining such services from a third party. None of Ms. Jiang, Mr. Qian Hu or Special Plastics receives any material benefit from third parties for providing these testing services.

Since our products are exported, it is important to ensure that our products conform to standards in the different countries where they are sold. Special Plastics’ facility is equipped with industry leading testing equipment and experts. The facility includes low-high temperature test chambers, automatic density apparatus, automatic colorimeter, electronic balance, melt flow rate tester, Charpy impact strength testing machine and ATP fluorescence detector.

Rental Payments to Special Plastics

During the years ended December 31, 2014, 2013 and 2012, we paid Special Plastics $94,225, $53,985 and $58,319, respectively, for rental of a factory building at 8 Shengpan Road, Guanweitong Village, Wenqiao County.

Repayment of Loans from Special Plastics

During 2012, Special Plastics had a balance due from Great Plastics of $401,168. This amount represented a non-interest bearing business loan due on demand for Great Plastics’ general business purposes, and has been repaid in full in June 2013.

In addition, during the normal course of business, our Company, from time to time, has temporarily borrowed money from its principal shareholders or affiliated companies controlled by its major shareholder to finance its working capital as needed. The amounts are usually unsecured, non-interest bearing and due on demand. As of December 31, 2014, 2013 and 2012, the balance due to related parties was $38,272, $222,094 and $1,049,297, respectively, all of which represented personal loans from Ms. Guilan Jiang to our company and its subsidiaries for ordinary business purposes. During the years of December 31, 2014, 2013 and 2012, the largest amount outstanding regarding the loans that we have received from Ms. Jiang was $1,404,998, $968,398 and $355,956, respectively. As of October 1, 2015, the amount outstanding regarding the loans that we have received from Ms. Jiang is $Nil.

Future Related Party Transactions

After completion of this Offering, the Corporate Governance Committee of our Board of Directors (which we will establish and which will consist solely of independent directors) must approve all related party transactions. All related party transactions will be made or entered into on terms that are no less favorable to use than can be obtained from unaffiliated third parties. Related party transactions that we have previously entered into were not approved by independent directors, as we had no independent directors at that time.

Principal Shareholders

The following table sets forth information with respect to beneficial ownership of our Ordinary Shares as of October 1, 2015 by:

•	Each person who is known by us to beneficially own 5% or more of our outstanding Ordinary Shares;
•	Each of our directors and named executive officers; and
•	All directors and named executive officers as a group.

The number and percentage of Ordinary Shares beneficially owned before the offering are based on 11,666,667 Ordinary Shares outstanding as of October 20, 2015. The number and percentage of Ordinary Shares beneficially owned after the offering are based on 15,666,667 Ordinary Shares outstanding following the sale of 4,000,000 Ordinary Shares and do not reflect the exercise of the over-subscription option. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of 5% or more of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of October 20, 2015 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is in the care of our Company at Southeast Industrial Zone, Songmen Town, Wenling, Zhejiang Province, People’s Republic of China 317511. As of the date of the Prospectus, we have eight (8) shareholders of record, none of which are located in the United States. All but Yongjun Guo, Top (HK) Investments and Development Company Limited and Zhirong Hu will be subject to lock-up agreements. (see “UNDERWRITING — Lock-Up Agreements.”) We will be required to have at least 300 shareholders at closing in order to satisfy Nasdaq listing standards.

Named Executive Officers and Directors	Ordinary Shares beneficially owned prior to this offering(1)		Ordinary Shares beneficially owned after this offering
	Number	Percent	Number	Percent
Directors and Named Executive Officers:
Guilan Jiang(2)	5,541,668	47.5%	5,541,668	35.4%
Xinfu Hu(2)	0	0%	0	0%
Jian Cao	0	0%	0	0%
Hon (Simon) He	0	0%	0	0%
Yau On Johann Tse	0	0%	0	0%
Sujuan Zhu(3)	2,216,667	19.0%	2,216,667	14.1%
All directors and executive officers as a group (six (6) persons)	7,758,335	66.5%	7,758,335	49.5%
5% or greater Beneficial Owners:
Qian Hu(2)	1,108,333	9.5%	1,108,333	7.1%
Xinzhong Wang	1,108,333	9.5%	1,108,333	7.1%
Jinxue Jiang(3)	1,108,333	9.5%	1,108,333	7.1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Ordinary Shares.
(2)	Ms. Jiang and Mr. Xinfu Hu are married, and Mr. Qian Hu is their adult son. Ms. Jiang holds her shares through Silver Trillion Investments Limited, a British Virgin Islands company which she owns and controls and may be deemed to hold beneficial ownership of such shares. Mr. Qian Hu holds his shares through Zheng Hui Investments Limited, a British Virgin Islands company which he owns and controls and may be deemed to hold beneficial ownership of such shares.

Mr. Xinfu Hu does not, directly or indirectly, exercise or share voting or investment power of any shares held by Silver Trillion Investments Limited or Zheng Hui Investments Limited and disclaims beneficial ownership of such shares. Mr. Qian Hu does not, directly or indirectly, exercise or share voting or investment power of any shares held by Silver Trillion Investments Limited and disclaims beneficial ownership of such shares. Ms. Jiang does not, directly or indirectly, exercise or share voting or investment power of any shares held by Zheng Hui Investments Limited and disclaims beneficial ownership of such shares.

(3)	Ms. Zhu is the mother of Mr. Jinxue Jiang. Ms. Zhu holds her shares through Celestial Sun Holding Limited, a British Virgin Islands company and may be deemed to share beneficial ownership of such shares. Mr. Jiang holds his shares through Tengyu International Limited, a British Virgin Islands company and may be deemed to hold beneficial ownership of such shares.

Ms. Zhu does not, directly or indirectly, exercise or share voting or investment power of any shares held by Tengyu International Limited and disclaims beneficial ownership of such shares. Mr. Jiang does not, directly or indirectly, exercise or share voting or investment power of any shares held by Celestial Sun Holding Limited and disclaims beneficial ownership of such shares.

Description of Share Capital

We (FULING GLOBAL INC.  ) are a Cayman Islands exempted company with limited liability and our affairs are governed by our Memorandum and First Amended and Restated Articles of Association, and the Companies Law (2013 Revision), as amended, of the Cayman Islands, which is referred to as the Companies Law below. We were registered and filed as No. 00295833. As set forth in article 2 of our Memorandum of Association, the objects for which our Company is established are unrestricted.

As of the date of this prospectus, we have authorized 70,000,000 Ordinary Shares, of $0.001 par value per share, of which 11,666,667 are Ordinary Shares are issued and outstanding. Upon the completion of this offering, we will have 15,666,667 Ordinary Shares issued and outstanding if the over-subscription option is not exercised or up to 16,266,667 Ordinary Shares issued and outstanding if the over-subscription option is exercised in full. All of our Ordinary Shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid. Our authorized share capital post-offering will consist of 70,000,000 Ordinary Shares with a par value of US$0.001 each. Other than the initial issuance of Ordinary Shares in connection with formation of our Cayman Islands corporate structure, there has been no change in the amount of issued capital or the number and classes of shares which it composed during the last three years.

The following are summaries of the material provisions of our Memorandum and First Amended and Restated Articles of Association that will be in force at the time of the closing of this offering, insofar as they relate to the material terms of our Ordinary Shares. The forms of our Memorandum and First Amended and Restated Articles of Association are filed as exhibits to the registration statement of which this prospectus is a part.

Options

Incentive Securities Pool

We intend to establish a pool for shares and options for our employees following the completion of this offering. This pool will contain shares and options to purchase our Ordinary Shares equal to aggregated 10% of the number of Ordinary Shares issued and outstanding at the conclusion of this offering. Assuming the over-subscription option is exercised in full, this pool will contain shares and options to purchase 1,626,667 of our Ordinary Shares subject to outstanding share options or reserved for issuance under our share incentive plan. Subject to approval by the Compensation Committee of our Board of Directors, we may grant options in any percentage determined for a particular grant. We may grant the award of options to existing employees, officers and consultants. We may also grant the award of restricted stock as a hiring incentive to employees, officers and directors and to non-employee directors on an ongoing basis.

Any options granted will vest at a rate of 20% per year for five years and have a per share exercise price equal to the fair market value of one of our Ordinary Shares on the date of grant. We expect to grant options under this pool to certain employees as of the closing of this offering. Any options granted as of the closing of this offering will have an exercise price per Ordinary Share equal to the offering price. We have not yet determined the recipients of any such grants.

Ordinary Shares

General

All of our outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. Our Memorandum and First Amended and Restated Articles of Association do not permit us to issue bearer shares.

At the completion of this offering, there will be 15,666,667 (assuming the sale of 4,000,000 newly issued Ordinary Shares if the over-subscription option is not exercised) or 16,266,667 (assuming the sale of 4,600,000 newly issued Ordinary Shares if the over-subscription option is exercised in full) Ordinary Shares issued and outstanding held by at least 300 shareholders and beneficial owners which is the minimum requirement by The Nasdaq Market. Shares sold in this offering will be delivered against payment from the escrow agent upon the closing of the offering in New York, New York, on or about October 31, 2015, subject to extension upon our agreement with the Underwriters to no later than November 30, 2015. After the closing, the Underwriters have an over-subscription option to sell up to an additional 15% or $3.75 million of shares in subsequent closings. The offering will remain open until the earlier of (i) a date mutually acceptable to us and our Underwriters or (ii) close of business on October 31, 2015, subject to extension upon our agreement with the Underwriters to no later than November 30, 2015.

Listing

We have applied to list the Ordinary Shares on the Nasdaq Capital Market under the symbol “FORK.”

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is VStock Transfer, LLC, 77 Spruce Street, Suite 201, Cedarhurst, NY 11516.

Distributions

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our shareholders or board of directors subject to the Companies Law and to the First Amended and Restated Articles of Association. Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or our share premium account, and provided further that a dividend may not be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting rights

Each ordinary share is entitled to one vote on all matters upon which the ordinary shares are entitled to vote. All of our shareholders have equal voting rights based on the number of shares they hold. Voting at any meeting of shareholders is conducted under Delaware laws for tabulating votes unless a poll is demanded. A poll may be demanded by the chair of such meeting or any one shareholder present in person or by proxy.

A quorum for a general meeting of shareholders consists of any one or more shareholders present in person or by proxy, holding shares representing in aggregate not less than one-third of the voting rights entitled to vote at general meetings. An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of votes attached to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of votes cast attached to the ordinary shares in a meeting. A special resolution will be required for important matters such as a change of name or making changes to our Memorandum and First Amended and Restated Articles of Association.

Transfer of Ordinary Shares

Subject to the restrictions contained in our First Amended and Restated Articles of Association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up to a person of whom it does not approve, or any share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists. Our board of directors may also decline to register any transfer of any registered ordinary share unless:

•	the instrument of transfer is lodged with us or such other place (i.e. our transfer agent) at which the register of members is kept in accordance with Cayman Islands law, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;
•	the instrument of transfer is in respect of only one class of shares;
•	the instrument of transfer is properly stamped, if required;
•	the ordinary shares transferred are fully paid and free of any lien in favor of us; and

•	the transfer is not to more than four joint holders.

In addition, as a general policy of the Company, if the shareholder requires a legal opinion (i.e. for Rule 144 transfers), the shareholder will be responsible for such opinion costs.

If our directors refuse to register a transfer they are required, within one month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice requirement of the Nasdaq Capital Market, be suspended and the register closed at such times and for such periods as our directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our directors may determine.

Liquidation

On a return of capital on winding up or otherwise (other than on redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares will be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Share Repurchases

We are empowered under our Memorandum of Association to purchase our shares subject to the Companies Law and our First Amended and Restated Articles of Association if there is a capital surplus. Our First Amended and Restated Articles of Association provide that this power is exercisable by our board of directors in such manner, upon such terms and subject to such conditions as it in its absolute discretion thinks fit subject to the Companies Law and, where applicable, the rules of the Nasdaq Capital Market and the applicable regulatory authority.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Law, be varied with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. Consequently, the rights of any class of shares cannot be detrimentally altered without a majority of two-thirds of the vote of all of the shares in that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

General Meetings of Shareholders

As a condition of admission to a shareholders’ meeting, a shareholder must be duly registered as our shareholder at the applicable record date for that meeting and all calls or other monies then payable by such shareholder to us in respect of our shares must have been paid. If a depositary or recognised clearing house (or its nominee(s)), being a corporation, is our shareholder, it may authorise such person or persons as it thinks fit to act as its representative(s) at any shareholders’ meeting or at any meeting of any class of shareholders provided that, if more than one person is so authorised, the authorisation shall specify the number and class of shares in respect of which each such person is so authorised. A person authorised pursuant to this provision is entitled to exercise the same powers on behalf of the depositary or recognised clearing house (or its nominee(s)) which he represents as that depositary or recognised clearing house.

Shareholders’ meetings may be convened by a majority of our board of directors or our Chair. Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our First Amended and Restated Articles of Association allow our shareholders holding shares representing in aggregate not less than 20% of our voting share capital in issue, to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meetings. In addition, although our First Amended and Restated Articles of Association do not grant shareholders the right to put proposals before annual general meetings or extraordinary general meetings not called by such shareholders, any shareholder may submit a proposal to our Board of Directors for consideration of inclusion in a proxy statement. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third in nominal value of the total issued voting shares in our company.

Retirement, Election and Removal of Directors

Unless otherwise determined by the members in the general meeting, our First Amended and Restated Articles of Association provide that our board will consist of not less than five directors. There are no provisions relating to retirement of directors upon reaching any age limit.

Our First Amended and Restated Articles of Association provide that persons standing for election as directors at a duly constituted general meeting with requisite quorum are appointed by our shareholders by a simple majority of the votes cast on the resolution. Each director shall be appointed to a term expiring at the following year’s annual shareholder meeting or at such time as such director’s successor is appointed.

Grounds for Removing a Director

A director may be removed from office if the director:

•	resigns his office by notice in writing delivered to us or tendered at a meeting of the board of directors;
•	becomes of unsound mind or dies;
•	without special leave of absence from the board of directors, is absent from meetings of the board of directors for six consecutive months and the board of directors resolves that his office be vacated;
•	becomes bankrupt or has a receiving order made against him or suspends payment with his creditors;
•	is prohibited by law from being a director; or
•	ceases to be a director by virtue of any provisions of Cayman Islands law or is removed from office pursuant to the articles of association.

Replacement directors must first be nominated by the nominating committee.

Proceedings of the Board of Directors

Our First Amended and Restated Articles of Association provide that our business is to be managed and conducted by our board of directors. The quorum necessary for the board meeting may be fixed by the board and, unless so fixed at another number, will be a majority of the board of directors.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will in our First Amended and Restated Articles of Association provide our shareholders with the right to inspect our list of registered shareholders and to receive annual audited financial statements. Such right to receive annual audited financial statements may be satisfied by filing such annual reports as we are required to file with the Securities and Exchange Commission.

Changes in Capital

We may from time to time by ordinary resolution of our shareholders:

•	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;
•	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;
•	sub-divide our existing shares, or any of them into shares of a smaller amount; or
•	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

We may by special resolution reduce our share capital or any capital redemption reserve in any manner permitted by law.

Register of Members

Under Cayman Islands law, we must keep a register of members and there should be entered therein:

(a)	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;
(b)	the date on which the name of any person was entered on the register as a member; and
(c)	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company, which will be managed by our transfer agent following the effective date of this offering, is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members should be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this offering, the register of members should be immediately updated to record and give effect to the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. Please note that beneficial owners who do not hold their shares directly, i.e. those who hold in street name through brokers, will not be disclosed in the register of members.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Exempted Company

We are an exempted company with limited liability under the Companies Law of the Cayman Islands. The Companies Law in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;
•	an exempted company’s register of members is not open to inspection;
•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue no par value, negotiable or bearer shares;
•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
•	an exempted company may register as a limited duration company; and
•	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). Upon the closing of this offering, we will be subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Our register of members is open to inspection. We will not issue bearer shares. Except as otherwise disclosed in this prospectus, we currently intend to comply with the Nasdaq Listing Rules in lieu of following home country practice after the closing of this offering. The Nasdaq Listing Rules require that every company listed on the Nasdaq Capital Market hold an annual general meeting of shareholders. In addition, our First Amended and Restated Articles of Association allow directors to call an extraordinary general meeting of shareholders pursuant to the procedures set forth in our First Amended and Restated Articles of Association.

Differences in Corporate Law

The Companies Law is derived, to a large extent, from the Older Companies Acts of England but does not follow recent statutory enactments in England. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States.

Mergers and Similar Arrangements

The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) “consolidation” means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association.

The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the Grand Court of the Cayman Islands can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;
•	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;
•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and
•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

•	a company acts or proposes to act illegally or ultra vires;
•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote of shareholders that has not been obtained; and
•	those who control the company are perpetrating a “fraud on the minority”.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and First Amended and Restated Articles of Association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our Memorandum and First Amended and Restated Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Memorandum and First Amended and Restated Articles of Association

Some provisions of our Memorandum and First Amended and Restated Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and First Amended and Restated Articles of Association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company.

Directors’ Fiduciary Duties

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

In addition, directors of a Cayman Islands company must not place themselves in a position in which there is a conflict between their duty to the company and their personal interests. However, this obligation may be varied by the company’s articles of association, which may permit a director to vote on a matter in which he has a personal interest provided that he has disclosed that nature of his interest to the board. Our Memorandum and First Amended and Restated Articles of Association provides that a director with an interest (direct or indirect) in a contract or arrangement or proposed contract or arrangement with the company must declare the nature of his interest at the meeting of the board of directors at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first meeting of the board of directors after he is or has become so interested.

A general notice may be given at a meeting of the board of directors to the effect that (i) the director is a member/officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice in writing be made with that company or firm; or (ii) he is to be regarded as interested in any contract or arrangement which may after the date of the notice in writing to the board of directors be made with a specified person who is connected with him, will be deemed sufficient declaration of interest. This notice shall specify the nature of the interest in question. Following the disclosure being made pursuant to our Memorandum and First Amended and Restated Articles of Association and subject to any separate requirement for Audit Committee approval under applicable law or the listing rules of Nasdaq, and unless disqualified by the Chair of the relevant board meeting, a director may vote in respect of any contract or arrangement in which such director is interested and may be counted in the quorum at such meeting. However, even if a director discloses his interest and is therefore permitted to vote, he must still comply with his duty to act bona fide in the best interest of our company.

In comparison, under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

There are no statutory requirements under Cayman Islands law allowing our shareholders to requisition a shareholders’ meeting. However, under our First Amended and Restated Articles of Association, on the requisition of shareholders representing not less than 20% of the voting rights entitled to vote at general meetings, the board shall convene an extraordinary general meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings. However, our First Amended and Restated Articles of Association require us to call such meetings every year.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our First Amended and Restated Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our First Amended and Restated Articles of Association, directors may be removed by an ordinary resolution of shareholders or for cause by the Board pursuant to their engagement agreements.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Law of the Cayman Islands and our First Amended and Restated Articles of Association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our First Amended and Restated Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under Cayman Islands law, our Memorandum and First Amended and Restated Articles of Association may only be amended by both majority of the Board of Directors and majority of shareholders who vote at a meeting with quorum (excluding abstaining directors/shareholders).

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Memorandum and First Amended and Restated Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and First Amended and Restated Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

Corporate Governance Efforts

In connection with our initial public offering, we considered how best to organize our Company in preparation for the benefit of our investors. Although FGI is organized under the laws of the Cayman Islands and operates both internationally and in the U.S., we wanted to promote the transparency that investors expect of U.S. domestic public companies while not unduly burdening our Company, compared with our foreign competitors. This section highlights some of our key additional efforts to enhance shareholder rights and transparency.

1. We will voluntarily report certain public financial results following the completion of our initial public offering which foreign private issuers such as us are not normally required to report. Foreign private issuers and U.S. domestic issuers are subject to different ongoing reporting obligations. As a general matter, foreign private issuers must file annual reports once per year and are not required to file quarterly reports. If they are listed on a securities exchange like The NASDAQ Capital Market, foreign private issuers must file financial results for the first half-year. By contrast, U.S. domestic filers must file quarterly reports three times per year and an annual report once per year.

For a period of two years after the completion of this offering (the “Voluntary Reporting Period”), we have committed to file our quarterly financial statements with the SEC using a Form 6-K. This obligation is in addition to our obligation to file an annual report. Moreover, we will file these reports at the same time such reports would be due if we were a U.S. domestic issuer of the same size, subject to the same extension periods permitted to such issuers.

During the Voluntary Reporting Period, if however (a) our volume weighted average stock price for a window of twenty (20) straight trading days exceeds 125% of our initial public offering price and (b) average trading volume during that window exceeds $100,000 per day, then this obligation would terminate one year after we complete the offering, but we would file our annual report at the same time as a Form 10-K would be due for a similarly sized U.S. domestic issuer, and we would file our half-year financial statements within seventy-five (75) days after June 30 during the remainder of the Voluntary Reporting Period.

The below table highlights the differences in reporting obligations among (a) what we are required to file as a foreign private issuer, (b) what a U.S. domestic issuer would need to file, (c) what we have committed to file during the Voluntary Reporting Period and (d) what we are permitted to file during the Voluntary Reporting Period in the event the above stock price and trading value thresholds are met.

Reporting Periods	Foreign Private Issuer (a)	Non-Accelerated U.S. Domestic Issuer (b)	Voluntary Reporting Period
			If trading thresholds are not met (c)	If trading thresholds are met (d)
09/30/2015 (3rd quarter)	N/A	10-Q by 11/16/2015	6-K by 11/16/2015	6-K by 11/16/2015
12/31/2015 (annual)	20-F by 05/02/2016	10-K by 03/30/2016	20-F by 03/30/2016	20-F by 03/30/2016
03/31/2016 (1st quarter)	N/A	10-Q by 05/16/2016	6-K by 05/16/2016	6-K by 05/16/2016
06/30/2016 (6 months/2nd quarter)	6-K by 12/30/2016	10-Q by 08/15/2016	6-K by 08/15/2016	6-K by 08/15/2016
09/30/2016 (3rd quarter)	N/A	10-Q by 11/14/2016	6-K by 11/14/2016	N/A
12/31/2016 (annual)	20-F by 05/01/2017	10-K by 03/31/2017	20-F by 03/31/2017	20-F by 05/01/2017
03/31/2017 (1st quarter)	N/A	10-Q by 05/15/2017	6-K by 05/15/2017	N/A
06/30/2017 (6 months/2nd quarter)	6-K by 12/29/2017	10-Q by 08/14/2017	6-K by 08/14/2017	6-K by 06/15/2017
09/30/2017 (3rd quarter)	N/A	10-Q by 11/14/2017	6-K by 11/14/2017	N/A

2. Shareholders who are subject to lock-up agreements have agreed during the Voluntary Reporting Period to provide information about any sales of our stock completed by such individuals so that we can file such information using a Form 6-K. The trading information will be the same information required when insiders in U.S. public companies sell stock. We have similarly committed, during the Voluntary Reporting Period, to file such information on Form 6-K at the same time such information would be filed for U.S. public companies.

3. As noted above in the risk factor titled “As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, including the requirement that a majority of an issuer’s directors consist of independent directors. If we opt to rely on such exemptions in the future, such decision might afford less protection to holders of our ordinary shares”, The NASDAQ Capital Market allows foreign private issuers like our Company to opt to follow rules that apply in the issuer’s home country instead of a given NASDAQ rule. For example, there are circumstances in which NASDAQ requires a company to obtain NASDAQ-listed companies to get shareholder approval prior to issuing stock, but a foreign private issuer may not need such shareholder approval if their home country does not require it. While we may determine in the future that the home country rules in the Cayman Islands position us to operate more efficiently than equivalent NASDAQ rules, we have agreed not to rely on any home country rules during the Voluntary Reporting Period. As a result, we will be bound by all of the same NASDAQ rules that a U.S. domestic company listed on The NASDAQ Capital Market would be required to follow.

4. Unlike some foreign private issuers, we have not implemented a classified board. All of our directors serve one-year terms that expire at each annual shareholder meeting. Such a structure could make our company more susceptible to a takeover bid, but we believe that public shareholders could benefit by receiving such bids that they would not see it potential bidders were discouraged from making a bid in the first place.

In addition, the absence of a staggered Board of Directors will provide our shareholders more influence over our company’s future by enabling them to provide quick feedback each year to the Board of Directors about shareholders’ faith in the future of the company and strategic direction. While we intend to be responsive to shareholder thoughts and concerns in any event, we believe that providing shareholders the ability to evaluate our entire Board of Directors each year will promote further responsiveness from our directors to shareholder needs.

5. To this end, we have also allowed shareholders to call a general meeting on the demand of holders of 20% or more of our ordinary shares. Many of the Cayman Islands companies that are listed in the U.S. have a higher threshold than 20% (generally 30% of outstanding shares based on our review of publicly available filings). We value our shareholders’ perspectives and are willing to hold meetings when a significant percentage of our shareholders so request.

6. When shareholders call a shareholders’ meeting on these terms, they would be able to set the agenda for such meeting. However, even where shareholders are not calling the meetings, we want to receive shareholder proposals from any shareholder. Our Board of Directors will evaluate and determine whether to include such shareholder proposals in the proxy statement applicable to the meeting. While we cannot guarantee that we will submit all proxy proposals to shareholders to vote (as we are not a US public company this is not required of us), our Board plans to consider all such proposals carefully.

7. When we hold our shareholders’ meetings, we will follow the voting rules that are used under Delaware general corporate law. We believe that following a familiar set of shareholder meeting rules will benefit our U.S. shareholders by giving them clarity on how the meeting will be conducted.

8. To this end, we have also consented to service of process in Delaware in any suit relating to securities law and have appointed C T Corporation System as our agent for service of process for such securities law matters.

Quantitative and Qualitative Disclosures about Market Risk

Interest Rate Risk

Our exposure to interest rate risk primarily relates to excess cash invested in short-term instruments with original maturities of less than a year and long-term held-to-maturity securities with maturities of greater than a year. Investments in both fixed rate and floating rate interest earning instruments carry a degree of interest rate risk. Fixed rate securities may have their fair market value adversely impacted due to a rise in interest rates, while floating rate securities may produce less income than expected if interest rates fall. Due in part to these factors, our future investment income may fall short of expectations due to changes in interest rates, or we may suffer losses in principal if we have to sell securities that have declined in market value due to changes in interest rates. We have not been, and do not expect to be, exposed to material interest rate risks, and therefore have not used any derivative financial instruments to manage our interest risk exposure.

In 2014, we had $21.0 million weighted outstanding bank loans, with weighted average effective interest rate of 5.67%. In the year 2013, we had $16.5 million outstanding bank loans, with weighted average effective interest rate of 5.00%.

As of December 31, 2014, if interest rates increased/decreased by 1%, with all other variables having remained constant, and assuming the amount of bank borrowings outstanding at the end of the year was outstanding for the entire year, profit attributable to equity owners of our company would have been RMB 1.29 million ($209,771) lower/higher, respectively, mainly as a result of higher/lower interest income from our cash and cash equivalents and loan receivables.

As of December 31, 2013, if interest rates increased/decreased by 1%, with all other variables having remained constant, and assuming the amount of bank borrowings outstanding at the end of the year was outstanding for the entire year, profit attributable to equity owners of our company would have been RMB 1.02 million ($164,952) lower/higher, respectively, mainly as a result of higher/lower interest income from our cash and cash equivalents and loan receivables.

We had no short-term investments and long-term held-to-maturity investments as of December 31, 2014.

Foreign Exchange Risk

Our functional currency is the RMB, and our financial statements are presented in U.S. dollar. The RMB appreciated by 2.9% against U.S. dollar in 2013 and depreciated by 0.6% in 2014. The change in the value of RMB relative to the U.S. dollar may affect our financial results reported in the U.S, dollar terms without giving effect to any underlying change in our business or results of operation.

Currently, our assets, liabilities, revenues and costs are denominated in RMB and in U.S. dollars, and our offering proceeds will be denominated in U.S. dollars. Our exposure to foreign exchange risk will primarily relate to those financial assets denominated in U.S. dollars. Any significant revaluation of RMB against U.S. dollar may materially affect our earnings and financial position, and the value of, and any dividends payable on, our Ordinary Shares in U.S. dollars in the future. See “Risk Factors — Risks Related to Doing Business in China — Fluctuations in exchange rates could adversely affect our business and the value of our securities.”

Commodity Risk

As a developer and manufacturer of plastic products, our Company is exposed to the risk of an increase in the price of raw materials. We historically have been able to pass on price increases to customers by virtue of pricing terms that vary with changes in resin prices, but we have not entered into any contract to hedge any specific commodity risk. Moreover, our Company does not purchase or trade on commodity instruments or positions; instead, it purchases commodities for use.

Shares Eligible for Future Sale

Before our initial public offering, there has not been a public market for our Ordinary Shares. Future sales of substantial amounts of shares of our Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future.

The 11,666,667 Ordinary Shares that were not offered and sold in our initial public offering are “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person is entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

•	1% of the number of Ordinary Shares then outstanding, which will equal 156,667 shares immediately after our initial public offering if the over-subscription option is not exercised in full, or 162,667 shares immediately after our initial public offering if the over-subscription option is exercised in full, or
•	the average weekly trading volume of the Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 as currently in effect, any of our employees, consultants or advisors who purchase shares from us in connection with a compensatory shares or option plan or other written agreement in a transaction before the effective date of our initial public offering that was completed in reliance on Rule 701 and complied with the requirements of Rule 701 will be eligible to resell such shares 90 days after the date of this prospectus in reliance on Rule 144, but without compliance with certain restrictions, including the holding period, contained in Rule 144.

Registration on Form S-8

We intend to file a registration statement on Form S-8 under the Securities Act as soon as practicable after the closing of this offering to register up to 1,626,667 of our Ordinary Shares subject to outstanding stock options or reserved for issuance under our share incentive plan, such amount being equal to 10% of the number of Ordinary Shares issued and outstanding after the closing of the offering. This registration will permit the resale of these Ordinary Shares by nonaffiliates in the public market without restriction under the Securities Act. Ordinary Shares registered pursuant to the Form S-8 held by affiliates will be subject to Rule 144 volume limitations. As of the date of this Prospectus, we have not issued any options to purchase our Ordinary Shares.

Lock-up Agreements

Our directors and executive officers and shareholders who currently hold more than five percent (5%) of our outstanding shares will enter into lock-up agreements with the Underwriters prior to the commencement of this offering. Such shareholders currently hold 95% of our shares in total. For more details about the lock-up agreements, see “UNDERWRITING — Lock-Up Agreements.”

Summary of Shares Available for Future Sale

The following table summarizes the total shares potentially available for future sale. Prior to the offering, 11,666,667 shares are outstanding of which 7,758,335 shares are held by affiliates. Of the currently outstanding Ordinary Shares, 11,083,334 shares are subject to lock-up agreements.

Post-Offering

Shares	Date Available for Sale
Shares to be Outstanding at Completion of Offering: 15,666,667 if the over-subscription option is not exercised or up to 16,266,667 if the over-subscription option is exercised in full
Currently Outstanding Ordinary Shares Subject to Lock-Up Agreements: 11,083,334	After twelve (12) months from the date of effectiveness or commencement of sales of the public offering.
Currently Outstanding Ordinary Shares Not Subject to Lock-Up Agreement: 583,333	After the date of this prospectus, these shares will be tradable in accordance with Rule 144.
Shares Offered in this Offering: 4,600,000, including 600,000 shares under over-subscription option	After the date of this prospectus, these shares will be freely tradable.
Shares Approved for Issuance but Not Yet Outstanding: up to 1,764,667
Ordinary Shares in Incentive Securities Pool: up to 1,626,667 if the over-subscription option is exercised in full	After grant, from vesting dates through expiration of grants.
Ordinary Shares underlying the Underwriters’ Warrants: 138,000 if the over-subscription option is exercised in full	After exercise of the Underwriters’ Warrants, these shares will be tradable in accordance with Rule 144.

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material Cayman Islands, Chinese and U.S. federal income tax consequences related to an investment in our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local and other tax laws. Unless otherwise noted in the following discussion, this section is the opinion of Kaufman & Canoles, P.C., our U.S. counsel, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law, and of Jingtian & Gongcheng Attorneys at Law, our PRC counsel, insofar as it relates to legal conclusions with respect to matters of Chinese tax law.

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of shares and you are, for U.S. federal income tax purposes,

•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

WE URGE POTENTIAL PURCHASERS OF OUR SHARES TO CONSULT THEIR OWN TAX
ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX
CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR SHARES.

People’s Republic of China Enterprise Taxation

The following brief description of Chinese enterprise laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

We are a holding company incorporated in the Cayman Islands and we gain substantial income by way of dividends paid to us from our PRC subsidiaries. The EIT Law and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Notice 82, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although FGI does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a

Chinese-controlled offshore incorporated enterprise within the meaning of SAT Notice 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Notice 82 to evaluate the tax residence status of FGI and its subsidiaries organized outside the PRC.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

We believe that we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, as a holding company, the key assets and records of FGI, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that FGI and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Notice 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

The implementation rules of the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%.

See “Risk Factors — Risks Related to Doing Business in China  — Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China.”

Our company pays a 17% value added tax and EIT rates of 15% for Taizhou Fuling (or $993,103.61 in 2014) because it has been certified as a high technology company and thus enjoys a preferable rate. Great Plastics pays EIT tax at the standard 25% rate (or $72,414.8 in 2014). If Taizhou Fuling’s favorable EIT rate were to be terminated or Taizhou Fuling were to fail to qualify to receive this rate, it would be subject to taxation at the standard EIT rate of 25% for enterprise income taxes, unless we were otherwise to qualify for a decreased tax rate.

Any gain or loss recognized by you generally will be treated as United States source gain or loss. However, if we are treated as a PRC resident enterprise for PRC tax purposes and PRC tax were imposed on any gain, and if you are eligible for the benefits of the tax treaty between the United States and PRC, you may elect to treat such gain as PRC source gain under such treaty and, accordingly, you may be able to credit the PRC tax against your United States federal income tax liability.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not a party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

United States Federal Income Taxation

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

•	banks;
•	financial institutions;
•	insurance companies;
•	regulated investment companies;
•	real estate investment trusts;
•	broker-dealers;
•	traders that elect to mark-to-market;
•	U.S. expatriates;
•	tax-exempt entities;
•	persons liable for alternative minimum tax;
•	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;
•	persons that actually or constructively own 10% or more of our voting shares;
•	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as consideration; or
•	persons holding our Ordinary Shares through partnerships or other pass-through entities.

Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. Federal tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Capital Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will be eligible for (a) reduced tax rates of 0% (for individuals in the 10% or 15% tax brackets), (b) higher tax rates of 20% (for individuals in the 39.6% tax bracket) or (c) 15% for all other individuals. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company

Based on our current and anticipated operations and the composition of our assets, we do not expect to be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for our current taxable year ending December 31, 2015. Our actual PFIC status for the current taxable year ending December 31, 2015 will not be determinable until the close of such taxable year and, accordingly, there is no guarantee that we will not be a PFIC for the current taxable year. Because PFIC status is a factual determination for each taxable year which cannot be made until the close of the taxable year. A non-U.S. corporation is considered a PFIC for any taxable year if either:

•	at least 75% of its gross income is passive income; or
•	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change from no to yes. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares, our PFIC status will depend in large part on the market price of our Ordinary Shares. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. However, if we cease to be a PFIC, you may avoid some of the adverse effects of the PFIC regime by making a “deemed sale” election with respect to the Ordinary Shares.

If we are a PFIC for any taxable year during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;
•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and
•	the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the Ordinary Shares, you will include in income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of your taxable year over your adjusted basis in such Ordinary Shares. You are allowed a deduction for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the Ordinary Shares, as well as to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 28%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders.

Under the Hiring Incentives to Restore Employment Act of 2010, certain United States Holders are required to report information relating to ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold ordinary shares. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Enforceability of Civil Liabilities

We are incorporated under the laws of the Cayman Islands with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Most of our assets are located outside the United States. In addition, most of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Our First Amended and Restated Articles of Association only honor judgments about security claims duly entered in the Delaware court of the United States.

We have appointed C T Corporation System (The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801) as our agent to receive service of process with respect to any action brought against us in the courts of the State of Delaware under the federal securities laws of the United States or under the securities laws of the State of Delaware.

Jingtian & Gongcheng Attorneys at Law, our counsel as to Chinese law, has advised us that there is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (2) be competent to hear original actions brought in each respective jurisdiction, against us or such persons predicated upon the securities laws of the United States or any state thereof.

Jingtian & Gongcheng Attorneys at Law has advised us that the recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

We have been advised by Campbells, our counsel as to Cayman Islands law, that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, is unlikely to be enforceable in the Cayman Islands. We have also been advised by Campbells that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the Cayman Islands under the common law doctrine of obligation. A Cayman Islands court may impose civil liability on us or our directors or officers in a suit brought in the Cayman Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under Cayman Islands law.

Underwriting

We have engaged Burnham Securities Inc. and Network 1 Financial Securities, Inc., our Underwriters, to conduct this offering on a “best efforts, all or none” basis, with Burnham Securities Inc. acting as the representative of the Underwriters. The offering is being made without a firm commitment by the Underwriters, which have no obligation or commitment to purchase any of our shares. In addition, the Underwriters have conditioned closing on our attaining an approval letter for Nasdaq Capital Markets listing of our shares being sold in this offering. This means that if the full $20,000,000 offering amount is not sold, or if it is but we don’t obtain Nasdaq listing or satisfy other conditions described below, your money will be returned from the escrow account.

Once all closing conditions have been satisfied and a closing has occurred, the underwriters will have the option to sell up to an additional 600,000 Ordinary Shares for $3,000,000 of original gross proceeds in this offering, as part of its over-subscription option. None of our officers, directors or affiliates may purchase shares in this offering. The business address of Burnham Securities Inc. is 40 West 57th Street, 28th Floor, New York, NY 10019. The business address of Network 1 Financial Securities, Inc. is The Galleria, 2 Bridge Ave #241, Red Bank, NJ 07701.

Burnham Securities Inc. and Network 1 Financial Securities, Inc. are underwriters within the meaning of Section 2(a)(11) of the Securities Act and any commissions received by it and any profit realized on the sale of the securities by them while acting as principal would be deemed to be underwriting discounts or commissions under the Securities Act. The Underwriters are required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ordinary shares by the Underwriters. Under these rules and regulations, the Underwriters may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

The subscription applications may be addressed to Signature Bank at following address: 950 Third Avenue, 9th Floor, New York, NY 10017.

Unless sooner withdrawn or canceled by either us or the Underwriters, the offering will continue until the earlier of (i) a date mutually acceptable to us and our Underwriters once all 4,000,000 ordinary shares are sold at the assumed offering price of $5.00 per share or (ii) close of business on October 31, 2015, unless extended by us and the Underwriters to no later than November 30, 2015 (the “Offering Termination Date”).

In addition, the Underwriters will have an over-subscription option to sell up to an additional 15% of the offering amount, of additional ordinary shares for $3,000,000. This over-subscription option may be exercised in whole or in part through the Offering Termination Date.

The securities will be delivered to subscribers on the earlier of (i) a date mutually acceptable to us and our Underwriters once all 4,000,000 ordinary shares are sold at the assumed offering price of $5.00 per share or (ii) close of business on October 31, 2015, unless extended by us and the Underwriters to no later than November 30, 2015 (the “Offering Termination Date”).

Escrow Agent and Timing

The Underwriters and the Company have agreed in accordance with the provisions of SEC Rule 15c2-4 to cause all funds received by the Underwriters for the sale of the ordinary shares to be promptly deposited in an escrow account maintained by Signature Bank (the “Escrow Agent”) as escrow agent for the investors in the offering. The Escrow Agent will exercise signature control on the escrow account and will act based on joint instructions from our Company and the Underwriters. On the closing date for the offering, and presuming that all conditions to closing have been attained (i.e. Nasdaq Capital Markets approval and other conditions described below) proceeds in the escrow account maintained by the Escrow Agent will be delivered to our company. We will not be able to use such proceeds in China, however, until we complete certain remittance procedures in China, which may take as long as six months in the ordinary course. If we do not complete this offering before the Offering Termination Date, all amounts will be promptly returned as described below. In the event of any dispute between our Company and the Underwriters, including whether and how funds are to be reimbursed, the Escrow Agent is entitled to petition a court of competent jurisdiction to resolve any such dispute.

Investors must pay in full for all ordinary shares at the time of investment, to the Escrow Agent. Payment for the ordinary shares may be made (i) by check, bank draft or money order made payable to “Signature Bank” and delivered to the Underwriters no less than four business days before the date of closing, or (ii) by wire. The checks, bank drafts and money orders will be forwarded/returned by the Underwriters and their dealers to the Escrow Agent by 12 pm of the following business day. The Underwriters will inform prospective purchasers of the anticipated date of closing. If payment is made by check, investors should make all checks payable to the Escrow Agent.

Proceeds deposited into escrow with the Escrow Agent may not be withdrawn by investors prior to the earlier of the closing of the offering or the Offering Termination Date. If the offering is withdrawn or canceled or terminated and proceeds therefrom are not received by us on or prior to the Offering Termination Date, all proceeds will be promptly returned by the Escrow Agent without interest or deduction to the persons from which they are received (within one business day) in accordance with applicable securities laws. All such proceeds will be placed in a non-interest bearing account pending such time.

Certain Other Conditions

Pursuant to that certain underwriting agreement by and between the Underwriters and us, the obligations of the Underwriters to solicit offers to purchase the shares and of investors solicited by the Underwriters to purchase our ordinary shares are subject to approval of certain legal matters by counsel to the Underwriters. The underwriting agreement provides, among other things, that the obligation of the Underwriters to arrange for the offer and sale of the shares of our ordinary shares, on a best efforts basis, is subject to certain conditions precedent, including but not limited to (1) receipt of a listing approval letter from The Nasdaq Capital Market, (2) delivery of legal opinions and (3) delivery of auditor comfort letters. The Underwriters are under no obligation to purchase any shares of our ordinary shares for their own account. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated. As such, the Underwriters’ obligations under the underwriting agreement are also subject to various conditions which are customary in transactions of this type, including that, as of the closing of the offering, there shall not have occurred (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the publication of quotations on the Nasdaq Capital Market; (ii) a general moratorium on commercial banking activities in the State of New York or China; (iii) the engagement by the United States or China in hostilities which have resulted in the declaration of a national emergency or war if any such event would have a material adverse effect, in the Underwriters’ reasonable judgment, as to make it impracticable or inadvisable to proceed with the solicitation of offers to consummate the offering with respect to investors solicited by the Underwriters on the terms and conditions contemplated herein.

The Underwriters may, but are not obligated to, retain other selected dealers that are qualified to offer and sell the shares and that are members of the Financial Industry Regulatory Authority, Inc. The Underwriters propose to offer the shares to investors at the public offering prices less the underwriting fee and commissions set forth on the cover of this prospectus and will be paid commissions and fees at closing from the proceeds thereof.

Application for Nasdaq Capital Markets Listing

We have applied to have our ordinary shares (including any over-subscription shares sold, if any) approved for listing/quotation on the Nasdaq Capital Market under the symbol “FORK.” We will not consummate and close this offering without a listing approval letter from the Nasdaq Capital Market. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of shares in this best efforts offering sufficient to satisfy applicable listing criteria, our ordinary shares will in fact be listed.

If the application is approved, trading of our ordinary shares on the Nasdaq Capital Market will begin within five days following the closing of this offering. If our ordinary shares are listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

In order to list, the Nasdaq Capital Market requires that, among other criteria, at least 1,000,000 publicly-held shares of our ordinary shares be outstanding, the shares be held in the aggregate by at least 300 round lot holders, the market value of the publicly-held shares of our ordinary shares be at least $15.0 million, our stockholders’ equity after giving effect to the sale of our shares in this offering be at least $4.0 million, the bid price per share of our ordinary shares be $4.00 or more, and there be at least three registered and active market makers for our ordinary shares. If the application is approved, trading of our shares on the Nasdaq Capital Market will begin within five days after the date of initial issuance of the ordinary shares.

Discounts, Commissions and Expense Reimbursement

We will pay the Underwriters and their dealers up to 6.8% in cash for all dollar amounts invested in the offering. Upon our engagement of Underwriters, we paid them an advisory fee of $50,000 in connection with advisory services relating to our Nasdaq listing process with an additional $25,000 due upon Nasdaq application filing.

The following table summarizes the compensation and estimated expenses we will pay if the over-subscription option is not exercised:

	Per Share	Total
Assumed public offering price	$5.00	$20,000,000
Underwriting fee and commissions (up to 6.8%)	$0.34	$1,360,000
Proceeds, before expenses, to us	$4.66	$18,640,000

The following table summarizes the compensation and estimated expenses we will pay if the over-subscription option is exercised in full:

	Per Share	Total
Assumed public offering price	$5.00	$23,000,000
Underwriting fee and commissions (up to 6.8%)	$0.34	$1,564,000
Proceeds, before expenses, to us	$4.66	$21,436,000

We have agreed to pay or reimburse the Underwriters for certain of its accountable expenses relating to the offering in a maximum amount of $60,000 for such expenses. These expenses include all actual fees and expenses incurred by the Underwriters in connection with basic preliminary due diligence costs including any background checks it deems necessary, in an amount not exceeding $25,000 in the aggregate, and up to $30,000 of the Underwriters’ actual accountable “road show” and travel expenses as well as printing and up to $5,000 for closing memorabilia for the offering. In addition, we have agreed to reimburse the fees and expenses of the Underwriters’ legal counsel in an amount not to exceed $50,000.00, plus up to $5,000 of accountable out of pocket expenses. We estimate that our share of the total expenses of this offering, excluding underwriting fee and reimbursement of expenses described above, will be approximately $985,000 (see, “Expenses Related to This Offering” below).

The advisory services relating to Nasdaq application and listing for which the Underwriters were compensated, include, without limitation, advise on board and board committee structure and composition, capitalization structure, review and assistance with the initial Nasdaq listing application and responding to comments relating to the same, as well as advise on corporate structure and ongoing covenants that relate enable qualifying for listing with the Nasdaq.

Underwriters’ Warrants

As additional compensation to the Underwriters, upon consummation of this offering, we will issue to the Underwriters or their designees warrants to purchase an aggregate number of shares of our ordinary shares equal to 3% of the number of shares of ordinary shares issued in this offering (the “Underwriters’ Warrants”). The Underwriters’ Warrants will be exercisable at 125% of the initial public offering price in this offering. The Underwriters’ Warrant and the underlying shares of ordinary shares will not be exercised, sold, transferred, assigned, or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Underwriters’ Warrants by any person for a period of

180 days from the effective date of the registration statement for this offering in accordance with FINRA Rule 5110. The Underwriters’ Warrants expire on the fifth anniversary of the effective date of the registration statement for this offering. Ordinary shares underlying the Underwriters’ Warrants will be subject to piggyback registration rights, but neither the Underwriters’ Warrants nor the underlying ordinary shares are registered in this offering.

A prospectus in electronic format may be made available on the websites maintained by the Underwriters, or selling group members, if any, participating in the offering. The Underwriters may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the Underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

Foreign Regulatory Restrictions on Purchase of our Shares

We have not taken any action to permit a public offering of our shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our shares and the distribution of this prospectus outside the United States.

Other Trading Matters

We have agreed that we will not: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of our company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our company; (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of our company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our company; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of our company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of our company or such other securities, in cash or otherwise, in each case without the prior consent of the Underwriters for a period of 180 days after the date of this prospectus, other than (A) the shares of our ordinary shares to be sold hereunder, (B) the issuance by us of shares of our ordinary shares upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date of this offering, hereafter issued pursuant to our currently existing or hereafter adopted equity compensation plans or employment or consulting agreements or arrangements of which the Underwriters have been advised in writing or which have been filed with the Commission or (C) the issuance by us of stock options or shares of capital stock of our company under any currently existing or hereafter adopted equity compensation plan or employment/consulting agreements or arrangements of our company.

Lock-Up Agreements

Our directors and executive officers and shareholders who currently hold more than five percent (5%) of our outstanding shares will enter into lock-up agreements with the Underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, for a period of twelve (12) months after the date of this prospectus, may not, without the prior written consent of the Underwriters, (i) sell, offer to sell, contract or agree to sell, hypothecate, assign, transfer, pledge, grant any option to purchase or otherwise dispose of, or announce the intention to otherwise dispose of, directly or indirectly, any shares of our ordinary shares (including, without limitation, ordinary shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act, as the same may be amended or supplemented from time to time (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for shares of our ordinary shares, or any warrants or other rights to purchase, the foregoing (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for shares of our ordinary shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in any short selling of the our ordinary shares or securities convertible into or exercisable or exchangeable for shares of our ordinary shares, or (iv) publicly announce an intention to effect any transaction specified in clause (i) or (ii) above.

The restrictions described in the immediately preceding paragraph are subject to certain exceptions as more fully described in the lock-up agreements. In addition, any potential transfers or acquisitions by the above persons shall be reported to the Company for disclosure on Form 6-K.

Ms. Guilan Jiang, Ms. Sujuan Zhu, Mr. Qian Hu, Mr. Xinzhong Wang and Mr. Jinxue Jiang will enter into lock-up agreements with the Underwriters prior to the commencement of this offering: For more details of their share ownership, see “Principal Shareholders.”

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

Market and Pricing Considerations

Prior to this offering, there has been no public market for our ordinary shares. The initial public offering price will be determined by negotiations between us and the Underwriters. In determining the initial public offering price, we and the Underwriters expect to consider a number of factors including:

•	the information set forth in this prospectus and otherwise available to the Underwriters;
•	our prospects and the history and prospects for the industry in which we compete;
•	an assessment of our management;
•	our prospects for future earnings;
•	the general condition of the securities markets at the time of this offering;
•	the recent market prices of, and demand for, publicly traded ordinary shares of generally comparable companies; and
•	other factors deemed relevant by the Underwriters and us.

Neither we nor the Underwriters can assure investors that an active trading market will develop for shares of our ordinary shares, or that the shares will trade in the public market at or above the initial public offering price.

Discretionary Shares

The Underwriters will not sell any shares in this offering to accounts over which it exercises discretionary authority, without first receiving written consent from those accounts.

Price Stabilization, Short Positions and Penalty Bids

In order to facilitate the offering of the ordinary shares, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the ordinary shares. In order to facilitate the offering, the Underwriters may, but are not required to, bid for, and purchase, ordinary shares in the open market to stabilize the price of the ordinary shares. These activities may raise or maintain the market price of the ordinary shares above independent market levels or prevent or retard a decline in the market price of the ordinary shares. The Underwriters are not required to engage in these activities, and may end any of these activities at any time. We and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the Underwriters or selling group members, if any, participating in this offering and the Underwriters may distribute prospectuses electronically. The Underwriters may agree to allocate a number of ordinary shares to selling group members for sale to their online brokerage account holders. The ordinary shares to be sold pursuant to Internet distributions will be allocated on the same basis as other allocations. The allocation decisions will be made jointly by the Underwriters, but securities will be received by Network 1 Financial Securities, Inc. and delivered by them to investors electronically via DWAC. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the Underwriters, and should not be relied upon by investors.

Passive Market Making

In connection with this offering, the Underwriters may engage in passive market making transactions in our ordinary shares on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The Underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our company. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Expenses Relating to this Offering

Set forth below is an itemization of the total expenses, excluding underwriting fee and commissions and underwriting expenses, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$2,316
Nasdaq Capital Market Listing Fee	75,000
FINRA Filing Fee	6,538
Legal Fees and Expenses	480,000	*
Accounting Fees and Expenses	250,000	*
Printing and Engraving Expenses	115,700	*
Miscellaneous Expenses	55,446	*
Total Expenses	$985,000	*

*	Estimated

In addition to the underwriting expenses (estimated at $115,000) and above expenses (estimated at $985,000), we will pay our Underwriters and their dealers an aggregate underwriting fee equal to between $1,360,000 and $1,564,000 (up to 6.8% of the aggregate offering), depending on whether and to the extent the over-subscription option is exercised.

Legal Matters

Kaufman & Canoles is acting as counsel to our company regarding U.S. securities law matters. The validity of the Ordinary Shares offered hereby will be passed upon for us by Campbells. CKR Law is acting as counsel to the Underwriters. Certain legal matters as to PRC law will be passed upon for us by Jingtian & Gongcheng Attorneys at Law. Kaufman & Canoles, P.C. may rely upon Jingtian & Gongcheng Attorneys at Law with respect to matters governed by PRC law and Campbells with respect to matters governed by Cayman Islands law.

The current address of Kaufman & Canoles, P.C. is Two James Center, 14th Floor, 1021 E. Cary St., Richmond, Virginia 23219. The current address of Campbells is Floor 4, Willow House, Cricket Square, PO Box 884, Grand Cayman KY1-1103, Cayman Islands. The current address of CKR Law is 1330 Avenue of the Americas, 35th Floor, New York, NY 10019. The current address of Jingtian & Gongcheng Attorneys at Law is 34/F, Tower 3, China Central Place, 77 Jianguo Road, Beijing 100025, China.

Experts

Friedman LLP, an independent registered public accounting firm, has audited our consolidated financial statements for each of the years ended December 31, 2014 and 2013. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Friedman LLP’s report, given on their authority as experts in accounting and auditing.

The current address of Friedman LLP is 1700 Broadway, New York, New York 10019.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the ordinary shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal Underwriter, voting trustee, director, officer, or employee.

Disclosure of Commission Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the Ordinary Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Ordinary Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We currently do not file periodic reports with the SEC. Upon closing of our initial public offering, we will be required to file periodic reports (including an annual report on Form 20-F, which we will be required to file within 120 days from the end of each fiscal year), and other information with the SEC pursuant to the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

FULING GLOBAL INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

FULING GLOBAL INC. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of Fuling Global Inc.

We have audited the accompanying consolidated balance sheets of Fuling Global Inc. and subsidiaries (the “Company”) as of December 31, 2014 and 2013, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2014. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

/s/ Friedman LLP

New York, New York

February 27, 2015, except for Notes 1 and 7, as to which the date is June 18, 2015 and Notes 2, 13 and 14, as to which the date is July 27, 2015.

FULING GLOBAL INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

	December 31, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$1,399,714	$2,698,795
Restricted cash	3,700,886	4,979,464
Accounts receivable, net	13,018,702	8,900,308
Advance to supplier, net	739,002	518,380
Inventories, net	14,935,076	12,238,252
Prepaid expenses and other current assets	906,705	1,104,959
Total Current Assets	34,700,085	30,440,158
Property, plant and equipment, net	20,517,240	17,657,710
Intangible assets, net	1,650,037	1,694,915
Other non-current assets	356,425	653,724
Deferred tax assets	—	156,514
Total Assets	$57,223,787	$50,603,021
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short term borrowings	$19,524,207	$20,083,554
Bank notes payable	3,244,333	3,284,289
Advances from customers	695,873	435,413
Accounts payable	14,194,154	12,517,693
Accrued and other liabilities	1,316,921	793,831
Taxes payable	560,253	433,865
Loan from third parties	195,249	196,272
Due to related parties	38,273	222,094
Total Current Liabilities	39,769,263	37,967,011
Total Liabilities	39,769,263	37,967,011
Commitments and contingencies
Shareholders’ Equity
Common stock: $0.001 par value, 70,000,000 shares authorized, 11,666,667 shares issued and outstanding as of December 31, 2014 and 2013	11,667	11,667
Additional paid in capital	11,108,133	3,578,133
Statutory reserve	1,862,365	1,108,393
Retained earnings	3,147,151	6,689,803
Accumulated other comprehensive income	1,094,617	1,259,398
Total Fuling Global Inc’s equity	17,223,933	12,647,394
Noncontrolling interest	230,591	(11,384)
Total Shareholders’ Equity	17,454,524	12,636,010
Total Liabilities and Shareholders’ Equity	$57,223,787	$50,603,021

The accompanying notes are an integral part of these consolidated financial statements

FULING GLOBAL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME AND OTHER COMPREHENSIVE INCOME

	For the Years Ended December 31,
	2014	2013
Revenues	$83,181,113	$69,536,115
Cost of goods sold	54,503,221	48,302,618
Gross Profit	28,677,892	21,233,497
Operating Expenses
Selling expenses	12,665,181	11,047,758
General and administrative expenses	3,879,615	3,211,766
Research and development expenses	2,484,566	2,128,923
Total operating expenses	19,029,362	16,388,447
Income from Operations	9,648,530	4,845,050
Other Income (Expense):
Interest income	41,448	218,087
Interest expense	(1,197,986)	(865,147)
Subsidy income	597,122	852,935
Loss of debt gurantee for a third party	—	(1,029,645)
Other income, net	7,827	16,704
Total other income (expense), net	(551,589)	(807,066)
Income Before Income Taxes	9,096,941	4,037,984
Provision for Income Taxes	1,368,798	587,481
Net Income	$7,728,143	$3,450,503
Less: net income (loss) attributable to noncontrolling interest	241,975	(1,861)
Net income attributable to Fuling Global Inc.	7,486,168	3,452,364
Other Comprehensive Income
Foreign currency translation gain (loss)	(164,781)	431,424
Comprehensive Income	$7,321,387	$3,883,788
Earning per share
Basic and diluted	$0.64	$0.30
Weighted average number of shares
Basic and diluted	11,666,667	11,666,667
Cash dividends per share
Basic and diluted	$0.88	$—

The accompanying notes are an integral part of these consolidated financial statements

FULING GLOBAL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	Common Stock		Additional Paid in Capital	Staturory Reserve	Retained Earnings	Accumulated Other Comprehensive Income	Noncontrolling Interest	Total Equity
	Shares	Amount
Balance at January 1, 2013	11,666,667	$11,667	$3,578,133	$770,615	$3,575,217	$827,974	$(9,523)	$8,754,083
Net income	—	—	—	—	3,452,364	—	(1,861)	3,450,503
Appropriations to statutory reserve	—	—	—	337,778	(337,778)	—	—	—
Foreign currency translation gain	—	—	—	—	—	431,424	—	431,424
Balance at December 31, 2013	11,666,667	$11,667	$3,578,133	$1,108,393	$6,689,803	$1,259,398	$(11,384)	$12,636,010
Capital contribution	—	—	7,530,000	—	—	—	—	7,530,000
Net income	—	—	—	—	7,486,168	—	241,975	7,728,143
Appropriations to statutory reserve	—	—	—	753,972	(753,972)	—	—	—
Dividend declared and paid	—	—	—	—	(10,274,848)	—	—	(10,274,848)
Foreign currency translation loss	—	—	—	—	—	(164,781)	—	(164,781)
Balance at December 31, 2014	11,666,667	$11,667	$11,108,133	$1,862,365	$3,147,151	$1,094,617	$230,591	$17,454,524

The accompanying notes are an integral part of these consolidated financial statements

FULING GLOBAL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Years Ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,728,143	$3,450,503
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax expense (benefit)	155,705	(154,447)
Depreciation and amortization	1,707,496	1,347,359
Bad debt provisions	33,252	30,048
Gain on disposal of fixed assets	37,466	—
Changes in operating assets:
Accounts receivable	(4,378,994)	2,306,682
Advances to suppliers	30,592	1,243,138
Inventories	(2,733,597)	(1,957,419)
Other assets	(255,284)	(204,314)
Changes in operating liabilities:
Accounts payable	1,728,498	(29,141)
Advance from customers	262,743	(23,940)
Taxes payable	605,132	(95,876)
Accrued and Other liabilities	468,916	319,413
Net cash provided by operating activities	5,390,068	6,232,006
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(4,734,094)	(8,529,311)
Proceeds from disposal of property and equipment	73,508	—
Net cash used in investing activities	(4,660,586)	(8,529,311)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short-term borrowings	39,549,931	39,672,392
Repayments of short-term borrowings	(40,004,616)	(34,102,380)
Repayments of long-term borrowings	—	(1,024,624)
Proceeds from bank notes payable	3,244,492	3,240,916
Repayments of bank notes payable	(3,267,330)	(1,944,224)
Proceeds from third party borrowing	—	32,280
Repayments of loans from related parties	(183,621)	(844,230)
Change of restricted cash	1,252,684	(954,898)
Capital contribution	7,530,000	—
Dividends paid to shareholders	(10,274,848)	—
Net cash provided by (used in) financing activities	(2,153,308)	4,075,232
EFFECT OF EXCHANGE RATE CHANGES ON CASH	124,745	134,087
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,299,081)	1,912,014
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	2,698,795	786,781
CASH AND CASH EQUIVALENTS, ENDING OF YEAR	$1,399,714	$2,698,795
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest paid	$833,401	$854,946
Income tax paid	$1,065,518	$388,730

The accompanying notes are an integral part of these consolidated financial statements

FULING GLOBAL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND DESCRIPTION OF BUSINESS

Fuling Global Inc. (“Fuling Global”) is a Cayman Island corporation established on January 19, 2015.

Total Faith Holdings Limited (“Total Faith”) is a wholly-owned subsidiary of Fuling Global formed in accordance with laws and regulations of the British Virgin Islands in April, 2004.

Fuling Global and its subsidiary Total Faith are holding companies whose only asset, held through a subsidiary, is 100% of the registered capital of Taizhou Fuling Plastics Co., Ltd. (“Taizhou Fuling”), as well as 49% ownership of Domo Industry Inc. (“Domo”).

Taizhou Fuling was established in October 1992 under the laws of the People’s Republic of China (“China” or “PRC”) with initial capital of $0.51 million. After several registered capital increases and capital contributions, the registered capital of Taizhou Fuling was increased to $11.11 million in May 2014.

Taizhou Fuling has three wholly-owned subsidiaries, Zhejiang Great Plastics Technology Co., Ltd. (“Great Plastics”), Fuling Plastics USA Inc. (“Old Fuling USA”), and Direct Link USA LLC (“Direct Link”).

Great Plastics was incorporated in China in March 2010 and principally engaged in the production of straw items. Fuling USA and Direct Link were both incorporated in the State of New York in August 2009 and December 2011, respectively and serve as import trading companies of Taizhou Fuling in the United States.

Domo is a U.S. company established in the State of New York in October 2007. Total Faith owns 49% of its equity interest. However, Total Faith holds 2 out of 3 seats and has a majority of the voting rights on the board of directors. The Board of Directors of Domo is the controlling decision-making body with respect to Domo instead of the equity holders. The number of seats in the Board empowers Total Faith the ability to control Domo’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholders’ approval. In addition, Domo’s equity at risk is not sufficient to permit it to carry on its activities without additional subordinated financial support from Total Faith and Domo is highly relying on the financial support from the Company. Total Faith is obligated to absorb a majority of the risk of loss from Domo’s activities and to receive majority of Domo’s residual returns. Based on these facts, Total Faith has gained effective control over Domo and Domo is considered a Variable Interest Entity (“VIE”) under Accounting Standards Codification (“ASC”) 810-10-05-08A. Accordingly, Total Faith consolidates Domo’s operating results, assets and liabilities.

Fuling Global, Total Faith, Taizhou Fuling and Taizhou Fuling’s subsidiaries and its VIE (herein collectively referred to as the “Company”) are engaged in the production and distribution of environmentally friendly plastic serviceware in the People’s Republic of China (“PRC” or “China”), Europe and United States (“U.S.”). Products exported to the U.S. and Europe are primarily sold to major fast food restaurant chains and wholesalers.

In May 2014, Fuling Plastic USA, Inc. (“Fuling USA”) was incorporated in the Commonwealth of Pennsylvania as a wholly-owned subsidiary of Taizhou Fuling. Fuling USA is establishing the Company’s first production factory in the U.S. and will principally engage in the production of plastic cutlery and straw items.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

Fuling Global, Total Faith, Taizhou Fuling and Taizhou Fuling’s subsidiaries, were effectively controlled by the same majority shareholders of Fuling Global. Therefore, Fuling Global, Total Faith, Taizhou Fuling and Taizhou Fuling’s subsidiaries are all considered under common control. For accounting purposes, the above mentioned entities are consolidated in a manner similar to a recapitalization. The consolidation of Taizhou Fuling and its subsidiaries into Fuling Global has been accounted for at historical cost and prepared on the

FULING GLOBAL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

basis as if the aforementioned reorganization had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

The Company’s consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The consolidated financial statements include the financial statements of Fuling Global, Total Faith, Taizhou Fuling and its subsidiaries and VIE. All significant intercompany balances and transactions have been eliminated in consolidation.

In accordance with accounting standards regarding consolidation of variable interest entities, VIEs are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes.

The Company has concluded that Domo is a VIE, based on the facts that Total Faith has a majority of voting rights on the board of directors and is obligated to absorb a majority of the risk of loss from Domo’s economic performance. Based on our evaluation of the VIE, we are the primary beneficiary of its risks and rewards; therefore, we consolidate Domo for financial reporting purposes.

The following table sets forth the assets, liabilities, results of operations and changes in cash and cash equivalents of the VIE, which was included in the Company’s consolidated balance sheets, statements of comprehensive income and cash flows:

	December 31, 2014	December 31, 2013
Current assets	$3,792,029	$2,838,826
Non-current assets	—	—
Total assets	3,792,029	2,838,826
Third-party liabilities	(919,942)	(2,861,145)
Intercompany payables*	(2,410,087)	—
Total liabilities	(3,330,029)	(2,861,145)
Net assets	$462,000	$(22,319)

*	Payables to Taizhou Fuling and Great Plastics are eliminated upon consolidation.

	For the years ended
	December 31, 2014	December 31, 2013
Revenue	$8,186,525	$8,275,555
Net income (loss)	$474,461	$(3,649)

	For the years ended
	December 31, 2014	December 31, 2013
Net cash provided by operating activities	$(2,511,222)	$19,542
Net cash used in financing activities*	$2,410,087	$—
Net increase in cash and cash equivalents	$(101,135)	$19,542

*	Intercompany financing activities are eliminated upon consolidations.

FULING GLOBAL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

The Company has the power to direct activities of the VIE and can have assets transferred freely out of the VIE without restrictions. Therefore, the Company considers that there is no asset of VIE that can only be used to settle obligations of the respective VIE. The creditors of the VIE’s third-party liabilities did not have recourse to the general credit of the primary beneficiary in normal course of business.

Non-controlling interests

Non-controlling interests result from the consolidation of 49% owned subsidiary Domo.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the financial statements.

Significant estimates required to be made by management include, but are not limited to, the valuation of accounts receivable, inventories, advances to suppliers, useful lives of property, plant and equipment, intangible assets, and the recoverability of long-lived assets. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investment instruments with an original maturity of three months or less from the date of purchase to be cash equivalents.

Restricted Cash

Restricted cash consists of cash equivalents used as collateral to secure short-term bank notes payable and bank borrowings. The Company is required to keep certain amounts on deposit that are subject to withdrawal restrictions. Upon the maturity of the bank acceptance notes and bank borrowings, the Company is required to deposit the remainder to the escrow account to settle the bank notes payable and bank borrowings. The notes payable and bank borrowings are generally short term in nature due to their short maturity period of three months to one year; thus, restricted cash is classified as a current asset.

As of December 31, 2014 and 2013, the Company had restricted cash of $3,700,886 and $4,979,464, of which $1,241,458 and $1,994,657 was related to the bank borrowings with various banks in China (see Note 7), $1,086,438 and $1,447,163 was related to the bank acceptance notes payable (see Note 8), and $1,261,732 and $1,416,024 was related to the letters of credit. The remaining $110,869 and $121,620 was related to other miscellaneous deposits made in bank, respectively.

Accounts Receivable

Accounts receivable are recognized and carried at original invoiced amount less an estimated allowance for uncollectible accounts. The Company usually grants credit to customers with good credit standing with a maximum of 90 days and determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trends. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of income and comprehensive income. Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

FULING GLOBAL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Inventories

Inventories are stated at the lower of cost or market value. Costs include the cost of raw materials, freight, direct labor and related production overhead. The cost of inventories is calculated using the weighted average method. Any excess of the cost over the net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories.

Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products.

Property, Plant and Equipment

Property and equipment are stated at cost. The straight-line depreciation method is used to compute depreciation over the estimated useful lives of the assets, as follows:

Items	Useful life
Property and buildings	10 – 20 years
Machinery equipment	3 – 10 years
Transportation vehicles	4 – 10 years
Office equipment and furniture	3 – 5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the statement of income in other income and expenses.

Intangible Assets

Intangible assets consist primarily of land use rights, trademark and patents. Under the PRC law, all land in the PRC is owned by the government and cannot be sold to an individual or company. The government grants individuals and companies the right to use parcels of land for specified periods of time. These land use rights are sometimes referred to informally as “ownership.” Land use rights are stated at cost less accumulated amortization. Intangible assets are amortized using the straight-line method with the following estimated useful lives:

Items	Useful life
Land use rights	50 years
Trademark	10 years
Patents	7 – 10 years

Impairment of Long-lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value. There were no impairments of these assets as of December 31, 2014 and 2013.

Revenue Recognition

Revenue from product sales is recognized, net of estimated provisions for sales allowances, when the merchandise is shipped and title is transferred. Revenue is recognized when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists (sales agreements and customer purchase orders

FULING GLOBAL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

are used to determine the existence of an arrangement); (ii) delivery of goods has occurred and risks and benefits of ownership have been transferred, which is when the goods are received by the customer at its designated location in accordance with the sales terms; (iii) the sales price is both fixed and determinable, and (iv) collectability is reasonably assured. Historically, sales returns have been minimal.

Income Taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company does not believe that there was any uncertain tax position at December 31, 2014 and 2013.

To the extent applicable, the Company records interest and penalties as a general and administrative expense. The statute of limitations for the Company’s U.S. federal income tax returns and certain state income tax returns subject to examination by tax authorities for three years from the date of filing. As of December 31, 2014, the tax years ended December 31, 2009 through December 31, 2014 for the Company’s PRC subsidiaries remain open for statutory examination by PRC tax authorities.

Value added tax (“VAT”)

Sales revenue represents the invoiced value of goods, net of VAT. The VAT is based on gross sales price and VAT rates range up to 17%, depending on the type of products sold. The VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing or acquiring its finished products. The Company recorded a VAT payable net of payments in the accompanying financial statements. Further, when exporting goods, the exporter is entitled to some or all of the refund of the VAT paid or assess. Since a majority of the Company’s products are exported to the U.S. and Europe, the Company is eligible for VAT refunds when the Company completes all the required tax filing procedures.

All of the VAT returns of the Company have been and remain subject to examination by the tax authorities for five years from the date of filing.

Foreign Currency Translation

The Company’s principal country of operations is the PRC. The financial position and results of its operations are determined using RMB, the local currency, as the functional currency. Our financial statements are reported using U.S. Dollars. The results of operations and the statement of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of

FULING GLOBAL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

accumulated other comprehensive income included in statement of changes in equity. Gains and losses from foreign currency transactions are included in the consolidated statement of income and comprehensive income.

The value of RMB against US$ and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of US$ reporting. The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	December 31, 2014	December 31, 2013
Year-end spot rate	US$1=RMB 6.1460	US$1=RMB 6.1140
Average rate	US$1=RMB 6.1457	US$1=RMB 6.1958

Fair Value of Financial Instruments

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•	Level 1 — Quoted prices in active markets for identical assets and liabilities.
•	Level 2 — Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Company considers the recorded value of its financial assets and liabilities, which consist primarily of cash and cash equivalents, restricted cash, accounts receivable, advance to vendors, accounts payable, accrued expenses, advances from customers, notes payable to approximate the fair value of the respective assets and liabilities at December 31, 2014 and 2013 based upon the short-term nature of the assets and liabilities.

The Company believes that the carrying amount of the short-term borrowings approximates fair value at December 31, 2014 and 2013 based on the terms of the borrowings and current market rates as the rate is reflective of the current market rate.

Concentrations and Credit Risk

A majority of the Company’s expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

As of December 31, 2014 and 2013, $4,604,884 and $7,315,405 of the Company’s cash and cash equivalents and restricted cash was on deposit at financial institutions in the PRC where there currently is no rule or regulation requiring such financial institutions to maintain insurance to cover bank deposits in the event of bank failure.

FULING GLOBAL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Substantially all of the Company’s sales are made to customers that are located primarily in the USA and Europe. The Company’s operating results could be adversely affected by the government policy on exporting business, foreign exchange rate fluctuation, and local market condition change. The Company has a concentration of its revenues and receivables with specific customers. For the year ended December 31, 2014, no customer accounted for more than 10% of total revenue. For the year ended December 31, 2013, revenue from two customers accounted for 13% and 12% of the Company’s net revenue. As of December 31, 2014, two customers’ account receivable accounted for 15% and 13% of the total outstanding accounts receivable balance. One major customer’s account receivable accounted for 15% of the total account receivable balance as of December 31, 2013.

For the year ended December 31, 2014, the Company purchased approximately 15% and 10% of its raw materials from two major suppliers. Advanced payments to two major suppliers accounted for 48% and 11% of the total advance payments outstanding as of December 31, 2014. For the year ended December 31, 2013, one major suppliers supplied 13% of the Company’s purchase and advanced payments to three suppliers accounted for 24%, 22% and 16% of the total advance payments outstanding as of December 31, 2013, respectively.

A loss of either of these customers or suppliers could adversely affect the operating results or cash flows of the Company.

Risks and Uncertainties

The major operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, this may not be indicative of future results.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers: Topic 606. This update affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets, unless those contracts are within the scope of other standards. The guidance in this update supersedes the revenue recognition requirements in Topic 605, Revenue Recognition and most industry-specific guidance. The core principle of the guidance is that an entity should recognize revenue to illustrate the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new guidance also includes a cohesive set of disclosure requirements that will provide users of financial statements with comprehensive information about the nature, amount, timing, and uncertainty of revenue and cash flows arising from a reporting organization’s contracts with customers. This ASU is effective retrospectively for fiscal years, and interim periods within those years beginning after December 15, 2016 for public companies and 2017 for non-public entities. Management is evaluating the effect, if any, on the Company’s financial position and results of operations.

FULING GLOBAL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of the following:

	December 31, 2014	December 31, 2013
Trade accounts receivable	$13,085,704	$8,945,320
Less: allowances for doubtful accounts	(67,002)	(45,012)
Accounts receivable, net	$13,018,702	$8,900,308

NOTE 4 — INVENTORY, NET

Inventories consisted of the following:

	As of December 31, 2014	As of December 31, 2013
Raw materials	$1,479,313	$3.761.843
Work-in-progress	998,769	577,686
Finished goods	12,553,796	7.989.466
Inventory valuation allowance	(96,802)	(90,743)
Total inventory	$14,935,076	$12,238,252

NOTE 5 — PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consisted of the following:

	As of December 31, 2014	As of December 31, 2013
Property and Buildings	$7,805,988	$7,054,677
Machinery and equipment	16,969,456	14,522,193
Automobiles	894,173	898,858
Office and electric equipment	684,899	577,595
Subtotal	26,354,516	23,053,323
Construction in progress	891,206	179,916
Less: accumulated depreciation	(6,728,482)	(5,575,529)
Property and equipment, net	$20,517,240	$17,657,710

Depreciation expense was $1,671,451 and $1,308,841 for the years ended December 31, 2014 and 2013, respectively.

Construction in progress represents costs of construction incurred for the Company’s new plant and equipment. The construction is expected to be completed and put in use in 2015. Pursuant to the factory decoration agreement of Fuling USA, approximately $0.9 million is to be paid before the completion of the construction. As of the date of this report, approximately $0.3 million has been paid.

FULING GLOBAL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — INTANGIBLE ASSETS, NET

Intangible assets, net consisted of the following:

	December 31, 2014	December 31, 2013
Land use rights	$1,873,842	$1,883,661
Trademark	7,517	7,556
Patents	5,350	5,378
Total	1,886,709	1,896,595
Less: accumulated amortization	(236,672)	(201,680)
Intangible assets, net	$1,650,037	$1,694,915

Amortization expense was $36,045 and $38,515 for the years ended December 31, 2014 and 2013, respectively.

Estimated future amortization expense for intangible assets is as follows:

Years ending December 31,	Amortization expense
2015	$38,827
2016	38,827
2017	38,709
2018	38,587
2019	37,808
Thereafter	1,457,279
$1,650,037

NOTE 7 — SHORT-TERM BORROWINGS

Short-term borrowings represent amounts due to various banks and other companies normally due within one year. The principal of the borrowings are due at maturity. Accrued interest is due either monthly or quarterly.

Short-term borrowings consisted of the following:

	December 31, 2014	December 31, 2013
Agricultural Bank of China (“ABC”)(1)	$1,220,306	$490,680
China Construction Bank (“CCB”)(2)	1,301,660	1,308,480
China Merchants Bank (“CMB”)(3)	2,423,560	1,635,600
PingAn Bank (“PAB”)(4)	2,440,610	2,453,400
China Guangfa Bank (“CGB”)(5)	—	1,316,404
China Citic Bank (“CITIC”)(6)	4,507,514	5,056,893
Industrial and Commercial Bank of China (“ICBC”)(7)	3,585,835	3,657,093
Shanghai Pudong Development Bank (“SPDB”)(8)	1,971,302	2,792,185
Bank of China (“BOC”)(9)	2,073,420	718,578
Others	—	654,241
Total	$19,524,207	$20,083,554

(1)	In May and July 2014, Great Plastics entered into two short-term bank loan agreements with ABC for twelve and six months, respectively. The loans bear a variable interest rate based on the prevailing interest rate set by the People’s Bank of China at the time of borrowing, plus 10 basis points. The

FULING GLOBAL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — SHORT-TERM BORROWINGS  – (continued)

effective rate is 6.60% per annum. The loan is guaranteed by the assets of a third party guaranty company and a shareholder of the Company.

In May 2013, Great Plastics entered into a short-term bank loan agreement with ABC for one year. The loan bears a variable interest rate based on the prevailing interest rate set by the People’s Bank of China at the time of borrowing, plus 10 basis points. The effective rate is 6.6% per annum. The loan is guaranteed by the assets of Great Plastics.

(2)	In July 2014 and 2013, Taizhou Fuling entered into short-term bank loan agreements with CCB for 8 million RMB. The term of these loans are one year with a fixed interest of 6.3% and 7.32% per annum, respectively. These loans are guaranteed by the Company’s principal shareholders. In addition, the Company has pledged land use right, properties and machinery equipment of Taizhou Fuling as collateral for the loans outstanding as of December 31, 2014 and 2013.
(3)	In August 2013 and March 2014, Taizhou Fuling entered into short-term bank borrowing agreements for 10 million RMB with CMB for five months and one year, respectively. The loans bear a variable interest rate based on the prevailing interest rate set by the People’s Bank of China at the time borrowing, plus 10 basis points. The effective rate is 6.6% per annum. The loans are guaranteed by Zhejiang Special Plastics Technology Co., Ltd. (“Special Plastics”), an affiliated company owned by the shareholders of the Company, and its shareholders.

In December 2014, Taizhou Fuling entered into a short term bank borrowing agreement for $800,000 for five months. The effective rate of the loan is 4.12% per annum. The loan is guaranteed by Special Plastics and its shareholders.

(4)	In March and September 2014, Great Plastics entered into series of short-term bank borrowing agreements with PAB for six months to one year, total amounted to $2,440,610. These loans bear a variable interest rate based on the prevailing interest rate set by the People’s Bank of China at the time of borrowing, plus 25 basis points. The effective rate is from 7.0% to 7.1% per annum. These loans are guaranteed by the assets of Taizhou Fuling.

In September 2013, Great Plastics entered into two short-term bank borrowing agreements with PAB for one year. The loans bear a variable interest rate based on the prevailing interest rate set by the People’s Bank of China at the time of borrowing, plus 20 basis points. The effective rate is 7.1% and 7.2% per annum, respectively. The loans are guaranteed by the assets of Taizhou Fuling.

(5)	In October 2013, Taizhou Fuling entered into a one-year line of credit agreement with CGB. Pursuant to the agreement, CGB extended a line of credit of approximately $2.5 million (RMB 15 million) to Taizhou Fuling. The line of credit bears a variable interest rate based on the prevailing interest rate set by the People’s Bank of China at the time of borrowing, plus 10 to 60 basis points. In November and December 2013, Taizhou Fuling borrowed two short-term loans against the line of credit with an effective rate is 4.4% and 7.8% per annum, respectively. The credit line is guaranteed by Special Plastics, its shareholders and third party individuals.
(6)	During the year of 2014 and 2013, Taizhou Fuling and Great Plastics, entered into a series of short-term bank borrowing agreements with CITIC. The terms of the loan are four to twelve months. The loans outstanding as of December 31, 2013 had fixed interest rates ranging from 2.4% to 6.9% per annum. For loans outstanding as of December 31, 2014, the interest rate is equal 3 months of LIBOR. These loans are guaranteed by the principal shareholder of Taizhou Fuling. In addition, $0 and $1,994,657 cash was deposited in the bank as security deposit for the outstanding loans as of December 31, 2014 and 2013, respectively.
(7)	During 2014 and 2013, Taizhou Fuling entered into a series of short-term bank borrowing agreements with ICBC. The terms of the loans are five months to one year, with fixed interest rates ranging from 1.8% to 6.16% per annum. These loans are guaranteed by the shareholders of Special Plastics, its shareholders and third party individuals. In addition, the Company has pledged the land use right and properties as collateral.

FULING GLOBAL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — SHORT-TERM BORROWINGS  – (continued)

(8)	During 2014 and 2013, Taizhou Fuling entered into a series of short-term bank borrowing agreements with SPDB. The terms of the loans are three months to six months, with fixed interest rates equal to 4.5% to 5.5% per annum in excess of LIBOR. These loans are guaranteed by Special Plastics and its shareholders.
(9)	During the year, Taizhou Fuling and Great Plastics entered into a series of short-term bank borrowing agreements and other financing agreements with BOC. The terms of the loans are two to twelve months, with fixed interest rates equal to 2.5% to 4.1% per annum in excess of LIBOR. These loans are guaranteed by Great Plastics and its shareholders. In addition, $1,241,458 and $0 cash was deposited in the bank as security deposit for the outstanding loans and other financing instruments as of December 31, 2014 and 2013, respectively.

As of December 31, 2014 and 2013, land use rights for $1,445,812 and $429,013, properties and buildings of $4,735,191 and $743,529, and equipment of $6,604,076 and $2,348,937 were pledged for the bank loans, respectively.

NOTE 8 — BANK NOTES PAYABLE

Short-term bank notes payable are lines of credit extended by banks that can be endorsed and assigned to vendors as payments for purchases. The notes payable are generally payable within six months. These short-term notes payable are guaranteed by the bank for their full face values. In addition, the banks usually require the Company to deposit a certain amount of cash (usually range from 30% to 100% of the face value of the notes) at the bank as a guarantee deposit, which is classified on the balance sheet as restricted cash.

The Company had the following bank notes payable as of December 31, 2014:

December 31, 2014
ICBC, due various dates from January 23, 2015 to April 15, 2015(1)	$2,678,648
BOC, due various dates from January 25, 2015 to June 26, 2015(1)	565,685
Total	$3,244,333

The Company had the following bank notes payable as of December 31, 2013:

December 31, 2013
ICBC, due various dates from March 1, 2014 to June 25, 2014(1)	$2,424,729
Taizhou Bank, due on February 9, 2014(2)	61,826
BOC, due various dates from February 7, 2014 to June 27, 2014(1)	279,633
PAB, due on April 10, 2014 and May 19, 2014(2)	518,101
Total	$3,284,289

(1)	The bank notes have been renewed upon maturity.
(2)	The bank notes have been paid in full upon maturity.

As of December 31, 2014 and 2013, $1,086,437 and $1,447,163 cash deposits were held by banks as a guarantee for the notes payable, respectively. In addition, as of December 31, 2014 and 2013, notes payable totaling $3,244,333 and $2,766,172 were secured by the personal properties of the Company’s principal shareholders and third party individuals, respectively.

FULING GLOBAL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — INCOME TAXES

The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled.

Fuling Global and Total Faith are both offshore holding companies and are not subject to tax on income or capital gains under the laws of the Cayman Islands and British Virgin Islands, respectively.

Taizhou Fuling and Great Plastics are incorporated in the PRC and are subject to PRC income tax, which is computed according to the relevant laws and regulations in the PRC. Under the Corporate Income Tax Law of the People’s Republic of China, corporate income tax rate applicable to all companies, including both domestic and foreign-invested companies, is 25%. However, Taizhou Fuling is recognized as a High-technology Company by Chinese government and subject to a favorable income tax rate of 15%.

Domo, Fuling USA and Direct link are incorporated in the United States and subject to the U.S. federal and state income tax.

The following table reconciles the statutory rates to the Company’s effective tax rate:

	December 31, 2014	December 31, 2013
U.S. Statutory rates	34.0%	34.0%
Foreign income not recognized in the U.S.	(33.7)	(31.1)
China income tax rate	25.0	25.0
Effect of favorable income tax rate in certain entity in PRC	(8.7)	(8.5)
R&D tax credit(1)	(2.0)	(5.2)
Non-deductible expenses-permanent difference(2)	0.4	0.3
Effective tax rate	15.0%	14.5%

(1)	According to PRC tax regulation, 150% of current year R&D expense approved by local tax authority could be deducted from tax income.
(2)	It represents expenses incurred by the Company that were not deductible for PRC income tax.

NOTE 10 — COMMITMENTS AND CONTINGENCIES

The Company’s subsidiary Fuling USA leases manufacturing facilities under operating leases. Operating lease expense amounted to $340,640 and $0 for the years ended December 31, 2014 and 2013.

Future minimum lease payments under non-cancelable operating leases are as follows:

Years ending December 31,
2015	$384,728
2016	394,388
2017	404,296
2018	414,399
2019	424,701
Thereafter	2,004,579
Total	$4,027,091

FULING GLOBAL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — RELATED PARTY TRANSACTIONS

The Company rents office space from one of their related parties. For the years ended December 31, 2014 and 2013, the total rent expense was $94,225 and $53,985, respectively.

During the normal course of business, the Company, from time to time, temporarily borrows money from its principal shareholders or affiliated companies controlled by its major shareholder to finance its working capital as needed. The amounts are usually unsecured, non-interest bearing and due on demand. As of December 31, 2014 and 2013, the balance due to shareholders was $38,273 and $222,094, respectively.

NOTE 12 — EQUITY

Statutory reserve

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors.

The Company made appropriations of $753,972 and $337,778 in 2014 and 2013, respectively. As of December 31, 2014 and 2013, the balance of statutory reserve was $1,862,365 and $1,108,393, respectively.

Dividend

On May 5, 2014, the board of directors of the Company declared a dividend of $10,274,848. All dividends have been paid as of December 31, 2014.

NOTE 13 — SEGMENT REPORTING

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different products. Based on management’s assessment, the Company has determined that it has only one operating segments as defined by ASC 280.

The following table presents revenue by major products for the years ended December 31, 2014 and 2013, respectively.

	For the years ended
	December 31, 2014	December 31, 2013
Cutlery	$45,210,869	$38,827,889
Straws	13,054,589	9,557,235
Cups and plates	22,699,966	18,817,504
Others	2,215,689	2,333,487
Total	$83,181,113	$69,536,115

FULING GLOBAL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 — SEGMENT REPORTING  – (continued)

The following table presents revenue by geographic areas for the years ended December 31, 2014 and 2013, respectively.

	For the years ended
	December 31, 2014	December 31, 2013
Revenue from United States	$76,930,240	$64,828,120
Revenue from Hong Kong and Mainland China	122,040	102,180
Revenue from other foreign countries	6,128,833	4,605,815
Total	$83,181,113	$69,536,115

Long-lived assets of $21,632,497 and $891,205 were located in China and the United States as of December 31, 2014. All long-lived assets were located in China as of December 31, 2013.

NOTE 14 — SUBSEQUENT EVENTS

On January 9, 2015, one of the Company’s shareholders transferred her 49% ownership of Domo to Total Faith. On February 19, 2015, this shareholder transferred her interest in Total Faith, which is 100% of the equity of Total Faith, to FGI.

On January 29, 2015, the Company acquired a land use right of approximately $0.26 million (RMB 1,600,000) from the local government. The payment was made in full for the purchase of the land use right.

At the end of June 2015, the Company repaid approximately $19.9 million bank loans and $3.2 million notes payables which were due in 2015. The Company also borrowed approximately $25.3 million bank loans as well as approximately $2.4 million notes payable from various banks in China. All the loans and notes are short term in nature and guaranteed by Special Plastics, its shareholders and third party individuals.

These consolidated financial statements were approved by management and available for issuance on July 27, 2015. The Company evaluated subsequent events through the date these consolidated financial statements were issued.

FULING GLOBAL INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

FULING GLOBAL INC. AND SUBSIDIARIES

Consolidated Financial Statements (unaudited)

Unaudited Condensed Consolidated Balance Sheets	F-24
Unaudited Condensed Consolidated Statements of Income and Comprehensive Income	F-25
Unaudited Condensed Consolidated Statements of Changes in Equity	F-26
Unaudited Condensed Consolidated Statements of Cash Flows	F-27
Notes to Unaudited Condensed Consolidated Financial Statements	F-28 – F-41

FULING GLOBAL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	June 30, 2015	December 31, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$1,648,689	$1,399,714
Restricted cash	3,521,321	3,700,886
Accounts receivable, net	15,395,509	13,018,702
Advance to supplier, net	2,596,915	739,002
Inventories, net	14,649,414	14,935,076
Prepaid expenses and other current assets	371,615	906,705
Total Current Assets	38,183,463	34,700,085
Property, plant and equipment, net	21,141,707	20,517,240
Intangible assets, net	1,910,056	1,650,037
Other non-current assets	976,798	356,425
Total Assets	$62,212,024	$57,223,787
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short term borrowings	$25,103,480	$19,524,207
Bank notes payable	2,405,164	3,244,333
Advances from customers	680,446	695,873
Accounts payable	10,490,288	14,194,154
Accrued and other liabilities	1,094,501	1,316,921
Taxes payable	624,902	560,253
Loan from third parties	—	195,249
Due to related parties	44,253	38,273
Total Current Liabilities	40,443,034	39,769,263
Total Liabilities	40,443,034	39,769,263
Commitments and contingencies
Shareholders’ Equity
Common stock: $0.001 par value, 70,000,000 shares authorized, 11,666,667 shares issued and outstanding as of December 31, 2014 and 2013	11,667	11,667
Additional paid in capital	11,108,133	11,108,133
Statutory reserve	2,269,804	1,862,365
Retained earnings	6,967,942	3,147,151
Accumulated other comprehensive income	1,095,415	1,094,617
Total Fuling Global Inc.’s equity	21,452,961	17,223,933
Noncontrolling interest	316,029	230,591
Total Shareholders’ Equity	21,768,990	17,454,524
Total Liabilities and Shareholders’ Equity	$62,212,024	$57,223,787

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FULING GLOBAL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF INCOME
AND OTHER COMPREHENSIVE INCOME
(UNAUDITED)

	For the six months ended June 30,
	2015	2014
Revenues	$45,745,355	$37,914,732
Cost of goods sold	29,673,102	25,340,144
Gross Profit	16,072,253	12,574,588
Operating Expenses
Selling expenses	7,142,736	5,432,744
General and administrative expenses	2,678,139	1,531,417
Research and development expenses	932,879	1,120,335
Total operating expenses	10,753,754	8,084,496
Income from Operations	5,318,499	4,490,092
Other Income (Expense):
Interest income	18,961	16,109
Interest expense	(637,904)	(605,038)
Subsidy income	154,422	173,334
Other income, net	204,758	57,409
Total other income (expense), net	(259,763)	(358,186)
Income Before Income Taxes	5,058,736	4,131,906
Provision for Income Taxes	745,068	559,040
Net Income	$4,313,668	$3,572,866
Less: net income attributable to noncontrolling interest	85,438	224,211
Net income attributable to Fuling Global Inc.	4,228,230	3,348,655
Other Comprehensive Income
Foreign currency translation gain (loss)	798	(235,730)
Comprehensive Income	$4,229,028	$3,112,925
Earning per share
Basic and diluted	$0.36	$0.29
Weighted average number of shares
Basic and diluted	11,666,667	11,666,667
Cash dividends per share
Basic and diluted	$—	$0.88

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FULING GLOBAL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014
(UNAUDITED)

	Common Stock		Additional Paid in Capital	Staturory Reserve	Retained Earnings	Accumulated Other Comprehensive Income	Noncontrolling Interest	Total Equity
	Shares	Amount
Balance at December 31, 2013	11,666,667	$11,667	$3,578,133	$1,108,393	$6,689,803	$1,259,398	$(11,384)	$12,636,010
Capital contribution	—	—	3,875,280					3,875,280
Net income	—	—			3,348,655		224,211	3,572,866
Appropriations to statutory reserve	—	—		292,511	(292,511)			—
Dividend declared and paid	—	—			(10,285,915)			(10,285,915)
Foreign currency translation loss	—	—				(235,730)		(235,730)
Balance at June 30, 2014	11,666,667	$11,667	$7,453,413	$1,400,904	$(539,968)	$1,023,668	$212,827	$9,562,511
Balance at December 31, 2014	11,666,667	$11,667	$11,108,133	$1,862,365	$3,147,151	$1,094,617	$230,591	$17,454,524
Net income					4,228,230		85,438	4,313,668
Appropriations to statutory reserve				407,439	(407,439)			—
Dividend declared and paid								—
Foreign currency translation loss						798		798
Balance at June 30, 2015	11,666,667	$11,667	$11,108,133	$2,269,804	$6,967,942	$1,095,415	$316,029	$21,768,990

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FULING GLOBAL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

	For the six months ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,313,668	$3,572,866
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax expense (benefit)	—	155,802
Depreciation and amortization	1,087,103	462,741
Bad debt provisions	143,640	(5,675)
Changes in operating assets:
Accounts receivable	(2,471,504)	3,625,241
Advances to suppliers	(1,848,517)	305,473
Inventories	314,621	(1,771,591)
Other assets	285,213	(1,355,301)
Changes in operating liabilities:
Accounts payable	(3,762,267)	(4,956,548)
Advance from customers	(19,503)	108,428
Taxes payable	271,689	592,491
Accrued and other liabilities	(228,284)	4,284,560
Net cash (used in) provided by operating activities	(1,914,141)	5,018,487
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,302,879)	(1,235,891)
Advance payments on equipment purchase	(844,033)	(96,232)
Purchase of intangible assets	(269,044)	(36,270)
Net cash used in investing activities	(2,415,956)	(1,368,393)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short-term borrowings	25,428,552	19,204,826
Repayments of short-term borrowings	(19,982,971)	(18,350,272)
Proceeds from bank notes payable	2,398,646	4,256,644
Repayments of bank notes payable	(3,255,244)	(3,269,351)
Proceeds from third party borrowing	(195,906)	(195,379)
Repayments of loans from related parties	5,747	(221,919)
Change of restricted cash	201,554	811,137
Capital contribution	—	3,875,280
Dividends paid to shareholders	—	(10,310,366)
Net cash provided by (used in) financing activities	4,600,378	(4,199,400)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(21,306)	2,898
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	248,975	(546,408)
CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD	1,399,714	2,698,795
CASH AND CASH EQUIVALENTS, ENDING OF THE PERIOD	$1,648,689	$2,152,387
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest paid	$422,851	$386,298
Income tax paid	$686,959	$506,677
Non-cash investing activities:
Transfer from construction in progress to fixed assets	$1,069,664	$—
Transfer from advance payments to fixed assets	$270,580	$327,179

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FULING GLOBAL INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND DESCRIPTION OF BUSINESS

Fuling Global Inc. (“Fuling Global”) is a Cayman Island corporation established on January 19, 2015.

Total Faith Holdings Limited (“Total Faith”) is a wholly-owned subsidiary of Fuling Global formed in accordance with laws and regulations of the British Virgin Islands in April, 2004.

Fuling Global and its subsidiary Total Faith are holding companies whose only asset, held through a subsidiary, is 100% of the registered capital of Taizhou Fuling Plastics Co., Ltd. (“Taizhou Fuling”), as well as 49% ownership of Domo Industry Inc. (“Domo”).

Taizhou Fuling was established in October 1992 under the laws of the People’s Republic of China (“China” or “PRC”) with initial capital of $0.51 million. After several registered capital increases and capital contributions, the registered capital of Taizhou Fuling was increased to $11.11 million in May 2014.

Taizhou Fuling has three wholly-owned subsidiaries, Zhejiang Great Plastics Technology Co., Ltd. (“Great Plastics”), Direct Link USA LLC (“Direct Link”) and Fuling Plastic USA, Inc. (“Fuling USA”).

Great Plastics was incorporated in China in March 2010 and principally engaged in the production of straw items. Direct Link was incorporated in the State of New York in December 2011 and serve as an import trading company of Taizhou Fuling in the United States (“U.S.”). Fuling USA was incorporated in the Commonwealth of Pennsylvania in May 2014, as a wholly-owned subsidiary of Taizhou Fuling. Fuling USA is establishing the Company’s first production factory in the U.S. and will principally engage in the production of plastic cutlery and straw items. Prior to the incorporation of Fuling USA, Taizhou Fuling wholly owned another subsidiary incorporated in 2009 in the State of New York, named Fuling Plastics USA Inc. (“Old Fuling USA”). Old Fuling USA served as one of the trading entities of Taizhou Fuling in the U.S. until early 2014 and its business was discontinued and transferred over to the new Fuling USA when we decided to set up the new factory in Allentown, Pennsylvania. Old Fuling USA was dissolved on April 8, 2015.

Domo is a U.S. company established in the State of New York in October 2007. Total Faith owns 49% of its equity interest. However, Total Faith holds 2 out of 3 seats and has a majority of the voting rights on the board of directors. The Board of Directors of Domo is the controlling decision-making body with respect to Domo instead of the equity holders. The number of seats in the Board empowers Total Faith the ability to control Domo’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholders’ approval. In addition, Domo’s equity at risk is not sufficient to permit it to carry on its activities without additional subordinated financial support from Total Faith and Domo is highly relying on the financial support from the Company. Total Faith is obligated to absorb a majority of the risk of loss from Domo’s activities and to receive majority of Domo’s residual returns. Based on these facts, Total Faith has gained effective control over Domo and Domo is considered a Variable Interest Entity (“VIE”) under Accounting Standards Codification (“ASC”) 810-10-05-08A. Accordingly, Total Faith consolidates Domo’s operating results, assets and liabilities.

Fuling Global, Total Faith and its VIE, Taizhou Fuling and Taizhou Fuling’s subsidiaries (herein collectively referred to as the “Company”) are engaged in the production and distribution of environmentally friendly plastic serviceware in the People’s Republic of China (“PRC” or “China”), Europe and U.S.. Products exported to the U.S. and Europe are primarily sold to major fast food restaurant chains and wholesalers.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

Fuling Global, Total Faith, Taizhou Fuling and Taizhou Fuling’s subsidiaries, were effectively controlled by the same majority shareholders of Fuling Global. Therefore, Fuling Global, Total Faith, Taizhou Fuling and Taizhou Fuling’s subsidiaries are all considered under common control. For accounting purposes, the above mentioned entities are consolidated in a manner similar to a recapitalization. The consolidation of Taizhou Fuling and its subsidiaries into Fuling Global has been accounted for at historical cost and prepared on the

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

basis as if the aforementioned reorganization had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

The Company’s unaudited condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The consolidated financial statements include the financial statements of Fuling Global, Total Faith, Taizhou Fuling and its subsidiaries and VIE. All significant intercompany balances and transactions have been eliminated in consolidation.

In accordance with accounting standards regarding consolidation of variable interest entities, VIEs are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes.

The Company has concluded that Domo is a VIE, based on the facts that Total Faith has a majority of voting rights on the board of directors and is obligated to absorb a majority of the risk of loss from Domo’s economic performance. Based on our evaluation of the VIE, we are the primary beneficiary of its risks and rewards; therefore, we consolidate Domo for financial reporting purposes.

The following table sets forth the assets, liabilities, results of operations and changes in cash and cash equivalents of the VIE, which was included in the Company’s consolidated balance sheets, statements of comprehensive income and cash flows:

	June 30, 2015	December 31, 2014
Current assets	$3,926,313	$3,792,029
Non-current assets	—	—
Total assets	3,926,313	3,792,029
Third-party liabilities	(648,401)	(919,942)
Intercompany payables*	(2,660,332)	(2,410,087)
Total liabilities	(3,308,733)	(3,330,029)
Net assets	$617,580	$462,000

*	Payables to Taizhou Fuling and Great Plastics are eliminated upon consolidation.

	For the six months ended
	June 30, 2015	June 30, 2014
Revenue	$3,684,552	$4,163,779
Net income	$167,526	$439,629

	For the six months ended
	June 30, 2015	June 30, 2014
Net cash used in operating activities	$(1,035,779)	$(254,884)
Net cash provided by financing activities*	$1,094,410	$250,245
Net increase (decrease) in cash and cash equivalents	$58,631	$(4,639)

*	Intercompany financing activities are eliminated upon consolidation.

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

The Company has the power to direct activities of the VIE and can have assets transferred freely out of the VIE without restrictions. Therefore, the Company considers that there is no asset of VIE that can only be used to settle obligations of the respective VIE. The creditors of the VIE’s third-party liabilities did not have recourse to the general credit of the primary beneficiary in normal course of business.

Non-controlling interests

Non-controlling interests result from the consolidation of 49% owned subsidiary Domo.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the financial statements.

Significant estimates required to be made by management include, but are not limited to, the valuation of accounts receivable, inventories, advances to suppliers, useful lives of property, plant and equipment, intangible assets, and the recoverability of long-lived assets. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investment instruments with an original maturity of three months or less from the date of purchase to be cash equivalents.

Restricted Cash

Restricted cash consists of cash equivalents used as collateral to secure short-term bank notes payable and bank borrowings. The Company is required to keep certain amounts on deposit that are subject to withdrawal restrictions. Upon the maturity of the bank acceptance notes and bank borrowings, the Company is required to deposit the remainder to the escrow account to settle the bank notes payable and bank borrowings. The notes payable and bank borrowings are generally short term in nature due to their short maturity period of three months to one year; thus, restricted cash is classified as a current asset.

As of June 30, 2015 and December 31, 2014, the Company had restricted cash of $3,521,321 and $3,700,886, respectively, of which $1,125,589 and $1,241,458, respectively was related to the bank borrowings with a bank in China (see Note 7), $1,589,082 and $1,086,438, respectively, was related to the bank acceptance notes payable (see Note 8), and $694,715 and $1,261,732, respectively, was related to the letters of credit (see Note 10). The remaining $111,935 and $111,258, respectively, was related to other miscellaneous deposits made in bank, respectively.

Accounts Receivable

Accounts receivable are recognized and carried at original invoiced amount less an estimated allowance for uncollectible accounts. The Company usually grants credit to customers with good credit standing with a maximum of 90 days and determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trends. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of income and comprehensive income. Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Inventories

Inventories are stated at the lower of cost or market value. Costs include the cost of raw materials, freight, direct labor and related production overhead. The cost of inventories is calculated using the weighted average method. Any excess of the cost over the net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories.

Net realizable value is the estimated selling price in the normal course of business less any costs to complete and sell products.

Property, Plant and Equipment

Property and equipment are stated at cost. The straight-line depreciation method is used to compute depreciation over the estimated useful lives of the assets, as follows:

Items	Useful life
Property and buildings	10 – 20 years
Machinery equipment	3 – 10 years
Transportation vehicles	4 – 10 years
Office equipment and furniture	3 – 5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the statement of income in other income and expenses.

Intangible Assets

Intangible assets consist primarily of land use rights, trademark and patents. Under the PRC law, all land in the PRC is owned by the government and cannot be sold to an individual or company. The government grants individuals and companies the right to use parcels of land for specified periods of time. These land use rights are sometimes referred to informally as “ownership.” Land use rights are stated at cost less accumulated amortization. Intangible assets are amortized using the straight-line method with the following estimated useful lives:

Items	Useful life
Land use rights	50 years
Trademark	10 years
Patents	7 – 10 years

Impairment of Long-lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value. There were no impairments of these assets as of June 30, 2015 and December 31, 2014.

Revenue Recognition

Revenue from product sales is recognized, net of estimated provisions for sales allowances, when the merchandise is shipped and title is transferred. Revenue is recognized when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists (sales agreements and customer purchase orders

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

are used to determine the existence of an arrangement); (ii) delivery of goods has occurred and risks and benefits of ownership have been transferred, which is when the goods are received by the customer at its designated location in accordance with the sales terms; (iii) the sales price is both fixed and determinable, and (iv) collectability is reasonably assured. Historically, sales returns have been minimal.

Income Taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company does not believe that there was any uncertain tax position at June 30, 2015 and December 31, 2014.

To the extent applicable, the Company records interest and penalties as a general and administrative expense. The statute of limitations for the Company’s U.S. federal income tax returns and certain state income tax returns subject to examination by tax authorities for three years from the date of filing. As of June 30, 2015, the tax years ended December 31, 2009 through December 31, 2014 for the Company’s PRC subsidiaries remain open for statutory examination by PRC tax authorities.

Value added tax (“VAT”)

Sales revenue represents the invoiced value of goods, net of VAT. The VAT is based on gross sales price and VAT rates range up to 17%, depending on the type of products sold. The VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing or acquiring its finished products. The Company recorded a VAT payable net of payments in the accompanying financial statements. Further, when exporting goods, the exporter is entitled to some or all of the refund of the VAT paid or assess. Since a majority of the Company’s products are exported to the U.S. and Europe, the Company is eligible for VAT refunds when the Company completes all the required tax filing procedures.

All of the VAT returns of the Company have been and remain subject to examination by the tax authorities for five years from the date of filing.

Foreign Currency Translation

The Company’s principal country of operations is the PRC. The financial position and results of its operations are determined using RMB, the local currency, as the functional currency. Our financial statements are reported using U.S. Dollars. The results of operations and the statement of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

accumulated other comprehensive income included in statement of changes in equity. Gains and losses from foreign currency transactions are included in the consolidated statement of income and comprehensive income.

The value of RMB against US$ and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of US$ reporting. The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	June 30, 2015	December 31, 2014	June 30, 2014
Period-end spot rate	US$1=RMB 6.1088	US$1=RMB 6.1460	US$1=RMB 6.1565
Average rate	US$1=RMB 6.1254	US$1=RMB 6.1457	US$1=RMB 6.1419

Fair Value of Financial Instruments

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•	Level 1 — Quoted prices in active markets for identical assets and liabilities.
•	Level 2 — Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Company considers the recorded value of its financial assets and liabilities, which consist primarily of cash and cash equivalents, restricted cash, accounts receivable, advance to vendors, accounts payable, accrued expenses, advances from customers, notes payable to approximate the fair value of the respective assets and liabilities at June 30, 2015 and December 31, 2014 based upon the short-term nature of the assets and liabilities.

The Company believes that the carrying amount of the short-term borrowings approximates fair value at June 30, 2015 and December 31, 2014 based on the terms of the borrowings and current market rates as the rate is reflective of the current market rate.

Concentrations and Credit Risk

A majority of the Company’s expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

As of June 30, 2015 and December 31, 2014, $4,996,622 and $4,604,884 of the Company’s cash and cash equivalents and restricted cash was on deposit at financial institutions in the PRC where there currently is no rule or regulation requiring such financial institutions to maintain insurance to cover bank deposits in the event of bank failure.

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Substantially all of the Company’s sales are made to customers that are located primarily in the USA and Europe. The Company’s operating results could be adversely affected by the government policy on exporting business, foreign exchange rate fluctuation, and local market condition change. The Company has a concentration of its revenues and receivables with specific customers. For the six months ended June 30, 2015, two customers accounted for 13.8% and 10.9% of total revenue. For the six months ended June 30, 2014, revenue from two customers accounted for 14.2% and 10.7% of the Company’s net revenue. As of June 30, 2015, one customers’ account receivable accounted for 27% of the total outstanding accounts receivable balance. As of December 31, 2014, two customers’ account receivable accounted for 15% and 13% of the total outstanding accounts receivable balance.

For the six months ended June 30, 2015, the Company purchased approximately 17% and 14% of its raw materials from two major suppliers. For the six months ended June 30, 2014, the Company purchased approximately 13%, 10% and 10% of its raw materials from three major suppliers. As of June 30, 2015, advanced payments to three major suppliers accounted for 35%, 30% and 19% of the total advance payments outstanding. As of December 31, 2014, advanced payments to two major suppliers accounted for 48% and 11% of the total advance payments outstanding.

A loss of either of these customers or suppliers could adversely affect the operating results or cash flows of the Company.

Risks and Uncertainties

The major operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, this may not be indicative of future results.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers: Topic 606. This update affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets, unless those contracts are within the scope of other standards. The guidance in this update supersedes the revenue recognition requirements in Topic 605, Revenue Recognition and most industry-specific guidance. The core principle of the guidance is that an entity should recognize revenue to illustrate the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new guidance also includes a cohesive set of disclosure requirements that will provide users of financial statements with comprehensive information about the nature, amount, timing, and uncertainty of revenue and cash flows arising from a reporting organization’s contracts with customers. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers by one year the effective date of ASU 2014-09, Revenue from Contracts with Customers. ASU 2015-14 defers the effective date of ASU 2014-09 for all entities by one year to December 15, 2017. Management is evaluating the impact, if any, of this ASU on the Company’s financial position, results of operations and cash flows.

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of the following:

	As of June 30, 2015	As of December 31, 2014
Trade accounts receivable	$15,606,949	$13,085,704
Less: allowances for doubtful accounts	(211,440)	(67,002)
Accounts receivable, net	$15,395,509	$13,018,702

NOTE 4 — INVENTORY, NET

Inventories consisted of the following:

	As of June 30, 2015	As of December 31, 2014
Raw materials	$2,046,790	$1,479,313
Work-in-progress	1,140,375	998,769
Finished goods	11,556,896	12,553,796
Inventory valuation allowance	(94,647)	(96,802)
Total inventory	$14,649,414	$14,935,076

NOTE 5 — PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consisted of the following:

	As of June 30, 2015	As of December 31, 2014
Property and Buildings	$9,029,034	$7,805,988
Machinery and equipment	18,199,505	16,969,456
Automobiles	952,777	894,173
Office and electric equipment	800,078	684,899
Subtotal	28,981,394	26,354,516
Construction in progress	—	891,206
Less: accumulated depreciation	(7,839,687)	(6,728,482)
Property and equipment, net	$21,141,707	$20,517,240

Depreciation expense was $1,067,353 and $444,707 for the six months ended June 30, 2015 and 2014, respectively.

NOTE 6 — INTANGIBLE ASSETS, NET

Intangible assets, net consisted of the following:

	As of June 30, 2015	As of December 31, 2014
Land use rights	$2,155,028	$1,873,842
Trademark	7,563	7,517
Patents	5,382	5,350
Total	2,167,973	1,886,709
Less: accumulated amortization	(257,917)	(236,672)
Intangible assets, net	$1,910,056	$1,650,037

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — INTANGIBLE ASSETS, NET  – (continued)

Amortization expense was $19,750 and $18,034 for the six months ended June 30, 2015 and 2014, respectively.

Estimated future amortization expense for intangible assets is as follows:

Years ending June 30,	Amortization expense
2016	$44,459
2017	44,440
2018	44,246
2019	43,819
2020	43,434
Thereafter	1,689,658
$1,910,056

NOTE 7 — SHORT-TERM BORROWINGS

Short-term borrowings represent amounts due to various banks and other companies normally due within one year. The principal of the borrowings are due at maturity. Accrued interest is due either monthly or quarterly.

Short-term borrowings consisted of the following:

	As of June 30, 2015	As of December 31, 2014
Agricultural Bank of China (“ABC”)(1)	$1,227,737	$1,220,306
China Construction Bank (“CCB”)(2)	2,510,529	1,301,660
China Merchants Bank (“CMB”)(3)	2,557,706	2,423,560
PingAn Bank (“PAB”)(4)	2,455,474	2,440,610
China Citic Bank (“CITIC”)(5)	3,314,160	4,507,514
Industrial and Commercial Bank of China (“ICBC”)(6)	4,697,222	3,585,835
Shanghai Pudong Development Bank (“SPDB”)(7)	1,200,943	1,971,302
Bank of China (“BOC”)(8)	7,139,709	2,073,420
Total	$25,103,480	$19,524,207

(1)	In January and May 2015, Great Plastics entered into two short-term bank loan agreements with ABC for twelve and six months, respectively. The loans bear a variable interest rate based on the prevailing interest rate set by the People’s Bank of China at the time of borrowing, plus 30 basis points. The effective rate is 6.79% and 6.31% per annum, respectively. The loans are guaranteed by the assets of Great Plastics and a shareholder of the Company.

In May and July 2014, Great Plastics entered into two short-term bank loan agreements with ABC for twelve and six months, respectively. The loans bear a variable interest rate based on the prevailing interest rate set by the People’s Bank of China at the time of borrowing, plus 10 basis points. The effective rate is 6.60% per annum. The loans were guaranteed by the assets of a third party guaranty company and a shareholder of the Company.

(2)	In June 2015, Taizhou Fuling entered into series of short term bank loan agreement with CCB for $1.2 million. The term of this loan is one year with a fixed interest of 4.50% per annum. In July 2014, Taizhou Fuling entered into a short-term bank loan agreement with CCB for approximately $1.3 million (RMB 8 million). The term of this loan is one year with a fixed interest of 6.30% per annum.

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — SHORT-TERM BORROWINGS  – (continued)

These loans are guaranteed by the Company’s principal shareholders. In addition, the Company has pledged land use right, properties and machinery equipment of Taizhou Fuling as collateral for the loans outstanding as of June 30, 2015 and December 31, 2014.

(3)	In January 2015 and March 2014, Taizhou Fuling entered into short-term bank borrowing agreement for approximately $1.6 million (RMB 10 million) and $1.6 million with CMB for one year, respectively. The loan bears a variable interest rate based on the prevailing interest rate set by the People’s Bank of China at the time borrowing, plus 10 basis points. The effective rates are 6.72% and 6.60% per annum, respectively. The loans are guaranteed by Zhejiang Special Plastics Technology Co., Ltd. (“Special Plastics”), an affiliated company owned by the shareholders of the Company, and its shareholders.

In May 2015 and December 2014, Taizhou Fuling entered into a short term bank borrowing agreement for $920,000 and $800,000 for five months, respectively. The effective rates of the loans are 5.30% and 4.12% per annum. The loan of $800,000 has been repaid as of the date of the report. The loan is guaranteed by Special Plastics and its shareholders.

(4)	In March 2015, Great Plastics entered into three short-term bank borrowing agreements with PAB total amounted to $2,455,474 for six month to one year. The effective rate is 6.3%, 6.4% and 6.5% per annum, respectively. The loans are guaranteed by the assets of Taizhou Fuling.

In March and September 2014, Great Plastics entered into series of short-term bank borrowing agreements with PAB for six months to one year, total amounted to $2,440,610. These loans bear a variable interest rate based on the prevailing interest rate set by the People’s Bank of China at the time of borrowing, plus 25 basis points. The effective rate is from 7.0% to 7.1% per annum. These loans are guaranteed by the assets of Taizhou Fuling.

(5)	During the year of 2015 and 2014, Taizhou Fuling and Great Plastics, entered into a series of short-term bank borrowing agreements with CITIC. The terms of the loan are four to twelve months. The interest rate is equal to three-month of London Inter Bank Offered Rate (“LIBOR”). These loans are guaranteed by the principal shareholder of Taizhou Fuling.
(6)	During 2015 and 2014, Taizhou Fuling entered into a series of short-term bank borrowing agreements with ICBC. The terms of the loans are five months to one year, with fixed interest rates ranging from 1.36% to 6.16% per annum. These loans are guaranteed by the shareholders of Special Plastics, its shareholders and third party individuals. In addition, the Company has pledged the land use right and properties as collateral.
(7)	During 2015 and 2014, Taizhou Fuling entered into a series of short-term bank borrowing agreements with SPDB. The terms of the loans are three months to six months, with fixed interest rates equal to 4.8% to 5.0% per annum in excess of six-month LIBOR. These loans are guaranteed by Special Plastics and its shareholders.
(8)	During 2015 and 2014, Taizhou Fuling and Great Plastics entered into a series of short-term bank borrowing agreements and other financing agreements with BOC. The terms of the loans are two to twelve months, with fixed interest rates equal to 1.61% to 6.72% per annum in excess of LIBOR. These loans are guaranteed by Great Plastics and its shareholders. In addition, $1,125,589 and $1,241,458 cash was deposited in the bank as security deposit for the outstanding loans and other financing instruments as of June 30, 2015 and December 31, 2014, respectively.

As of June 30, 2015 and December 31, 2014, land use right for $1,987,212 and $1,445,812, property and buildings of $6,669,748 and $4,735,191, and equipment of $6,079,875 and $6,604,076 pledged for the bank loans, respectively.

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — BANK NOTES PAYABLE

Short-term bank notes payable are lines of credit extended by banks that can be endorsed and assigned to vendors as payments for purchases. The notes payable are generally payable within six months. These short-term notes payable are guaranteed by the bank for their full face value. In addition, the banks usually require the Company to deposit a certain amount of cash (usually range from 30% to 100% of the face value of the notes) at the bank as a guarantee deposit, which is classified on the balance sheet as restricted cash.

The Company had the following bank notes payable as of June 30, 2015:

June 30, 2015
ICBC, due various dates from July 12, 2015 to December 25, 2015(1)	$1,179,252
CCB, due on September 30, 2015	209,309
BOC, due various dates on July 27, 2015(2)	452,427
CITIC, due various September 25, 2015 to November 28, 2015	369,898
ABC, due on August 13, 2015(1)	194,278
Total	$2,405,164

The Company had the following bank notes payable as of December 31, 2014:

December 31, 2014
ICBC, due various dates from January 23, 2015 to April 15, 2015(1)	$2,678,648
BOC, due various dates from January 25, 2015 to June 26, 2015(1)	565,685
Total	$3,244,333

(1)	The bank notes have been renewed upon maturity.
(2)	The bank notes have been paid in full upon maturity.

As of June 30, 2015 and December 31, 2014, $1,589,082 and $1,086,438 cash deposits were held by banks as a guarantee for the notes payable, respectively. In addition, as of June 30, 2015 and December 31, 2014, notes payable totaling $349,788 and $3,244,333 were secured by the personal properties of the Company’s principal shareholders and third party individuals, respectively.

NOTE 9 — INCOME TAXES

The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled.

Fuling Global and Total Faith are both offshore holding companies and are not subject to tax on income or capital gains under the laws of the Cayman Islands and British Virgin Islands, respectively.

Taizhou Fuling and Great Plastics are incorporated in the PRC and are subject to PRC income tax, which is computed according to the relevant laws and regulations in the PRC. Under the Corporate Income Tax Law of the People’s Republic of China, corporate income tax rate applicable to all companies, including both domestic and foreign-invested companies, is 25%. However, Taizhou Fuling is recognized as a High-technology Company by Chinese government and subject to a favorable income tax rate of 15%.

Domo, Fuling USA and Direct link are incorporated in the United States and subject to the U.S. federal and state income tax.

FULING GLOBAL INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — INCOME TAXES  – (continued)

The following table reconciles the statutory rates to the Company’s effective tax rate:

	June 30, 2015	June 30, 2014
U.S. Statutory rates	34.0%	34.0%
Foreign income not recognized in the U.S.	(33.4)	(34.0)
China income tax rate	25.0	25.0
Effect of favorable income tax rate in certain entity in PRC	(8.7)	(9.8)
R&D tax credit(1)	(1.3)	(1.6)
Non-taxable permanent difference(2)	(0.9)	(0.1)
Effective tax rate	14.7%	13.5%

(1)	According to PRC tax regulation, 150% of current year R&D expense approved by local tax authority could be deducted from tax income.
(2)	It represents expenses incurred by the Company that were not deductible for PRC income tax.

NOTE 10 — COMMITMENTS AND CONTINGENCIES

Rent commitment

The Company’s subsidiary Fuling USA leases manufacturing facilities under operating leases. Operating lease expense amounted to $204,382 and $136,255 for the six months ended June 30, 2015 and 2014, respectively.

Future minimum lease payments under non-cancelable operating leases are as follows:

Twelve months ended June 30,
2016	$389,494
2017	399,306
2018	409,312
2019	419,520
2020	429,952
Thereafter	1,788,711
Total	$3,836,295

Letter of Credit

As of June 30, 2015 and December 31, 2014, the Company had $4,933,758 and $7,846,882 outstanding in trade letters of credit.

NOTE 11 — RELATED PARTY TRANSACTIONS

The Company rents office space from one of their related parties. For the six months ended June 30, 2015 and 2014, the total rent expense was $30,091 and $47,113, respectively.

During the normal course of business, the Company, from time to time, temporarily borrows money from its principal shareholders or affiliated companies controlled by its major shareholder to finance its working capital as needed. The amounts are usually unsecured, non-interest bearing and due on demand. As of June 30, 2015 and December 31, 2014, the balance due to shareholders was $44,253 and $38,273, respectively.

FULING GLOBAL INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — EQUITY

Statutory reserve

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. As of June 30, 2015 and December 31, 2014, the balance of statutory reserve was $2,269,804 and $1,862,365, respectively.

Dividend

On May 5, 2014, the board of directors of the Company declared a dividend of $10,274,848. All dividends have been paid as of December 31, 2014.

NOTE 13 — SEGMENT REPORTING

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different products. Based on management’s assessment, the Company has determined that it has only one operating segments as defined by ASC 280.

The following table presents revenue by major products for the six months ended June 30, 2015 and 2014, respectively.

	For the six months ended
	June 30, 2015	June 30, 2014
Cutlery	$27,435,098	$22,620,804
Straws	5,440,386	4,345,260
Cups and plates	11,101,998	9,797,794
Others	1,767,873	1,150,874
Total	$45,745,355	$37,914,732

The following table presents revenue by geographic areas for the years ended December 31, 2014 and 2013, respectively.

	For the six months ended
	June 30, 2015	June 30, 2014
Revenue from United States	$43,657,404	$36,016,443
Revenue from Hong Kong and Mainland China	294,849	82,998
Revenue from other foreign countries	1,793,102	1,815,291
Total	$45,745,355	$37,914,732

Long-lived assets of $21,273,684 and $1,907,945 were located in China and the United States, respectively, as of June 30, 2015. Long-lived assets of $21,632,497 and $891,205 were located in China and the United States, respectively, as of December 31, 2014.

FULING GLOBAL INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — SUBSEQUENT EVENTS

At the end of August, the Company repaid approximately $13.4 million bank loans and $1.2 million notes payable that were due in 2015. The Company also borrowed approximately $9.6 million bank loans as well as approximately $1.3 million notes payable from various bank in China. All the loans and notes are short term in nature and guaranteed by Special Plastics, its shareholders and third party individuals.

These unaudited condensed consolidated financial statements were approved by management and available for issuance on September 11, 2015. In accordance with ASC 855, the Company evaluated subsequent events through this date.

Chemical Laboratory

▲ Sanitation Indicators Test

▲ Food Serviceware Temperature Tolerance Test

▼ Precision Weighing

▲ Heavy Metal Analysis

▲ Infrared Spectroscopy Analysis

Physics Laboratory

▼ Food Serviceware Mechanical Properties Test

▲ Food Serviceware Force Analysis

▲ Food Serviceware Impact Strength Test

▲ Melting Point Test

▲ HeatDeformation And Softening Temperature Test

FULING
R & D

Our chemical, physics and microbiology laboratories feature state-of-the-art technology to research new products and materials and test our products for quality, safety and reliability.

▲ Microorganism Culture

▲ Microorganism Test

▲ Killing Germs by High Temperature and High Pressure

Microbiology Laboratory

FULING GLOBAL INC.

Our Dies and Die Making Workshop

▲ Cutlery Die Portfolio

▲ Cups and Containers Die Portfolio

**We warehouse more than 1,100 dies.
At our facilities in China,
our computer-aided die-making workshop
helps our customers quickly implement
new product designs.**

▲ Grinding Workshop

FULING GLOBAL INC.

Historical Milestones

1992

Taizhou Fuling was founded, originally to produce plastic household articles and baskets.

1995

Taizhou Fuling bought 1/6 of a demonstration table from another fair attendee in the Canton Fair, marking the company's entry into the export market.

1999

Sales exceeded $1 million for the first time.

2003

Began supplying **KFC**.

2005

Company opened its first subsidiary in the United States.

2007

Began supplying **Subway**.

2008

Began supplying **Burger King**.

2010

Began supplying **Wendy's**.

2013

Began supplying **McDonald's**. Committed to opening factory in Allentown, Pennsylvania.

2014

Project commencement ceremony for Allentown factory.

Employees
Revenues ($ million)
1000
800
600
400
200
0
100
80
60
40
20
0
1992
1995
1999
2003
2005
2010
2011
2012
2013
2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under the Memorandum and First Amended and Restated Articles of Association of the Registrant, the Registrant may indemnify its directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the Registrant and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

The Underwriting Agreement, the form of which has been filed as Exhibit 1.1 to this registration statement, also provides for indemnification of the Registrant and its officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

On April 26, 2004, Total Faith was incorporated. On May 7, 2004, each of Mr. Hu and Ms. Jiang held one share of Total Faith. On April 18, 2014, Mr. Hu transferred his one share of Total Faith to Ms. Jiang. As a result, Ms. Jiang was the only shareholder, holding two shares.

On January 19, 2015, FGI was incorporated. At the incorporation, FGI’s share structure was as follows:

	Shares	Percentage	Through Wholly Owned Corporation
Guilan Jiang	5,541,668	47.5	Silver Trillion Investments Limited
Sujuan Zhu	2,216,667	19.0	Celestial Sun Holdings Limited
Qian Hu	1,108,333	9.5	Zheng Hui Investments Limited
Xinzhong Wang	1,108,333	9.5	Charm Grow Holdings Limited
Jinxue Jiang	1,108,333	9.5	Tengyu International Limited
Yongjun Guo	408,333	3.5	Vantage Cosmo Global Limited
Top (HK) Investments and Development Company Limited	175,000	1.5	Athand Fortune Limited

Part II-1

On February 13, 2015, Vantage Cosmo Global Limited, which is wholly owned by Yongjun Guo, transferred its 233,333 shares in FGI to Sun Alliance Development Limited, which is wholly owned by Minghui Li, subject to an agreement that the shares would be returned in the event Mr. Li was unable to complete his SAFE Circular 37 registration within three months after the transfer. Because Mr. Li failed to complete such registration within three months, on August 14, 2015, the shares were returned to Vantage Cosmo Global Limited. On March 24, 2015, Athand Fortune Limited, which is wholly owned by Top (HK) Investments and Development Company Limited, transferred its 87,500 shares in FGI to Xinrong Investment Development Limited, which is wholly owned by Zhirong Hu. As a result, FGI’s share structure is as follows:

	Shares	Percentage	Through Wholly Owned Corporation
Guilan Jiang	5,541,668	47.5	Silver Trillion Investments Limited
Sujuan Zhu	2,216,667	19.0	Celestial Sun Holdings Limited
Qian Hu	1,108,333	9.5	Zheng Hui Investments Limited
Xinzhong Wang	1,108,333	9.5	Charm Grow Holdings Limited
Jinxue Jiang	1,108,333	9.5	Tengyu International Limited
Yongjun Guo	408,333	3.5	Vantage Cosmo Global Limited
Top (HK) Investments and Development Company Limited	87,500	0.75	Athand Fortune Limited
Zhirong Hu	87,500	0.75	Xinrong Investment Development Limited

On February 19, 2015, Ms. Jiang transferred her interest in Total Faith, which is 100% of the equity of Total Faith, to FGI. As a result, Total Faith became a wholly-owned subsidiary of FGI.

The above transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(2) thereof and Regulation S promulgated thereunder as a transaction by the Registrant not involving any public offering, in which the Registrant and all of such purchasers were non-residents of the United States and all such transactions took place abroad without any directed selling efforts in the United States.

These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Part II-2

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits.  The following exhibits are included herein or incorporated herein by reference:

The following documents are filed as part of this registration statement:

1.1(1)	Form of Underwriting Agreement
3.1.1(2)	Articles of Association of Fuling Global Inc.
3.1.2(1)	Form of First Amended and Restated Articles of Association of Fuling Global Inc.
3.2.1(2)	Memorandum of Association of Fuling Global Inc.
3.2.2(1)	Form of First Amended and Restated Memorandum of Association of Fuling Global Inc.
4.1(2)	Specimen Ordinary Share Certificate
5.1(1)	Opinion of Campbells, Cayman Islands counsel of Fuling Global Inc., as to the validity of the Ordinary Shares
8.1(1)	Opinion of Kaufman & Canoles, P.C., counsel of Fuling Global Inc., as to tax matters
8.2(2)	Opinion of Jingtian & Gongcheng Attorneys at Law, counsel of Fuling Global Inc., as to tax matters
10.1(2)	Employment Agreement with Xinfu Hu
10.2(2)	Employment Agreement with Guilan Jiang
10.3(2)	Employment Agreement with Gilbert Lee
10.4(2)	First Amendment of Standard Industrial/Commercial Multi-Tenant Lease, by and between CAM 6690 Grant Way, LLC and Fuling Plastic USA, Inc.
10.5(2)	Translation of Factory Lease Agreement by and between Zhejiang Special Plastics Technology Co., Ltd. and Taizhou Fuling Plastics Co., Ltd.
10.6(2)	Summary Translation of State-Owned Construction Land Use Right Transfer Contract by and between Land Resources Bureau of Sanmen County of Zhejiang Province and Zhejiang Great Plastics Technology Co., Ltd.
10.7(2)	Instrument of Transfer by and between Xinfu Hu and Guilan Jiang
10.8(2)	Instrument of Transfer by and between Vantage Cosmo Global Limited and Sun Alliance Development Limited
10.9(2)	Instrument of Transfer by and between Guilan Jiang and Fuling Global Inc.
10.10(2)	Instrument of Transfer by and between Athand Fortune Limited and Xinrong Investment Development Limited
10.11(1)	Form of Subscription Agreement
10.12(1)	Amended and Restated Escrow Deposit Agreement for IPO Funds
10.13(2)	Employment Agreement and addenda with Philip Prinzi
21.1(2)	List of subsidiaries
23.1(1)	Consent of Friedman LLP
23.2(1)	Consent of Campbells, Cayman Islands counsel of Fuling Global Inc. (included in Exhibit 5.1)
23.3(2)	Consent of Jingtian & Gongcheng Attorneys at Law (included in Exhibit 8.2)
23.4(1)	Consent of Kaufman & Canoles, P.C. (included in Exhibit 8.1)
24.1(2)	Powers of attorney
99.1(2)	Form of Incentive Securities Plan

(1)	Filed herewith.
(2)	Previously filed.

Part II-3

(b) Financial Statement Schedules.  All financial statement schedules are omitted because they are not applicable or the information is included in the Registrant’s consolidated financial statements or related notes.

Item 9. Undertakings

The Registrant hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
(i)	include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)	reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)((i) and (a)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(i), (a)(ii) and (a)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(b)	that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)	to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are

Part II-4

contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
(e)	that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registration of expenses incurred or paid by a director, officer or controlling person to the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(f)	that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and.
(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(g)	that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(h)	that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(i)	to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Part II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wenling, People’s Republic of China, October 20, 2015.

FULING GLOBAL INC.

/s/ Xinfu Hu

Xinfu Hu
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Xinfu Hu Xinfu Hu	Chief Executive Officer (Principal Executive Officer)	October 20, 2015
* Guilan Jiang	Chief Operating Officer and Chair	October 20, 2015
/s/ Gilbert Lee Gilbert Lee	Chief Financial Officer (Principal Financial and Accounting Officer) and Authorized Representative in the United States	October 20, 2015
* Sujuan Zhu	Director	October 20, 2015
* Jian Cao	Director	October 20, 2015
* Hong (Simon) He	Director	October 20, 2015
* Yau On Johann Tse	Director	October 20, 2015

*	By Xinfu Hu, attorney in fact

Signature-1